As filed with the Securities and Exchange Commission on August 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	98-1591717
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1 Venture, Suite 220

Irvine, California 92618

(949) 808-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keyvan Samini

President and Chief Financial Officer

1 Venture, Suite 220

Irvine, California 92618

(949) 808-8888

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond Lee, Esq.

Laurie L. Green, Esq.

Greenberg Traurig, LLP

18565 Jamboree Road

Suite 500

Irvine, CA 92612

(949) 732-6510

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2026

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

mobix labs, inc.

5,000,000 SHARES OF CLASS A COMMON STOCK

This prospectus relates to the registration of the resale or other distribution by the selling stockholder named herein (the “Selling Stockholder”) of up to 5,000,000 shares of Class A Common Stock of Mobix Labs, Inc., par value $0.00001 per share (the “Class A Common Stock”), issuable to an investor upon the conversion of (i) 1,000 shares of Series A 10% Convertible Preferred Stock and (ii) 6,000 shares of Series A 10% Convertible Preferred Stock issuable upon the exercise of a Preferred Stock Purchase Warrant (the “August 2026 Preferred Warrant”). The 1,000 shares of Series A 10% Convertible Preferred Stock issued and the 6,000 shares of Series A 10% Convertible Preferred Stock underlying the August 2026 Preferred Warrant, including any future shares issued as a dividend on the Series A 10% Convertible Preferred Stock, are hereinafter referred to as the “Preferred Shares”.

The shares of Class A Common Stock that may be sold by the Selling Stockholder are collectively referred to in this prospectus as the “Offered Securities.” Our registration of the resale of the Offered Securities does not mean that the Selling Stockholder will offer or sell any of the Offered Securities.

We will not receive any of the proceeds from the sale by the Selling Stockholder of any of the Offered Securities. We may receive up to $6,000,000 to the extent the August 2026 Preferred Warrant is exercised. We intend to use any proceeds from the exercise of the August 2026 Preferred Warrant for working capital and general corporate purposes. We will bear all costs, expenses and fees in connection with the registration of the resale of the Offered Securities. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their respective sales of the Offered Securities.

The Offered Securities offered for resale in this prospectus represent a substantial percentage of the total outstanding shares of our Class A Common Stock as of August 24, 2026. Assuming the issuance of all of the Offered Securities being registered for resale pursuant to this prospectus to the Selling Stockholder, the Offered Securities would represent approximately 22.9% of the outstanding Class A Common Stock as of August 24, 2026. The resale of the Offered Securities, or the perception that these sales could occur, pursuant to this prospectus, could result in a significant decline in the public trading price of our Class A Common Stock. In addition to the Selling Stockholder, certain other stockholders may resell a substantial number of our securities pursuant to separate resale prospectuses. The sale of the shares offered hereby together with the sale of these additional securities, or the perception that these sales could occur, could depress the market price of our securities.

The Selling Stockholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the securities in the section titled “Plan of Distribution.”

Sales of a substantial number of shares of Class A Common Stock in the public markets, including by the Selling Stockholder, who obtained their shares at prices or values below the current market price, or the perception in the market that such sales could occur, could result in a significant decline in the public trading price of the Class A Common Stock.

You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.

The shares of Class A Common Stock are listed on Nasdaq Stock Market LLC (“Nasdaq”) and our public warrants (the “Public Warrants”) are listed on Nasdaq under the symbols “MOBX” and “MOBXW,” respectively. On August 27, 2026, the last closing price of the Class A Common Stock as reported on Nasdaq was $1.14 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Implications of being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC. See the section entitled “Risk Factors” on page 4 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2026.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to an aggregate of 5,000,000 shares of Class A Common Stock. We are not selling any shares of Class A Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Class A Common Stock offered hereby by the Selling Stockholder. We may receive up to $6,000,000 to the extent the August 2026 Preferred Warrant is exercised.

We may also file a prospectus supplement or additional post-effective amendments to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or any additional post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information.”

Neither we, nor the Selling Stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, all references to “Mobix,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Mobix Labs, Inc. and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

i

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A SMALLER REPORTING COMPANY

As a company with less than $1.235 billion in revenue during its most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	Reduced disclosure about the Company’s executive compensation arrangements;
●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
●	The Company’s election under Section 107(b) of the Jumpstart Our Business Startups Act of 2012 to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and
●	An exemption from the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 in respect of management’s assessment of the Company’s internal control over financial reporting, which requirement would otherwise apply if we ceased to qualify as a smaller reporting company under the rules of the SEC.

We may take advantage of these accommodations until the last day of the fiscal year following the fifth anniversary of the date on which it first sells common equity securities pursuant to a registration statement under the Securities Act, or such earlier time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period or (d) the last day of our fiscal year containing the fifth anniversary of the date on which we completed our initial public offering of securities.

We cannot predict whether investors will find the Common Shares less attractive because we rely upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if we no longer qualify as an emerging growth company, we would be required to divert additional management time and attention from the Company’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company’s business, financial condition and results of operations.

We expect to no longer be an “emerging growth company” effective September 30, 2026.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, as long as we are a smaller reporting company with less than $100 million in annual revenue, we are not required to obtain an attestation report on internal control over financial reporting from our independent registered public accounting firm.

We may choose to take advantage of some or all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

ii

RISK FACTORS SUMMARY

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following risks, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of the Class A Common Stock or public warrants and result in a loss of all or a portion of your investment:

Risks related to our business and industry

●	We are an early-stage company, and it remains difficult to evaluate our future prospects and the risks and challenges we may encounter.
●	We cannot predict whether we will maintain revenue growth.
●	We have incurred losses in the operation of our business and anticipate that our expenses will increase, potentially leading to continued losses from operations in the near future.
●	We cannot assure you that we will achieve or maintain profitability and there is substantial doubt about our ability to continue as a going concern.
●	We will need to raise additional capital in the future to execute our business plan to fund our operations and execute our business plan, which may not be available on terms acceptable to us, or at all. Any fundraising involving the sale and issuance of equity securities can substantially dilute existing stockholders.
●	We have entered into definitive agreements to acquire Vision Aerial, Inc., and Special Project Delivery, Inc. and such acquisitions are subject to significant uncertainty and may require additional dilutive financing.
●	Our expansion into new lines of business under our NSM Initiative, including through acquisitions, may not be successful and could strain our financial and management resources.
●	Our ability to issue shares of Class A Common Stock upon conversion of the Series A 10% Convertible Preferred Stock and exercise of the Preferred Warrants is limited by Nasdaq listing standards unless we obtain stockholder approval, and conversions of the Series A 10% Convertible Preferred Stock may be substantially dilutive.
●	The terms of our Series A Preferred Stock and outstanding convertible notes impose significant restrictions on our operations and our ability to raise capital.
●	We may be required, under certain circumstances, to redeem or repay the outstanding Series A 10% Convertible Preferred Stock and our outstanding convertible notes for cash, at a premium, and to pay additional penalties and default interest, and such obligations could adversely affect our liquidity and financial condition.
●	We may fail to successfully acquire or integrate new businesses, products, and technology.
●	If our customers are unable to achieve widespread market acceptance of their products which incorporate our products, we may not be able to generate the revenue necessary to support our business.
●	Our customers generally require our products to undergo a lengthy qualification process.
●	Markets for our mmWave wireless semiconductor products are still developing and may not develop at the speed and scale as expected.
●	If we are unable to execute our growth strategies effectively, our business may be adversely affected.
●	The markets for our semiconductor products and solutions are highly competitive.
●	Our products and solutions are subject to intense competition.
●	Our future success will depend on our ability to successfully introduce new products and solutions for our markets that meet the needs of our customers.
●	The consolidation or vertical integration of our customers may adversely affect our financial results.
●	We generate a substantial portion of our revenues from one customer and expect that we will generate revenue from a limited number of customers in the near future.
●	We generally do not obtain long-term purchase commitments.
●	Defects in our products or poor design and engineering solutions could adversely affect our business.
●	We depend on third-party offshore suppliers for many of the components and materials used in our products.
●	Inflation and unfavorable global economic conditions could adversely affect our business.
●	If we are unable to manage the growth of our operations, our performance may suffer.
●	Our failure to comply with the laws and regulations to which we are subject could have a material adverse effect on our business, prospects, financial condition and results of operations.
●	Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.
●	Our future success depends on our ability to retain key employees and to attract qualified personnel.
●	We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition.
●	Our business could suffer in the event of a security breach involving our information technology (“IT”) systems or our intellectual property or other confidential or proprietary information.
●	Instituting and defending against intellectual property or other types of litigation and administrative proceedings could cause us to spend substantial resources.
●	We are subject to, and must remain in compliance with, laws and governmental regulations across various jurisdictions concerning the development and sale of our products.

iii

●	We are dependent upon our officers and directors, and their loss could adversely affect us.
●	Some of our potential customers may require us to comply with additional regulatory requirements.
●	We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.
●	Our intellectual property applications may not be issued or granted or may take longer than expected, which may have a material adverse effect on our ability to enforce our intellectual property rights.
●	We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our business.
●	We are subject to state, federal and international privacy and data protection laws and regulations.

Risks Related to Ownership of Our Securities

●	In the event that we are unable to maintain compliance with Nasdaq’s continued listing standards, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
●	The Reverse Stock Split has led to a decrease in the overall market capitalization of the company.
●	The market price of our securities may be volatile.
●	If equity research analysts do not publish research or reports, or if they publish unfavorable research or reports about our company, our stock price and its trading volume could decline.
●	We are subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
●	We may become subject to securities or class action litigation, which is expensive and could divert management’s attention.
●	The combination of a floating, discounted conversion price, anti-dilution protection, and a potentially increasing stated value or principal amount could result in the issuance of a significantly greater number of shares of our common stock than currently anticipated, causing substantial and potentially continuing dilution to our stockholders and further depressing the market price of our Class A Common Stock.
●	We are an “emerging growth company” and a “smaller reporting company,” and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, our securities could be less attractive to investors.
●	Because we do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.
●	Future sales of our Class A Common Stock may cause the market price to drop significantly, even if our business is doing well.

iv

SOURCES OF INDUSTRY AND MARKET DATA

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the accompanying prospectus and the documents we incorporate by reference herein and thereto may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and the documents we incorporate by reference into this prospectus may include, for example, statements about:

●	our financial and business performance;
●	our ability to maintain compliance with listing rules of Nasdaq;
●	our intent to pursue acquisitions of companies and technologies and the impact of such acquisitions on our business and results of operations;
●	our ability to consummate the pending acquisitions of Vision Aerial, Inc. and Special Project Delivery, Inc. in the expected time frames or at all, and to finance those acquisitions;
●	our beliefs regarding whether the assets and focus areas we have prioritized in furtherance of the National Security Matters (“NSM”) Initiative advance U.S. national security, reduce foreign dependency in critical supply chains, respond to announced federal supply-chain, stockpile and defense initiatives, and position us to help strengthen America’s defense industrial base and supply-chain resilience;
●	our expectations regarding the growth of the markets in which we operate;
●	our intent to pursue acquisitions of companies and technologies and the impact of such acquisitions on our business and results of operations;
●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
●	our intent to commit significant resources to technology and product innovation and development;
●	our expectation regarding our ability to continue as a going concern and ability to obtain sufficient liquidity to meet our operating needs and satisfy our obligations;
●	the impact of the acquisitions of EMI Solutions, Inc. (“EMI Solutions”) and RaGE Systems, Inc. (“RaGE Systems”), and any impact on our business and results of operations;
●	the implementation, market acceptance and success of our products and technology in the wireless and connectivity markets and in potential new categories for expansion;
●	the demand for our products and the drivers of that demand including our expectations regarding our ability to develop new communication solutions for both domestic and international markets;
●	our opportunities and strategies for growth;
●	competition in our industry, the advantages of our products and technology over competing products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;
●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;
●	our expectation that we will incur substantial expenses and continuing losses for the foreseeable future;
●	our expectations regarding reliance on a limited number of customers and efforts to diversify our customer base;
●	our assumptions underlying our critical accounting estimates;
●	our expectations regarding the timing of obtaining stockholder approval for certain issuances;
●	general economic and socio-political conditions and their impact on demand for our technology and on the supply chain on which we rely;
●	future capital requirements and sources and uses of cash; and
●	the outcome of any known and unknown litigation and regulatory proceedings.

v

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the inability to maintain compliance with the Nasdaq listing requirements, including the $1.00 minimum bid price requirement and the minimum $35 million market value of listed securities;
●	the dilutive effect of conversions of the Series A 10% Convertible Preferred Stock and the Additional Notes, the conversion price of which floats with the trading price of our Class A Common Stock;
●	the inability to meet future capital requirements and risks related to our ability to raise additional capital in the future on attractive terms or at all, as well as the dilutive impact that may have on our stockholders;
●	the risk that we are unable to successfully commercialize our products and solutions, or experience significant delays in doing so;
●	the risk that we may not be able to generate income from operations in the foreseeable future;
●	the risks concerning our ability to continue as a going concern;
●	the risk that we experience difficulties in managing our growth and expanding operations;
●	the risk that we may not be able to consummate planned strategic acquisitions, including Vision Aerial, Inc. and Special Project Delivery, Inc., or fully realize anticipated benefits from past or future acquisitions or investments;
●	the risk that litigation may be commenced against us;
●	the risk that our patent applications may not be approved or may take longer than expected, and we may incur substantial costs in enforcing and protecting our intellectual property;
●	our ability to attract new customers and grow our customer base;
●	the risk that the price of our securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which we operate, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business and changes in the combined capital structure; and
●	factors described under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by geopolitical tensions, including further escalation of war between Russia and Ukraine, or the conflict pertaining to the Middle East, and there may be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks. However, we encourage you to review our risk factors as set forth in the “Risk Factors” section on page 4 of this prospectus, in our annual report on Form 10-K for our fiscal year ended September 30, 2025, filed with the SEC on January 13, 2026 or in other periodic and current reports that we file with the SEC.

vi

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

Based in Irvine, California, Mobix Labs designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. In July 2026, our Board of Directors approved the launch of our National Security Matters (“NSM”) Initiative, broadening our strategic focus to businesses that advance U.S. national security priorities, including critical resources; defense, aerospace and autonomous systems; energy, water and critical infrastructure; and digital infrastructure and strategic technologies. Consistent with this strategy, in July 2026 we entered into a definitive agreement to acquire Vision Aerial, Inc., a U.S.-based drone manufacturer, and announced our intention to change our corporate name to NSM Labs, Inc. In furtherance of the NSM Initiative, we have also entered into a definitive agreement to acquire Special Project Delivery, Inc., a company focused on U.S. supply chains for rare earth elements and critical minerals – an opportunity we have prioritized around assets that we believe advance U.S. national security, reduce single points of foreign dependency in critical supply chains, and are responsive to the priorities reflected in announced federal supply-chain, stockpile and defense initiatives, including the U.S. Strategic Critical Minerals Reserve (“Project Vault”), financed in part by the Export-Import Bank of the United States, the “Golden Dome” missile defense initiative, and the executive order on “Unleashing American Drone Dominance.” We believe these focus areas position us to help strengthen America’s defense industrial base and supply-chain resilience. We are not a party to, and have not been awarded any contract or funding under, any of these programs or initiatives, and there can be no assurance that we or any business we acquire will participate in or benefit from them. See “Recent Developments” below.

Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the commercial, industrial, and defense and aerospace sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. Our True Xero active optical cables (“AOCs”) are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, we consummated the merger pursuant to the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp. (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (the “Company”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave 5G products by designing and developing high performance, cost-effective and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and high reliability (“HiRel”) technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property (“IP”) portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

In 2021, we completed the acquisition of substantially all of the assets including intellectual property of Cosemi, an Irvine, California-based global supplier of high-speed connectivity solutions. The acquired products and intellectual property included a broad range of AOCs and optical engines that deliver optimal connectivity to a wide range of applications-including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors-and built the foundation for our current connectivity business. We believe the patented cable technology and AOC optical chip solutions from Cosemi along with our innovative wireless semiconductor technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of interconnect products, including electromagnetic interference filtering products for aerospace, military, defense and medical applications. We believe the acquisition of EMI Solutions complements our existing product offerings, expanded our customer base and allows us to deliver solutions that address a wider variety of applications and markets. Consideration for the acquisition of EMI Solutions consisted of 96,491 shares of Legacy Mobix common stock and $2.2 million in cash. We valued the common stock at $8.9 million, based on the fair value of the Legacy Mobix common stock at the time of the acquisition.

Recent Developments

Conversion of Class B Shares

Between August 21, 2026 and August 24, 2026, all holders of our Class B Common Stock delivered notice requesting that their outstanding balances of Class B Common Stock be converted into Class A Common Stock on a one-for-one basis. Following this conversion, there are no more shares of Class B Common Stock outstanding, and further issuances of Class B Common Stock can only be issued following an amendment to our Charter to allow for future issuances of Class B Common Stock.

Kips Financing

On May 19, 2026, we entered into a securities purchase agreement with Kips Bay Select, LP (“Kips”), pursuant to which we agreed to sell to Kips (i) 2,000 shares of Series A 10% Convertible Preferred Stock (“Series A Preferred Stock”) for aggregate gross proceeds of $2.4 million, and (ii) a Preferred Stock Purchase Warrant to purchase up to an additional 6,000 shares of Series A Preferred Stock at an exercise price of $1,000 per share (the “May 2026 Preferred Warrant”, and together with the August 2026 Preferred Warrant, the “Preferred Warrants”). The Preferred Shares are convertible into shares of our Class A Common Stock in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A 10% Convertible Preferred Stock (the “COD”). On August 28, 2026, we amended the registration rights agreement and the securities purchase agreement, each entered into on May 19, 2026 with Kips, to issue and sell to Kips an additional 1,000 shares of Series A Preferred Stock and the August 2026 Preferred Warrant to purchase 6,000 additional shares of Series A Preferred Stock. We are registering the resale of the shares of Class A Common Stock pursuant to this prospectus to comply with the registration rights agreement.

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Upcoming Meeting of Stockholders

We expect to hold a meeting of stockholders in September 2026. At the meeting, we expect to request that stockholders approve, among other matters:

1.	An amendment to our Certificate of Incorporation, as amended, to effect a reclassification and combination of our shares of Class A Common Stock that are issued and outstanding immediately prior to a further reverse stock split at a ratio between 1:2 and 1:20;
2.	An increase in the number of shares available for issuance under our equity incentive award plan;
3.	The issuance of shares of our Class A Common Stock to Kips in connection with the conversion of the Series A Preferred Stock; and
4.	The issuance of shares of our Class A Common Stock to Leviston Resources, LLC (“Leviston”) in connection with the conversion of senior secured promissory notes in the aggregate principal amount of $5.2 million.

We have not yet filed definitive proxy materials for the expected stockholder meeting. The specific terms of the proposals, including the number of shares subject to the proposals and the full text of any proposed charter amendment or equity incentive plan amendment, are set forth in our proxy materials filed with the SEC.

Our board of directors has not provided any assurance that the proposals described above will be approved by stockholders. If we do not obtain the required stockholder approvals, our ability to complete certain financing transactions, issue securities in connection with acquisitions, or implement certain corporate-governance and compensation-related matters may be limited.

March 2026 Convertible Promissory Note

On March 31, 2026, we entered into a securities purchase agreement with Leviston, pursuant to which we agreed to issue a convertible promissory note. The $3 million principal amount of the promissory note was payable with interest on July 31, 2026. On May 13, 2026, we entered into a first amendment to the securities purchase agreement and promissory note with Leviston, amending the promissory note originally issued on March 31, 2026. Pursuant to the amendment, Leviston advanced an additional $0.8 million to us, increasing the total funded amount under the original convertible note to $3.3 million. The amendment increased the aggregate principal amount of the original convertible note from $3 million to $4 million. On May 18, 2026, we satisfied in full the entire $4 million of outstanding principal under the convertible note, together with all accrued interest thereon, through the conversion of such amounts into 2,500,000 shares of Class A Common Stock.

Leviston Additional Notes

On May 13, 2026, we entered into an Investor Rights Agreement (the “IRA”) with Leviston, in connection with the promissory note originally entered into on March 31, 2026 and amended pursuant to the amendment described above. Pursuant to the IRA, we granted Leviston the right, but not the obligation, to purchase one or more additional senior secured convertible notes (each, an “Additional Note”) from us during the seven-month period commencing May 13, 2026 and ending December 13, 2026, in an aggregate principal amount not to exceed $4 million.

On May 18, 2026, we issued to Leviston a senior secured convertible promissory note in the original principal amount of $1.2 million, for gross proceeds to us of approximately $1 million. On June 22, 2026, we issued to Leviston a senior secured convertible promissory note in the original principal amount of $2.8 million, for gross proceeds to us of approximately $2.3 million. The notes mature on September 18, 2026 and October 22, 2026, respectively. Each note was issued as an Additional Note under the IRA. We also amended the registration rights agreement with Leviston relating to the resale registration of shares issuable upon conversion of the notes.

On August 28, 2026, we entered into an amendment to the securities purchase agreement entered into on March 31, 2026 with Leviston, pursuant to which we issued an additional senior secured convertible promissory note with a principal amount of $1.2 million in favor of Leviston. In connection with this promissory note, we entered into a new investor rights agreement on August 28, 2026, which grants Leviston the right to purchase additional notes in an aggregate principal amount of up to $3.6 million.

Termination of At The Market Offering Agreement

On June 26, 2026, we terminated our At The Market Offering Agreement and filed a post-effective amendment to deregister approximately 950,000 shares of Class A Common Stock previously registered for potential sale under the facility.

Vision Aerial Merger Agreement

On July 24, 2026, we entered into the Vision Aerial Merger Agreement providing for our acquisition of Vision Aerial, Inc., a U.S.-based designer and manufacturer of unmanned aerial systems, for consideration consisting of (i) shares of our Class A Common Stock valued at $12 million, based on a 20-trading-day volume-weighted average price subject to a $2.00 floor and $3.00 cap per share, and (ii) $3 million in cash, subject to customary adjustments and holdbacks. The closing is subject to customary closing conditions, and there can be no assurance a transaction will be consummated. See Note 18 to our condensed consolidated financial statements. We expect that any cash portion of the consideration would be funded through additional financing, which may be dilutive to our stockholders. See “Risk Factors”.

Special Project Delivery Merger Agreement

On August 13, 2026, we entered into a definitive merger agreement to acquire Special Project Delivery, Inc. for 4,800,000 shares of our Class A Common Stock. No shares will be issued unless and until our stockholders approve the issuance under Nasdaq Listing Rule 5635, and the closing is subject to that approval and other customary conditions. See Note 18 to our condensed consolidated financial statements.

National Security Matters Initiative

On July 21, 2026, our Board of Directors approved the launch of the NSM Initiative described under “Overview” above, broadening our strategic focus to businesses that advance U.S. national security priorities. The NSM Initiative builds on the acquisitions of Vision Aerial and SPD described above.

Corporate Name Change

On July 27, 2026, we announced our intention to change our corporate name to NSM Labs, Inc., reflecting the expansion of our platform across national security markets. The name change is subject to stockholder approval. Until the change becomes effective, we will continue to operate as Mobix Labs, Inc., and our Class A Common Stock will continue to trade on Nasdaq under the symbol “MOBX.”

Corporate Information

On December 21, 2023, we completed the Merger, pursuant to which we were renamed “Mobix Labs, Inc.” As of the open of trading on December 22, 2023, the Class A Common Stock and Public Warrants of Mobix Labs, Inc., formerly those of Chavant, began trading on the Nasdaq Stock Market under the ticker symbols “MOBX” and “MOBXW,” respectively.

Our principal executive offices are located at 1 Venture, Suite 220, Irvine, CA 92618, and our telephone number at that location is (949) 808-8888. Our website address is https://www.mobixlabs.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Shares of Class A Common Stock offered by the Selling Stockholder	Up to 5,000,000 shares of Class A Common Stock consisting entirely of shares issuable to an investor upon conversion of the Preferred Shares.

Shares of Class A Common Stock outstanding	16,847,921 shares (as of August 24, 2026).

Use of proceeds	We will not receive any proceeds from the resale of shares of Class A Common Stock included in this prospectus by the Selling Stockholder. We may receive up to $6,000,000 to the extent the August 2026 Preferred Warrant is exercised. We intend to use any proceeds from the exercise of the August 2026 Preferred Warrant for working capital and general corporate purposes. See “Use of Proceeds.”

NASDAQ ticker symbols	“MOBX” and “MOBXW” for the Class A Common Stock and Public Warrants, respectively.

The number of shares of Class A Common Stock outstanding is based on 16,847,921 shares of Class A Common Stock as of August 24, 2026 and excludes, in addition to the shares issuable upon conversion of the Preferred Shares, the following, in each case as of August 24, 2026, except as otherwise noted:

●	200,397 shares of Class A Common Stock issuable upon the exercise of outstanding options under the Legacy Mobix equity plans that were assumed in the Merger;
●	593,562 shares of Class A Common Stock issuable upon settlement of restricted stock units;
●	308,526 shares of Class A Common Stock reserved for future issuance under the 2023 Equity Incentive Plan and 68,705 shares of Class A Common Stock reserved for future issuance under the 2023 Employee Stock Purchase Plan;
●	2,598,074 shares of Class A Common Stock issuable upon exercise of outstanding warrants at exercise prices ranging from $0.10 to $57.90;
●	350,000 shares of Class A Common Stock issuable as earnout shares to certain Legacy Mobix stockholders and option holders based on the achievement of trading price targets during the seven-year earnout period; and
●	3,866,593 shares of Class A Common Stock underlying outstanding convertible promissory notes.

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business and Industry

We are an early-stage company, and it remains difficult to evaluate our future prospects and the risks and challenges we may encounter.

Since our inception in 2020, we have invested a significant amount of time and expense into the design and development of technology for our current and anticipated future products, including mmWave wireless technology. We have also grown through acquisitions of other businesses, including our fiscal year 2024 acquisitions of RaGE Systems and EMI Solutions, which expanded our operations to the aerospace, military, defense, medical and other markets. However, it remains difficult to evaluate our future prospects and the risks and challenges we may encounter. Risks and challenges we have faced or expect to face include, but are not limited to, our ability to:

●	continue to develop and commercialize new products;
●	sustain and grow sales of our existing products;
●	execute our growth strategies including through mergers and acquisitions;
●	forecast our revenue and budget for and manage our expenses;
●	raise additional capital on acceptable terms to execute our business plan;
●	continue as a going concern;
●	attract new customers, retain existing customers and expand existing commercial relationships;
●	compete successfully in the highly competitive industries in which we operate;
●	plan for and manage capital expenditures for our current and future products, and manage our supply chain and supplier relationships related to our current and future products;
●	comply with existing and new or modified laws and regulations applicable to our business in and outside the United States, including compliance requirements of U.S. customs and export regulations;
●	anticipate and respond to macroeconomic changes and changes in the markets in which we operate;
●	maintain and enhance the value of our reputation and brand;
●	effectively manage our growth and business operations;
●	develop and protect intellectual property;
●	maintain and enhance the security of our IT system;
●	hire, integrate and retain talented people at all levels of our organization;
●	successfully defend our company in any legal proceeding that may arise and enforce our rights in any legal proceedings we may initiate; and
●	manage and mitigate the adverse effects on our business of any public health emergencies, natural disasters, widespread travel disruptions, security risks including IT security, data privacy, cyber risks, international conflicts, geopolitical tension and other events beyond our control.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risks Related to Our Business and Industry” section, our business, financial condition, and results of operations could be adversely affected. Moreover, as we have limited historical financial data and operate in a rapidly evolving and highly competitive market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

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We cannot predict whether we will succeed in maintaining revenue growth, or when we will be able to generate income from operations.

We cannot predict whether we will succeed in maintaining revenue growth or when we will be able to generate income from operations. Our revenue has been, and may continue to be, adversely impacted if we are unable to obtain sufficient finished goods to fill customer orders and to maintain or increase our profit margins due to manufacturing limitations, replacement costs, and our capital constraints.

We have incurred losses in the operation of our business and anticipate that our expenses will increase, potentially leading to continued losses from operations in the near future. Moreover, we may not be able to achieve or generate sufficient income from operations to sustain ourselves.

Since inception, we have incurred operating losses and negative cash flows, primarily due to our ongoing investment in product development. For the fiscal years ended September 30, 2025 and 2024, we incurred losses from operations of $37.7 million and $46.4 million, respectively. For the nine months ended June 30, 2026 and 2025, we incurred losses from operations of $22.3 million and $30.5 million, respectively. As of June 30, 2026, we had an accumulated deficit of $183.4 million. Since then, we have continued to incur losses from operations, and we expect this trend to persist, along with negative cash flows from operations, for the foreseeable future.

In addition, we may not achieve or generate sufficient income from operations to sustain ourselves. We may incur substantial losses for reasons, including changes in demand for our products, increasing competition, challenging macroeconomic conditions, regulatory changes and other risks discussed herein.

We cannot assure you that we will achieve or maintain profitability or that we will be able to continue as a going concern.

We believe that there is substantial doubt concerning our ability to continue as a going concern as we currently do not have adequate liquidity to meet our operating needs and satisfy our obligations for at least the next twelve months. We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. In addition, as a public company, we will continue to incur increased accounting, legal, and other expenses which make it necessary for us to continue to raise additional working capital. Our efforts to grow our business may be costlier than expected, and we may not be able to generate sufficient revenue to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern, and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our business and otherwise implement our growth initiatives and strategies.

The financial statements included in this prospectus have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through sales of our securities, issuance of debt, and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

We will need to raise additional capital in the future to fund our operations and execute our business plan, which may not be available on terms acceptable to us, or at all. Any fundraising involving the sale and issuance of equity securities can substantially dilute existing stockholders.

In the future, we will require additional capital to respond to technological advancements, competitive dynamics, customer demands, business opportunities, challenges, acquisitions, or unforeseen circumstances. We may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to further business relationships with current or potential customers or partners, we may also issue equity or equity-linked securities to current or potential customers or partners. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities, our existing stockholders could experience significant dilution. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

We have entered into definitive agreements to acquire Vision Aerial, Inc. and Special Project Delivery, Inc. and such acquisitions are subject to significant uncertainty and may require additional dilutive financing.

On July 24, 2026, we entered into a definitive agreement relating to the proposed acquisition of Vision Aerial for aggregate consideration of approximately $15 million, payable in a combination of cash and shares of our Class A Common Stock. Additionally, on August 13, 2026, we entered into a definitive merger agreement to acquire Special Project Delivery, Inc. for 4,800,000 shares of our Class A Common Stock. The closing of the proposed transactions are subject to the completion of due diligence and the satisfaction of customary closing conditions. There is no assurance that the proposed acquisitions will be completed. If we complete the proposed acquisitions, we expect to fund the cash portion of the consideration through additional debt or equity financing, which may not be available on acceptable terms, or at all, and which may be dilutive to our stockholders, and we may issue shares of Class A Common Stock as part of the consideration, which would further dilute our existing stockholders. In addition, acquisitions involve numerous risks, including difficulties integrating the acquired business, the assumption of unknown liabilities and the diversion of management attention, any of which could adversely affect our business, financial condition and results of operations.

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Our expansion into new lines of business under our NSM Initiative, including through acquisitions, may not be successful and could strain our financial and management resources.

In furtherance of our NSM Initiative, we have entered into a definitive agreement to acquire Vision Aerial, Inc. and a definite agreement to acquire Special Project Delivery, Inc., and we expect to pursue additional acquisitions in markets that are new to us, such as unmanned aerial systems and critical minerals. We may fail to complete announced transactions, and any transaction we do complete may not achieve the anticipated benefits. Acquisitions will place substantial demands on our management, may require additional capital that may not be available on acceptable terms or at all, may result in substantial dilution to existing stockholders, and expose us to integration, regulatory and, in certain cases, related-party transaction risks. If we are unable to manage this expansion effectively, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to issue shares of Class A Common Stock upon conversion of the Series A Preferred Stock, exercise of the Preferred Warrants, and conversion of the Additional Notes is limited by Nasdaq listing standards unless we obtain stockholder approval, and conversions of the Series A Preferred Stock may be substantially dilutive.

Under applicable Nasdaq listing standards, our ability to issue shares of Class A Common Stock to Kips Bay Select, LP upon conversion of the Series A Preferred Stock and exercise of the Preferred Warrants may be limited to 19.99% of our outstanding Class A Common Stock unless we obtain stockholder approval. Separately, our ability to issue shares of Class A Common Stock to Leviston upon conversion of the Additional Notes may be limited to 19.99% of our outstanding Class A Common Stock unless we obtain stockholder approval. We currently expect to seek such approvals at an upcoming meeting of our stockholders. If we do not obtain stockholder approval, the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Preferred Warrants, and therefore the number of shares that may be resold under this prospectus, may be limited.

The terms of our Series A Preferred Stock and outstanding convertible notes impose significant restrictions on our operations and our ability to raise capital.

The terms of our Series A Preferred Stock and our convertible notes contain a number of restrictive covenants and protective provisions that may impose significant operating and financial restrictions on us while those securities remain outstanding. These restrictions generally cannot be waived without the prior written consent of the applicable holders. Among other things, these instruments restrict our ability to incur senior or other indebtedness, to issue or create securities senior to or on parity with the applicable security, to pay dividends on or repurchase our common stock and other junior securities, to enter into certain affiliate transactions, to change the nature of our business, to amend our charter documents in a manner adverse to the holders, and to consummate mergers, asset sales, and other fundamental transactions. Certain of our convertible notes are further secured by a lien on our assets and rank senior in right of payment to our existing and future indebtedness, which would subordinate other creditors and equity holders and could limit our ability to obtain additional secured financing. As a result of these restrictions, we may be limited in how we conduct our business, unable to finance our operations through additional debt or equity financings, and/or unable to compete effectively or to take advantage of new business opportunities.

In addition, both securities require us to apply proceeds from certain future financings and asset sales to repay or redeem the applicable security, in some cases before we may use those proceeds for any other purpose. These mandatory repayment and proceeds-application requirements could further constrain our liquidity and our ability to fund our operations. These protective provisions may also restrict our ability to raise additional capital, restructure our capital stock, pursue strategic transactions, or otherwise respond to changing market conditions in a timely manner. The interests of the holders of the Series A Preferred Stock and the convertible notes may differ from those of holders of our Class A Common Stock, and the exercise of these rights could result in outcomes that are less favorable to Class A Common Stockholders.

We may be required, under certain circumstances, to redeem or repay the outstanding Series A Preferred Stock and our outstanding convertible notes for cash, at a premium, and to pay additional penalties and default interest, and such obligations could adversely affect our liquidity and financial condition.

Upon the occurrence of specified triggering events or events of default, each holder of our Series A Preferred Stock and our convertible notes has the right to require us to redeem or repay all or any portion of the applicable security for cash. These events include, among others, a failure to timely deliver shares of common stock upon conversion, a breach of the applicable covenants, a delisting of our common stock, and certain bankruptcy, judgment, and cessation-of-operations events, as well as a change of control or other fundamental transaction in the case of the Series A Preferred Stock. Upon such an event and a holder’s election, we may be required to redeem or repay the affected security at a redemption or repayment price that represents a premium to its stated value or outstanding balance or, in the case of the Series A Preferred Stock, if greater, its value on an as-converted basis, together with accrued and unpaid dividends or interest and other amounts then due. In the case of the convertible notes, following an event of default the amounts we owe increase to a specified premium over the outstanding obligations, and default interest accrues on those amounts.

We are generally required to pay amounts due upon such an event within a short period after demand, and a failure to make timely payment would result in additional penalties and default interest. These penalty, dividend, interest, and redemption or repayment obligations could significantly impact our liquidity and reduce the amount of our cash flows that are available for working capital, capital expenditures, growth opportunities, acquisitions, and other general corporate purposes. Our obligations to these holders could also limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition. The preferential and security rights described above could also result in divergent interests between these holders and the holders of our common stock.

We do not currently have sufficient cash on hand to fund a redemption or repayment of the Series A Preferred Stock and the convertible notes if we are required to do so. If we are required to redeem or repay these securities and are unable to do so, or if we otherwise fail to satisfy our payment obligations, we would incur additional penalties and default interest, the holder of the note could exercise remedies against the assets securing the note, and our liquidity, financial condition, and ability to continue our operations would be materially and adversely affected.

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We may fail to successfully acquire or integrate new businesses, products, and technology, and we may not realize expected benefits, resulting in harm to the business.

We intend to continue growing our businesses, including through the acquisition of complementary businesses, products, or technologies rather than through internal development.

Identifying suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to identify suitable candidates or successfully complete identified acquisitions. In addition, completing an acquisition could divert our management and key personnel from our business operations, which could harm the business and affect financial results. Even if we complete an acquisition, we may not be able to successfully integrate newly acquired organizations, products, technologies, or employees into our operations or may not fully realize some of the expected synergies. An acquired company may have deficiencies in product quality, regulatory marketing authorizations or certifications, or intellectual property protections, which are not detected during due diligence activities or which are unasserted at the time of acquisition. It may be difficult, expensive, and time-consuming for us to re-establish market access, regulatory compliance, or cure such deficiencies in product quality or intellectual property protection in such cases, which may have a material adverse impact on our business, financial condition, or results of operations.

If our customers are unable to achieve widespread market acceptance of their products which incorporate our products, we may not be able to generate the revenue necessary to support our business.

The following factors, among others, may affect the level of market acceptance of our products:

●	the price of our customers’ products;
●	industry or user perceptions of the convenience, safety, efficiency and benefits of our products;
●	the effectiveness of sales and marketing efforts of our independent sales representative organizations and distributors;
●	the support and rate of acceptance of our products and solutions;
●	regulatory developments.

If we are unable to achieve or maintain market acceptance of our products, and if our products do not win widespread market acceptance, our business may be significantly harmed.

Our customers generally require our products to undergo a lengthy qualification process, which does not assure product sales. If we are unsuccessful or delayed in qualifying these products with a customer, our business and operating results may suffer.

Prior to purchasing our products, our customers generally require that our products and solutions undergo extensive qualification processes, which involve testing of the products and solutions. This qualification process can take several months, and qualification of a product by a customer does not assure any sales of the product to that customer. If we are unsuccessful or delayed in qualifying these products with a customer, our business and operating results may suffer.

Markets for our mmWave wireless semiconductor products are still developing and may not develop at the speed and scale as expected.

The markets for products designed for mmWave wireless communication are relatively new and still developing, which makes our business and future prospects difficult to evaluate, and thus the estimates and forecasts of total addressable market and serviceable addressable market are subject to significant uncertainty. We and our customers are pursuing opportunities in markets that are undergoing rapid changes, including technological and regulatory changes, and it is difficult to predict the timing and size of the opportunities. Many of the wireless and wired applications we and our customers are working towards commercializing require complex technology and are subject to uncertainties with respect to, among other things, the heavy capital investment required to commercialize those applications, the competitive landscape, the rate of consumer acceptance and the impact of current or future regulations. Regulatory, safety or reliability developments, many of which are outside of our and our customers’ control, could also cause delays or otherwise impair commercial adoption of new technologies and solutions, which may adversely affect our growth.

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As we develop mmWave wireless semiconductor products, we face the risk that potential customers may not value or be willing to bear the cost of incorporating our products into their product offerings, particularly if they believe their customers are satisfied with prior offerings. If we are unable to sell mmWave semiconductor products we seek to develop, and subsequent generations of such products, the growth prospects of our mmWave wireless semiconductor products would be negatively affected.

If we are unable to execute our growth strategies effectively, our business may be materially and adversely affected.

We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies. In order to grow our business, we will need to continue to evolve and scale our business and operations to meet customer and market demand. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

●	attract new customers and grow our customer base;
●	sell additional products and services to our existing customers;
●	invest in our technology and product offerings;
●	effectively manage organizational change;
●	accelerate and/or refocus research and development activities;
●	increase sales and marketing efforts;
●	broaden customer support and services capabilities;
●	maintain or increase operational efficiencies;
●	implement appropriate operational and financial systems; and
●	maintain effective financial disclosure, controls and procedures.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner, and our business, financial condition, profitability and results of operations could be adversely affected.

The markets for our semiconductor products and solutions are highly competitive, and some market participants have substantially greater resources. We compete against both established competitors and new market entrants with respect to, among other things, cost, technology, and engineering resources.

The markets for semiconductor products and solutions are highly competitive. Our future success in commercializing any semiconductor products and solutions we develop will depend on whether we can deliver the technology, products, and solutions solving our target customers’ engineering challenges and continue to develop semiconductor products and solutions in a timely manner. Additionally, it will depend on whether we can successfully compete with existing and new competitors. Some of our competitors have longer operating histories, greater name recognition, more established customer bases, and significantly greater financial, technical, research and development, marketing, and other resources than we do. In some cases, our competitors may be better positioned to initiate or withstand substantial price competition. If we are not able to maintain favorable pricing for our products and solutions, our profit margin and profitability could suffer. Certain competitors may be better positioned to acquire competitive solutions and take advantage of acquisition or other similar expansion opportunities. Increased competition may result in pricing pressure and reduced margins, impeding our ability to increase the sales of our products or causing us to lose market share. Any of these outcomes will adversely affect our business, results of operations, and financial condition.

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Our interconnect products are also subject to intense competition.

The markets for our interconnect products and solutions are competitive and fragmented and are subject to changing technology and shifting customer needs. A number of vendors produce and market products and services that compete to varying extents with our offerings, both in terms of performance and price. We expect this competition to continue and intensify. Moreover, changes affecting the markets for our interconnect products could increase the chances that we will face competition from new products or service offerings from both existing and new competitors.

Our future success will greatly depend on our ability to successfully introduce new products and solutions for our markets that meet the needs of our customers.

Our future success will depend on our ability to introduce new products and improve and enhance our existing products. In furtherance of these efforts, we expect to invest significantly in ongoing research and development. If we do not adequately fund our research and development efforts, or if our investments in research and development do not translate into material enhancements to our products, we may not be able to compete effectively, and our business, results of operations, and financial condition may be harmed.

Furthermore, given the rapidly evolving nature of the markets in which we compete, our products and technology could be rendered obsolete by alternative or competing technologies. The markets in which we operate are characterized by changing technology and evolving industry standards. We may not be successful in identifying, developing, and marketing products or systems that respond to rapid technological change, evolving technical standards, and systems developed by others. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers’ requirements, sales may suffer, and our growth prospects may be harmed.

The consolidation of our customers may adversely affect our financial results.

Our industry is characterized by the high costs associated with developing marketable semiconductor products and solutions as well as high levels of investment in production capabilities. As a result, the semiconductor industry and the markets we serve have experienced, and may continue to experience, consolidation among our competitors or customers. Larger competitors resulting from consolidations may have certain advantages over us, including, but not limited to, substantially greater financial and other resources with which to withstand adverse economic or market conditions and pursue development, engineering, manufacturing, marketing, and distribution of their products; longer operating histories; presence in key markets; patent protection; and greater name recognition. In addition, we may be at a competitive disadvantage to our peers if we fail to identify attractive opportunities to acquire companies to expand our business. Consolidation among our competitors or customers could erode our market share, negatively impact our capacity to compete and require us to restructure our operations, any of which could have a material adverse effect on our business.

We generate a substantial portion of our revenues from one customer and expect that we will generate revenue from a limited number of customers in the near future; and the loss of any key customer could have a material adverse effect on our business.

Our primary customers are organizations that sell product solutions for defense, aerospace, commercial, industrial and other applications. We have also engaged with several OEMs and ODMs in an effort to secure them as customers for our mmWave ICs when the products are available for sale. If they do purchase our mmWave ICs, we expect them to purchase these products on a purchase order basis when we complete development and commence sales, which is customary in the semiconductor industry.

For the year ended September 30, 2025, sales to Leidos Holdings, Inc. accounted for approximately 50% of our net revenues and no other customer accounted for 10% or more of our net revenues. The loss of this customer would have a material adverse impact on our results of operations and financial condition.

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We generally do not obtain long-term purchase commitments, and although most of our customer orders are non-cancellable, some customers may choose to unilaterally cancel their purchase order which may adversely impact our revenue and operating results.

With limited exceptions, we generally do not obtain long-term commitments with our customers. While a majority of our customers are not permitted to cancel their product orders, in some cases, customers may unilaterally cancel their orders, which may adversely impact our revenue and operating results.

Defects in our products or poor design and engineering solutions could result in lost sales and subject us to substantial liability.

If our products perform poorly, whether due to design, engineering, or other reasons, we could lose sales. In certain cases, if our products are found to be the component that leads to failure or a failure to meet the performance specifications of our customer, we could be required to pay monetary damages to our customer. A defect in any of our products could give rise to significant costs, including expenses relating to recalling the products, replacing defective items and writing down defective inventory as well as lead to the loss of potential sales. In addition, the occurrence of such defects may give rise to product liability claims, including liability for damages caused by such defects if our semiconductors or the consumer products based on them malfunction and result in personal injury or death. Such claims could result in significant costs and expenses relating to damages and attorneys’ fees. Moreover, since the cost of replacing defective semiconductor devices is often much higher than the value of the devices themselves, we may at times face damage claims from customers that are in excess of the amounts paid to us for products, including consequential damages. We may even be named in product liability claims where there is no evidence that our products caused the damage in question. We maintain insurance to protect against certain types of claims associated with the use of our products, but our insurance coverage may not adequately cover any such claims. In addition, even claims that ultimately are unsuccessful could result in expenditures of funds in connection with litigation and divert management’s time and other resources. We also may incur costs and expenses relating to a recall of one or more of our products. In addition, our products could be subject to recalls directly or indirectly through the recall of products of our customers in which our products may be embedded. The process of identifying recalled products that have been widely distributed may be lengthy and require significant resources, and we may incur significant replacement costs, contract damage claims from our customers, and significant harm to our reputation. The occurrence of these problems could result in the delay or loss of market acceptance of our products and could adversely affect our business, operating results, and financial condition.

We depend on third-party suppliers for many of the components used in our products, and in the event of a disruption in our supply chain, any efforts to develop alternative supply sources may take longer to take effect than anticipated.

We currently rely on third party suppliers, including suppliers outside the United States, for many of the components and materials used in our products. We cannot be sure that these suppliers will remain in business. Our reliance on offshore suppliers subjects us to a number of risks that include, among other things:

●	interruptions, shortages, delivery delays and potential discontinuation of supply as a result of any recurrence of pandemics such as COVID-19, or other reasons outside of our control;
●	political, legal and economic changes, crises or instability and civil unrest in the jurisdictions where our manufacturers’ plants are located, such as changes in China-Taiwan relations that may adversely affect our manufacturers’ operations in Taiwan;
●	currency conversion risks and exchange rate fluctuations; and
●	compliance requirements of U.S. customs and international trade regulations.

Our reliance on U.S. and non-U.S. suppliers to secure parts, components and sub-systems used in our products also exposes us to volatility in the prices and availability of these materials and services. In some instances, we depend upon a single source of supply, manufacturing, services support or assembly or we may be subject to specific procurement requirements that limit the types of materials we use, which may further limit the suppliers and subcontractors we may utilize. Although the components and materials we require may be available from other suppliers, any attempt to transition our supply arrangement to one or more other suppliers could entail expense and could lead to delays in production. If we are unable to arrange for sufficient supply of the components and materials we require, we may encounter difficulty in meeting customer requirements or increases in our operating costs which could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

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Inflation and unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, such as the impact of health and safety concerns, recent and ongoing price inflation in the United States, foreign and domestic government sanctions, and other disruptions to global supply chains. A severe or prolonged economic downturn, whether due to inflationary pressures or otherwise, could result in a variety of risks to our business, including weakened demand for our products, or the inability to raise additional capital when needed on acceptable terms, or at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our products by our customers. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact us. If inflation increases, we may not be able to adjust prices sufficiently to offset the effect without negatively impacting our gross margin.

Furthermore, sustained uncertainty about, or worsening of, geopolitical tensions could result in a global economic slowdown and long-term changes to global trade. Any or all of these factors could negatively affect our business, results of operations, financial condition and growth.

If we are unable to manage expected growth in the scale and complexity of our operations, our performance may suffer.

If we are successful in executing our business strategy, we will need to expand our managerial, operational, financial, and other systems and resources to manage our operations, continue our research and development activities, and, in the longer term, build a commercial infrastructure to support the commercialization of any of our products. Future growth would impose significant added responsibilities on members of our management. Our management, finance, development personnel, systems, and facilities currently in place may not be adequate to support this future growth. We need to effectively manage our operations, growth, and controls, and we continue to develop more robust business processes and improve our systems and procedures in each of these areas and to attract and retain enough numbers of talented employees. We may be unable to successfully implement these tasks on a larger scale, and, accordingly, may not achieve our growth goals.

Our failure to comply with the laws and regulations to which we are subject could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our technology and products are subject to export control and import laws and regulations. The failure to comply with any applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, fines, damages, civil or criminal penalties, or injunctions. Complying with import/export control and sanctions regulations may limit where, and with whom, we may do business. In addition, responding to any action will likely result in a significant diversion of management’s attention and financial resources.

Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

Changes in global political, regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development, and investment in the territories or countries where we may purchase, manufacture, or sell our products or conduct our business could adversely affect our business. In recent years, the United States has instituted or proposed changes in trade policies that include export control restrictions, the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the United States, increased economic sanctions on individuals, corporations, or countries, and other government regulations affecting trade between the United States and other countries where we conduct our business or plan to conduct business. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect our business. It may be time-consuming and expensive for us to alter our business operations to adapt to or comply with any such changes, and any failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

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Our future success depends on our ability to retain key employees, and to attract, retain and motivate qualified personnel.

Our future depends, in part, on our ability to attract and retain key personnel, including engineers, technicians, machinists, and management personnel. For example, our research and development efforts rely on hiring and retaining qualified engineers. Competition for highly skilled engineers is extremely intense, and we may face difficulty in identifying and hiring qualified engineers in many areas of our business. Additionally, our future hinges on the continued contributions of our executive officers and other key management and technical personnel, each of whom would be challenging to replace. We do not maintain a key person life insurance policy on our chairman of the board, our chief executive officer, or our president and chief financial officer. The loss of the services of one or more of our senior executive officers or key personnel, or the inability to continue to attract qualified personnel, could potentially delay product development cycles or otherwise materially harm our business, results of operations, and financial condition.

We are dependent upon our officers and directors, and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors. None of our directors are required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on the business.

We identified material weaknesses in our internal control over financial reporting. If we are unable to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and share price.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

●	We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient complement of personnel with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, the insufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions;
●	We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in the financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

●	We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of account reconciliations and journal entries, (ii) maintaining appropriate segregation of duties, (iii) determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model to determine the fair value of option grants, and (iv) the review of the completeness and accuracy of the income tax provision and related disclosures. Additionally, we did not design and maintain controls over the classification and presentation of accounts and disclosures in the financial statements and to ensure revenue transactions are recorded in the correct period.
●	We did not design and maintain effective controls to identify and account for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, we did not design and maintain effective controls to (i) timely identify, account for and value business combinations and asset acquisitions, including the associated tax implications and (ii) timely identify, account for and value financing arrangements.
●	We did not design and maintain effective controls to verify transactions are properly authorized, executed, and accounted for, including transactions related to incentive compensation arrangements.

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These material weaknesses resulted in adjustments to revenue, accrued expenses, general and administrative expenses, inventory, costs of products sold, the accounting for and classification of redeemable convertible preferred stock, founders preferred and common stock, stock-based compensation expense, other current assets, income tax expense and deferred tax liabilities, as well as the purchase price allocation for the business combination, as of and for the years ended September 30, 2022 and 2021; adjustments to stock-based compensation expense, accrued expenses, other current liabilities and the PIPE make-whole liability, as well as the purchase price allocations for our business combinations as of and for the interim periods ended December 31, 2023 and June 30, 2024, and as of and for the year ended September 30, 2024; and, an adjustment to the number of shares of our Class B Common Stock reported as issued and outstanding as of June 30, 2025.

●	We did not design and maintain effective IT general controls for information systems that are relevant to the preparation of the financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that program and data changes are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel, (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored, and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately. These deficiencies did not result in a misstatement to the financial statements.

Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

We are working to remediate the material weaknesses as efficiently and effectively as possible. At this time, we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in us incurring significant costs and will place significant demands on our financial and operational resources.

While we are designing and implementing measures to remediate our existing material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate any of the deficiencies in our internal control over financial reporting, or that we will not identify additional material weaknesses in our internal control over financial reporting in the future. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business, personnel, IT systems and applications, or other factors. Any failure to design or maintain effective internal control over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm our operating results or cause us to fail to meet our reporting obligations. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If we are unable to remediate the material weaknesses, our ability to record, process, summarize and report information within the time periods specified in the rules and forms of the SEC could be adversely affected, which, in turn, may adversely affect our reputation and business and the market price of our Class A Common Stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.

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As a public company, we are required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act, or a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, in which case our independent registered public accounting firm could not issue an unqualified opinion related to the effectiveness of our internal control over financial reporting. If we continue to conclude that we have ineffective internal control over financial reporting and our independent registered public accounting firm is unable to issue an unqualified opinion related to the effectiveness of our internal control over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our Class A Common Stock.

Our business could suffer in the event of a security breach involving our IT systems, intellectual property or other proprietary or confidential information.

We rely on the efficient and uninterrupted operation of complex information technology applications, systems, and networks to conduct our business. The reliability and security of our information technology infrastructure and software, as well as our ability to expand and continually update technologies in response to changing needs, are critical to our operations. Any significant interruption in these applications, systems, or networks - such as new system implementations, computer viruses, cyberattacks, security breaches, facility issues, or energy blackouts - could result in misappropriation of our intellectual property or other proprietary or confidential information and could have a material adverse impact on our business, financial condition, and results of operations.

Our business also depends on various outsourced IT services. We rely on third-party vendors to provide critical services and to adequately address cybersecurity threats to their own systems. Any failure of third-party systems and services to operate effectively could disrupt our operations and could have a material adverse effect on our business, financial condition, and results of operations.

Instituting and defending against intellectual property or other types of litigation and administrative proceedings could cause us to spend substantial resources, distract our personnel from their normal responsibilities, and have uncertain outcomes.

We have in the past been, are currently, and may in the future be involved in actual and threatened litigation, regulatory proceedings, and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with suppliers and customers, competitors, intellectual property disputes, government investigations, and stockholder litigation. In such matters, government agencies or private parties may seek to recover very large, indeterminate amounts of monetary damages or penalties from us, including, in some cases, treble or punitive damages. These types of litigation and proceedings could require significant management time and attention or could involve substantial legal liability. They could have a material adverse impact on our operating results and financial position, and our established reserves or our available insurance may not sufficiently mitigate this impact.

Some of our potential customers, including those in the military and aerospace industries, may require us to comply with additional regulatory requirements, which will increase our compliance costs.

Some of our potential customers, including those in the military and aerospace industries, may require us to comply with additional regulatory requirements. These additional regulations may impose added costs on our business and could have a material adverse effect on our business, financial condition and results of operations.

We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We are subject to the risk that we, our U.S. employees or employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, results of operations or financial condition. In addition, we have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed.

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Our intellectual property applications, including patent and trademark applications, may not be issued or granted or may take longer than expected to result in an issuance or grant, which may have a material adverse effect on our ability to enforce our intellectual property rights.

We have a number of patents and pending patent applications for our business. In addition, we have had both registered trademarks and pending trademark applications. We cannot be certain that our applications for patent and trademark protection will be successful, and even if issued or granted, we cannot guarantee that such patents or trademarks will provide meaningful protection of our intellectual property. In addition, we may not be able to file and/or prosecute all necessary or desirable applications for intellectual property registrations at a reasonable cost or in a timely manner or pursue or obtain protection in all relevant markets, which could adversely affect our business, prospects, financial condition and results of operations.

We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our business.

Our failure to protect our existing intellectual property rights may result in the loss of exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation, and/or be enjoined from using such intellectual property.

We cannot be certain that our technology and products do not or will not infringe upon the intellectual property rights of third parties. If infringement were to occur, our development, manufacturing, sales and distribution of such technology or products may be disrupted.

We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure that any of the patents we have filed or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable, or licensed to others or that any of our pending or future patent applications will be issued with the breadth of claim coverage we seek, if issued at all.

Effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. For instance, it may be difficult for us to enforce certain of our intellectual property rights against third parties who may have inappropriately acquired interests in our intellectual property rights by filing unauthorized trademark applications in foreign countries to register our marks because of their familiarity with our business in the United States.

Some of our proprietary intellectual property is not protected by any patent or patent application, and, despite our precautions, it may be possible for third parties to obtain and use such intellectual property without authorization. We have generally sought to protect such proprietary intellectual property in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees, although such agreements have not been put in place in every instance. We cannot guarantee that these agreements adequately protect our trade secrets and other intellectual property or proprietary rights. In addition, we cannot ensure that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Furthermore, the steps we have taken and may take in the future may not prevent misappropriation of our solutions or technologies, particularly in respect of officers and employees who are no longer employed by us or in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

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We are subject to state, federal and international privacy and data protection laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and results of operations.

We are subject to state, federal and international privacy and data protection-related laws and regulations that impose obligations on us in connection with the collection, storage, use, processing, disclosure, protection, transmission, retention and disposal of personal, sensitive, regulated and confidential data. We also may be bound by contractual obligations relating to our collection, use and disclosure of personal, confidential and other data. While we strive to comply with all applicable privacy, data protection and information security laws and regulations, as well as our contractual obligations and applicable industry standards, such laws, regulations, obligations and standards continue to evolve and are becoming increasingly complex, which makes compliance challenging and expensive. Any failure or perceived failure by us to comply with laws, regulations, industry standards or contractual or other legal obligations relating to privacy, data protection or information security could have an adverse effect on our reputation, business, prospects, financial condition and results of operations.

We are subject to, and must remain in compliance with, numerous laws and governmental regulations across various jurisdictions concerning the development and sale of our products, including engagement of employees and contractors.

We develop and sell products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where the products are manufactured and assembled, as well as the locations where the products are sold. Since we sell products internationally and intend to significantly increase our sales as we commercialize our semiconductor products, this will be a complex process that will require continuous monitoring of regulations and an ongoing compliance process to ensure that we, and our suppliers and manufacturers, are in compliance with all existing regulations. If there is an unanticipated new regulation that significantly impacts our use of various components or requires more expensive components, that regulation could materially adversely affect our business, results of operations and financial condition.

Risks Related to Ownership of Our Securities

In the event that we are unable to maintain compliance with Nasdaq’s continued listing standards, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Currently, our Class A Common Stock and the Public Warrants are traded on Nasdaq. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we are required to maintain certain financial, distribution, and stock price levels. We are required to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). On April 28, 2025, we received a delinquency notification letter (the “Notice”) from Nasdaq’s Listing Qualifications Staff (the “Staff”) due to the non-compliance with Nasdaq Listing Rule 5550(a)(2) as a result of our failure to maintain the Minimum Bid Price Requirement. The Notice stated that, as of its date, the stock price of the Class A Common Stock was below $1.00 for 30 consecutive business days and gave us 180 calendar days, or until October 27, 2025, to regain compliance by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days (the “Initial Compliance Period”).

On October 24, 2025, we submitted a request to Nasdaq for an additional 180-day period (the “Second Compliance Period”) to provide additional time for us to demonstrate compliance with the Minimum Bid Price Requirement. On October 29, 2025 we received written notice from Nasdaq (the “Extension Letter”) granting us an extension through April 27, 2026 (the “Extension Deadline”), to regain compliance with the Minimum Bid Price Requirement. On March 23, 2026, our stockholders approved a proposal to effect the Reverse Stock Split. The Reverse Stock Split went effective after market close on April 6, 2026. The effects of the Reverse Stock Split allowed us to regain compliance with the Minimum Bid Price Requirement as of April 21, 2026; however, the Reverse Stock Split is subject to certain risks, which are outlined below. We may in the future fail to meet the Minimum Bid Price Requirement and in such event, if we fail to timely regain compliance with the Minimum Bid Price Requirement, Nasdaq will provide written notification to us that our common stock is subject to delisting. Nasdaq rules provide that any listed company that fails to meet the Minimum Bid Price Requirement and has effected a reverse stock split over the prior one-year period, or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, will not be eligible for an automatic 180-day grace compliance period and the Staff is obligated to immediately issue a delisting determination. Therefore, if we were to fall out of compliance with the Minimum Bid Price Requirement prior to April 6, 2027, we would not be able to effect a reverse stock split and would immediately be issued a delisting determination.

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We are also required to maintain a minimum market capitalization (generally $35 million) and a minimum number of holders of our listed securities (generally 400 public holders). On January 15, 2026, we received a delinquency notification letter (the “MVLS Notice”) from the Staff that we are not compliant with Nasdaq Listing Rule 5550(b)(2) as a result of our failure to maintain a minimum Market Value of Listed Securities (“MVLS Requirement”) of $35 million. We have subsequently regained compliance with the MVLS Requirement. However, we may in the future fail to meet the MVLS Requirement and in such event, if we fail to timely regain compliance with the MVLS Requirement, Nasdaq will provide written notification to us that our common stock is subject to delisting.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our Class A Common Stock is a “penny stock,” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Class A Common Stock and our Public Warrants are listed on Nasdaq, they are covered securities. If we are no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

The Reverse Stock Split has led to a decrease in the overall market capitalization of the company.

The Reverse Stock Split may be viewed negatively by the market. Following the Reverse Stock Split, our per share market price has declined, which has resulted in a decrease in our overall market capitalization. If there are further decreases in the per share market price of our Class A Common Stock, then our value, as measured by our market capitalization, will be reduced.

The market price of our securities is volatile.

The market price of our securities has been and may continue to be volatile. The price of our securities may fluctuate significantly in response to a number of factors, many of which are outside our control, and investors in our securities may experience decreases in the value of those securities, including decreases unrelated to our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A Common Stock is low.

Factors that could cause the market price of our securities to fluctuate or decline include, among others:

●	actual or anticipated fluctuations in our operating results from period to period;

●	changes in expectations regarding our growth, profitability or other performance metrics;

●	announcements regarding our business, including contracts, acquisitions, financings, strategic partnerships or joint ventures;

●	changes in financial estimates or recommendations by securities analysts, or the failure to meet analysts’ or investors’ expectations;

●	the operating or stock price performance of other companies that investors may view as comparable to us;

●	sales or expected sales of a significant number of shares of our Class A Common Stock by us or by our directors, executive officers or other large stockholders;

●	changes in our capital structure, including future issuances of equity or convertible securities or the incurrence of additional indebtedness;

●	developments in litigation, regulatory matters or governmental investigations involving us;

●	changes in laws, regulations, accounting standards or interpretations applicable to us or our industry; and

●	general market, economic, industry and geopolitical conditions, including recessions, interest rate changes, currency fluctuations and acts of war, terrorism or natural disasters.

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In addition, broad market and industry factors, including those unrelated to our actual or expected operating performance, may materially and adversely affect the market price of our securities. As a result, you may not be able to resell such securities at or above the price you paid and may lose all or part of your investment.

If equity research analysts do not publish research or reports, or if they publish unfavorable research or reports about our company, our stock price and trading volume could decline.

The trading market for Class A Common Stock may be influenced by the research and reports that equity research analysts publish about us and our business. In the event we do have equity research analyst coverage, the information and opinions about our Class A Common Stock that is available to investors may be limited, which could reduce demand for our stock. The price of our stock could decline if one or more equity research analysts downgrade the stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of us or fails to publish reports regularly, demand for our stock could decrease, which, in turn, could cause our stock price or trading volume to decline.

We are subject to changing laws and regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance and may adversely affect our business, and our results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, investments and results of operations. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, and our results of operations.

We may become subject to securities or class action litigation, which is expensive and could divert management’s attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments and/or could also subject us to significant liabilities.

The combination of a floating, discounted conversion price, anti-dilution protection, and a potentially increasing stated value or principal amount could result in the issuance of a significantly greater number of shares of our common stock than currently anticipated, causing substantial and potentially continuing dilution to our stockholders and further depressing the market price of our Class A Common Stock.

The conversion price applicable to each of the Series A Preferred Stock and the convertible notes is not fixed but instead floats at a discount to the recent trading price of our Class A Common Stock and is subject to anti-dilution and other adjustments. Because the conversion price is tied to a discount to the market price of our Class A Common Stock, the lower the market price of our Class A Common Stock at the time of conversion, the more shares of common stock a holder will receive upon conversion. The conversion of some or all of the Series A Preferred Stock or the convertible notes into shares of our common stock will dilute the ownership interests of our existing stockholders. In addition, any sales in the public market of the shares of our Class A Common Stock issuable upon such conversion, and/or any anticipated conversion of these securities into shares of our Class A Common Stock, could adversely affect prevailing market prices of our common stock. Any such conversion may significantly dilute our common stockholders and adversely affect both our net income per share and the market price of our common stock. Although conversion of each of these securities is subject to a beneficial ownership limitation, and conversion of the convertible notes is also subject to an exchange cap and a stockholder approval limitation under applicable listing rules, these limitations restrict the size or timing of conversions but do not limit the aggregate number of shares that may ultimately be issued upon conversion over time.

In addition, each of the Series A Preferred Stock and the convertible notes provides that its stated value or outstanding principal amount, as applicable, may automatically increase if the market price of our common stock is below the applicable conversion price, meaning that the amount owed to these holders may grow as our stock price declines. The combination of a floating, discounted conversion price, anti-dilution protection, and a potentially increasing stated value or principal amount could result in the issuance of a significantly greater number of shares of our common stock than currently anticipated, causing substantial and potentially continuing dilution to our stockholders and further depressing the market price of our common stock.

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We are an “emerging growth company” and a “smaller reporting company,” and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, our securities could be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company,” we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, we will be exempt from any rules that could be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or requiring a supplement to the auditor’s report on financial statements, we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we will not be required to hold non-binding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the initial public offering of Chavant, which occurred on July 19, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

The exact implications of the JOBS Act are subject to interpretation and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find the Class A Common Stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find the Class A Common Stock less attractive as a result, there may be a less active trading market for the Class A Common Stock and our stock price may decline or become more volatile.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter and our annual revenue in the most recent fiscal year completed before the last business day of such second fiscal quarter exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

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Because we do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.

You should not rely on an investment in the Class A Common Stock to provide dividend income. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt agreements we may elect to utilize are likely to preclude us from paying dividends. As a result, capital appreciation, if any, of the Class A Common Stock will be your sole source of gain for the foreseeable future. Investors seeking cash dividends should not purchase our Class A Common Stock.

Future sales of our Class A Common Stock may cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

The percentage of shares of Class A Common Stock owned by current stockholders will likely be diluted because of equity issuances for acquisitions, capital market transactions, or otherwise, including, without limitation, equity awards that we may grant to our directors, officers, and employees, exercise of warrants or meeting the conditions triggering the issuance of the Earnout Shares. These issuances will have a dilutive effect on our earnings per share, which could adversely affect the market price of Class A Common Stock.

Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A Common Stock and may make it more difficult for investors to sell their shares of our Class A Common Stock at a time and price that investors deem appropriate. In October 2025, we entered into an At The Market Offering Agreement with Roth Capital Partners, LLC (“Manager”) under which we may offer and sell, from time to time at our sole discretion, up to $15.8 million in shares of our Class A Common Stock through the Manager acting in its capacity as our sales agent. In addition, we may issue a substantial number of Class A Common Stock upon conversion of the Preferred Shares and the Additional Notes, including pursuant to the adjustment provisions of the Preferred Shares and the Additional Notes.

On April 16, 2024, March 28, 2025, and April 27, 2026, we filed registration statements on Form S-8 under the Securities Act with the SEC to register shares of our Class A Common Stock that may be issued under our equity incentive plans from time to time, as well as any shares of our Class A Common Stock underlying outstanding options and restricted stock units (“RSUs”) that have been granted or promised to our directors, executive officers and other employees, all of which are subject to time-based vesting conditions. Shares registered under these registration statements will be available for sale in the public market upon issuance subject to vesting arrangements and exercise of options, as well as Rule 144 in the case of our affiliates.

Sales of our Class A Common Stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our Class A Common Stock to fall and make it more difficult for you to sell shares of Class A Common Stock at a time and price that you deem appropriate.

Moreover, continuous sales of a substantial number of our shares of Class A Common Stock in the public market pursuant to resale registration statements, or the perception that these sales might occur, could depress the market price of our securities. The frequency of such sales could cause the market price of our securities to decline or increase the volatility in the market price of our securities.

We are unable to predict the effect that these sales, particularly sales by our directors, executive officers and significant stockholders, may have on the prevailing market price of our Class A Common Stock. If holders of these shares sell, or indicate an intent to sell, substantial amounts of our Class A Common Stock in the public market, the trading price of our Class A Common Stock could decline significantly and make it difficult for us to raise funds through securities offerings in the future.

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The outstanding warrants are exercisable for Class A Common Stock, and, if exercised, would increase the number of shares eligible for future resale in the public market and would result in dilution to our stockholders.

As of August 24, 2026, we have warrants outstanding, which are exercisable to purchase an aggregate of 2,598,074 shares of our Class A Common Stock for prices ranging from $0.10 to $57.90 per share (subject to adjustments as set forth in the applicable warrants). In addition, we may issue up to 11,000 shares of Series A Preferred Stock upon exercise of the Preferred Warrants, which shares of Series A Preferred Stock are convertible into shares of Class A Common Stock. To the extent such warrants are exercised, additional shares of Class A Common Stock will be issued, which will result in dilution to the holders of Class A Common Stock and will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Class A Common Stock.

Our Charter and Bylaws provide for an exclusive forum in the Court of Chancery of the State of Delaware for certain disputes between us and our stockholders, and that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Our Certificate of Incorporation as amended (the “Charter”) and Bylaws provide, that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of us to us or the stockholders, (c) any civil action to interpret, apply or enforce any provision of the Delaware General Corporation Law, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Charter or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in all cases, subject to the court having personal jurisdiction over the indispensable parties named as defendants, provided, however, that the foregoing would not apply to any causes of action arising under the Securities Act or the Exchange Act; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and the rules and regulations promulgated thereunder, provided, however, that the foregoing will not apply to any action asserting claims under the Exchange Act; (iii) any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of us will be deemed to have notice of and consented to these provisions; and (iv) failure to enforce the foregoing provisions would cause us irreparable harm, and it would be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Nothing in our Charter or Bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our current or former director, officer, or other employee, which may discourage such claims.

Delaware law and provisions in the Charter and the Bylaws could make a takeover proposal more difficult.

Certain provisions of the Charter, the Bylaws, and laws of the State of Delaware could discourage, delay, defer, or prevent a merger, tender offer, proxy contest, or other change of control transaction that a stockholder may consider favorable, including those attempts that might result in a premium over the market price for our Class A Common Stock. Among other things, the Charter and Bylaws include provisions that:

●	provide for a classified board of directors with staggered, three-year terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

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●	prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	provide for the exclusive right of the Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director not elected by the holders of a class or series of capital stock of Mobix Labs or pursuant to the Charter, which prevents stockholders from being able to fill vacancies on the Board;
●	permit the Board to issue shares of common stock and preferred stock, including “blank check” preferred stock, and to determine the price and other terms of those shares, including preferences and voting rights of the preferred stock, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	prohibit stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders;
●	require that special meetings of stockholders be called (a) solely by the Chairperson of the Board, the Chief Executive Officer, or the President of Mobix Labs or by the Mobix Labs Board, and (b) by the Board upon the written request (made in accordance with the Charter and Bylaws) of the holders of not less than ten percent of the voting power of the outstanding shares of capital stock of Mobix Labs, which may delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	provide advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon by stockholders at annual meetings of stockholders (other than matters on which the holders of any class or series of capital stock of Mobix Labs are entitled to vote on as a single class pursuant to the Charter), which could preclude stockholders from bringing matters before annual meetings of stockholders and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the company;
●	require a supermajority vote of stockholders to amend certain provisions of the Charter or the Bylaws; and
●	provide the right of the Board to make, alter or repeal the Bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt.

These provisions, alone or together, could delay hostile takeovers and changes in control of our company or changes in the Board and our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of outstanding Class A Common Stock from engaging in certain business combinations without approval of the holders of substantially all of the Class A Common Stock. Any provision of our Charter or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for Class A Common Stock.

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby rendering your warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per Public Warrant, provided that the closing price of our Class A Common Stock equals or exceeds $90.60 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like, and for certain issuances of Class A Common Stock and equity-linked securities for capital-raising purposes) for any 20 trading days within a 30 trading-day period commencing once the Public Warrants become exercisable and ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met on the date we give notice of redemption. We will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from warrant registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

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Redemption of the outstanding Public Warrants could force you to (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) accept the nominal redemption price, which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. None of the Public Warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

We may amend the terms of the Public Warrants in a manner that may be adverse to warrant holders. As a result, the exercise price of your Public Warrants could be increased, the Public Warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened, and the number of shares of Class A Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without the approval of a warrant holder.

The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder of Public Warrants if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least a majority of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, convert the Public Warrants into cash or shares, shorten the exercise period, or decrease the number of Class A Common Stock purchasable upon exercise of a Public Warrant.

USE OF PROCEEDS

This prospectus relates to the shares of Class A Common Stock that may be offered and sold from time to time by the Selling Stockholder. All of our shares offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for their own accounts. We will not receive any of the proceeds from these sales. We may receive up to $6,000,000 to the extent the August 2026 Preferred Warrant is exercised. We intend to use any proceeds from the exercise of the August 2026 Preferred Warrant for working capital and general corporate purposes.

The Selling Stockholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholder, as applicable, in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

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MARKET PRICE OF THE CLASS A COMMON STOCK AND DIVIDENDS

Market Price of the Class A Common Stock

The Class A Common Stock and the Public Warrants are listed on Nasdaq under the symbols “MOBX” and “MOBXW,” respectively.

On August 27, 2026, the last closing price of the Class A Common Stock and the Public Warrants as reported on Nasdaq were $1.14 per share and $0.0812 per warrant, respectively.

As of August 24, 2026, there were 16,847,921 shares of Class A Common Stock outstanding held of record by 235 holders and Public Warrants to purchase 600,000 shares of Class A Common Stock outstanding held of record by 16 holders. The number of record holders does not include The Depository Trust Company participants or beneficial owners holding shares or Public Warrants through banks, brokers, other financial institutions or other nominees.

Dividend Policy

We have never paid any cash dividends on the Common Stock. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time. The payment of any cash dividends will be within the discretion of the Board. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that the Board will declare any dividends in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MOBIX LABS

The following discussion and analysis should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus. The following discussion contains forward-looking statements based upon current beliefs that involve risks, uncertainties, and assumptions, such as statements regarding our plans, objectives, expectations, intentions, and projections. Our actual results and the timing of selected events could differ materially from those described in or implied by these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section and the Cautionary Note Regarding Forward-Looking Statements as well as the risks and uncertainties set forth in this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

All amounts in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are in thousands, except numbers of shares and per share amounts.

Overview

We design, develop and sell components and systems for advanced wireless and wired connectivity, RF, EMI filtering technologies. Our solutions are used in the defense, aerospace, commercial, industrial and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. In July 2026, our Board of Directors approved the launch of our National Security Matters (“NSM”) Initiative, broadening our strategic focus to businesses that advance U.S. national security priorities, including critical resources; defense, aerospace and autonomous systems; energy, water and critical infrastructure; and digital infrastructure and strategic technologies. Consistent with this strategy, in July 2026 we entered into a definitive agreement to acquire Vision Aerial, Inc., a U.S.-based drone manufacturer, and announced our intention to change our corporate name to NSM Labs, Inc. In furtherance of the NSM Initiative, we have also entered into a definitive agreement to acquire Special Project Delivery, Inc., a company focused on U.S. supply chains for rare earth elements and critical minerals – an opportunity we have prioritized around assets that we believe advance U.S. national security, reduce single points of foreign dependency in critical supply chains, and are responsive to the priorities reflected in announced federal supply-chain, stockpile and defense initiatives, including the U.S. Strategic Critical Minerals Reserve (“Project Vault”), financed in part by the Export-Import Bank of the United States, the “Golden Dome” missile defense initiative, and the executive order on “Unleashing American Drone Dominance.” We believe these focus areas position us to help strengthen America’s defense industrial base and supply-chain resilience. We are not a party to, and have not been awarded any contract or funding under, any of these programs or initiatives, and there can be no assurance that we or any business we acquire will participate in or benefit from them. See “Recent Developments” below.

Our wireless systems solutions include products for advanced RF and mmWave 5G communications, mmWave imaging, software defined radio and custom RF ICs targeting the defense, aerospace, commercial and industrial sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

We were founded with the goal of simplifying the development and maximizing the performance of mmWave wireless products by designing and developing high performance system-level solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions serving diverse industry sectors, including aerospace, military, defense, medical HiRel technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive IP portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

On December 21, 2023, we consummated the merger pursuant to the Business Combination Agreement by and among Merger Sub, and Legacy Mobix, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant. In connection with the Closing, Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

Throughout this discussion, unless otherwise noted or otherwise suggested by context, all references to “we,” “us” or “our” refer to Legacy Mobix prior to the consummation of the Merger, and to the Company and its subsidiaries after the consummation of the Merger.

Recent Developments

Conversion of Class B Shares

Between August 21, 2026 and August 24, 2026, all holders of our Class B Common Stock delivered notice requesting that their outstanding balances of Class B Common Stock be converted into Class A Common Stock on a one-for-one basis. Following this conversion, there are no more shares of Class B Common Stock outstanding, and further issuances of Class B Common Stock can only be issued following an amendment to our Charter to allow for future issuances of Class B Common Stock.

Kips Financing

On May 19, 2026, we entered into a Securities Purchase Agreement with Kips (the “May 2026 Purchase Agreement”), pursuant to which we agreed to sell to Kips (i) 2,000 shares of Series A Preferred Stock for aggregate gross proceeds of $2,400, and (ii) the May 2026 Preferred Warrant to purchase up to an additional 6,000 shares of Series A Preferred Stock at an exercise price of $1,000.00 per share. Dividends are payable in cash, or at our option, in additional shares of Series A Preferred Stock. The Preferred Shares are convertible into shares of our Class A Common Stock in accordance with the terms of the COD. In connection with the transaction, on May 19, 2026, we also entered into a registration rights agreement, as amended on June 18, 2026, with Kips (the “May 2026 Registration Rights Agreement”) pursuant to which we agreed to register the resale of shares of Class A Common Stock issuable upon conversion of the Preferred Shares and 294,117 shares of Class A Common Stock as consideration for extending the filing deadlines in the May 2026 Registration Rights Agreement. On August 28, 2026, we amended the May 2026 Registration Rights Agreement and the May 2026 Purchase Agreement to issue and sell to Kips an additional 1,000 shares of Series A Preferred Stock and the August 2026 Preferred Warrant to purchase 6,000 additional shares of Series A Preferred Stock. We are registering the resale of the shares of Class A Common Stock pursuant to this prospectus to comply with the amended May 2026 Registration Rights Agreement.

Vision Aerial Merger Agreement

On July 24, 2026, we entered into the Vision Aerial Merger Agreement providing for our acquisition of Vision Aerial, Inc., a U.S.-based designer and manufacturer of unmanned aerial systems, for consideration consisting of (i) shares of our Class A Common Stock valued at $12,000, based on a 20-trading-day volume-weighted average price subject to a $2.00 floor and $3.00 cap per share, and (ii) $3,000 in cash, subject to customary adjustments and holdbacks. The closing is subject to customary closing conditions, and there can be no assurance a transaction will be consummated. See Note 18 to our condensed consolidated financial statements.

Special Project Delivery Merger Agreement

On August 13, 2026, we entered into a definitive merger agreement to acquire Special Project Delivery, Inc. for 4,800,000 shares of our Class A Common Stock. No shares will be issued unless and until our stockholders approve the issuance under Nasdaq Listing Rule 5635, and the closing is subject to that approval and other customary conditions. See Note 18 to our condensed consolidated financial statements.

Upcoming Meeting of Stockholders

We expect to hold a meeting of stockholders in September 2026. At the meeting, we expect to request that stockholders approve, among other matters:

1.	An amendment to our Certificate of Incorporation, as amended, to effect a reclassification and combination of our shares of Class A Common Stock that are issued and outstanding immediately prior to the reverse stock split at a ratio between 1:2 and 1:20;
2.	An increase in the number of shares available for issuance under our equity incentive award plan;
3.	The issuance of shares of our Class A Common Stock to Kips in connection with the conversion of the Series A Preferred Stock; and
4.	The issuance of shares of our Class A Common Stock to Leviston Resources, LLC (“Leviston”) in connection with the conversion of senior secured promissory notes in the aggregate principal amount of $5,200,000.

We have not yet filed definitive proxy materials for the expected stockholder meeting. The specific terms of the proposals, including the number of shares subject to the proposals and the full text of any proposed charter amendment or equity incentive plan amendment, are set forth in our proxy materials filed with the SEC.

Our board of directors has not provided any assurance that the proposals described above will be approved by stockholders. If we do not obtain the required stockholder approvals, our ability to complete certain financing transactions, issue securities in connection with acquisitions, or implement certain corporate-governance and compensation-related matters may be limited.

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March 2026 Convertible Promissory Note

On March 31, 2026, we entered into a securities purchase agreement with Leviston, pursuant to which we agreed to issue a senior secured convertible promissory note with a principal amount of $3,000. On May 13, 2026, we entered into a first amendment to the securities purchase agreement and promissory note with Leviston, amending the promissory note originally issued on March 31, 2026. Pursuant to the amendment, Leviston advanced an additional $833 to us, increasing the total funded amount under the original convertible note to $3,333. The amendment increased the aggregate principal amount of the original convertible note from $3,000 to $4,000. On May 18, 2026, we satisfied in full the entire $4,000 of outstanding principal under the convertible note, together with all accrued interest thereon, through the conversion of such amounts into 2,500,000 shares of Class A Common Stock.

Leviston Additional Notes

On May 13, 2026, we entered into the IRA with Leviston. Pursuant to the IRA, we granted Leviston the right, but not the obligation, to purchase one or more additional senior secured convertible notes from us during the seven-month period commencing May 13, 2026 and ending December 13, 2026, in an aggregate principal amount not to exceed $4,000.

On May 18, 2026, we issued to Leviston the May 2026 Additional Note in the original principal amount of $1,200, for gross proceeds to us of approximately $1,000. On June 22, 2026, we issued to Leviston the June 2026 Additional Note in the original principal amount of $2,800, for gross proceeds to us of approximately $2,300. The notes mature on September 18, 2026 and October 22, 2026, respectively. Each note was issued as an Additional Note under the IRA. We also amended the registration rights agreement with Leviston relating to the resale registration of shares issuable upon conversion of the notes.

On August 28, 2026, we entered into an amendment to the securities purchase agreement entered into on March 31, 2026 with Leviston, pursuant to which we issued an additional senior secured convertible promissory note with a principal amount of $1,200 in favor of Leviston. In connection with this promissory note, we entered into a new investor rights agreement on August 28, 2026, which grants Leviston the right to purchase additional notes in an aggregate principal amount of up to $3,600.

Partial Conversion of Notes Payable

On August 13, 2026, an unrelated investor converted $150 of outstanding principal and accrued interest into 126,957 shares of Class A Common Stock at a conversion price of $1.18 per share.

Termination of At The Market Offering Agreement

On June 26, 2026, we terminated our At The Market Offering Agreement and filed a post-effective amendment to deregister approximately 950,000 shares of Class A Common Stock previously registered for potential sale under the facility.

National Security Matters Initiative

On July 21, 2026, our Board of Directors approved the launch of the NSM Initiative described under “Overview” above, broadening our strategic focus to businesses that advance U.S. national security priorities. The NSM Initiative builds on the acquisitions of Vision Aerial and SPD described above.

Corporate Name Change

On July 27, 2026, we announced our intention to change our corporate name to NSM Labs, Inc., reflecting the expansion of our platform across national security markets. The name change is subject to stockholder approval. Until the change becomes effective, we will continue to operate as Mobix Labs, Inc., and our Class A Common Stock will continue to trade on Nasdaq under the symbol “MOBX.”

The Merger

We accounted for the Merger as a reverse recapitalization. Under this method of accounting, Chavant is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Legacy Mobix capital stock comprising a majority of the voting power of our common stock upon consummation of the Merger and having the ability to nominate the majority of our board of directors, Legacy Mobix’ senior management comprising our senior management, and Legacy Mobix’ operations comprising our ongoing operations. Accordingly, for accounting purposes, our financial statements represent a continuation of the financial statements of Legacy Mobix with the Merger being treated as the equivalent of Legacy Mobix issuing shares for the net assets of Chavant, accompanied by a recapitalization. We recognized the net assets of Chavant as of the Closing at historical cost, with no goodwill or other intangible assets recorded. Our operations prior to the Merger are presented as those of Legacy Mobix and the accumulated deficit of Legacy Mobix has been carried forward after Closing. All issued and outstanding securities of Chavant at the time of the Closing were treated as issuances of securities by us upon the consummation of the Merger.

As a result of the Merger, we raised gross proceeds of $21,014, including the contribution of $1,264 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $100.00 per share of Chavant’s Class A Common Stock. Our Class A Common Stock and Public Warrants began trading on Nasdaq under the symbols “MOBX” and “MOBXW,” respectively, on December 22, 2023.

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Results of Operations

Comparison of the Three Months Ended June 30, 2026 and 2025

(dollars in thousands)	Three months ended June 30,		Change
	2026	2025	$	%

Net revenue:
Products	$529	$1,503	$(974)	(65)%
Services	260	847	(587)	(69)%
Total net revenue	789	2,350	(1,561)	(66)%

Cost of revenue:
Products	528	655	(127)	(19)%
Services	159	346	(187)	(54)%
Total cost of revenue	687	1,001	(314)	(31)%
Gross profit	102	1,349	(1,247)	(92)%

Operating expenses:
Research and development	411	486	(75)	(15)%
Selling, general and administrative	7,045	8,208	(1,163)	(14)%
Impairment of long-lived assets	—	725	(725)	(100)%

Loss from operations	(7,354)	(8,070)	716	(9)%

Interest expense	868	547	321	59%
Change in fair value of earnout liability	—	(210)	210	(100)%
Change in fair value of warrants	(108)	(612)	504	(82)%
Financing costs expensed	600	443	157	35%
Change in fair value of notes payable	27	—	27	100%
Loss on extinguishment of notes payable	3,791	17	3,774	22,201%
Loss on issuance of preferred shares and liability-classified warrants	3,707	—	3,707	100%
Other non-operating losses, net	553	19	534	2,810%

Loss before income taxes	(16,792)	(8,274)	(8,518)	103%
Income tax provision (benefit)	3	(2)	5	(250)%

Net loss and comprehensive loss	$(16,795)	$(8,272)	$(8,523)	103%

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Comparison of the Nine Months Ended June 30, 2026 and 2025

(dollars in thousands)	Nine months ended June 30,		Change
	2026	2025	$	%

Net revenue:
Products	$2,533	$4,911	$(2,378)	(48)%
Services	1,101	3,119	(2,018)	(65)%
Total net revenue	3,634	8,030	(4,396)	(55)%

Cost of revenue:
Products	1,933	2,912	(979)	(34)%
Services	834	1,062	(228)	(21)%
Total cost of revenue	2,767	3,974	(1,207)	(30)%
Gross profit	867	4,056	(3,189)	(79)%

Operating expenses:
Research and development	1,281	1,816	(535)	(29)%
Selling, general and administrative	21,864	32,043	(10,179)	(32)%
Impairment of long-lived assets	—	725	(725)	(100)%

Loss from operations	(22,278)	(30,528)	8,250	(27)%

Interest expense	3,637	1,032	2,605	252%
Change in fair value of earnout liability	(960)	(490)	(470)	96%
Change in fair value of warrants	320	(1,237)	1,557	(126)%
Financing costs expensed	600	443	157	35%
Change in fair value of notes payable	27	—	27	100%
Loss on extinguishment of notes payable	4,218	300	3,918	1,306%
Loss on issuance of preferred shares and liability-classified warrants	3,707	—	3,707	100%
Other non-operating gains (losses), net	(1,036)	(165)	(871)	528%

Loss before income taxes	(32,791)	(30,411)	(2,380)	8%
Income tax benefit	(18)	(9)	(9)	100%

Net loss and comprehensive loss	$(32,773)	$(30,402)	$(2,371)	8%

Net Revenue

We derive our net revenue primarily from product sales to equipment manufacturers. We recognize product revenue when we satisfy performance obligations under the terms of our contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract), net of accruals for estimated sales returns and allowances (which were not material for the nine months ended June 30, 2026 and 2025). Sales and other taxes we collect, if any, are excluded from net revenue. We include shipping and handling fees we bill to customers as part of net revenue. We include shipping and handling costs associated with outbound freight in cost of product revenue.

We derive services revenue from engineering services, principally for the research, development or design of wireless systems solutions. Our contracts with our customers generally contain a single distinct performance obligation, to provide research or design services for products based on the customer’s specifications. We recognize revenue for engineering services over time as we deliver the services on an input basis, using costs incurred as the measure of progress. Costs incurred represent the most reliable measure of transfer of control to the customer. We defer the recognition of revenue for any amounts billed or received prior to delivery of the services.

Our net revenue fluctuates based on a variety of factors, including the timing of the receipt of product orders or contracts from our customers, product mix, competition, global economic conditions, and other factors.

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Product revenue was $529 for the three months ended June 30, 2026 compared to $1,503 for the three months ended June 30, 2025, a decrease of $974 or 65%. The change is principally driven by a drop in sales of our filtered connectors products.

For the nine months ended June 30, 2026, product revenue was $2,533 compared to $4,911 for the nine months ended June 30, 2025, a decrease of $2,378 or 48%. The change reflects a delay in shipments of our radar and imaging sensor products, which began to resume near the end of the three months ended June 30, 2026.

Services revenue was $260 for the three months ended June 30, 2026 compared to $847 for the three months ended June 30, 2025, a decrease of $587 or 69%. The decrease is primarily attributable to reduced project activity with a customer that began to slow in advance of the customer’s April 2026 announcement that it intends to contribute the division with which we principally engage to a newly formed joint venture expected to close in the third quarter of calendar year 2026; we anticipate project activity will begin to recover within approximately three to six months following the closing, although there can be no assurance regarding the timing or completion of the transaction or that activity with the successor entity will resume at historical levels.

For the nine months ended June 30, 2026, services revenue was $1,101 compared to $3,119 for the nine months ended June 30, 2025, a decrease of $2,018 or 65%. The decrease is primarily attributable to the same reduction in project activity with the customer described above, which affected a larger portion of the current nine-month period as project activity began to slow in advance of the customer’s April 2026 announcement. The decrease also reflects performance under a relatively large service contract with this customer during the nine months ended June 30, 2025, which elevated services revenue in the prior-year period and did not recur in the current-year period.

Cost of Revenue

Cost of product revenue consists of materials, direct labor, contract manufacturing services, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of product revenue also includes overhead costs for the manufacture or sourcing of products, including facility costs and depreciation.

Cost of services revenue principally consists of employee compensation and benefits of employees engaged in the delivery of engineering services, along with any related materials, equipment, supplies or other costs to perform a contract.

Cost of product revenue was $528 for the three months ended June 30, 2026 compared to $655 for the three months ended June 30, 2025, a decrease of $127 or 19%. The change principally reflects the lower shipments of our wireless systems solutions products noted above.

Cost of services revenue was $159 for the three months ended June 30, 2026 compared to $346 for the three months ended June 30, 2025, a decrease of $187, or 54%. The decrease is primarily attributable to lower direct labor and related compensation and benefits costs resulting from the reduced project activity with the customer described under “Services Revenue” above. Cost of services revenue decreased at a lower rate than the related revenue due to certain fixed costs within our services operations that do not vary with project activity, which adversely affected our services gross margin for the period.

Cost of product revenue was $1,933 for the nine months ended June 30, 2026 compared to $2,912 for the nine months ended June 30, 2025, a decrease of $979 or 34%. The change principally reflects the lower shipments of our wireless systems solutions products noted above.

Cost of service revenue was $834 for the nine months ended June 30, 2026 compared to $1,062 for the nine months ended June 30, 2025, a decrease of $228 or 21%.

Research and Development Expenses

Research and development expenses represent costs of our product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. We expense all research and development costs as incurred.

Research and development expenses were $411 for the three months ended June 30, 2026 compared to $486 for the three months ended June 30, 2025, a decrease of $75 or 15%. The decrease primarily relates to lower stock-based compensation expense.

Research and development expenses were $1,281 for the nine months ended June 30, 2026 compared to $1,816 for the nine months ended June 30, 2025, a decrease of $535 or 29%. The decrease reflects lower costs for employee compensation and benefits and other costs as part of the Company’s ongoing cost management efforts.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily include employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Selling, general and administrative expenses were $7,045 for the three months ended June 30, 2026 compared to $8,208 for the three months ended June 30, 2025, a decrease of $1,163 or 14%. The change principally reflects a decrease in stock-based compensation expense.

Selling, general and administrative expenses were $21,864 for the nine months ended June 30, 2026 compared to $32,043 for the nine months ended June 30, 2025, a decrease of $10,179 or 32%. The decrease was primarily attributable to lower stock-based compensation expense, which included $6,917 recognized in the nine months ended June 30, 2025 in connection with the acceleration of vesting of certain awards, with no comparable expense in the current-year period. The decrease also reflects lower professional services costs and lower employee compensation and benefits as a result of the Company’s ongoing cost reduction initiatives.

Interest Expense

Interest expense consists of cash and non-cash interest related to our related and unrelated party promissory notes, notes payable and convertible notes.

Interest expense was $868 for the three months ended June 30, 2026 compared to $547 for the three months ended June 30, 2025, an increase of $321 or 59%. The increase reflects higher outstanding borrowings and higher interest rates on borrowings during the three months ended June 30, 2026.

Interest expense was $3,637 for the nine months ended June 30, 2026 compared to $1,032 for the nine months ended June 30, 2025, an increase of $2,605 or 252%. The increase reflects higher outstanding borrowings and higher interest rates on borrowings during the nine months ended June 30, 2026.

Change in Fair Value of Earnout Liability

Certain Mobix stockholders and certain holders of Mobix stock options will be entitled to receive an additional aggregate 350,000 shares of our Class A Common Stock (“Earnout Shares”) based on the achievement of trading price targets over a period extending to December 2030. We account for the Earnout Shares as liability-classified instruments because the events that determine the number of Earnout Shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock, and we remeasure the earnout liability to its estimated fair value at the end of each reporting period.

As of June 30, 2026, none of the conditions for the issuance of any earnout shares had been achieved and we adjusted the carrying amount of the earnout liability to its estimated fair value of $280. As a result of changes in the estimated fair value of the liability, we recognized non-cash gains of $0 and $210 for the three months ended June 30, 2026 and 2025, respectively, and non-cash gains of $960 and $490 for the nine months ended June 30, 2026 and 2025, respectively.

The fair value of the earnout liability is based on a number of factors, including changes in the market price of our Class A Common Stock. We have experienced significant fluctuations in the market price of our Class A Common Stock, and may experience significant fluctuations in the future. Such price fluctuations will increase or decrease the value of the earnout liability, and we may be required to recognize additional losses or gains in our statements of operations and comprehensive loss, the amounts of which may be substantial.

Change in Fair Value of Warrants

We evaluated all common stock warrants at the time of issuance and concluded that certain warrants did not meet the derivative scope exception. Specifically, these warrants contained provisions that affected their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants were not considered indexed to our common stock and were classified as liabilities. At their respective dates of issuance, we recognized a liability for each of the liability-classified warrants in the amount of its estimated fair value using the Black-Scholes option-pricing model. We subsequently adjust the carrying amount of the liability for each warrant to its estimated fair value as of the end of each reporting period (or through the warrants’ respective dates of exercise or modification, if earlier).

On October 24, 2025, we entered into amendments to certain liability-classified warrants to purchase an aggregate of 1,337,549 shares of our Class A Common Stock. The amendments revised certain terms of the warrants, including terms that could potentially require cash settlement, such that under the guidance in ASC Topic 480, Distinguishing Liabilities from Equity and ASC Topic 815, Derivatives and Hedging, the warrants are equity-classified financial instruments. The amendments did not affect any terms of the warrants that are inputs into the estimation of the fair value of warrants under the Black-Scholes option pricing model, which we use to estimate the fair value of warrants.

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As a result of the amendments to the warrants, we remeasured the related liabilities to their estimated fair value of $6,912 as of the date of the amendments and we reclassified this amount from “Liability-classified warrants” to “Additional paid-in capital” in the condensed consolidated balance sheet. As consideration for these amendments, we issued the warrant holder an additional warrant to purchase 100,000 shares of our Class A Common Stock at a price of $10.80 per share. We recognized the $514 fair value of the additional warrant as an expense, included in “Other non-operating losses, net” in the condensed consolidated statements of operations and comprehensive loss for the nine months ended June 30, 2026.

As a result of changes in the fair value of liability-classified warrants outstanding during the periods, for the three months ended June 30, 2026 and 2025, we recognized net non-cash gains of $108 and net non-cash gains of $612, respectively. For the nine months ended June 30, 2026 and 2025, we recognized net non-cash losses of $320 and net non-cash gains of $1,237, respectively, which are included in “Change in fair value of warrants” in the condensed consolidated statements of operations and comprehensive loss.

As of June 30, 2026 and September 30, 2025, the related liabilities of $3,047 and $6,859, respectively, are included in “Liability-classified warrants” in the condensed consolidated balance sheet.

Financing Costs Expensed

In April 2025, we entered into a securities purchase agreement with an institutional accredited investor, pursuant to which it issued 385,000 shares of Class A Common Stock, a pre-funded warrant to purchase up to 102,686 shares of Class A Common Stock and common stock warrants to purchase up to 487,686 shares of our Class A Common Stock (together, the “April 2025 Offering”). Private placement costs of $443 for the three months and nine months ended June 30, 2025 represent costs incurred in connection with the April 2025 Offering. The costs consist of outside professional fees and the value of warrants to purchase shares of our Class A Common Stock issued to the placement agent. We allocated the total costs among the liability-classified and equity-classified securities we issued in the April 2025 Offering. The portion of such costs allocated to liability-classified securities is included in “Private Placement Costs Expensed” in the unaudited condensed consolidated statements of operations and comprehensive loss. Additional information relating to the April 2025 Offering can be found in the notes to our unaudited condensed consolidated financial statements included herein.

On June 18, 2026, we entered into Amendment No. 1 to the Registration Rights Agreement with Kips, pursuant to which the filing and effectiveness deadlines were extended and prior remedies were waived. As a non-refundable registration-extension fee, fully earned upon execution, we issued 294,117 shares of Class A Common Stock (the “Extension Shares”) on July 17, 2026, valued at $600 based on a price of $2.04 per share, which exceeded the Nasdaq Listing Rule 5635(d) Minimum Price of $2.036. Our registration statement on Form S-1 (File No. 333-296928) was filed June 22, 2026 and declared effective July 16, 2026. We recorded a charge of $600 in the three months ended June 30, 2026 with respect to the Extension Shares, which was recorded in financing costs expensed in the condensed consolidated statements of operations and comprehensive loss

Other Non-Operating (Gains) Losses, Net

For the three months ended June 30, 2026, other non-operating losses, net of $553 principally consist of losses on the settlements of certain other liabilities in shares of our Class A Common Stock. For the nine months ended June 30, 2026, other non-operating gains, net of $1,036 principally consist of gains on the settlements of certain other liabilities in shares of our Class A Common Stock.

For the three months ended June 30, 2025, other non-operating losses, net of $19 consist of a loss from the increase in the fair value of a derivative liability. For the nine months ended June 30, 2025, other non-operating gains, net of $165 principally consist of net gains recognized upon the settlement of liabilities in shares of our Class A Common Stock.

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Income Tax Provision / Benefit

We account for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of our deferred tax assets unless it is more likely than not that such assets will be realized.

For the three months and nine months ended June 30, 2026, and for the three and nine months ended June 30, 2025, our provision (benefit) for income taxes differs from an amount calculated based on statutory tax rates principally due to our recording a valuation allowance against the net operating losses we generated during the period because we did not expect that the deferred tax asset arising from our pretax book losses would be realized in the future.

Comparison of the Year Ended September 30, 2025 and 2024

(dollars in thousands)	Year ended September 30,		Change
	2025	2024	$	%

Net revenue:
Product	$5,996	$5,890	$106	2%
Services	3,916	552	3,364	609%
Total net revenue	9,912	6,442	3,470	54%

Cost of revenue:
Products	3,563	3,752	(189)	(5)%
Services	1,342	138	1,204	872%
Total cost of revenue	4,905	3,890	1,015	26%
Gross profit	5,007	2,552	2,455	96%

Operating expenses:
Research and development	2,419	5,779	(3,360)	(58)%
Selling, general and administrative	39,556	41,835	(2,279)	(5)%
Impairment of long-lived assets	725	1,333	(608)	(46)%
Loss from operations	(37,693)	(46,395)	8,702	(19)%

Interest expense	2,325	1,582	743	47%
Change in fair value of earnout liability	(440)	(31,879)	31,439	(99)%
Change in fair value of warrants	(804)	(1,415)	611	(43)%
Change in fair value of PIPE make-whole liability	—	(830)	830	(100)%
Merger-related transaction costs expensed	—	4,009	(4,009)	(100)%
Financing costs expensed	7,266	2,894	4,372	151%
Other non-operating losses, net	84	1,707	(1,623)	(95)%
Loss before income taxes	(46,124)	(22,463)	(23,661)	105%
Provision (benefit) for income taxes	7	(2,429)	2,436	(100)%
Net loss and comprehensive loss	$(46,131)	$(20,034)	$(26,097)	(130)%

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Net Revenue

We derive our net revenue primarily from product sales to equipment manufacturers. We recognize product revenue when we satisfy performance obligations under the terms of our contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract), net of accruals for estimated sales returns and allowances (which were not material for the years ended September 30, 2025 and 2024). Sales and other taxes we collect, if any, are excluded from net revenue. We include shipping and handling fees we bill to customers as part of net revenue. We include shipping and handling costs associated with outbound freight in cost of product revenue.

We derive services revenue from engineering services, principally for the research, development or design of wireless systems solutions. Our contracts with our customers generally contain a single distinct performance obligation, to provide research or design services for products based on the customer’s specifications. We recognize revenue for engineering services over time as we deliver the services on an input basis, using costs incurred as the measure of progress. Costs incurred represent the most reliable measure of transfer of control to the customer. We defer the recognition of revenue for any amounts billed or received prior to delivery of the services.

Our net revenue fluctuates based on a variety of factors, including the timing of the receipt of product orders or contracts from our customers, product mix, competition, global economic conditions, and other factors.

Product revenue was $5,996 for the year ended September 30, 2025 compared to $5,890 for the year ended September 30, 2024, an increase of $106 or 2%. The increase principally reflects the inclusion of sales of our wireless systems solutions and our interconnect products in our net revenue for all of fiscal year 2025. We acquired our wireless systems solutions in our May 2024 acquisition of RaGE Systems and we acquired our interconnect products in our December 2023 acquisition of EMI Solutions. For the year ended September 30, 2024, these products are only included in our net revenues from the respective dates of the acquisition. The impact of these acquisitions was partly offset by lower sales of active optical cables.

Services revenue was $3,916 for the year ended September 30, 2025 compared to $552 for the year ended September 30, 2024, an increase of $3,364 or 609%. The increase principally reflects the inclusion of services revenues for wireless systems solutions in our net revenue for all of fiscal year 2025. We acquired our wireless systems solutions in our May 2024 acquisition of RaGE Systems. For the year ended September 30, 2024, these products are only included in our net revenues from the date of the acquisition.

Cost of Revenue

Cost of product revenue consists of materials, direct labor, contract manufacturing services, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of product revenue also includes overhead costs for the manufacture or sourcing of products, including facility costs and depreciation.

Cost of services revenue principally consists of employee compensation and benefits of employees engaged in the delivery of engineering services, along with any related materials, equipment, supplies or other costs to perform a contract.

Cost of product revenue was $3,563 for the year ended September 30, 2025 compared to $3,752 for the year ended September 30, 2024, a decrease of $189 or 5%. The change principally reflects a shift in product mix toward our wireless systems solutions and lower sales of active optical cables.

Cost of service revenue was $1,342 for the year ended September 30, 2025 compared to $138 for the year ended September 30, 2024, an increase of $1,204 or 872%. The change principally reflects the inclusion of service revenues for our wireless systems solutions in our net revenue for all of fiscal year 2025, as discussed above under “Net Revenue.”

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Research and Development Expenses

Research and development expenses represent costs of our product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. We expense all research and development costs as incurred.

Research and development expenses were $2,419 for the year ended September 30, 2025 compared to $5,779 for the year ended September 30, 2024, a decrease of $3,360 or 58%. The decrease principally reflects lower employee compensation and benefits, lower costs for outside services and lower stock-based compensation expense resulting from the headcount reductions and other cost reduction actions we completed during the first six months of our fiscal year ended September 30, 2024. The decrease also reflects lower write-offs of tooling for the year ended September 30, 2025 compared to the prior year. These decreases were slightly offset by increased research and development costs in EMI Solutions and RaGE Systems, which we acquired during the year ended September 30, 2024.

Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily include employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Selling, general and administrative expenses were $39,556 for the year ended September 30, 2025 compared to $41,835 for the year ended September 30, 2024, a decrease of $2,279 or 5%. The decrease principally reflects lower costs for outside services, lower costs for compensation and benefits and lower costs for estimated amounts payable under the RaGE Earnout in connection with our acquisition of RaGE Systems. These decreases were partially offset by higher stock-based compensation expense and the addition of selling, general and administrative expenses of the businesses we acquired during fiscal 2024.

Impairment of Long-Lived Assets

In March 2025, we vacated a leased 19,436 square foot office in Irvine, California and in April 2025 the lease was terminated. As a result, during the three months ended June 30, 2025, we recognized an impairment loss of $725 to reduce the carrying value of this asset group to its estimated fair value. See Note 11—Leases, of the notes to our consolidated financial statements included herein.

During the year ended September 30, 2024, as a result of declining sales of AOCs and strategic decisions on investment across our product groups, we tested the related long-lived assets for possible impairment. Based on our test, we concluded that the carrying value of the AOCs asset group exceeded its estimated fair value, and we recorded an impairment charge of $1,333 to write down the carrying value of the long-lived assets (consisting of developed technology and customer relationships). We estimated the fair value of the AOC asset group using a discounted cash flow model.

Interest Expense

Interest expense consists of cash and non-cash interest on our related and unrelated party promissory notes and notes payable.

Interest expense was $2,325 for the year ended September 30, 2025 compared to $1,582 for the year ended September 30, 2024, an increase of $743 or 47%. The increase principally reflects higher outstanding borrowings and higher interest rates on borrowings outstanding during the year ended September 30, 2025.

Change in Fair Value of Earnout Liability

In connection with the Merger, certain Legacy Mobix stockholders and certain holders of Legacy Mobix stock options will be entitled to receive an additional aggregate 350,000 shares of our Class A Common Stock based on the achievement of trading price targets following the Closing over a seven-year earnout period. We account for the Earnout Shares as liability-classified instruments because the events that determine the number of Earnout Shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock, and we remeasure the earnout liability to its estimated fair value at the end of each reporting period. Additional information relating to the earnout liability can be found in the notes to our consolidated financial statements included herein.

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We estimated the fair value of the earnout liability as of the Closing of the Merger at $33,559. As of September 30, 2025 and 2024, none of the conditions for the issuance of any Earnout Shares had been achieved and we adjusted the carrying amount of the earnout liability to its estimated fair value of $1,240 and $1,680, respectively. As a result of decreases in the fair value of the liability, which were primarily the result of decreases in the price of our Class A Common Stock subsequent to the Closing, we recognized non-cash gains of $440 and $31,879 for the years ended September 30, 2025 and 2024, respectively.

The fair value of the earnout liability is based on a number of factors, including changes in the market price of our Class A Common Stock. We have experienced significant fluctuations in the market price of our Class A Common Stock in the period subsequent to the Closing, and may experience significant fluctuations in the future. Such price fluctuations will increase or decrease the value of the earnout liability, and we may be required to recognize losses or gains in our statements of operations and comprehensive loss, the amounts of which may be material.

Change in Fair Value of Warrants

We evaluated all common stock warrants at the time of issuance (or at the Closing, if later) and concluded that certain warrants do not meet the derivative scope exception. Specifically, these warrants contain provisions that affect their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants are not considered indexed to our common stock and must be classified as liabilities. At their respective dates of issuance (or, in the case of the Private Warrants, at the Closing), we recognized a liability for each of the warrants in the amount of its estimated fair value. We subsequently adjusted the carrying amount of the liability for each warrant to its estimated fair value as of September 30, 2025 and 2024 (or through the warrants’ respective dates of exercise, if earlier).

As a result of changes in the fair value of the warrants, for the years ended September 30, 2025 and 2024, we recognized net non-cash gains of $804 and $1,415, respectively, which are included in “Change in fair value of warrants” in the consolidated statements of operations and comprehensive loss. See Note 15, Warrants and Note 17, Fair Value Measurements, of the notes to our consolidated financial statements included herein.

Change in Fair Value of PIPE Make-Whole Liability

In connection with the Merger, we agreed to issue additional shares of our Class A Common Stock to the holders of 245,473 shares of our Class A Common Stock in the event that the volume-weighted average price per share of our Class A Common Stock during a specified period is less than $100.00 per share. In such a case, we would be obligated to issue up to 105,202 additional shares of our Class A Common Stock. We accounted for the make-whole shares as liability-classified instruments because the events that determined the number of make-whole shares we were ultimately obligated to issue were not solely indexed to our common stock and we remeasured the PIPE make-whole liability to its estimated fair value at the end of each reporting period. Additional information relating to the PIPE make-whole liability can be found in the notes to our consolidated financial statements included herein.

We estimated the fair value of the PIPE make-whole liability as of the Closing of the Merger at $2,071. In August 2024, we settled the PIPE make-whole liability through the issuance of 105,202 shares of our Class A Common Stock having a fair value of $1,241 at the time of settlement. As a result of the change in the fair value of the PIPE make-whole liability subsequent to the Closing, we recognized a non-cash gain of $830 for the year ended September 30, 2024.

Financing Costs Expensed

For the year ended September 30, 2025, financing costs expensed of $7,266 principally consisted of costs associated with the September 2025 warrant exercise inducement, including the estimated the fair value of the Inducement Warrants as of the date of issuance, the increase in the estimated fair value of the remaining Series B Warrants resulting from their amendment and the fair value of the warrants issued and fees paid to the financial advisor. Financing costs expensed also includes costs associated with the April 2025 Offering.

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For the year ended September 30, 2024, financing costs expensed of $2,894 consisted of the excess of the fair value of warrants issued in the Private Placement over the gross proceeds received, the fair value of the Placement Agent Warrants issued and the cash fees paid to the placement agent.

Other Non-Operating Losses, Net

For the year ended September 30, 2025, other non-operating losses, net of $84 principally consisted of net losses on the settlement of notes payable and other liabilities in shares of our Class A Common Stock.

For the year ended September 30, 2024, other non-operating losses, net of $1,707 principally consisted of commitment and other fees of $1,577 incurred in connection with the committed equity facility.

Provision (Benefit) for Income Taxes

We account for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of our deferred tax assets unless it is more likely than not that such assets will be realized.

For the year ended September 30, 2025, our income tax provision of $7 differs from an amount calculated based on statutory tax rates principally due to our recording a valuation allowance against the net operating losses we generated during the period. We did not recognize any tax benefit related to our pretax book loss of $46,124 because we did not expect that the deferred tax asset arising from our net operating losses would be realized in the future.

For the year ended September 30, 2024, we recognized an income tax benefit of $2,429. In connection with our acquisitions of EMI Solutions and RaGE Systems, we recognized additional deferred tax liabilities of $2,666 associated with acquired intangible assets. Based on the availability of these tax attributes, we determined that we expect to realize a greater portion of our existing deferred tax assets and for the year ended September 30, 2024 we recognized income tax benefits of $2,432, principally resulting from reductions of the valuation allowance previously recorded against our deferred tax assets.

Liquidity and Capital Resources

Our primary use of cash is to fund operating expenses, working capital requirements, debt service obligations, capital expenditures and other investments.

We have incurred operating losses and negative cash flows as a result of our ongoing investment in product development and other operating expenses we incur. We expect to continue to incur operating losses and negative cash flows from operations associated with research and development expenses, selling, general, and administrative expenses and capital expenditures necessary to expand our operations, product offerings, and customer base with the ultimate goals of growing our business and achieving profitability in the future.

Cash Flows

The following table summarizes our unaudited condensed consolidated cash flows for the nine months ended June 30, 2026 and 2025:

	Nine months ended June 30,		Change
	2026	2025	$
Net cash used in operating activities	$(14,719)	$(5,600)	$(9,119)
Net cash provided by (used in) investing activities	(9)	11	(20)
Net cash provided by financing activities	13,597	5,563	8,034
Net increase (decrease) in cash	(1,131)	(26)	$(1,105)
Cash, beginning of period	3,273	266
Cash, end of period	$2,142	$240

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Operating Activities

For the nine months ended June 30, 2026, net cash used in operating activities was $14,719, which included the impact of our net loss of $32,773 and a net decrease in working capital items of $2,347, offset by net non-cash charges of $20,401. The net non-cash charges principally consisted of stock-based compensation expense of $9,941 for restricted stock units and stock options, $1,324 of depreciation and amortization expense, charges of $4,027 for the issuance or change in fair value of warrants and the issuance of preferred stock, charges of $4,218 for the extinguishment of notes payable, and charges of $1,121 for the issuance of common stock in consideration for a modification, partially offset by a $960 non-cash gain from the decrease in the fair value of the earnout liability. The net working capital increase principally consisted of decreases in accounts payable and accrued expenses, partly offset by decreases in accounts receivable and inventory.

For the nine months ended June 30, 2025, net cash used in operating activities was $5,600, which included the impact of our net loss of $30,402, offset by net non-cash charges of $21,817 and net decreases in working capital items of $2,985. The net non-cash charges principally consisted of stock-based compensation expense of $20,256 for stock options and restricted stock units and $1,591 of depreciation and amortization expense and a $725 loss on the impairment of long-lived assets. The net working capital decrease principally consisted of increases in accrued expenses and inventory together with decreases in accounts receivable and accounts payable.

Investing Activities

Net cash used in investing activities for the nine months ended June 30, 2026 was $9.

Net cash provided by investing activities of $11 for the nine months ended June 30, 2025 consisted of proceeds from the sale of property and equipment, partially offset by payments for the acquisition of property and equipment.

Financing Activities

Net cash provided by financing activities for the nine months ended June 30, 2026 of $13,597 principally consisted of $5,360 in proceeds from our public offering, $1,254 in proceeds from the sale of common stock, $1,975 in proceeds from the sale of preferred stock and warrants on preferred stock, $8,649 in borrowings under notes payable and agreements for the purchase and sale of future receipts and proceeds of $55 from the exercise of stock options. These amounts were partially offset by principal payments on notes payable of $3,696 (including payments of $854 on notes payable—related parties).

Net cash provided by financing activities for the nine months ended June 30, 2025 of $5,563 consisted of $3,645 in proceeds from the sale of common stock and warrants in the April 2025 Offering, $600 from the issuance of common stock, $2,575 in proceeds under agreements for the purchase and sale of future receipts and the issuance of notes payable and proceeds of $17 from the exercise of warrants to purchase shares of the Company’s Class A Common Stock. These amounts were partially offset by principal payments on notes payable of $1,100 (including payments of $445 on notes payable—related parties) and the payment of deferred consideration of $174 for the acquisition of a business.

The following table summarizes our consolidated cash flows for the years ended September 30, 2025 and 2024:

(dollars in thousands)	Year ended September 30,		Change
	2025	2024	$
Net cash used in operating activities	$(10,113)	$(18,388)	8,275
Net cash provided by (used in) investing activities	1	(1,108)	1,109
Net cash provided by financing activities	13,119	19,673	(6,554)
Net increase in cash	3,007	177	2,830
Cash, beginning of period	266	89
Cash, end of period	$3,273	$266

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Operating Activities

For the year ended September 30, 2025, net cash used in operating activities was $10,113, which included the impact of our net loss of $46,131, offset by net non-cash charges of $34,648 and net decreases in working capital items of $1,370. The net non-cash charges principally consisted of stock-based compensation expense of $25,619, non-cash charges of $6,458 related to the warrant exercise inducement, $2,058 of depreciation and amortization expense and a $725 loss on the impairment of long-lived assets. The net working capital decrease principally consisted of decreases in accounts receivable and inventory.

For the year ended September 30, 2024, net cash used in operating activities was $18,388, which included the impact of our net loss of $20,034 and net non-cash credits of $3,206, partly offset by net decreases in working capital items of $4,852. The net non-cash credits principally consisted of the $31,879 gain on the change in fair value of the earnout liability, a deferred income tax benefit of $2,432 and $1,415 of non-cash gains from the change in the fair value of liability-classified warrants. These non-cash credits were partially offset by stock-based compensation expense of $21,383, $4,009 of Merger related transaction costs, $2,894 of non-cash private placement costs, $2,015 of depreciation and amortization expense and impairment of long-lived assets of $1,333. The net working capital decrease principally consists of an increase in accounts payable, accrued expenses and other liabilities, partly offset by an increase in accounts receivable.

Investing Activities

Net cash provided by investing activities of $1 for the year ended September 30, 2025 consisted of proceeds from the sale of property and equipment, almost entirely offset by payments for the acquisition of property and equipment.

Net cash used in investing activities of $1,108 for the year ended September 30, 2024 consisted of payments for the acquisition EMI Solutions and RaGE, net of acquired cash, and payments of $44 for the acquisition of property and equipment.

Financing Activities

Net cash provided by financing activities for the year ended September 30, 2025 of $13,119 consisted of $3,645 in proceeds from the sale of common stock and warrants in the April 2025 Offering, proceeds of $4,520 from the exercise of warrants to purchase shares of our Class A Common Stock (including $4,500 from the warrant exercise inducement), $1,600 from the issuance of common stock and $5,317 in proceeds under agreements for the purchase and sale of future receipts and the issuance of notes payable. These amounts were partially offset by principal payments on notes payable of $1,789 (including payments of $574 on notes payable—related parties) and the payment of deferred consideration of $174 for the acquisition of a business.

Net cash provided by financing activities for the year ended September 30, 2024 of $19,673 consisted of the $21,014 proceeds from the Merger and PIPE, $3,529 in proceeds from the issuance of common stock, $3,585 proceeds from the sale of warrants in a private placement, $1,648 in proceeds from issuance of notes payable and convertible notes (including $450 from notes payable—related parties) and proceeds of $229 from the exercise of stock options and warrants. These amounts were partially offset by the payment of Merger-related transaction costs of $6,946, principal payments of $3,212 on notes payable (including payments of $1,463 on notes payable—related parties) and the payment of deferred consideration of $174 for the acquisition of a business.

Liquidity

As of September 30, 2025, our cash balance was $3,273 compared to $266 at September 30, 2024. We had a working capital deficit of $21,071 as of September 30, 2025 compared to a working capital deficit of $20,836 at September 30, 2024.

As of June 30, 2026, our cash balance was $2,142 compared to $3,273 at September 30, 2025. We had a working capital deficit of $16,117 as of June 30, 2026 compared to a working capital deficit of $21,071 at September 30, 2025.

As of June 30, 2026, our debt consists of notes payable with an aggregate amount of $4,355 and 7% promissory notes—related parties with an aggregate principal amount of $1,397. Of these amounts, one note having a principal amount of $125 has reached its maturity date and is currently due. The remainder require weekly or monthly payments in varying amounts through July 2027.

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Our total liabilities as of June 30, 2026 were $26,711 compared to $37,449 as of September 30, 2025. The decrease in our total liabilities is principally due to the amendment of certain liability-classified warrants and the resulting reclassification of $6,912 of liabilities to stockholders’ equity (deficit) on the condensed consolidated balance sheet during the nine months ended June 30, 2026, a decrease in accounts payable of $3,949, and a decrease in accrued expenses and other current liabilities of $2,008, partially offset by the issuance of $2,780 of liability-classified warrants.

Other commitments include (i) non-cancelable operating leases for equipment, office facilities and other property containing future minimum lease payments totaling $167 payable over the next 0.7 years, (ii) unpaid commitment and other fees of $1,478 payable in connection with the committed equity facility (terminated effective June 26, 2026), (iii) deferred purchase consideration of $2,093 related to acquisitions which is currently due, and (iv) $2,000 currently payable under an earnout arrangement related to the acquisition of a business.

Going Concern

We incurred a loss from operations of $22,278 for the nine months ended June 30, 2026 and we incurred losses from operations of $37,693 and $46,395 for the years ended September 30, 2025 and 2024, respectively. Additionally, we had negative cash flows from operations of $14,719 for the nine months ended June 30, 2026 and negative cash flows from operations of $10,113 and $18,388 for the years ended September 30, 2025 and 2024, respectively. As of June 30, 2026, we had cash on hand of $2,142 and an accumulated deficit of $183,361. We have historically financed our operations through the issuance and sale of equity securities and the issuance of debt. We expect to continue to incur operating losses and negative cash flows from operations for the foreseeable future and we will need to raise additional debt or equity financing to fund our operations and satisfy our obligations. We believe that there is substantial doubt concerning our ability to continue as a going concern as we currently do not have adequate liquidity to meet our operating needs and satisfy our obligations for at least the next twelve months.

While we will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to us, or at all. If we raise funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If we are unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, we may be required to reduce our operating expenditures, which could adversely affect our business prospects, or we may be unable to continue operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes we will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Critical Accounting Policies and Estimates

The preparation of our financial statements and related disclosures in accordance with U.S. GAAP requires that we make judgments, assumptions and estimates that affect the amounts reported in the consolidated financial statements.

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results that we report in our financial statements. Some of our accounting policies require that we make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. We base our estimates and judgments on historical experience, current economic and industry conditions and other factors that we believe to be reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions.

Our most critical accounting estimates include the assumptions we use in the determination of the fair value of the earnout liability, the fair value of liability-classified warrants, stock-based compensation, the provision (benefit) for income taxes, the accounting for business combinations and the measurement of definite-lived intangible assets and goodwill.

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Fair Value of Earnout Liability

We account for the Earnout Shares as liability-classified instruments because the events that determine the number of shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock. We remeasure the earnout liability to its estimated fair value at the end of each reporting period.

We estimate the fair value of the earnout liability using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates:

	September 30,
	2025	2024

Stock price	$8.06	$10.60
Expected volatility	80%	70%
Risk-free rate	3.8%	3.6%
Contractual term	6.2 years	7.2 years

Stock-Based Compensation

Our stock-based compensation awards principally consist of restricted stock units (RSUs) and restricted stock awards (RSAs). Prior to the Merger, our stock-based compensation awards principally consisted of stock options. In some cases, other equity transactions, such as the issuance of warrants to purchase our common stock are accounted for as equity-classified awards granted to employees. In each case, we must determine the fair value of the equity-based awards.

We estimate the fair value of stock options and warrants to purchase our common stock using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The Black-Scholes option pricing model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

●	the per share fair value of the underlying common stock;
●	the exercise price;
●	the risk-free interest rate;
●	the expected term;
●	expected stock price volatility over the expected term; and
●	the expected annual dividend yield.

We estimate the fair value of RSUs and RSAs based on the grant-date market price of our common stock.

We recognize the fair value of each award as compensation expense on a straight-line basis over the requisite service period, which principally range from one to four years. We have elected to account for forfeitures as they occur and initially record stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, we will reverse previously recognized stock-based compensation expense in the period the award is forfeited.

Certain RSUs are subject to both service-based vesting conditions and performance conditions. For such awards, our accounting requires that we evaluate the probability of achievement of the performance conditions. When we conclude that the achievement of a performance condition is not probable, we do not recognize any compensation cost for that award. We continually reevaluate the probability of achievement of performance conditions. If we subsequently determine the achievement of a performance condition is probable, we will be required to record a “catch-up” of previously unrecognized stock-based compensation expense, subject to any applicable time-based vesting.

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We have also issued warrants to purchase common stock to employees and service providers in exchange for services to us and we determined that those warrants should be accounted for as equity-classified awards. We determine the fair value of these warrants at the date of issuance using the Black-Scholes option pricing model, based on the variables and assumptions discussed above, and recognize the fair value as stock-based compensation expense in our consolidated statements of operations and comprehensive loss.

We classify stock-based compensation expense in our consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s salary and related costs are classified or in which the award recipient’s service payments are classified. In future periods, we expect stock-based compensation expense to increase, due in part to our existing unrecognized stock-based compensation expense and as we grant additional stock-based awards to continue to attract and retain employees.

Fair Value of Liability-Classified Warrants

In connection with the Merger and subsequent financing transactions we have issued certain warrants that do not meet the derivative scope exception. Specifically, these warrants contain provisions that affect their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants are not considered indexed to our stock and must be classified as liabilities. At their respective dates of issuance, we recognized a liability for each of the warrants in the amount of their estimated fair value. We remeasure the warrant liabilities to their estimated fair value as of the end of each reporting period.

We estimate the fair value of liability-classified warrants, other than the Private Warrants, using the Black-Scholes option-pricing model (as described above under Stock-Based Compensation). We recognize the change in the fair value of liability-classified warrants in “Change in fair value of warrants” in our consolidated statements of operations and comprehensive loss. The following table summarizes the assumptions we used in estimating the fair value of liability-classified warrants at the respective dates:

	September 30,
	2025	2024

Stock price	$8.06	$10.60
Expected volatility	79.0%	55.7%
Risk-free rate	3.7%	3.5 – 3.9%
Contractual term	4.3 – 4.9 years	1.1 – 5.1 years

We estimate the fair value of the Private Warrants based on quoted market prices for the Public Warrants, which have substantially the same economic characteristics as the Private Warrants.

Provision (Benefit) for Income Taxes

We account for income taxes using the asset and liability method, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. We recognize the effect of a change in tax laws on deferred tax assets and liabilities in our results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

We recognize liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. We recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. We measure the amount of tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likely to be realized upon ultimate settlement with the related tax authority. Changes in recognition or measurement of an uncertain tax position are reflected in our statements of operations in the period in which the change in estimate occurs, based on new information not previously available.

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Business Combinations

We allocate the purchase price of an acquisition to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair values of the net assets acquired is recorded as goodwill.

Accounting for business combinations requires that we make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although we believe the assumptions and estimates we use to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets may include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, the expected costs to develop acquired technology into commercially viable products and the estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve and expected selling, general and administrative costs. We derive the discount rates used to discount expected future cash flows to present value using a weighted-average cost of capital analysis adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of these assumptions, estimates or actual results.

Long-Lived Assets and Goodwill

We have long-lived assets, principally consisting of definite-lived intangible assets (including developed technology, customer relationships and tradenames). We record amortization expense associated with each definite-lived intangible asset based on its estimated useful life. We also review all long-lived assets—including intangible assets—for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes our regular review of our operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of long-lived assets.

We perform impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of an asset group is determined by comparing the forecasted undiscounted cash flows attributable to such asset group, including any cash flows upon its eventual disposition, to its carrying value. If the carrying value of the asset group exceeds the forecasted undiscounted cash flows, then the asset group is written down to its fair value.

During the years ended September 30, 2025 and 2024 we recorded impairment charges of $725 and $1,333, respectively, to write down the value of long-lived assets to their estimated fair values. However, future cash flows may vary from what was expected, or assumptions and estimates we use in the fair value calculations may change. Any such changes in assumptions or estimates could change the estimates of future cash flows we use to estimate fair values and could result in a decline in the estimated fair value of related assets. Such a decline in our estimates of the fair values of assets may result in future impairment charges.

We also have goodwill totaling $16,066 as of September 30, 2025, which represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized, but we test goodwill for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

We assess all relevant qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the assessment indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, we would perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, we will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit.

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We performed our annual goodwill impairment test and determined it was not more likely than not that the fair value of any reporting unit was less than its carrying amount. We did not record any goodwill impairment losses for the years ended September 30, 2025 and 2024.

Our impairment tests require the use of judgment, including the identification of, and assignment of assets and liabilities to, asset groups and/or reporting units and the determination of fair values of asset groups or reporting units. We also must make significant assumptions and estimates, including the amount and timing of future cash flows, discount rates, asset fair values and the expected useful lives of the acquisition-related intangible assets. To make these judgments and estimates, we may use internal undiscounted cash flow estimates, quoted market prices (if available) or other available data.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

We expect to no longer be an “emerging growth company” effective September 30, 2026.

Smaller Reporting Company

Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.

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BUSINESS

Company Overview

Based in Irvine, California, Mobix Labs designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the defense, aerospace, commercial, industrial and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. In July 2026, our Board of Directors approved the launch of our National Security Matters (“NSM”) Initiative, broadening our strategic focus to businesses that advance U.S. national security priorities, including critical resources; defense, aerospace and autonomous systems; energy, water and critical infrastructure; and digital infrastructure and strategic technologies. Consistent with this strategy, in July 2026 we entered into a definitive agreement to acquire Vision Aerial, Inc., a U.S.-based drone manufacturer, and announced our intention to change our corporate name to NSM Labs, Inc. In furtherance of the NSM Initiative, we have also entered into a definitive agreement to acquire Special Project Delivery, Inc., a company focused on U.S. supply chains for rare earth elements and critical minerals – an opportunity we have prioritized around assets that we believe advance U.S. national security, reduce single points of foreign dependency in critical supply chains, and are responsive to the priorities reflected in announced federal supply-chain, stockpile and defense initiatives, including the U.S. Strategic Critical Minerals Reserve (“Project Vault”), financed in part by the Export-Import Bank of the United States, the “Golden Dome” missile defense initiative, and the executive order on “Unleashing American Drone Dominance.” We believe these focus areas position us to help strengthen America’s defense industrial base and supply-chain resilience. We are not a party to, and have not been awarded any contract or funding under, any of these programs or initiatives, and there can be no assurance that we or any business we acquire will participate in or benefit from them.

Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the defense, aerospace, commercial and industrial sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, we consummated the merger pursuant to the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp. (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (the “Company”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

We were founded with the goal of simplifying the development and maximizing the performance of mmWave wireless products by designing and developing high performance system-level solutions used for signal processing applications in wireless devices. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions serving diverse industry sectors, including aerospace, military, defense, medical and high reliability (“HiRel”) technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property (“IP”) portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of interconnect products, including electromagnetic interference filtering products for aerospace, military, defense and medical applications. We believe the acquisition of EMI Solutions complements our existing product offerings, expanded our customer base and allows us to deliver solutions that address a wider variety of applications and markets. Consideration for the acquisition of EMI Solutions consisted of 96,491 shares of Legacy Mobix common stock and $2,200 in cash. We valued the common stock at $8,856, based on the fair value of the Legacy Mobix common stock at the time of the acquisition.

On May 21, 2024, we completed the acquisition of RaGE Systems, Inc. (“RaGE Systems”). RaGE Systems designs, develops and manufactures wireless systems solutions, including products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. We believe the acquisition of RaGE Systems expands our expertise in wireless communications and will allow us to deliver solutions that address a wider variety of applications and markets.

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Our leadership team is comprised of industry veterans with prior experience at premier semiconductor and connectivity companies, including Microsemi Corporation (which was acquired by Microchip Technology Inc.), Skyworks Solutions, Inc., MaxLinear, Inc. and Texas Instruments Incorporated. Our leadership team has significant experience and insight into growing advanced technology companies and executing strategic acquisitions to accelerate growth. Our engineering team is highly skilled in radio frequency, analog and mixed-signal technologies and has prior experience spearheading development of RF solutions that are widely used in existing wireless systems and devices.

Industry Overview

Wireless Systems Solutions — Our wireless systems solutions address several growth markets in the electronics industry—communications, sensing and detection and microelectronics. We expect these markets will continue to expand, driven by a number of factors.

●	Communications — The demand for mobile and fixed data continues to grow at exponential rates. The evolution of wireless communications standards has enabled many data intensive applications, such as video streaming, online conferencing and social media. Moreover, we believe ongoing deployment of applications for artificial intelligence (“AI”), augmented reality (“AR”), virtual reality (“VR”), autonomous vehicles, and industrial Internet of Things (“IoT”) sensors, will compound the strain on the current generation of wireless networks, necessitating higher bandwidth and more efficient communication networks. The next generation of wireless communications, including 5G and beyond, is expected to revolutionize the way data is transferred around the world. With data speeds up to 20 Gb/s coupled with ultra-low latency, or minimal delays in the transmission of data, the potential applications for 5G can be significantly more extensive than for earlier generations of wireless communications. There is also increasing interest in energy efficient, standards-based infrastructure. Wireless systems operators around the world have experienced increased operating costs due to the increasing cost of energy. We believe the need for highly power efficient solutions is particularly important for operators who provide coverage in rural, infrastructure constrained markets. We expect these demands create opportunities to develop new communication solutions for both domestic and international markets.

●	Sensing and Detection — Demand for single and multiband sensing and detection solutions continues to grow across several market areas. In the security market, radio RF and mmWave imaging is used to sense and detect concealed objects in closed parcels or under clothes. The medical market uses a variety of non-visual spectrum to sense and detect a variety of conditions such as skin cancers or internal tumors and their compositions. Using RF, mmWave and infrared (“IR”) technologies, we can sense and detect flaws in building materials including concrete, wooden beams and other structural materials to determine the viability and safety of infrastructure. These applications use a combination of multi-spectral sensors, higher performance microelectronics, machine learning and AI and general computing for systems.

●	Microelectronics — The specification, design and manufacture of very small electronic designs and components and circuits drives most electronics growth in the modern electronics industry. Higher mobility, lower costs and greater energy efficiency drive innovations in communications, medical, sensing and other applications for the consumer commercial electronics, industrial electronics and aerospace and defense electronics markets. Microelectronics covers application specific integrated circuits (“ASIC”), RFIC and system on chip (“SoC”) IC designs. It also includes devices such as multi-chip modules (“MCMs”) and multi-chiplet modules (“McMs”). The trends now are to drive microelectronics to have global connectivity options and included capabilities for machine learning and AI.

Interconnect Products — Our interconnect products address the global EMI filter market which we believe is experiencing significant growth due to the increasing demand for noise reduction in electronic devices. The growing complexity of electronic systems and the proliferation of communication technologies are driving the market growth.

Our EMI filtering devices are designed to reduce electromagnetic interference and allow for effective functioning of electronic communication systems. We believe the increasing complexity of aerospace and defense systems will drive greater demand for electromagnetic interference filters in the military and aerospace sectors. The increasing use of unmanned aerial vehicles and other advanced technology solutions has also fueled market growth.

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Our high-reliability EMI filters are designed to consistently meet or exceed performance requirements and are vitally important to any industry with a high cost of failure. For example, our military, aerospace, and healthcare customers utilize our products for the accurate transmission and reception of signals required to ensure soldier, aircraft and patient safety or achieve mission success. Currently, our EMI filtering products are widely used in various applications and industries, including aerospace, military, defense and healthcare.

Market Opportunity

As a global provider of a diverse portfolio of advanced capability products, we believe that we are well positioned to capitalize upon the strong growth trends within the defense, aerospace, commercial, industrial and other markets worldwide. We believe our technology, products, and acquisition strategy will serve as strong bases for growth in the markets we currently serve as well as enable us to penetrate new markets globally. We believe our ability to develop and produce market-leading products and services coupled with our deep knowledge of our customers and end markets will enable us to expand our domestic and international market share and continue to offer our customers high-value solutions.

Aerospace and Defense — We offer a variety of products that support the needs of end-user customers in the aerospace and defense and HiRel markets, including our wireless systems solutions and interconnect products. Key end customers, including the U.S. military, have expressed a need for high-speed, reliable and secure communications links for various applications, including the “Connected Soldier” and “Connected Battlefield” in the Internet of Military Things, which includes sensing and computing devices worn by soldiers, embedded in combat suits and helmets. High bandwidth connectivity utilized in a private network is increasingly expected to allow the military to track, monitor and manage assets in the field in real time, enhancing market demand for high-performance, reliable and cost-effective solutions, which our products are designed to be.

Industrial — Securing sensitive areas such as airports, ports of entry, government offices and data centers as well as other public spaces is a major growth area due to the lack of system level solutions and companies with the capabilities to service these markets. We believe this presents an opportunity for us and our capabilities in the design, testing and manufacturing of multi-band, multi-spectral systems integrated with data processing and AI with machine leaning. We believe our unique position supplying the largest systems integrator of these types of solutions domestically offers us an opportunity to develop new capabilities and enter new markets.

We expect that carriers will need to deploy dense networks of mmWave 5G small cells and repeaters in dense urban applications in order to maintain coverage and quality of service. In rural applications, the emphasis is on coverage and efficiency of the infrastructure in energy constrained deployments. We believe these factors present significant opportunities for us. Each small cell and/or repeater will require multiple chips to meet the necessary output power and coverage requirements. Rural cells will require energy efficient designs which utilize AI to meet capacity and coverage while minimizing power consumption. We believe our design capabilities, IP, and products position us to be a strong supplier at both ends of the communications infrastructure market.

Satellite Communications — With the proliferation of satellite enabled devices there is an industry push to converge broadband low earth orbit satellite communications (“LEO SATCOM”) with terrestrial 5G and other technologies. LEO SATCOM applications can provide lower latency and greater global coverage compared to geosynchronous satellite applications. On the ground terminal side, having a broadband satellite connection as a backup will allow many devices from handsets and laptops to connected cars to have more stable connections. As the world becomes more and more connected, we will seek to provide wireless systems solutions and LEO SATCOM connectivity designed to offer an attractive solution for keeping consumers connected anywhere in the world.

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Products

Wireless Systems Solutions

Our wireless systems solutions products and services address three key markets—communications, sensing and detection, and microelectronics.

Communications — We provide both products and services for communications applications. Typically, we contract with customers to specify, design, prototype and validate products for markets in which our customers have an established position. We offer a highly skilled, multi-functional, knowledgeable team and we have significant industry know-how that cuts across every system aspect. Once the prototypes or trial units have been fielded, we seek to enter into a supply contract to build, test, ship and maintain products for our customers. In 2024 we launched our SMART™ Edge device—a software-manageable autonomous radio transceiver and an innovative appliance optimized for deployment at the network edge. This device is software programmable for a variety of applications such as RF spectrum analysis, RF broadcast node, transition base station and other custom applications.

Sensing and Detection — We provide a custom designed product and a variety of services for sensing and detection applications. In security technology systems for airports, ports and borders, we work with a market leader and provide a key mmWave sensing module used in latest generation systems. We also provide design services to help with system improvements, cost reduction, new features and system development. We seek to expand our customer and application space to include non-destructive sensing of critical infrastructure components like wooden timbers, concrete and other building materials.

Microelectronics — Semiconductor components are the building blocks used in wireless systems and devices. These components are classified as either discrete devices or ICs (also referred to as “chips” or a “chipset”), in which a number of transistors and other elements are combined to form a more complicated electronic circuit. We expect our chipset IP and technology will feature a design which minimizes the number of semiconductor chips needed to enable mmWave wireless devices, and therefore we expect that our products will reduce the cost of such devices. Although we have not yet sold any ICs, we believe our IP and developed technology positions us to complete development of our chipset as the market for mmWave ICs evolves.

Interconnect Products

Our interconnect products consist of EMI filter inserts and filtered and non-filtered connectors. EMI filters are crucial components utilized in various electronic systems to mitigate EMI and ensure the integrity and reliability of signal transmission. These filters are designed to selectively attenuate or block unwanted electromagnetic noise while allowing desired signals to pass through unaffected. Our interconnect products are deployed in aerospace, military, defense, medical and healthcare products, and play a pivotal role in maintaining signal clarity, reducing signal distortion, and safeguarding against potential disruptions caused by external electromagnetic sources. By incorporating our interconnect products into electronic circuitry, our customers enhance the performance, efficiency, and overall functionality of their products, thereby meeting stringent regulatory standards and ensuring optimal operational reliability in diverse applications.

Competitive Strengths

●	Experienced management team — Our board of directors and our executive management team possess comprehensive expertise in overseeing entities within the communications sector, particularly in the semiconductor industry. Several members of our board of directors and our management team have played pivotal roles in the inception and ongoing leadership of the enterprises that today form the backbone of our organization. This depth of knowledge and leadership is anticipated to greatly enhance our ability to implement our strategic objectives efficiently and effectively.

●	Diversified business model — Our broad portfolio of products serve the connectivity, aerospace, military, defense and healthcare markets, and address the needs of both commercial and government customers operating in domestic and international markets. In addition to broadening our addressable market, our strategy of serving both the commercial and government markets makes us less dependent upon government funding and commercial business cycles than businesses focused solely on either market. Similarly, by selling our products and services in various industries, we are less susceptible to economic and political uncertainties at any given time. As a result of this diversity, we believe that our future success is not dependent upon a single technology, product, service, customer, government program or geographic market.

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●	Strong acquisition and integration track record — Since our founding in 2020, we have strategically expanded our portfolio through the acquisition and integration of other businesses, including RaGE Systems and EMI Solutions, each of which aimed at broadening our operational capabilities and enhancing our financial metrics. These strategic initiatives have been instrumental in optimizing operational efficiencies across each acquired entity, subsequently bolstering our financial performance. In particular, we believe our acquisitions of RaGE Systems and EMI Solutions have allowed us to access new markets within the defense, military, aerospace and healthcare sectors.

●	Superior, scalable wireless technology — We expect to base our mmWave ICs on a complementary metal-oxide-semiconductor (“CMOS”) process. We believe designing high-performance RF and mixed-signal/analog ICs in CMOS allows for higher levels of integration, which can lead to more compact products in a cost-effective manufacturing process. Additionally, we will seek to offer our mmWave chipset as a single SKU, scalable chipset that we believe will simplify manufacturers’ designs and accelerate our customers’ time to market.

●	U.S.-based supplier of interconnect products — We believe certain of our customers, particularly those serving the defense industry, prefer to source interconnect products from U.S.-based suppliers like us. We believe this is important to certain customers with respect to overall quality and pricing due to global economic tensions and tariffs. We believe that being able to provide a high-quality interconnect solutions enables us to serve the evolving needs of mission-critical applications in the aerospace, defense, medical and other markets.

●	Extensive patent and trade secret portfolio — We believe our intellectual property portfolio, comprising a combination of existing and pending patents and trade secrets, provides us with a significant competitive advantage in our wireless systems solutions and interconnect products. We expect the intellectual property and expertise we have developed will allow us to meet the difficult system specifications in standard, bulk CMOS processes. We believe that our intellectual property portfolio, as well as our research and development capabilities, enable us to design solutions for our customers’ complex engineering challenges and capitalize on secular growth trends.

Company Strategy

●	Acquire and integrate complementary assets— A key component of our growth strategy is to continually explore acquisition opportunities that can be accretive in both the short and long term or fill a potential technology gap. A critical element of our ability to execute on our acquisition strategy is the timely and successful integration of companies that we acquire, with the goal of quickly achieving sustained operational and financial benefits. We begin this integration process during the negotiation and due diligence processes for each acquisition.

●	Accelerate technology development and innovation — We are dedicated to developing innovative solutions for next generation consumer commercial, industrial, automotive, medical and aerospace and defense products. In this effort, we have developed our proprietary technology, or may work with our customers’ IP, for mmWave, 2/3/4/5G communications and ICs for a variety of applications. We believe this approach will allow us to develop more efficient, cost-effective and compact products and solutions for our customers.

●	Expand into new end markets and geographies — Our products and solutions are designed to:

◌	enable mmWave wireless devices to transmit and receive data at extremely high data rates which we believe will surpass those currently available in the consumer market; and

◌	minimize EMI in mission critical applications, including aerospace, military, defense and healthcare.

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We believe our diverse product offerings, our intellectual property and the global distribution and sales channels we have established provide additional opportunities to address several new markets from data centers to emerging wireless applications worldwide.

Manufacturing and Operations

We currently manufacture a majority of our interconnect products and wireless systems solutions at our own facilities. We also rely on contract manufacturers for certain production processes. This strategy is intended to allow us to efficiently manage both our supply competitiveness and manufacturing utilization in order to minimize the risk associated with market fluctuations and maximize our cash flow. Due to the application of our interconnect products in national security and defense applications, our interconnect products must be manufactured in the United States, with limited exceptions.

For mmWave wireless IC products, we expect to outsource wafer fabrication to third party wafer manufacturers, as is common in the semiconductor industry. We believe the manufacturing processes we will require are available from multiple wafer fabrication providers. We believe that the raw materials, parts and supplies used in wafer fabrication are generally available at present and will remain available in the foreseeable future. Semiconductor wafers are usually shipped to third-party contractors for device assembly and packaging, where the wafers are cut into individual die, packaged and tested before final shipment to customers. We will also rely on third parties for device assembly and packaging services.

Sales and Marketing

We sell our products and services directly to original equipment manufacturers (“OEMs”) or original design manufacturers (“ODMs”) and contract manufacturers through our global network of representatives and distributors. Our go-to-market strategy provides comprehensive customer coverage. We seek to collaborate with customers through the technology selection and design processes to gain design wins. We are customer and standard agnostic, allowing our solutions to be used globally and across multiple platforms and customers. We target innovative product suppliers and focus on communications technology used in mission critical and HiRel applications.

We often work with customers that have a leading market share in a given application or solution. Given military, aerospace and healthcare product lifecycles, our products may remain in production with a customer for more than seven years with a single design.

We strive to implement our go-to-market strategy, which is intended to provide comprehensive customer coverage through electronic component distributors and independent sales representative organizations. We also maintain a network of distributors and independent sales representative organizations, primarily in Europe and the Asia-Pacific region. As is customary in the electronic components industry, our distributors and independent sales representative organizations may also market other products that compete with ours.

The sales process of electronic components and solutions typically commences with identifying and qualifying prospective customers and programs. Component suppliers like Mobix Labs must collaborate with prospective customers to work through the design funnel until production of the customers’ products. During this process, component suppliers often provide technical support directly or through the independent sales representative organizations that are concurrently providing pre-sales, post-sales and account management services to bring the customers’ products to market in a timely manner.

Customers

Our primary customers are organizations that sell product solutions for aerospace, military, defense and healthcare applications. We have also engaged with several OEMs and ODMs in an effort to secure them as customers for our mmWave ICs when those products are available for sale. If they do purchase our mmWave ICs, we expect them to purchase these products on a purchase order basis when we complete development and commence sales, which is customary in the semiconductor industry.

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For the year ended September 30, 2025, sales to Leidos Holdings, Inc. accounted for approximately 50% of our net revenues. No other customer accounted for 10% or more of our net revenues.

Competition

Wireless Systems Solutions — The mmWave wireless market presents a significant opportunity for many existing and emerging semiconductor companies. Large companies such as Qualcomm Incorporated, NXP Semiconductors, N.V., Qorvo, Inc., Skyworks Solutions, Inc., and Analog Devices Inc. have all offered products to address the RF and mixed-signal portion of 5G radios for connected devices. There are also a number of smaller companies looking to capitalize on the mmWave market as well. We typically design our sensing and detection solutions under contracts and we primarily compete with our customers’ internal resources for design activity and with external contract manufacturers for the manufacture of products or equipment.

Interconnect Products — Multiple companies vie to provide effective solutions for mitigating electromagnetic interference. Principal companies with whom we compete include Amphenol Corporation, Glenair, Inc., ITT Inc., and TE Connectivity Corporation. However, we believe that only a limited number of companies, including us, are approved vendors for products incorporated into certain military, defense, aerospace, and healthcare solutions.

Many of our competitors have greater financial, manufacturing, technical, sales and marketing resources to develop and market products that compete with our products. Some of our competitors may also have more advantageous supply or development relationships with our current and potential customers or suppliers.

Research and Development

At our core, we are a technology innovation company. We have invested a significant amount of time and expense into the design and development of technology for our current and anticipated future products, including mmWave wireless technology. We view our intellectual property, whether internally developed or obtained by way of an acquisition of a business, as a competitive advantage. We expect to continue to devote substantial resources to the development and acquisition of technology to be incorporated within our products and to product innovation and development.

Intellectual Property

A key strength of business is our intellectual property portfolio and engineering experience, both of which guide product development activities and our approach to maintaining, protecting and enforcing our intellectual property. We rely on our proprietary technologies, trade secrets and know-how to give us a competitive advantage. We also have a number of intellectual property registrations (including issued patents and trademark registrations), but we do not rely on any particular patent or patents for our success and have instead relied on our know-how and trade secrets.

Our future success and competitive position depend in part upon our ability to obtain and maintain, protect and enforce our intellectual property and proprietary information. We rely primarily on patent, trademark, trade secret and similar laws, as well as nondisclosure and confidentiality, agreements, international treaties and other methods, to protect our intellectual property and proprietary information. In order to maintain, protect and enforce our intellectual property and proprietary information, we may be required to litigate or arbitrate to enforce our contract and intellectual property rights or to determine the validity and scope of proprietary rights of others.

Due to the competition in the industry in which we operate, there is frequent litigation related to allegations of infringement, misappropriation or other violations of intellectual property rights. From time to time we may receive inquiries from third parties related to their intellectual property rights and may become subject to litigation matters or disputes related to claims that we have infringed, misappropriated or violated their intellectual property rights, particularly as we expand our presence in the market and face increasing competition.

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Government Regulations

We are subject to import/export controls, tariffs and other trade-related regulations and restrictions in the countries in which we do business. These controls, tariffs, regulations and restrictions (including those related to, or affected by, United States-China relations, as discussed in “Risk Factors — Risks Related to Our Business and Industry”) have had, and we believe may continue to have, a material impact on our business, including our ability to manufacture or sell products or source components.

Government regulations are subject to change in the future, and accordingly we are unable to assess the possible effect of compliance with future requirements or whether our compliance with such regulations will materially impact our business, results of operations or financial condition.

Human Capital

Our people are critical to success and the pursuit of our goals and growth strategy. We strive to attract and retain team members who are driven to innovate and who bring diverse perspectives and skills. As of September 30, 2025, we had a total of 46 employees in the United States, of whom eleven were primarily engaged in research and development, two were primarily engaged in sales and marketing, fifteen were primarily engaged in manufacturing, and eighteen were primarily engaged in general and administrative functions. None of our employees are covered by a collective bargaining agreement or represented by a labor union. Additionally, from time to time we utilize third-party contractors to supplement our workforce.

Facilities

Our headquarters, consisting of approximately 2,713 square feet of office space in Irvine, California, is leased through March 2027. We also lease a 6,149 square foot facility in Irvine, California which we use principally for the design and production of our electromagnetic interference filtering products. We believe that our current facilities are sufficient to support our operations and growth plans and that additional space, if needed, will be available on commercially reasonable terms.

Legal Proceedings

On June 16, 2023, the law firm Rutan & Tucker, LLP (“Rutan”) filed a lawsuit in Orange County Superior Court against us to recover approximately $700,000 in legal fees allegedly owed to Rutan by Cosemi, its former client, which fees were incurred in connection with our acquisition of Cosemi in 2021. On January 18, 2024, Rutan filed a First Amended Complaint that also names James Peterson as a defendant, based on his former role at Cosemi. We are vigorously defending this lawsuit. We are unable to predict the final outcome of this matter, but we do not believe that it will have a material impact on our results of operations or financial position.

On June 25, 2024, Creditors Adjustment Bureau, Inc. (“CAB”) filed a lawsuit against us in Orange County Superior Court to recover a purported debt of approximately $132,000, which CAB received per assignment from Electro Rent Corporation. On September 24, 2024, default was entered against us. On November 7, 2024, we filed a Motion to Set Aside Entry of Default, which is set for hearing on February 21, 2025. On November 15, 2024, the Court issued a minute order declining to sign CAB’s request for a default judgment. We are vigorously defending this lawsuit. We are unable to predict the final outcome of this matter, but we do not believe that it will have a material impact on our results of operations or financial position.

On March 13, 2026, Ydens Holdings, LLC and related individual plaintiffs filed a lawsuit in Orange County Superior Court against the Company and its subsidiary EMI Solutions, asserting breach of contract and related claims arising from the September 2022 Agreement and Plan of Merger under which the Company acquired EMI Solutions. The plaintiffs seek damages. The Merger Agreement contains a mandatory arbitration provision, and the Company moved to compel arbitration. The parties thereafter stipulated to arbitrate the claims and the claims will now proceed in arbitration. The Company is unable to predict the final outcome of this matter, but it does not currently believe that it will have a material adverse effect on its results of operations or financial position. Additionally, on March 10, 2026, Robert Ydens (“Ydens”) filed a lawsuit against EMI Solutions, LLC, the Company, Phil Sansone, and Keyvan Samini in Orange County Superior Court, asserting claims for violation of the California Labor Code for failure to pay an alleged retention bonus, failure to pay alleged accrued vacation, breach of his at-will employment agreement, failure to pay final wages, and waiting time penalties. Defendants have filed a Petition to Compel Arbitration, seeking to enforce the mandatory arbitration provision contained in Ydens’ employment agreement, which requires all disputes arising out of or relating to his employment to be resolved through final and binding arbitration before JAMS. The Company is unable to predict the final outcome of this matter, but it does not currently believe that it will have a material adverse effect on its results of operations or financial position.

From time to time, we have been, and may continue to be, subject to various claims, lawsuits and other legal and administrative proceedings that arise in the ordinary course of business. Some of these claims, lawsuits and other proceedings may range in complexity and result in substantial uncertainty, damages, fines, penalties, non-monetary sanctions or other relief. However, we do not believe any such claims, lawsuits, or proceedings currently pending, individually or in the aggregate, would be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

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MANAGEMENT

Executive Officers and Directors

The following sets forth certain information, as of the date of this prospectus, concerning each of our executive officers and directors.

Name	Age	Position
Executive Officers
Philip Sansone	66	Chief Executive Officer and Director
Keyvan Samini	59	Co-founder, President, Chief Financial Officer and Director
James Aralis	71	Chief Technology Officer

Non-Employee Directors
James Peterson	71	Co-founder, Director
David Aldrich	69	Director
Kurt Busch	55	Director
William Carpou	72	Director
Frederick Goerner	78	Co-founder, Director
Michael Long	68	Director

Philip Sansone. Philip Sansone was appointed as Chief Executive Officer and as a director in July 2025. Mr. Sansone, served as Interim Chief Executive Officer from April 2025 to July 2025 and as Vice President of Worldwide Sales at the Company from September 2021 to April 2025. Prior to his service at the Company, Mr. Sansone served as Vice President of Global Distribution at MaxLinear, a provider of radio frequency, analog, digital and mixed-signal integrated circuits, from April 2019 to September 2021. Mr. Sansone received his bachelor’s degree in business administration from the New York Institute of Technology and brings decades of worldwide sales and distribution experience to the Company. We believe that Mr. Sansone is qualified to serve as a member of the Board because of his experience and familiarity with the industry.

Keyvan Samini. Keyvan Samini is a co-founder of the Company and has served as our President since August 2022 and as a director since December 2023. He has also served as our Chief Financial Officer since September 2020 and as our General Counsel since August 2022. From June 2014 to March 2022, Mr. Samini served as Director of Pitchtime, Inc., a software development company dedicated to developing wireless communications technology to help businesses better communicate with customers from a single platform. He also served as Chief Executive Officer of Pitchtime, Inc. from 2016 to July 2020. Mr. Samini has also served in leadership positions at RFaxis, Inc., a company that developed disruptive semiconductor technology, from 2008 to 2016. Mr. Samini studied at the University of Wisconsin — Madison, graduating with a Bachelor of Science degree in economics and mathematics. He later earned his Master of Liberal Arts, Finance at Harvard University, Masters of Business Administration from University of Southern California Marshall School of Business and Juris Doctor from Ohio State University Moritz College of Law. We believe that Mr. Samini is qualified to serve as a member of the Board because of his extensive experience in the semiconductor and software industries, as well as his experience scaling growth in technology organizations and working with institutional investors in portfolio companies.

James Aralis. James Aralis has served as our Chief Technology Officer since May 2022. Mr. Aralis has spent more than 40 years in the development of analog, digital, and mixed signal integrated circuits, systems, and software/firmware. Mr. Aralis has also contributed to the development of custom analog device and process technologies and CAD systems. From January 2007 to June 2018, he also served as Chief Technology Officer, as well as senior vice president of advanced development, of Microsemi, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Since retiring in June 2018, Mr. Aralis has spent his time consulting, advising and serving on boards of various companies and philanthropic organizations. Mr. Aralis studied at University of California, Los Angeles, graduating with a Bachelor of Science in Math Applied Science and Physics and a Master of Science in Electrical Engineering. Mr. Aralis holds numerous patents and publications and has given technical and keynote presentations in many conferences across the world. We believe that Mr. Aralis is qualified to serve as a member of the Board because of his experience in the industry, specifically with regard to the development of analog, digital and mixed signal integrated circuits, systems and software/firmware.

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Non-Employee Directors

James Peterson. James Peterson is a co-founder of the Company and has served as a member of our Board since February 2021 and as the Executive Chairman of the Board since November 2021. From 2000 to 2018, Mr. Peterson served as Chief Executive Officer and Chairman of Microsemi Corporation, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. We believe that Mr. Peterson is qualified to serve as a member of the Board because of his experience as a former president and chief executive officer of a previously publicly-traded company prominent in the semiconductor industry.

David Aldrich. David Aldrich has served as a member of our Board since February 2021. Mr. Aldrich also currently serves on the Boards of Allegro MicroSystems Inc., indie Semiconductor and Belden. From 2002 to 2016, Mr. Aldrich was the Chief Executive Officer of Skyworks, a developer of high-performance mobile communications solutions. He later served as Chairman of Skyworks from 2018 to 2021. Mr. Aldrich studied at Providence College, graduating with a Bachelor of Arts degree in political science. He later earned his Masters of Business Administration from the University of Rhode Island. He is a past recipient of the Ernst & Young New England Entrepreneur of the Year Award in the semiconductor category and was named CEO of the Year by the Massachusetts Technology Leadership Council. We believe that Mr. Aldrich is qualified to serve as a member of the Board because of his various high-level positions at companies within the semiconductor and communications industry.

Kurt Busch. Kurt Busch has served as a member of our Board since February 2021. Mr. Busch is also the co-Founder and Chief Executive Officer of Syntiant Corp., an AI company specializing in delivering end-to-end deep learning solutions for always-on applications. From November 2015 until April 2017, Mr. Busch served as the Chief Executive Officer at Busch Toschi, LLC, advising technology companies regarding sales, marketing, business development and strategic options. From August 2011 to 2015, Mr. Busch served as President, Chief Executive Officer and member of the Board at Lantronix, a global provider of secure data access and management solutions for Internet of Things and information technology. Mr. Busch has also served in leadership positions at Mindspeed Technologies, Inc. from October 2006 to August 2011. Mr. Busch studied at the University of California at Irvine, graduating with a Bachelor of Science degree in electrical and computer engineering and a Bachelor of Science degree in biological science. He later earned his Masters of Business Administration from Santa Clara University in 1998. In 2021, Mr. Busch was named Ernst & Young’s Entrepreneur of the Year 2021 Pacific Southwest — Orange County. We believe that Mr. Busch is qualified to serve as a member of the Board because of his extensive industry experience, coupled with his previous high-level positions in the industry.

William Carpou. William Carpou has been a Board member since June 2021. He has served as the CEO of Octane, a technology accelerator in California focused on fostering technology industry growth and creating new companies and jobs in Orange County, since May 2015. Prior to Octane, Mr. Carpou was the managing partner of TheGreyGroup where Kaplan Performance Solutions was their top client, RGIS (a Blackstone portfolio company), and Profit Recovery Partners. He also serves on the Board of Directors of Priveterra Acquisition Corp II, is Chairman of Octane Enterprise Solutions, the President’s Advisory Council of Villanova University, and a member of the Chief Executive Roundtable at the University of California, Irvine. Additionally, he is the founding general partner of Visionary Ventures and Elevation Ventures. Mr. Carpou holds a Bachelor of Science degree in marketing from Villanova University. His extensive experience in sales, private equity, and various senior executive positions, along with his philanthropic efforts, make him a valuable member of the Board.

Frederick Goerner. Frederick Goerner is a co-founder of the Company and has served as a member of our Board since February 2021. From April 2011 to March 2018, Mr. Goerner served as Senior Vice President of Worldwide Sales of Microsemi Corporation, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Mr. Goerner also had leadership roles at Texas Instruments, Transdimension Inc. and Oxford Semiconductor Inc. Mr. Goerner studied at the University of Buffalo, graduating with a Bachelor of Science degree in electrical engineering. We believe that Mr. Goerner is qualified to serve as a member of the Board because of his experience in the industry, as well as his various leadership roles at different companies.

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Michael Long. Michael Long has served as a member of our Board since January 22, 2024. From May 2009 until May 2022 was the former chairman, president and chief executive officer of Arrow Electronics, Inc. (“Arrow”). Prior to being named chief executive officer in May 2009, Mr. Long served as president and chief operating officer of Arrow, with responsibility for all of the company’s operations and business units. Before that, Mr. Long served as senior vice president of Arrow and president of the company’s Global Components business with responsibility for overseeing Arrow’s semiconductor, passive, electromechanical and connector products and services businesses worldwide. Mr. Long had been employed by Arrow since 1991 when Arrow merged with Schweber Electronics, a company where he held various leadership roles from 1983 to 1990. In 1994, Mr. Long was president, Capstone Electronics, an Arrow company, and from 1995 to 1999, he was president of Gates/Arrow Distributing. From 1998 to 2005, Mr. Long was president and chief operating officer of Arrow North American Computer Products (now Arrow Enterprise Computing Solutions). Mr. Long also served as president of North America and Asia/Pacific components. Mr. Long holds a bachelor’s degree in business administration from the University of Wisconsin and attended the Milwaukee School of Engineering. He is active in the Young Presidents’ Organization, a global peer networking group. Mr. Long served on the board of directors of AmerisourceBergen from May 2006 until March 2023 and currently serves on the boards of the following nonprofit organizations: UC Health and the National Western Stock Show.

Corporate Governance

Classified Board of Directors

In accordance with our Charter, the Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

On March 23, 2026, David Aldrich, Frederick Goerner and Keyvan Samini were elected to serve as Class II directors with a term expiring at the Company’s 2029 annual meeting of stockholders. On March 3, 2025, Fabrizio Battaglia, Kurt Busch and William Carpou were elected to serve as Class I directors with a term expiring at the Company’s 2028 annual meeting of stockholders. On December 18, 2023, Dr. Jiong Ma and James Peterson were elected to serve as Class III directors with a term expiring at the Company’s 2027 annual meeting of stockholders. On January 22, 2024, we and Dr. Ma entered into a Resignation and Release Agreement, pursuant to which Dr. Ma resigned from the Board as a director, effective January 22, 2024. We appointed Mr. Michael Long to serve as a Class III director of the Board for a term expiring at the 2027 annual meeting of stockholders. On July 25, 2025, Fabrizio Battaglia stepped down from his role as Director, and Philip Sansone was appointed to serve as a Director.

As a result of the conversion of the Class B Common Stock, the term of the directors elected by the holders of the Class B Common Stock (Mr. Goerner, Mr. Samini and Mr. Peterson) terminated and the authorized number of directors automatically decreased from eight to five. On August 24, 2026, the Board increased the size of the Board back to eight members and reappointed Mr. Goerner, Mr. Samini and Mr. Peterson to the Board in the same classes to which each person previously served and reappointed Mr. Goerner to the Audit Committee and Mr. Peterson as Executive Chairman.

Family Relationships

There are no family relationships among any of the executive officers or directors of the Board.

Director Independence

The Board has determined, based on information provided by each director concerning his background, employment and affiliations, that Messrs. Aldrich, Busch, Carpou, Goerner and Long do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Certain Mobix Labs Relationships and Related Person Transactions.”

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Committees of the Board of Directors

The Board currently has three standing committees: the audit committee, the compensation committee and a nominating committee. The Board has adopted a charter for each committee, each of which is available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Director	Audit Committee	Compensation Committee	Nominating Committee
David Aldrich	—	Member	Chair
Kurt Busch	—	—	—
William Carpou	Chair and Financial Expert	Member	Member
Frederick Goerner	Co-founder, Member	Chair	—

Audit Committee

The audit committee consists of William Carpou and Frederick Goerner, with William Carpou serving as chair and as the “audit committee financial expert” within the meaning of the SEC regulations. The Board determined that each of Messrs. William Carpou and Frederick Goerner meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq listing standards and also meets the financial literacy requirements of the Nasdaq listing standards.

The primary functions of the audit committee include:

●	helping the Board oversee our corporate accounting and financial reporting processes;
●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;
●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	overseeing our policies on risk assessment and risk management;
●	overseeing compliance with our code of business conduct and ethics;
●	reviewing related person transactions; and
●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Frederick Goerner, David Aldrich and William Carpou, with Frederick Goerner serving as chair. The Board determined that Frederick Goerner, David Aldrich and William Carpou each meet the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee are expected to include, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our chief executive officer, other executive officers and senior management;

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●	reviewing, evaluating and recommending to the Board succession plans for our executive officers;
●	reviewing and recommending to the Board the compensation paid to our non-employee directors;
●	administering our equity incentive plans and other benefit programs;
●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

Nominating Committee

The nominating committee consists of David Aldrich and William Carpou, with David Aldrich serving as chair. The Board determined that David Aldrich and William Carpou each meet the definition of “independent director” under the Nasdaq listing standards.

Our nominating committee is responsible for, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
●	instituting plans or programs for the continuing education of the Board and the orientation of new directors;
●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;
●	overseeing our corporate governance practices;
●	overseeing periodic evaluations of the Board’s performance, including committees of the Board; and
●	contributing to succession planning.

The nominating and corporate governance committee is governed by a charter that complies with the rules of Nasdaq. In selecting director nominees for election by the stockholders or appointment by the Board consistent with the Board’s criteria for new directors, the Nominating Committee considers, among other criterion, knowledge, experience, skills, diversity and expertise so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, Nasdaq listing standards or the Company’s Bylaws.

Board Leadership Structure

The Board is responsible for selecting the Chief Executive Officer and the Chairman of the Board; both of these positions may be held by the same person or by two separate individuals. Currently, Philip Sansone serves as the Chief Executive Officer and a director and James Peterson serves as the Chairman of the Board. The Board believes separating the positions of Chairman of the Board and Chief Executive Officer allows the Chief Executive Officer to focus on the Company’s day-to-day business and operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and oversight of management.

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Role of Board of Directors in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board is regularly informed of such risks through committee reports and otherwise. While the Board oversees our risk management, management is responsible for day-to-day risk management processes.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the Board or compensation committee of any entity that has one or more executive officers serving on the Board.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on the investor relations portion of our website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics on our website rather than by filing a Current Report on Form 8-K.

Insider Trading Policy

We have an insider trading policy and procedures that govern the purchase, sale and/or other dispositions of our securities by directors, officers, and employees, together with their immediate family members and other persons living in their households. We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq standards. In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Insider Trading Policy was filed as an exhibit to our Form 10-K for the year ended September 30, 2024.

Limitation on Liability and Indemnification of Officers and Directors

The Bylaws provide that our directors and officers will be indemnified and advanced expenses by the Company to the fullest extent permitted by applicable law. In addition, the Charter provides that our directors and officers will not be liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors and officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws also permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers.

The following table contains compensation data for our named executive officers for the fiscal years ended September 30, 2025 and 2024. In this section, “Named Executive Officer” or “NEO” means the principal executive officer and each of the two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers for the year ended September 30, 2025 and whose total compensation exceeds $100,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an executive officer of us at September 30, 2025.

These individuals, and who are referred to in this section as “named executive officers,” and their positions are as follows:

●	Philip Sansone: Chief Executive Officer and Director
●	Fabrizio Battaglia: Former Chief Executive Officer and Former Director
●	Keyvan Samini: Co-founder, President, Chief Financial Officer and Director
●	James Aralis: Chief Technology Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended September 30, 2025 and 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Philip Sansone	2025	266,917	-	1,760,000	-	2,026,917
Chief Executive Officer and Director

Fabrizio Battaglia	2025	202,386	-	5,274,997	50,273	5,527,656
Co-Founder, Former Chief Executive Officer and Former Director	2024	509,012	450,000	-	321,203	1,280,215

Keyvan Samini	2025	309,000	-	5,274,997	66,115	5,650,112
Co-Founder, President and Chief Financial Officer, and Director	2024	469,857	450,000	-	321,188	1,241,045

James Aralis	2025	74,000	-	80,000	-	154,000
Chief Technology Officer	2024	161,000	-	-	11,250	172,250

(1)	Amounts in 2024 include $119,012 for Mr. Battaglia and $109,857 for Mr. Samini for cash paid in lieu of accrued vacation.
(2)	The amount reported in this column for co-founders Messrs. Battaglia and Samini represents the aggregate grant date fair value of the stock awards in accordance with ASC Topic 718, which is based on the stock price on the date of the Closing of $104.70. However, the value received at issuance of the Post-Closing RSUs on April 15, 2025 was approximately $283,333, which is based on the issuance date stock price of $85.00.
(3)	In fiscal 2024 and 2025, for Messrs. Battaglia and Samini, includes reimbursement for the payment of taxes owed.

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Narrative Disclosure to Summary Compensation Table

For the fiscal years ended September 30, 2025 and 2024, the compensation program for our named executive officers consisted of base salary, cash bonus, equity awards, and certain standard employee benefits.

Employment Agreements

Philip Sansone

As of the date of this prospectus, we have not finalized the compensation arrangements in connection with Mr. Sansone’s appointment as Chief Executive Officer. We plan to disclose the material terms of such arrangements once they have been determined and finalized.

Fabrizio Battaglia

Mr. Battaglia is a co-founder of the Company. Mr. Battaglia served as our Chief Executive Officer beginning November 15, 2022. He stepped down due to sick leave in April 2025 and retired as Chief Executive Officer and a member of the Board as of July 25, 2025. Pursuant to the Severance Agreement entered into on July 25, 2025, Mr. Battaglia will receive for himself and his spouse health benefits (COBRA) for 36 months. He will also retain the equity awards already granted to him, which will vest in accordance with their terms.

Keyvan Samini

Mr. Samini is a co-founder of the Company. We are a party to an Employment Term Sheet with Mr. Samini, pursuant to which he serves as our President, and Chief Financial Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Samini is entitled to receive a base salary of $360,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Samini will be granted, on the first, second and third anniversaries of December 21, 2023, Post-Closing RSUs with respect to 33,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to us through the applicable grant dates and vesting dates. The Post-Closing RSUs will become fully vested in the event of a change of control, or if Mr. Samini’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

If we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason, Mr. Samini is entitled to (i) two times the amount of Mr. Samini’s base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Samini’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which Mr. Samini becomes covered under another group health plan. However, if we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

James Aralis

Mr. Aralis entered into an employment agreement with Mobix Labs to serve as its Chief Technology Officer, effective as of May 18, 2022 (the “Aralis Employment Agreement”). Pursuant to his employment agreement, Mr. Aralis was entitled to receive a base salary of $120,000 per year, which was based on one day per week, and any month which exceeded more than four days was compensated at a secondary rate of $2,000 per day.

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The narrative below summarizes the payments and benefits that each named executive officer was eligible to receive for the fiscal years ended September 30, 2025 and 2024 based on the Employment Term Sheets with Messrs. Battaglia and Samini and the Aralis Employment Agreement.

Base Salary

The base salary for each named executive officer was set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The annual base salary earned by the named executive officers for each of the fiscal years ended September 30, 2025 and 2024 is set forth in the summary compensation table above under the column heading “Salary.” Amounts in the “Salary” column for the fiscal year ended September 30, 2024 also include $119,012 and $109,857 for each of co-founders Messrs Battaglia and Samini, respectively, for cash paid in lieu of accrued vacation, which payments did not occur for the fiscal year ended September 30, 2025.

Bonus

In fiscal 2024, the Compensation Committee approved a bonus to each of co-founders Messrs. Battaglia and Samini in recognition of their efforts in connection with the completion of the merger between Chavant Acquisition Corp. and Legacy Mobix, which amount is set forth in the summary compensation table above under the column heading “Bonus.” In fiscal 2025, the Compensation Committee did not approve a bonus to any of our NEOs.

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our NEOs and grant equity incentive awards to them from time to time. On May 5, 2022, the following restricted stock units (“RSUs”) were granted to the following directors and executive officers: (i) co-founder James Peterson in the amount of 100,000 RSUs; (ii) co-founder Frederick Goerner in the amount of 100,000 RSUs; (iii) co-founder Fabrizio Battaglia in the amount of 200,000 RSUs; and (iv) co-founder Keyvan Samini in the amount of 200,000 RSUs. These RSUs originally vested upon the satisfaction of both time-based vesting requirements and performance conditions. These RSUs were amended on November 15, 2022 to provide for a three-year vesting schedule, with one-third of the total RSUs vesting on each anniversary of the Closing. These RSUs were subsequently cancelled, effective March 26, 2023. In exchange, Messrs. Peterson, Goerner, Battaglia and Samini, each a co-founder, received a commitment from us to issue one-half of that number of RSUs over three years, beginning on the first anniversary of the Closing, referred to as “Post-Closing RSUs.”

For fiscal 2025, our NEOs received the following equity incentive awards.

On January 22, 2024, the Compensation Committee approved, subject to stockholder approval of Mobix Labs stockholders, which was obtained on January 3, 2025, a grant of 255,000 restricted stock awards to each of the co-founders Messrs. Battaglia and Samini in consideration of their efforts in connection with the public listing of our shares on Nasdaq.

The restricted stock awards for the co-founder Mr. Battaglia have the following vesting terms: (1) 10,000 shares will vest on each of (i) July 15, 2025, (ii) October 15, 2025, (iii) January 15, 2026, and (iv) April 15, 2026; (2) 20,000 shares will vest on each of (i) July 15, 2026, (ii) October 15, 2026, (iii) January 15, 2027, and (iv) April 15, 2027; (3) 30,000 shares will vest on each of (i) July 15, 2027, (ii) October 15, 2027, and (iii) January 15, 2028; and (4) 45,000 shares will vest on July 15, 2028.

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The restricted stock awards for the co-founder Mr. Samini have the following vesting terms: (1) 5% will vest on the earlier of (i) the Company’s Class A Common Stock closing at or above $20.00 for 10 consecutive trading days on Nasdaq or (ii) July 1, 2025; (2) 10% will vest on the earlier of (i) the Company’s Class A Common Stock closing at or above $20.00 for 10 consecutive trading days on Nasdaq, or (ii) November 1, 2025; (3) 10% will vest on the earlier of (i) the Company’s Class A Common Stock closing at or above $20.00 for 10 consecutive trading days on Nasdaq or (ii) January 1, 2026; (4) 25% will vest on the earlier of (i) the Company’s Class A Common Stock closing at or above $30.00 for 10 consecutive trading days on Nasdaq or (ii) April 1, 2026; (5) 25% will vest on the earlier of (i) the Company’s Class A Common Stock closing at or above $35.00 for 10 consecutive trading days on Nasdaq or (ii) July 1, 2026; and (6) 25% will vest on the earlier of (i) the Company’s Class A Common Stock closing at or above $40.00 for 10 consecutive trading days on Nasdaq or (ii) November 1, 2026.

On April 10, 2025, Mr. Sansone forfeited options to purchase 17,218 shares of Mobix Class A Common Stock. In exchange, the Compensation Committee granted 40,000 RSUs and 60,000 RSUs to Mr. Sansone on April 10, 2025 and April 15, 2025, respectively (collectively, the “Sansone RSUs”). Ninety percent of the Sansone RSUs vested at each respective grant date, and the remaining ten percent vest in equal installments on the last day of each calendar month thereafter until fully vested on January 1, 2026. The delivery of shares underlying the Sansone RSUs will be deferred until the earlier of (i) Mr. Sansone’s separation from service, disability, death; (ii) a change in control of the Company; (iii) the occurrence of an unforeseeable emergency for the participant as defined under Section 409A of the Internal Revenue Code; or (iv) January 1, 2026.

On April 15, 2025, the Compensation Committee granted 33,333 Post-Closing RSUs to each of co-founders Messrs. Battaglia and Samini (which grants were originally planned to be issued on the first anniversary of the Closing). The Post-Closing RSUs vested in their entirety on December 21, 2025.

On July 9, 2025, the Compensation Committee granted Mr. Aralis 10,000 RSUs, 5,000 of which vested on August 20, 2025 and the remaining 5,000 vested on November 20, 2025.

On September 19, 2025, the Compensation Committee granted Mr. Sansone 100,000 RSUs which vest in equal installments on (i) January 1, 2027, (ii) April 1, 2027, (iii) July 1, 2027 and (iv) October 1, 2027.

Benefits and Perquisites

In the fiscal years ended September 30, 2025 and 2024, we provided benefits to our NEOs on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, vacation and paid holidays. The NEOs are also eligible to participate in our 401(k) plan.

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Outstanding Equity Awards at 2025 Fiscal Year-End

The following table presents, for each of our NEOs, information regarding outstanding equity awards as of September 30, 2025.

								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Philip Sansone	––		––		––	––	––	40,000	(2)	324,000	––	––	––	––
	––		––		––	––	––	60,000	(3)	486,000	––	––	––	––
	––		––		––	––	––	100,000	(4)	810,000	––	––	––	––

Fabrizio Battaglia	20,588	(5)	––		1.70	8/26/2020	8/11/2030	245,000	(6)	1,984,500	––	––	––	––
	11,764	(7)	––		1.70	8/26/2020	8/11/2030	33,333	(8)	270,000	––	––	––	––

Keyvan Samini	20,588	(5)	––		1.70	8/26/2020	8/11/2030	242,250	(9)	1,962,225	––	––	––	––
	11,764	(7)	––		1.70	8/26/2020	8/11/2030	33,333	(8)	270,000	––	––	––	––
											––	––	––	––
James Aralis	1,000	(10)	––		68.40	5/15/2022	4/4/2032	5,000	(11)	40,500	––	––	––	––
	2,222	(12)	444	(12)	68.40	5/18/2022	4/4/2032	––		––	––	––	––	––
	18	(13)	––		68.40	4/15/2023	4/4/2032	––		––	––	––	––	––

*	The awards set forth in the table above are exercisable for or settled in shares of Class A Common Stock.

(1)	The market value of the awards that have not vested is based on the closing price of the Class A Common Stock on Nasdaq on September 30, 2025, which was $8.06.
(2)	These restricted stock units were granted under the Company’s 2023 Equity Incentive Plan and vest in equal installments on (i) November 15, 2025 and (ii) January 31, 2026.
(3)	These restricted stock units were granted under the Company’s 2023 Equity Incentive Plan and vest in such amounts and on such dates as follows: (i) 25,000 restricted stock units on April 30, 2026, (ii) 25,000 restricted stock units on July 15, 2026, and (iii) 10,000 restricted stock units on October 1, 2026.
(4)	These restricted stock units were granted under the Company’s 2023 Equity Incentive Plan and vest in equal installments on (i) January 1, 2027, (ii) April 1, 2027, (iii) July 1, 2027, and (iv) October 1, 2027.
(5)	These stock options were granted under the Company’s 2020 Key Employee Equity Incentive Plan and are fully vested and exercisable.
(6)	These restricted stock awards were granted subject to stockholder approval, which was obtained on January 3, 2025, and vest in such amounts and on such dates as follows: (i) 10,000 restricted stock awards on each of (a) October 15, 2025, (b) January 15, 2026, and (c) April 15, 2026; (ii) 20,000 restricted stock awards on each of (a) July 15, 2026, (b) October 15, 2026, (c) January 15, 2027, (d) April 15, 2027; (iii) 30,000 restricted stock awards on each of (a) July 15, 2027, (b) October 15, 2027, (c) January 15, 2028; and (iv) 45,000 restricted stock units on July 15, 2028.
(7)	These stock options were granted under the Company’s 2020 Equity Incentive Plan and are fully vested and exercisable.
(8)	These restricted stock units were granted under the Company’s 2023 Equity Incentive Plan and vested in their entirety on December 21, 2025.
(9)	These restricted stock awards were granted subject to stockholder approval, which was obtained on January 3, 2025, and vest in such percentages and upon such terms as follows: (i) 5% will vest on the earlier of (a) the Company’s Class A Common Stock closing at or above $20.00 for 10 consecutive trading days on Nasdaq or (b) July 1, 2025; (ii) 10% will vest on the earlier of (a) the Company’s Class A Common Stock closing at or above $20.00 for 10 consecutive trading days on Nasdaq, or (b) November 1, 2025; (iii) 10% will vest on the earlier of (a) the Company’s Class A Common Stock closing at or above $20.00 for 10 consecutive trading days on Nasdaq or (b) January 1, 2026; (iv) 25% will vest on the earlier of (a) the Company’s Class A Common Stock closing at or above $30.00 for 10 consecutive trading days on Nasdaq or (b) April 1, 2026; (v) 25% will vest on the earlier of (a) the Company’s Class A Common Stock closing at or above $35.00 for 10 consecutive trading days on Nasdaq or (b) July 1, 2026; and (vi) 25% will vest on the earlier of (a) the Company’s Class A Common Stock closing at or above $40.00 for 10 consecutive trading days on Nasdaq or (b) November 1, 2026.
(10)	These stock options were granted under the Company’s 2022 Incentive Compensation Plan and are fully vested and exercisable.
(11)	These restricted stock units were granted under the Company’s 2023 Equity Incentive Plan and vested on November 20, 2025.
(12)	These stock options were granted under the Company’s 2022 Incentive Compensation Plan and become fully vested and exercisable on May 18, 2026.
(13)	These stock options were granted under the Company’s 2022 Incentive Compensation Plan and are fully vested and exercisable.

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Director Compensation

In 2021, we entered into agreements with our non-employee directors, including co-founder James Peterson, co-founder Frederick Goerner, David Aldrich, Kurt Busch, and William Carpou. Under these agreements, we agreed to issue to each director an option to purchase 2,000 shares of Class A Common Stock. The options are fully vested. We also agreed to reimburse the director for any reasonable costs and expenses incurred in connection with the director’s services requested by us and performed by the director. Each agreement will automatically renew on the date of director’s reelection unless the Board determines not to renew the agreement, or until a director’s earlier resignation, removal or death.

In connection with the Closing, we amended the Board agreement with each of the co-founders Mr. Peterson and Mr. Goerner. The amendment provides that the director will be granted, on the first, second and third anniversaries of December 21, 2023, Post-Closing RSUs with respect to 16,666 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The Post-Closing RSUs will become fully vested in the event of a change of control, or if the director’s service is terminated either without cause or by him for Good Reason (as defined in the Company’s 2022 Equity Incentive Plan).

On January 22, 2024, the Board approved non-employee director compensation that is designed to retain competent and experienced persons to serve as members of the Board. Non-employee directors will be entitled to receive an annual cash retainer, which will be payable quarterly and pro-rated for partial quarters, of $200,000 and reimbursement for expenses incurred for attending Board meetings. Non-employee Board members will also be entitled to receive awards under the 2023 Equity Incentive Plan annually and upon their initial appointment to the Board as follows:

●	Annual awards of 2,000 RSUs at the next Board meeting occurring after December 21, 2024; and
●	Upon initial election or appointment to the Board, a pro-rated amount of 2,000 RSUs for the partial year.

In addition, the Board approved, and on January 3, 2025 the stockholders approved, the grant of RSUs to the following non-employee directors who were influential in the public listing of our shares on Nasdaq:

●	James Peterson, Co-Founder 105,000 RSUs
●	Frederick Goerner, Co-Founder 105,000 RSUs
●	David Aldrich 5,000 RSUs
●	Kurt Busch 5,000 RSUs
●	William Carpou 5,000 RSUs

Director Compensation Table for Fiscal Year 2025

The table below sets forth the non-employee director compensation for the year ended September 30, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)(4)
James Peterson, Co-Founder	112,500	2,707,341	2,819,841
Frederick Goerner, Co-Founder	112,500	2,733,663	2,846,163
David Aldrich	12,500	264,917	277,417
Kurt Busch	12,500	260,995	273,495
William Carpou	12,500	245,309	257,809
Michael Long	12,500	224,917	237,417

(1)	Each of our non-employee directors received a portion of their fees in Class A Common Stock in lieu of cash. The amount each of our non-employee directors would have otherwise received in cash was $162,500.
(2)	The amount reported in this column for co-founders Messrs. Peterson and Goerner represents the aggregate grant date fair value of the stock awards in accordance with ASC Topic 718, which is based on the stock price on the date of the Closing of $104.70. However, the value received at issuance of the Post-Closing RSUs on April 15, 2025 was approximately $141,667, which is based on the issuance date stock price of $8.50.
(3)	The following table sets forth the aggregate number of restricted stock units outstanding, as of September 30, 2025, for each of our non-employee directors.

Name	Restricted Stock Units (#)	Unexercised Stock Options (#)
James Peterson, Co-Founder	127,336	15,341
Frederick Goerner, Co-Founder	127,665	15,341
David Aldrich	6,952	15,341
Kurt Busch	6,903	15,341
William Carpou	6,707	––
Michael Long	6,952	––

(4)	Amounts reported herein may not foot due to rounding.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In response to Item 402(x)(1) of Regulation S-K, we do not grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Form 10-Q, 10-K, or 8-K that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Charter and amendment to the Charter, which together are referred to as the Charter, and Bylaws is included as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3 respectively, to the registration statement of which this prospectus forms a part and is incorporated herein by reference. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Charter authorizes three hundred million (300,000,000) shares, consisting of three (3) classes: (i) two-hundred and eighty-five million (285,000,000) shares of Class A Common Stock, $0.00001 par value per share, (ii) five million (5,000,000) shares of Class B Common Stock, $0.00001 par value per share, and (iii) ten million (10,000,000) shares of Preferred Stock, $0.00001 par value per share.

As of August 24, 2026, there were 16,847,921 shares of Class A Common Stock outstanding and no shares of Class B Common Stock outstanding. As of the date of this prospectus, there were 1,000 shares of Series A Preferred Stock outstanding. All of the shares of Class B Common Stock were converted into Class A Common Stock in August 2026, and no additional shares of Class B Common Stock can be issued under our Charter.

Voting Power

Holders of Class A Common Stock vote as a single class on all matters submitted to a vote of the stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the Charter. Holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters to be voted on by stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the Charter.

Dividends and Distribution Rights

Subject to applicable law and the rights, if any, of any holders of any outstanding series of Preferred Stock, holders of Common Stock are entitled to receive dividends or distributions when, as and if declared by the Board in its discretion, payable either in cash, in property or in shares of capital stock. Generally, the holders of Common Stock share in such dividends or distributions ratably in proportion to the number of shares held by them; except that if a dividend or distribution is proposed to be declared and paid or set apart for payment to the holders of Class A Common Stock in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock, a dividend or distribution of an equal number of shares of Class A Common Stock or rights to acquire shares of Class A Common Stock shall be declared and paid or set apart for payment to the holders of Class A Common Stock, respectively.

Liquidation, Dissolution and Winding Up

Subject to applicable law and the rights, if any, of any holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up, the holders of outstanding shares of Common Stock are entitled to receive pro rata Mobix Labs’ remaining assets available for distribution, ratably in proportion to the number of shares of Common Stock held by them.

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Preemptive or Other Rights

Holders of Class A Common Stock will not be entitled to preemptive rights, and Class A Common Stock is not subject to redemption or sinking fund provisions.

Election of Directors

The Charter and the Bylaws provide, except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the Charter, establish a classified board of directors that is divided into three (3) classes designated as Class I, Class II and Class III, as nearly equal in number as possible, with staggered three-year terms. Only the directors in one class are elected at each annual meeting of Mobix Labs’ stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Mobix Labs’ stockholders will not have the ability to cumulate votes for the election of directors. The Bylaws provide that, other than with respect to Class B Directors or the directors elected by any series of Preferred Stock then outstanding pursuant to the Charter, at all meetings of stockholders held for the election of directors at which a quorum is present, a majority of the votes cast will be sufficient to elect directors; provided, however, that where one or more stockholders have (a) nominated one or more individuals to the Board in compliance with the Bylaws, and such nominees for election exceeds the number of open seats, and (b) not withdrawn such nomination on or prior to the tenth (10th) day preceding the date on which Mobix Labs first gives notice to stockholders of such meeting of stockholders for the election of directors, a plurality of the votes cast will be sufficient to elect.

Preferred Stock

The Charter expressly authorizes the Board to provide for one or more series of Preferred Stock and pursuant to which the Board is authorized to establish the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series, in each case without further vote or action by the stockholders. The Charter provides that the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote, without the separate vote of the holders of outstanding shares of Preferred Stock voting as a single class. The Charter provides that except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the provisions of the Charter, no holder of any series of Preferred Stock is entitled to any voting powers. The Board is able to, without stockholder approval, create and issue series of Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Mobix Labs or the removal of existing management.

As of the date of this prospectus, there are 2,000 shares of Series A Preferred Stock outstanding.

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Series A 10% Convertible Preferred Stock

On May 19, 2026, we entered into the May 2026 Purchase Agreement, pursuant to which we agreed to sell to Kips (i) 2,000 Preferred Shares for aggregate gross proceeds of $2.4 million, and (ii) the May 2026 Preferred Warrant to purchase up to an additional 6,000 Preferred Shares at an exercise price of $1,000 per share. On August 28, 2026, we amended the May 2026 Registration Rights Agreement and the May 2026 Purchase Agreement to issue and sell to Kips an additional 1,000 shares of Series A Preferred Stock and the August 2026 Preferred Warrant to purchase 6,000 additional shares of Series A Preferred Stock. The COD provides that 20,000 shares have been designated as Preferred Shares, subject to increase as set forth in the COD.

Stated Value. Each share of Series A Preferred Stock has a stated value of $1,200 per share (the “Stated Value”).

Dividends. Holders of Preferred Shares are entitled to receive cumulative dividends at the rate of 10% per annum of the Stated Value, payable quarterly and on each conversion or redemption date. Dividends are payable, at our option, in cash or in additional shares of Series A Preferred Stock (the “Dividend Shares”) at the rate of one share of Series A Preferred Stock per $1,000 of the dividend amount payable.

Conversion. Each Preferred Share is convertible at the option of the holder, subject to the beneficial ownership and Nasdaq stockholder approval limitations described below, into a number of shares of Class A Common Stock equal to the Stated Value (plus any accrued and unpaid dividends and other amounts due) divided by the applicable conversion price. The conversion price is equal to 82% of the lowest VWAP of the Class A Common Stock during the eight (8) trading days immediately prior to and including the applicable conversion date (the “Kips Conversion Price”), subject to adjustment as described below.

Anti-Dilution Adjustment. If we issue or sell any shares of Class A Common Stock or common stock equivalents at an effective price per share lower than the then-applicable Kips Conversion Price (a “Dilutive Issuance”), the Kips Conversion Price will be reduced to equal such lower effective price per share, subject to customary exceptions.

Market Price Adjustment. If the lowest VWAP of the Class A Common Stock during the ten (10) trading days prior to the applicable conversion date (the “Market Price”) is less than the Kips Conversion Price, the aggregate Stated Value of the holder’s outstanding shares of Series A Preferred Stock will be automatically increased by an amount equal to the difference between the Kips Conversion Price and the Market Price, multiplied by the number of shares issued upon such conversion.

Beneficial Ownership Limitation. A holder of Preferred Shares will not have the right to convert any portion of the Preferred Shares, to the extent that, after giving effect to such conversion, the holder (together with its affiliates) would beneficially own in excess of 4.99% of shares of Class A Common Stock outstanding immediately after giving effect to such conversion. A holder may, upon 61 days’ prior notice to us, increase such limitation to a percentage not in excess of 9.99%.

Optional Redemption by the Company. Beginning thirty business days after the original issue date of the Series A Preferred Stock, we may, subject to the satisfaction of certain “equity conditions” specified in the COD, redeem some or all of the then-outstanding Preferred Shares for cash at a redemption price equal to 110% of the aggregate Stated Value, plus accrued but unpaid dividends and other amounts due.

Triggering Events; Holder Redemption Rights. The COD specifies certain “Triggering Events,” including, among other things, (i) failure to maintain an effective registration statement covering the resale of the Class A Common Stock issuable upon conversion of the Preferred Shares, (ii) failure to timely deliver conversion shares, (iii) an Authorized Share Failure (as defined in the COD), (iv) a Bankruptcy Event (as defined in the COD), (v) delisting of the Class A Common Stock for more than five trading days, (vi) an unsatisfied monetary judgment against us in excess of $500,000 that remains unsatisfied for 60 calendar days, (vii) any cessation of operations by us, and (viii) certain other specified events. Upon the occurrence of a Triggering Event, each holder of Series A Preferred Stock may require us to redeem all of such holder’s Preferred Shares for cash at a “Triggering Redemption Amount” equal to the greater of (a) 120% of the aggregate Stated Value and (b) a market-based amount calculated by reference to the VWAP of the Class A Common Stock and the then-applicable Kips Conversion Price, in each case plus all accrued but unpaid dividends and any liquidated damages and other amounts due. In addition, upon the occurrence of a Triggering Event, we are obligated to pay liquidated damages of $250,000 in cash within five trading days, with interest accruing at a rate of 2% per month on any unpaid amount.

Warrants

As of August 24, 2026 there were 6,000,000 Public Warrants and 3,000,000 Private Warrants outstanding.

Public Warrants

Each whole Public Warrant and whole Private Warrant entitles the registered holder to purchase one-tenth (1/10) of a share of Class A Common Stock at a price of $57.90 per share, subject to adjustment as discussed below, at any time commencing January 20, 2024, provided that a registration statement under the Securities Act covering shares of Class A Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating thereto is available (or holders are permitted to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Public Warrants will expire on December 21, 2028, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable, and we will not be obligated to issue shares of Class A Common Stock upon exercise of a Public Warrant unless the shares of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants will have paid the full purchase price for the Unit solely for the shares of Class A Common Stock underlying such Unit. In no event will we be required to net cash settle any Public Warrant.

We registered the shares of Class A Common Stock issuable upon exercise of the Public Warrants in the registration statement relating to the Merger. However, because the Public Warrants will be exercisable until their expiration date of December 21, 2028, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of an initial business combination, we will use our best efforts to file with the SEC a registration statement registering, under the Securities Act, the issuance of the shares of Class A Common Stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of the Merger, holders of the Public Warrants will have the right, during the period beginning on the 61st business day after the Closing and ending upon such registration statement being declared effective by the SEC, and during any other period when we fail to have maintained an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants, to exercise such warrants on a “cashless basis,” by exchanging the Public Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption). Notwithstanding the above, if the shares of Class A Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), we may, at our option, require holders of Public Warrants who exercise their Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and (i) in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants or (ii) if we do not so elect, we agree to use our best efforts to register or qualify for sale the shares of Class A Common Stock issuable upon exercise of the Public Warrants under the applicable blue sky laws of the state of residence of the exercising Public Warrant holder to the extent an exemption is not available.

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Redemption of Public Warrants for Cash

We may redeem the Public Warrants in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time after the Public Warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $90.60 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of shares of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination), for any 20 trading days within a 30-day trading period commencing after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

We have established the penultimate item of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the Ordinary Share may fall below the $90.60 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “— Anti-dilution Adjustments” below) as well as the $57.90 (for whole shares) warrant exercise price after the redemption notice is issued. As of the date of this prospectus, the trading price of the shares of Class A Common Stock on Nasdaq has not achieved the $90.60 threshold that would allow us to redeem the Public Warrants.

Redemption Procedures and Cashless Exercise

If we call the Public Warrants for redemption as described above, the Board will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis,” by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below), over the exercise price of the warrants by (y) the fair market value. “Fair market value” means the average reported closing price of the shares of Class A Common Stock as reported during the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants. If our Board takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call the Public Warrants for redemption and our Board does not take advantage of this option, the members of the Sponsor and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

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A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our share capital into which the warrants are convertible), other than (a) as described above, (b) any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the shares of Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each Public Warrant), but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $5.00 per share (c) to satisfy the redemption rights of the holders of the shares of Class A Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of the shares of Class A Common Stock in connection with a shareholder vote to amend the Existing Charter to modify the substance or timing of our obligation to redeem 100% of the Class A Common Stock if the Company does not complete the initial business combination within the period set forth in the Existing Charter or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity or (e) in connection with the redemption of the Public Shares upon our failure to complete an initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value (as determined by our Board in good faith) of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted (to the nearest cent) by multiplying such Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In addition, if (x) we issued additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $92.00 per share (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to the Sponsor and the officers and directors of Chavant (collectively, the “Initial Shareholders”) or their affiliates, without taking into account any shares issued to the Sponsor prior to the consummation of the Chavant IPO (the “Founder Shares”) held by such shareholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, available for funding the initial business combination on the date of Closing (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A Common Stock during the ten (10) trading day period starting on the trading day prior to the Closing

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Date (such price, the “Market Value”) was below $92.00 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $180.00 per share redemption trigger described under “— Redemption of Warrants for Cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. As a result of the issuances of shares under the PIPE Subscription Agreements and other agreements in connection with the Closing, we adjusted the exercise price of the Warrants from $115.00 to $57.90 per share and adjusted the redemption trigger price from $180.00 to $90.60 per share.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Mobix Labs as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

Other Matters

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or mistake, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then-outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then-outstanding Private Placement Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Public Warrant holder.

The Warrant Agreement provides that any dispute, controversy, or claim, whether in contract of tort, arising or relating to the Warrant Agreement or the enforcement, breach, termination, or validity thereof, shall be submitted to final and binding arbitration in Orange County, California before one neutral and impartial arbitrator, in accordance with the laws of the state of New York. As a result, warrant holders will not be able to pursue litigation in federal or state court against us and instead will be required to pursue such claims through a final and binding arbitration proceeding.

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PIPE Warrants

On December 20, 2023, Chavant entered into a subscription agreement with Joseph J. Gebbia (“Gebbia”) (the “Gebbia PIPE Subscription Agreement”) pursuant to which Gebbia purchased 7,500 shares of our Class A Common Stock in cash at a price of $100.00 per share for an aggregate purchase price of $750,000, on the terms and subject to the conditions set forth in the Gebbia PIPE Subscription Agreement. In connection with the execution of the Gebbia PIPE Subscription Agreement, Legacy Mobix issued to Gebbia a warrant to purchase 15,000 shares of common stock of Legacy Mobix at an exercise price of $0.10 per share (the “Gebbia Warrant”). We assumed the Gebbia Warrant in the Merger.

On December 20, 2023, Chavant entered into a subscription agreement with Steven Wright Owens, Jr. (“Owens”) (the “Owens PIPE Subscription Agreement”) pursuant to which Owens purchased 5,000 shares of our Class A Common Stock in cash at a price of $100.00 per share for an aggregate purchase price of $500,000, on the terms and subject to the conditions set forth in the Owens PIPE Subscription Agreement. In connection with the execution of the Owens PIPE Subscription Agreement, Legacy Mobix issued to Owens a warrant to purchase 15,000 shares of common stock of Legacy Mobix at an exercise price of $0.10 per share.

Series A Warrants and Series B Warrants (“Existing Warrants”)

Pursuant to the July 2024 Purchase Agreement, on July 22, 2024 we issued the Existing Warrants as part of the July 2024 Private Placement, each to purchase up to 287,769 shares of Class A Common Stock, to an accredited investor at an exercise price of $13.90 per share. Pursuant to the April 2025 Purchase Agreement, the Company agreed to reduce the exercise price of the Existing Warrants to $8.20 per share. The Existing Warrants became exercisable beginning on the effective date of stockholder approval, which was obtained on May 30, 2025, at an exercise price of $8.20. The Series A Warrants will expire on January 3, 2030 and the Series B Warrants will expire on April 3, 2030.

Pursuant to the Inducement Letter, the holder of the Existing Warrants agreed to exercise for cash the Existing Warrants to purchase 148,495 shares of Class A Common Stock underlying the Series A Warrants and 148,495 shares Class A Common Stock underlying the Series B Warrants at the current exercise price of $8.20 per share.

Common Warrants and Pre-Funded Warrants

On April 4, 2025, we entered into the April 2025 Purchase Agreement with an investor. Pursuant to the April 2025 Purchase Agreement, on April 7, 2025, we issued 385,000 shares of Class A Common Stock and the Pre-Funded Warrant in a Registered Direct Offering (constituting part of the 2025 Offering). The public offering price for each share was $8.20 and the public offering price for each Pre-Funded Warrant was $8.20. Simultaneous with the Registered Direct Offering, the Company conducted a private placement as part of the 2025 Offering and issued the Common Warrants to purchase up to 487,686 shares of our Class A Common Stock. The Pre-Funded Warrant had an exercise price of $0.001 per share and was partially exercised on May 28, 2025, with the balance exercised on June 4, 2025. The Common Warrants became exercisable beginning on the effective date of stockholder approval, which occurred on May 30, 2025 and will expire on May 30, 2030.

On September 3, 2025, we entered into the Inducement Letter with the holder. Pursuant to the Inducement Letter, the holder of the Common Warrants agreed to exercise for cash the Common Warrants to purchase 251,656 shares of Class A Common Stock.

Placement Agent Warrants

As compensation in connection with the 2024 Private Placement, we issued to HCW, acting as our exclusive placement agent or its designees upon closing of the 2024 Private Placement warrants to purchase up to 20,143 shares of Class A Common Stock at an exercise price of $17.375 per share. These warrants became exercisable on January 3, 2025 and are set to expire on January 3, 2030. Upon any exercise for cash of the Existing Warrants, we are obligated to pay HCW a cash fee of 8.0% of the aggregate gross proceeds received from the exercise of any of the Existing Warrants (which includes a management fee of 1.0%) and will also be obligated to issue the Private Placement Warrants to HCW (or its designees) to purchase up to 20,143 shares of our Class A Common Stock (representing 7.0% of the aggregate number of such shares of our common stock underlying the Existing Warrants).

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As compensation for the 2025 Offering, we paid to Roth a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the 2025 Offering. In addition, we also issued to Roth (or its designees) to purchase up to 68,276 shares of Class A Common Stock equal to 7% of aggregate number of Class A Common Stock issued in the 2025 Offering at an exercise price of $8.20. Furthermore, we also paid Roth fees and expenses of $75,000 for expenses in connection with the 2025 Offering. The Placement Agent Warrants issued to Roth became exercisable beginning on the effective date of stockholder approval, which was obtained on May 30, 2025, and will expire on April 4, 2030, and are not transferable for 180 days beginning April 4, 2025 (the date of entering into the April 2025 Purchase Agreement).

As compensation for the placing of the Inducement Warrants, we paid Roth a cash placement fee equal to 7.0% of the aggregate gross proceeds from the exercise of the warrants exercised pursuant to the Inducement Letter and issued warrants to purchase up to 38,405 shares of our Class A Common Stock (representing 7.0% of the sum of the warrants exercised) at an exercise price of $10.80 per share.

Inducement Warrants

On September 3, 2025, we entered into the Inducement Letter. In consideration for the Holder’s agreement to exercise the warrants for cash, we agreed to issue to the Holder Inducement Warrants to purchase up to an aggregate of 822,970 shares of Class A Common Stock at an exercise price of $10.80 per share. The Inducement Warrants will become exercisable upon stockholder approval and will expire five years from the initial exercise date.

The exercise price and number of shares of Class A Common Stock issuable upon exercise are subject to adjustment in the event of stock splits, stock dividends, reorganizations, or similar events. The Inducement Warrants are subject to customary limitations on beneficial ownership and may be exercised on a cashless basis if a registration statement is not available. In connection with certain fundamental transactions, the Holder may have the right to alternative consideration or to redeem the unexercised portion of the Inducement Warrants at fair value.

Modification of Warrants

On October 24, 2025, we entered into amendments to certain liability-classified warrants to purchase an aggregate of 1,337,549 shares of our Class A Common Stock. The amendments revised certain terms of the warrants, including terms that could potentially require cash settlement, such that under the guidance in ASC Topic 480, Distinguishing Liabilities from Equity and ASC Topic 815, Derivatives and Hedging, the warrants are equity-classified financial instruments. The amendments did not affect any terms of the warrants that are inputs into the estimation of the fair value of warrants under the Black-Scholes option pricing model, which we use to estimate the fair value of warrants.

As a result of the amendments to the warrants, we remeasured the related liabilities to their estimated fair value of $6,912 as of the date of the amendments and we reclassified this amount from “Liability-classified warrants” to “Additional paid-in capital” in the condensed consolidated balance sheet. As consideration for these amendments, we issued the warrant holder an additional warrant to purchase 100,000 shares of our Class A Common Stock at a price of $10.80 per share. We recognized the $514 fair value of the additional warrant as an expense, included in “Other non-operating losses, net” in the condensed consolidated statements of operations and comprehensive loss for the three months ended December 31, 2025.

Preferred Stock Purchase Warrants

On May 19, 2026, we entered into the May 2026 Purchase Agreement, pursuant to which we agreed to sell to Kips (i) the Preferred Shares for aggregate gross proceeds of $2,400, and (ii) the May 2026 Preferred Warrant to purchase up to an additional 6,000 shares of Series A Preferred Stock at an exercise price of $1,000 per share. The May 2026 Preferred Warrant is exercisable beginning May 19, 2026 and expires no later than twelve months thereafter. On August 28, 2026, we entered into an amendment to the May 2026 Purchase Agreement, pursuant to which we agreed to sell to Kips (i) 1,000 additional shares of Series A Preferred Stock and (ii) the August 2026 Preferred Warrant to purchase 6,000 additional shares of Series A Preferred Stock.

The exercise price and number of shares of Class A Common Stock issuable upon exercise of the Preferred Warrants are subject to adjustment in the event of stock splits, stock dividends, reorganizations, or similar events. The Preferred Warrants are subject to customary limitations on beneficial ownership.

Listing of Securities

Mobix Labs’ Common Stock is currently listed on The Nasdaq Capital Market, under the symbol “MOBX” and the Public Warrants are currently listed on The Nasdaq Capital Market under the symbol “MOBXW”.

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Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

Anti-Takeover Effects of Provisions of the Charter, the Bylaws and the DGCL

Certain provisions of the Charter, the Bylaws, and the DGCL could make it more difficult to acquire Mobix Labs by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Mobix Labs to first negotiate with the Board. Mobix Labs believes that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of Mobix Labs that a stockholder might consider is in their best interest or in Mobix Labs’ best interests, including transactions that might result in a premium over the prevailing market price of Class A Common Stock. For additional information, see the section titled “Risk Factors — Delaware law and Mobix Labs’ governing documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and that could delay or discourage takeover attempts that stockholders may consider favorable.”

Classified Board of Directors

The Charter and the Bylaws provide that, except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the Charter, the Board will be divided into three (3) classes of directors, designated as Class I, Class II and Class III, with the classes to be as nearly equal in number as possible, and with each class being elected to a staggered three-year term. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult and time-consuming for stockholders to change the composition of the Board.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and, once created by the Board in accordance with the Charter, authorized but unissued shares of one or more series of Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and, once created by the Board in accordance with the Charter, authorized but unissued shares of one or more series of Preferred Stock could make more difficult or discourage an attempt to obtain control of Mobix Labs by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Charter provides that, except as otherwise provided by or pursuant to the Charter, Mobix Labs’ stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders.

Further, the Charter provides that solely the Chairperson of the Board, the Chief Executive Officer of Mobix Labs, the President of Mobix Labs, or the Board acting pursuant to a resolution adopted by a majority of the whole board may call special meetings of stockholders, and that the Board will call a special meeting of stockholders upon the written request (made in accordance with the Charter and the Bylaws) of the holders of not less than ten percent of the voting power of the outstanding shares of capital stock of Mobix Labs generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Mobix Labs capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before Mobix Labs’ annual meeting of stockholders (other than business required by or pursuant to the Charter to be voted on by the holders of a class of capital stock of Mobix Labs, separately as a single class, or by the holders of a series of Preferred Stock, separately as a single class), or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to the Secretary of Mobix Labs at Mobix Labs’ principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made by Mobix Labs. The Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude Mobix Labs’ stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Supermajority Requirements for the Amendment of the Charter and the Bylaws

The Bylaws provide that the Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66⅔% in voting power of the then outstanding shares of capital stock of Mobix Labs entitled to vote, voting together as a single class. In addition, the Charter provides that the affirmative vote of the holders of at least 66⅔% of the voting power of the then outstanding shares of capital stock of Mobix Labs generally entitled to vote, voting together as a single class, will be required to amend certain provisions of the Charter, including provisions relating to the classified board, the size of the board, removal of directors, special meetings of stockholders, actions by written consent, and exculpation of directors and officers.

Directors Removed Only for Cause

The Charter provides that, subject to the rights of the holders of any series of Preferred Stock provided by or pursuant to the Charter, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of Mobix Labs entitled to vote at an election of directors, voting together as a single class.

Board Vacancies

The Charter provides that, subject to applicable law and the rights, if any, of the holders of any class of capital stock of Mobix Labs then outstanding to elect one or more directors or the holders of any series of Preferred Stock then outstanding to elect one or more preferred directors, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board of directors will be filled solely and exclusively by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor will be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors will shorten the term of any incumbent director.

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These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board, but promotes continuity of directors.

Exclusive Forum Selection

The Charter provides, unless Mobix Labs consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, any state or federal court located within the State of Delaware) will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of Mobix Labs, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of Mobix Labs to Mobix Labs or the Mobix Labs stockholders, (c) any civil action to interpret, apply or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Charter or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act or any action asserting claims arising under the Exchange Act.

The Charter also provides that, unless Mobix Labs consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Charter provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Mobix Labs stockholders will not be deemed to have waived Mobix Labs’ compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive United States federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Charter provides that the choice of forum provision does not apply to any action asserting claims arising under the Exchange Act. Accordingly, actions by Mobix Labs stockholders asserting claims arising under the Exchange Act or the rules and regulations thereunder must be brought in United States federal court. Mobix Labs stockholders will not be deemed to have waived Mobix Labs’ compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of Mobix Labs’ capital stock will be deemed to have notice of and consented to the forum selection provisions in the Charter.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Mobix Labs or its directors, officers, or other employees, which may discourage such lawsuits against Mobix Labs and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Charter to be inapplicable or unenforceable in an action, Mobix Labs may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Section 203 of the Delaware General Corporation Law

Mobix Labs is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring Mobix Labs to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Bylaws provide that Mobix Labs’ directors and officers will be indemnified and advanced expenses by Mobix Labs to the fullest extent permitted by applicable law. In addition, the Charter provides that Mobix Labs’ directors and officers will not be liable to Mobix Labs or its stockholders for monetary damages for breaches of their fiduciary duty as directors and officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws will also permit Mobix Labs to purchase and maintain insurance on behalf of any director, officer, employee or agent of Mobix Labs for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against Mobix Labs directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Mobix Labs and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Mobix Labs pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Mobix Labs’ directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

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SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

A person who has beneficially owned restricted Class A Common Stock or Public Warrants of Mobix Labs for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Mobix Labs was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Common Stock or Public Warrants of Mobix Labs for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the then outstanding shares of Class A Common Stock or Public Warrants; or
●	the average weekly trading volume of Class A Common Stock or Public Warrants of Mobix Labs, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Mobix Labs under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Mobix Labs.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which was filed on December 28, 2023, reflecting its status as an entity that is not a shell company.

Upon the Closing, we are no longer a shell company; accordingly, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of Class A Common Stock by:

●	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Class A Common Stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of Class A Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the date of August 24, 2026 (the “Determination Date”) and restricted stock units that (i) have vested but are subject to certain delivery conditions that have not yet been met or (ii) are unvested but will vest within 60 days of the Determination Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Mobix Labs, Inc., 1 Venture, Suite 220, Irvine, CA 92618.

The percentage ownership of Class A Common Stock is based on 16,847,921 shares of Class A Common Stock outstanding as of August 24, 2026. Share amounts in the table reflect the conversion of all 200,491 outstanding shares of Class B Common Stock into Class A Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Mobix Labs Class A Common Stock	%
Directors and Executive Officers

Fabrizio Battaglia(1)	207,500	1.2%
Keyvan Samini(2)	231,723	1.4%
James Aralis(3)	12,516	*
James Peterson(4)	499,390	3.0%
David Aldrich(5)	81,694	*
Kurt Busch(6)	89,962	*
William Carpou(7)	82,623	*
Frederick Goerner(8)	222,797	1.3%
Michael Long	138,592	*
Philip Sansone(9)	66,039	*

All Directors and Executive Officers as a Group (ten individuals)	1,632,836	9.7%
Five Percent and Greater Holders
Armistice Capital, LLC(10)	1,775,299	10.2%

*	Less than one percent

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(1)	Includes (i) 195,000 shares of unvested stock awards and (ii) 12,500 shares of Class A Common Stock held of record by The Battaglia Trust. Fabrizio Battaglia is Trustee of The Battaglia Trust and may be deemed to have voting and investment power over securities held thereby.

(2)	Includes (i) 63,750 shares of unvested stock awards, (ii) 29,614 shares of Class A Common Stock held of record by The KSSF Trust, dated November 27, 2012 (the “KSSF Trust”), (iii) 7,353 shares of Class A Common Stock held of record by The KSLI Trust, dated December 7, 2012 (the “KSLI Trust”), and (iv) 7,352 shares of Class A Common Stock held of record by The SSLI Trust dated December 7, 2012 (“SSLI Trust”). Keyvan Samini is Trustee of The KSSF Trust and The SSLI Trust, and may be deemed to have voting and investment power over securities held thereby. Keyvan Samini’s spouse is the Trustee of The KSLI Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 32,352 shares of Class A Common Stock exercisable within 60 days of the Determination Date.

(3)	Includes options to purchase 3,684 shares of Class A Common Stock exercisable within 60 days of the Determination Date.

(4)	Includes (i) options to purchase 15,341 shares of Class A Common Stock exercisable within 60 days of the Determination Date and (ii) 35,000 restricted stock units that have vested but not yet been delivered.

(5)	Includes options to purchase 15,341 shares of Class A Common Stock exercisable within 60 days of the Determination Date.

(6)	Includes options to purchase 15,341 shares of Class A Common Stock exercisable within 60 days of the Determination Date.

(7)	Includes options to purchase 15,341 shares of Class A Common Stock exercisable within 60 days of the Determination Date.

(8)	Includes (i) options to purchase 15,341 shares of Class A Common Stock exercisable within 60 days of the Determination Date and (ii) 35,000 restricted stock units that have vested but not yet been delivered.

(9)	Includes 10,000 restricted stock units that have vested but not yet been delivered.

(10)	Based on a Schedule 13G/A filed on February 17, 2026 by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”). The securities are held directly by the Master Fund and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; (ii) Steven Boyd, as the Managing Member of Armistice Capital. This amount consists of (i) 337,750 shares and (ii) 1,437,549 shares underlying warrants that are exercisable within 60 days of the Determination Date. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time by the Selling Stockholder of up to 5,000,000 shares of Class A Common Stock.

The Selling Stockholder may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such shares of Class A Common Stock.

When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholder’s interest in the Class A Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholder, the number of shares of Class A Common Stock that the Selling Stockholder may offer pursuant to this prospectus, and the number of shares of Class A Common Stock owned by the Selling Stockholder before the offering (as of August 24, 2026) and after the offering, assuming that the Selling Stockholder will sell all of their Offered Securities and will make no other purchases or sales of Class A Common Stock. Information below regarding the Selling Stockholder is based on information provided to us by the Selling Stockholder.

The percentage of beneficial ownership is based on the 16,847,921 shares of Class A Common Stock issued and outstanding as of August 24, 2026 and is determined in accordance with the rules of the SEC, which, among other things, assumes the exercise of convertible securities, warrants and options by a securityholder for shares of Class A Common Stock by such securityholder only.

	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this	Number of Shares of Class A Common Stock Beneficially Owned After Offering
Name of Selling Stockholder	Number	Prospectus	Number	Percent
Kips Bay Select, LP(1)(2)	-	5,000,000	-	-

(1)	Assumes the sale of all shares of our Class A Common Stock being offered for resale pursuant to this prospectus.
(2)	The shares of Class A Common Stock offered pursuant to this prospectus consist of a good faith estimate of the shares of Class A Common Stock issuable upon conversion of the (i) the 1,000 shares of Series A Preferred Stock issued on August 28, 2026 and (ii) the 6,000 shares of Series A Preferred Stock issuable upon exercise of the August 2026 Preferred Warrant. Pursuant to the terms of the Series A Preferred Stock, the shares are subject to a beneficial ownership limitation of 4.99% (or upon election of Kips, by providing a 61-day written notice to Mobix Labs, 9.99%), which such limitation restricts the stockholder from converting that portion of the Series A Preferred Stock that would result in the stockholder and its affiliates owning, after conversion, a number of shares of Class A Common Stock in excess of the beneficial ownership limitation. The issuance of the Offered Securities upon conversion of the Series A Preferred Stock is subject to stockholder approval. As a result, as of the date of this prospectus Kips does not beneficially own the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock. John Miller holds voting and dispositive power over the Preferred Shares held by Kips.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Board has adopted a written related party transactions policy that requires that related party transactions (as defined below) be reviewed and, if appropriate, approved by the Board’s audit committee, subject to certain exceptions. Our related party transactions policy is designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

A “related party transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “related party” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities; and

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting securities, and any person (other than a domestic employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting securities.

On August 3, 2023, Legacy Mobix issued a promissory note having a principal balance of $100,000 to Mr. James Peterson, our director. The note, which matured on August 22, 2023, did not bear interest and was unsecured. In connection with the note, Legacy Mobix agreed to issue the purchaser warrants to purchase 292 shares of Legacy Mobix Common Stock at an exercise price of $68.40 per share. The note was assumed in connection with the Closing. We repaid the loan in January 2024.

We also issued four promissory notes in the aggregate principal amount of $1,395,000 to Giuseppe Battaglia, the brother of Fabrizio Battaglia, a former director and our former Chief Executive Officer. The interest rate on the note in the principal amount of $500,000 was 6%, the note in the principal amount of $400,000 was 15%, the note in the principal amount of $165,000 was issued with an original issue discount of 10% and bore interest at 16% per year, and the note in the principal amount of $330,000 was issued with an original issue discount of 10% and bore interest at 16% per year. The proceeds for such loans were used for working capital purposes. We repaid all four notes in full, and no longer remain outstanding.

Indemnification

Mobix Labs entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that Mobix Labs will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of Mobix Labs, to the fullest extent permitted by Delaware law, the Charter and the Bylaws.

The Charter of Mobix Labs contains a provision limiting the liability of directors and certain officers of Mobix Labs for monetary damages for breach of fiduciary duty, and the Bylaws provide that Mobix Labs will indemnify each of its present and former directors and officers in those capacities or for serving other business enterprises at its request, to the fullest extent permitted under Delaware law. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law, Mobix Labs will advance all expenses incurred by its present and former directors and officers in connection with a legal proceeding involving his or her status as a director or officer of Mobix Labs, except that present directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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Guarantees of Loans

On October 19, 2023, Legacy Mobix borrowed $150,000 from an unrelated finance company, which loan is secured by substantially all assets of Legacy Mobix and is guaranteed by Keyvan Samini, the President, Chief Financial Officer and a director of Mobix Labs. The loan matured in November 2024 and was repaid in full.

On December 2, 2024, a subsidiary of Mobix borrowed $200,000 from an unrelated finance company, which loan is guaranteed by Keyvan Samini, the President, Chief Financial Officer and a director of Mobix Labs. The loan matured in June 2026.

Additionally, on August 15, 2025, Philip Sansone, our Chief Executive Officer and director, and Keyvan Samini, the President, Chief Financial Officer and a director, both personally guaranteed the Maxim loan to us with a principal amount of $600,000.

Subscription Agreement

On December 19, 2023, Chavant entered into a subscription agreement with Michael Long, who was appointed as a director of Mobix Labs on January 22, 2024, pursuant to which Mr. Long agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 30,000 shares of Class A Common Stock at a price of $100.00 per share for an aggregate purchase price of $3,000,000, on the terms and subject to the conditions set forth in the subscription agreement. Mobix Labs registered for resale the shares received by Mr. Long pursuant to the subscription agreement and upon exercise of the warrant. Pursuant to the subscription agreement, Mobix Labs agreed to issue additional shares of Class A Common Stock to Mr. Long in the event that the Adjustment Period VWAP during the Adjustment Period is less than $100.00 per share. In such case, Mr. Long was entitled to receive a number of shares of Make-Whole Shares equal to the product of (x) the number of shares of Class A Common Stock issued to him at the closing of the subscription and held by him through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $100.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $70.00, the Adjustment Period VWAP will be deemed to be $70.00. On November 4, 2024, Mr. Long received 12,857 Make-Whole Shares.

In connection with the execution of the subscription agreement, Legacy Mobix issued to Mr. Long a warrant to purchase 10,000 shares of Mobix Labs Stock at an exercise price of $0.10 per share, exercisable upon the closing of the subscription agreement. The warrant was exercised at the closing of the subscription agreement and, following net settlement into 9,990 shares of Mobix Labs Stock, converted into 9,990 shares of Class A Common Stock in connection with the Closing.

Pre-Merger Related Party Transactions of Chavant

Registration Rights

In connection with the Closing and as contemplated by the Business Combination Agreement, the Company and certain holders entered into the Amended and Restated Registration Rights and Lock-Up Agreement, dated December 21, 2023 (the “Amended and Restated Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of Mobix Labs held by certain holders, including all the members of the Board other than Michael Long, and to use reasonable best efforts to cause the registration statement to become effective as soon as reasonably practical after the initial filing of the registration statement. This registration statement was filed on June 6, 2024. The Amended and Restated Registration Rights and Lock-Up Agreement also provides certain holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Amended and Restated Registration Rights and Lock-Up Agreement further provides the Founder Equityholders and Legacy Mobix Holders shall not transfer their Common Stock until (a) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing and the date on which the VWAP of the Class A Common Stock equals or exceeds $120.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing or (b) with respect to the remaining 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing and the date on which the VWAP of the Class A Common Stock equals or exceeds $150.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing. The restriction on transfers contained in the Amended and Restated Registration Rights and Lock-Up Agreement expired on December 23, 2024.

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Administrative Services

The Company paid Chavant Capital Partners LLC (the “Sponsor”) $10,000 per month for office space, and secretarial and administrative services provided to members of the Company’s management team prior to the Closing. Upon completion of the Merger, the Company ceased paying these monthly fees.

For the nine months ended September 30, 2023 and 2022, the Company incurred expenses of $90,000 and $90,000 under the administrative services agreement, respectively, of which $150,000 and $80,000 were included in accrued expenses as of September 30, 2023 and December 31, 2022, respectively.

Related Party Notes

On January 6, 2023, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $300,000 to the Sponsor, under which the Company was permitted to draw down non-interest bearing loans which are made by the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to Chavant (the “Working Capital Loans”) from time to time prior to the maturity date up to such aggregate principal amount. The Company drew down the full amount of the Working Capital Loans under such promissory note. As of September 30, 2023, the Company had drawn down $1,150,000 under the Working Capital Loans. The Chairman of the Board of Chavant, Dr. Auberton-Hervé, and/or STAR SCI, an entity affiliated with him, and another existing investor in the Sponsor and/or persons affiliated with such investor provided the funds to the Sponsor for the foregoing Working Capital Loans. On June 22, 2023, the Company issued an unsecured non-convertible promissory note in the aggregate principal amount of up to $500,000 to its Sponsor under which the Company was permitted to draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. As of the Closing, the Company had drawn down the full amount of the Working Capital Loans under such promissory note. The Chairman of the Board of Chavant and/or STAR SCI and the Chief Executive Officer of Chavant, Dr. Ma, and/or Chavant Family Office, an entity affiliated with her, provided the funds to the Sponsor for the Working Capital Loans under this unsecured non-convertible promissory note. On November 30, 2023, the Company issued an unsecured non-convertible promissory note in the aggregate principal amount of up to $325,000 to its Sponsor under which the Company was permitted to draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. As of the Closing, the Company had drawn down approximately $150,000 of Working Capital Loans under such promissory note. The Chairman of the Board of Chavant and/or STAR SCI, the Chief Executive Officer of Chavant and/or Chavant Family Office and another investor in the Sponsor and/or persons affiliated with such investor provided the funds to the Sponsor for the foregoing Working Capital Loans under such promissory note. As of the Closing, the Company had drawn down an aggregate of approximately $1,800,000 of Working Capital Loans under the promissory notes issued to the Sponsor, of which an aggregate amount of $1,418,000 was provided to the Sponsor by Dr. Auberton-Hervé and/or STAR SCI and an aggregate amount of $140,000 was provided to the Sponsor by Dr. Ma and/or Chavant Family Office. The outstanding Working Capital Loans were paid to the Sponsor through the issuance of shares of Class A Common Stock to the Sponsor pursuant to the Sponsor PIPE Subscription Agreement described below.

During the years ended September 30, 2024, and 2023, the Company, as borrower, issued two promissory notes in the aggregate principal amount of $565,000 to Giuseppe Battaglia, the brother of Fabrizio Battaglia, a former director and the former Chief Executive Officer of the Company. The interest rate on the note in the principal amount of $400,000 was 15%, and the note in the principal amount of $165,000 was issued with an original issue discount of 10% and bore interest at 16% per year. The proceeds for such loans were used for working capital purposes. The Company repaid in full both notes in December 2023 and July 2024, and neither of the notes remains outstanding.

During the year ended September 30, 2024, the Company, as borrower, issued a third promissory note in a principal amount of $330,000 to Giuseppe Battaglia. The note was issued with an original issue discount of 10% and has a maturity date of November 16, 2024. The note bore interest at a rate of 16% per year. The Company repaid the note in full in April 2025 and the note is no longer outstanding.

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Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into a subscription agreement with Sage Hill Investors, LLC (“Sage Hill”) (the “Sage Hill PIPE Subscription Agreement”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 150,000 shares of Class A Common Stock in cash at a price of $100.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. Pursuant to the Sage Hill Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to Sage Hill in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which the resale registration statement was declared effective (the “Adjustment Period VWAP”) is less than $100.00 per share. In such case, Sage Hill will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to Sage Hill at the closing of the subscription and held by Sage Hill through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $100.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). Such condition was satisfied on August 30, 2024 and 64,285 Make-Whole Shares were delivered on November 4, 2024.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 150,000 shares of Mobix Labs Stock at an exercise price of $0.10 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). Stockholders approved the exercise of the Sage Hill Warrant at the special meeting held on January 3, 2025 and was exercised on February 25, 2025.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 19,973 shares of Class A Common Stock at a price of $100.00 per share for an aggregate purchase price of $1,997,370 paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. Pursuant to the Sponsor PIPE Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to the Sponsor or its permitted transferees in the event that the Adjustment Period VWAP during the Adjustment Period is less than $100.00 per share. In such case, the Sponsor or its permitted transferees will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to the Sponsor at the closing of the subscription and held by the Sponsor or its permitted transferees through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $100.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). Such condition was satisfied on August 30, 2024 and 1,294 Make-Whole Shares were delivered on November 4, 2024.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Legacy Mobix issued to the Sponsor a warrant to purchase 27,245 shares of Mobix Labs Stock at an exercise price of $0.10 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 27,218 shares of Mobix Labs Stock, converted into 27,218 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 19,973 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor (the accrued interest under which was forgiven), (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described above and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma, the Chief Executive Officer of Chavant, by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

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In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 65,863 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 40,000 Private Placement Warrants that it held (“Sponsor Forfeited Private Placement Warrants”), in each case upon the Closing.

The forfeiture of the Sponsor Forfeited Founder Shares reduced the number of Founder Shares held by the Sponsor, which are subject to the lock-up agreement applicable to the Founder Equityholders as set forth in the Amended and Restated Registration Rights and Lock-Up Agreement (the “Founder Share Lock-Up”), to 92,218 Founder Shares. The Sponsor expects to distribute these Founder Shares to its members in April 2024. In such distributions, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, Chavant’s Chief Executive Officer, is expected to receive (i) 72,460 shares of Class A Common Stock representing Founder Shares, and (2) STAR SCI, a controlled affiliate of Dr. André-Jacques Auberton-Hervé, Chavant’s Chairman, is expected to receive (i) 19,758 shares of Class A Common Stock representing Founder Shares. The forfeiture of the Sponsor Forfeited Private Placement Warrants reduced the number of Private Placement Warrants held by the Sponsor to 239,433 Private Placement Warrants. None of the Private Placement Warrants are subject to the Founder Share Lock-Up, and the Sponsor distributed these Private Placement Warrants to its members following the Closing. In such distribution, (ii) Chavant Family Office, a controlled affiliate of Dr. Ma, received 124,155 Private Placement Warrants, and (ii) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, received 35,832 Private Placement Warrants. In addition, the shares of Class A Common Stock the Sponsor received upon the Closing pursuant to the Sponsor PIPE Subscription Agreement and the conversion of the Sponsor Warrant, as described above, are not subject to the Founder Share Lock-Up. The Sponsor distributed those shares to its members. In such distribution, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, received approximately 7,139 shares of Class A Common Stock (reflecting $140,000 of non-convertible debt that Dr. Ma had funded to the Sponsor in respect of working capital loans to Chavant, Dr. Ma’s pro rata share in the amount of approximately $130,000 of the outstanding reimbursement obligations owed to the Sponsor for administrative services, and the outstanding reimbursement obligations of $32,370 owed to Dr. Ma, as described above, each forgiven pursuant to the Sponsor Letter Agreement) and (2) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, received approximately 34,338 shares of Class A Common Stock (reflecting $1.4 million of convertible and non-convertible debt that Dr. Auberton-Hervé had funded to the Sponsor in respect of working capital loans to Chavant and Dr. Auberton-Hervé’s pro rata share of the outstanding reimbursement obligations owed to the Sponsor for administrative services, each forgiven pursuant to the Sponsor Letter Agreement).

Warrant Amendments

On October 24, 2025, the Company entered into amendments to certain outstanding warrants to purchase an aggregate of 1,337,549 shares of the Company’s Class A Common Stock held by the Master Fund (the “Armistice Warrants”). The amendments revise certain terms of the Armistice Warrants so that, under applicable accounting guidance, the Armistice Warrants are classified as equity rather than liabilities on the Company’s balance sheet. As part of these amendments, the Company issued an additional warrant to purchase 100,000 shares of Class A Common Stock. No cash consideration was paid or received in connection with these amendments.

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PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equity holders of the Selling Stockholder;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholder for purposes of this prospectus.

The aggregate proceeds to the Selling Stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The Selling Stockholder reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

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The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholder shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and, if so deemed, will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholder shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

86

LEGAL MATTERS

Greenberg Traurig, P.A. has passed upon the validity of the Class A Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of Mobix Labs, Inc. as of September 30, 2025 and September 30, 2024 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Mobix Labs, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including any amendments and supplements thereto) under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, the Class A Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://www.investors.mobixlabs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

87

F-1

MOBIX LABS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	June 30, 2026	September 30, 2025
ASSETS
Current assets
Cash	$2,142	$3,273
Accounts receivable, net	760	1,414
Inventory	1,462	1,435
Prepaid expenses and other current assets	1,666	593
Total current assets	6,030	6,715

Property and equipment, net	208	328
Intangible assets, net	12,324	13,519
Goodwill	16,066	16,066
Operating lease right-of-use assets	159	370
Other assets	147	115
Total assets	$34,934	$37,113

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$5,032	$8,981
Accrued expenses and other current liabilities	9,114	11,122
Deferred purchase consideration	2,093	2,323
Notes payable, current	995	3,934
Notes payable – related parties, current	1,397	1,152
Notes payable – measured at fair value, current	3,360	—
Operating lease liabilities, current	156	274
Total current liabilities	22,147	27,786

Notes payable – related parties, noncurrent	—	1,099
Earnout liability	280	1,240
Deferred tax liability	299	321
Operating lease liabilities, noncurrent	3	96
Liability-classified warrants	3,047	6,859
Other noncurrent liabilities	935	48
Total liabilities	26,711	37,449

Commitments and contingencies (Note 9)

Preferred Stock, $0.00001 par value, of which 20,000 shares have been designated as Series A 10% Convertible Preferred Stock; 2,000 and no shares issued and outstanding at June 30, 2026 and September 30, 2025, respectively	1,975	—

Stockholders’ equity (deficit)
Class A Common Stock, $0.00001 par value, 285,000,000 shares authorized; 15,001,187 and 5,883,842 shares issued and outstanding at June 30, 2026 and September 30, 2025, respectively	—	—
Class B Common Stock, $0.00001 par value, 5,000,000 shares authorized; 200,491 shares issued and outstanding at June 30, 2026 and September 30, 2025	—	—
Additional paid-in capital	189,609	150,252
Accumulated deficit	(183,361)	(150,588)
Total stockholders’ equity (deficit)	6,248	(336)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$34,934	$37,113

See accompanying notes to condensed consolidated financial statements.

F-2

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2026	2025	2026	2025

Net revenue:
Products	$529	$1,503	$2,533	$4,911
Services	260	847	1,101	3,119
Total net revenue	789	2,350	3,634	8,030
Cost of revenue:
Products	528	655	1,933	2,912
Services	159	346	834	1,062
Total cost of revenue	687	1,001	2,767	3,974
Gross profit	102	1,349	867	4,056

Operating expenses:
Research and development	411	486	1,281	1,816
Selling, general and administrative	7,045	8,208	21,864	32,043
Impairment of long-lived assets	—	725	—	725
Loss from operations	(7,354)	(8,070)	(22,278)	(30,528)

Interest expense	868	547	3,637	1,032
Change in fair value of earnout liability	—	(210)	(960)	(490)
Change in fair value of warrants	(108)	(612)	320	(1,237)
Change in fair value of notes payable	27	—	27	—
Loss on issuance of preferred shares and liability-classified warrants	3,707	—	3,707	—
Financing costs expensed	600	443	600	443
Loss on extinguishment of notes payable	3,791	17	4,218	300
Other non-operating (gains) losses, net	553	19	(1,036)	(165)
Loss before income taxes	(16,792)	(8,274)	(32,791)	(30,411)
Income tax provision (benefit)	3	(2)	(18)	(9)
Net loss and comprehensive loss	$(16,795)	$(8,272)	$(32,773)	$(30,402)

Net loss per share of Class A and Class B Common Stock:
Basic	$(1.33)	$(1.70)	$(3.39)	$(7.16)
Diluted	$(1.33)	$(1.70)	$(3.39)	$(7.16)
Weighted-average common shares outstanding:
Basic	12,640,059	4,878,530	9,683,935	4,247,441
Diluted	12,640,059	4,878,530	9,683,935	4,247,441

See accompanying notes to condensed consolidated financial statements.

F-3

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF PREFERRED STOCK AND

STOCKHOLDERS’ EQUITY (DEFICIT)

(unaudited, in thousands, except share and per share amounts)

							Additional		Total
	Preferred Stock		Class A Common Stock		Class B Common Stock		Paid-in Capital	Accumulated	Stockholder’s Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at September 30, 2025	-	$-	5,883,842	$-	200,491	$-	$150,252	$(150,588)	$(336)

Issuance of common stock	-	-	226,450	-	-	-	1,523	-	1,523
Issuance of common stock in settlement of liabilities	-	-	119,085	-	-	-	985	-	985
Issuance of common stock on vesting of RSUs	-	-	403,595	-	-	-	-	-	-
Issuance of common stock on exercise of stock options	-	-	32,353	-	-	-	55	-	55
Reclassification of warrants	-	-	-	-	-	-	6,912	-	6,912
Issuance of warrants in consideration for modification	-	-	-	-	-	-	514	-	514
Stock-based compensation	-	-	-	-	-	-	5,139	-	5,139
Net loss	-	-	-	-	-	-	-	(10,125)	(10,125)

Balance at December 31, 2025	-	-	6,665,325	-	200,491	-	165,380	(160,713)	4,667

Issuance of common stock	-	-	30,000	-	-	-	-	-	-
Issuance of common stock in connection with debt	-	-	426,878	-	-	-	-	-	-
Issuance of common stock in settlement of liabilities	-	-	-	-	-	-	2,219	-	2,219
Issuance of common stock in connection with public offering	-	-	3,000,000	-	-	-	5,360	-	5,360
Issuance of common stock on vesting of RSUs	-	-	233,322	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	2,452	-	2,452
Net loss	-	-	-	-	-	-	-	(5,853)	(5,853)

Balance at March 31, 2026	-	-	10,355,525	-	200,491	-	175,411	(166,566)	8,845

Issuance of common stock on vesting of RSUs	-	-	200,918	-	-	-	-	-	-
Issuance of common stock for amendment of RaGE earnout	-	-	464,952	-	-	-	1,121	-	1,121
Issuance of Common Stock for services	-	-	3,000	-	-	-	7	-	7
Issuance of common stock in settlement of liabilities	-	-	3,976,792	-	-	-	10,120	-	10,120
Issuance of preferred stock	2,000	1,975	-	-	-	-	-	-	-
Issuance of extension shares in consideration for modification	-	-	-	-	-	-	600	-	600
Stock-based compensation	-	-	-	-	-	-	2,350	-	2,350
Net loss	-	-	-	-	-	-	-	(16,795)	(16,795)

Balance at June 30, 2026	2,000	$1,975	15,001,187	$-	200,491	$-	$189,609	$(183,361)	$6,248

							Additional		Total
	Preferred Stock		Class A Common Stock		Class B Common Stock		Paid-in Capital	Accumulated	Stockholder’s Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at September 30, 2024	-	$-	3,282,423	$-	212,991	$-	$109,987	$(104,457)	$5,530

Issuance of common stock	-	-	56,174	-	-	-	640	-	640
Conversion of Class B Common Stock to Class A Common Stock	-	-	12,500	-	(12,500)	-	-	-	-
Conversion of notes payable to Class A Common Stock	-	-	63,180	-	-	-	828	-	828
Issuance of common stock upon vesting of RSUs	-	-	51,000	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	9,802	-	9,802
Net loss	-	-	-	-	-	-	-	(19,839)	(19,839)

Balance at December 31, 2024	-	-	3,465,277	-	200,491	-	121,257	(124,296)	(3,039)

Issuance of common stock in settlement of liabilities	-	-	61,059	-	-	-	553	-	553
Issuance of common stock for amendment of RaGE earnout	-	-	56,310	-	-	-	1,752	-	1,752
Issuance of common stock on vesting of RSUs	-	-	1,000	-	-	-	-	-	-
Issuance of common stock upon exercise of warrants	-	-	174,819	-	-	-	15	-	15
Stock-based compensation	-	-	-	-	-	-	3,352	-	3,352
Net loss	-	-	-	-	-	-	-	(2,291)	(2,291)

Balance at March 31, 2025	-	-	3,758,465	-	200,491	-	126,929	(126,587)	342

Issuance of Class A common stock and warrants in private placement	-	-	385,000	-	-	-	342	-	342
Issuance of Class A common stock in settlement of liabilities	-	-	16,688	-	-	-	133	-	133
Issuance of Class A common stock for RaGE earnout	-	-	7,971	-	-	-	56	-	56
Issuance of restricted stock awards	-	-	510,000	-	274,510	-	-	-	-
Issuance of common stock upon vesting of RSUs	-	-	41,253	-	-	-	-	-	-
Issuance of common stock upon exercise of warrants	-	-	155,386	-	-	-	722	-	722
Stock-based compensation	-	-	-	-	-	-	7,102	-	7,102
Net loss	-	-	-	-	-	-	-	(8,272)	(8,272)

Balance at June 30, 2025	-	$-	4,874,763	$-	475,000	$-	$135,284	$(134,859)	$425

See accompanying notes to condensed consolidated financial statements.

F-4

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands, except share and per share amounts)

	Nine months ended June 30,
	2026	2025
Operating activities
Net loss	$(32,773)	$(30,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	129	306
Amortization of intangible assets	1,195	1,285
Impairment of long-lived assets	—	725
Issuance of warrants to placement agent	—	280
Issuance of common stock for amendment of RaGE earnout	1,121	—
Change in fair value of earnout liability	(960)	(490)
Change in fair value of warrants	320	(1,237)
Change in fair value of notes payable	27	—
Loss on extinguishment of notes payable	4,218	300
Loss on issuance of preferred shares and liability-classified warrants	3,707	—
Noncash private placement costs expensed	514	—
Noncash financing costs expensed	600	443
Stock-based compensation	9,941	20,256
Deferred income taxes	(22)	(15)
Loss on disposal of assets	—	472
Other non-cash items	(389)	(508)
Changes in operating assets and liabilities:
Accounts receivable	588	1,331
Inventory	(27)	479
Prepaid expenses and other assets	(1,100)	(104)
Accounts payable	(2,835)	376
Accrued expenses and other current liabilities	1,027	903
Net cash used in operating activities	(14,719)	(5,600)

Investing activities
Proceeds from sale of property and equipment	—	27
Acquisition of property and equipment	(9)	(16)
Net cash provided by (used in) investing activities	(9)	11

Financing activities
Proceeds from sale of common stock and warrants in private placement	—	3,645
Proceeds from issuance of common stock	1,254	600
Proceeds from issuance of preferred shares and liability-classified warrants	1,975	—
Proceeds from exercise of stock options	55	—
Proceeds from issuance of common stock in public offering	5,360	—
Proceeds from exercise of warrants	—	17
Proceeds from issuance of notes payable	8,649	2,575
Principal payments on notes payable	(2,842)	(655)
Principal payments on notes payable - related parties	(854)	(445)
Deferred consideration paid for acquisition of business	—	(174)
Net cash provided by financing activities	13,597	5,563

Net increase (decrease) in cash	(1,131)	(26)
Cash, beginning of period	3,273	266
Cash, end of period	$2,142	$240

Supplemental cash flow information
Cash paid for interest	$1,706	$757
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Settlement of notes payable and other liabilities in common stock	$10,561	$1,361

See accompanying notes to condensed consolidated financial statements.

F-5

Note 1 — Company Information

Mobix Labs, Inc. (“Mobix Labs” or the “Company”), a Delaware corporation based in Irvine, California, designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies used in the defense, aerospace, commercial, industrial and other markets. The Company’s wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the defense, aerospace, commercial and industrial sectors. The Company’s interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies. In July 2026, our Board of Directors approved the launch of our NSM Initiative, broadening our strategic focus to businesses that advance U.S. national security priorities, including critical resources; defense, aerospace and autonomous systems; energy, water and critical infrastructure; and digital infrastructure and strategic technologies. The Company’s Class A Common Stock and its Public Warrants are traded on the Nasdaq Capital Market under the symbols “MOBX” and “MOBXW,” respectively.

Going Concern

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows from operations, as a result of its ongoing investment in product development and other operating expenses. The Company incurred a loss from operations of $22,278 for the nine months ended June 30, 2026 and incurred losses from operations of $37,693 and $46,395 for the years ended September 30, 2025 and 2024, respectively. Additionally, the Company had negative cash flows from operations of $14,719 for the nine months ended June 30, 2026 and negative cash flows from operations of $10,113 and $18,388 for the years ended September 30, 2025 and 2024, respectively. As of June 30, 2026, the Company had cash on hand of $2,142 and an accumulated deficit of $183,361. The Company has historically financed its operations through the issuance and sale of equity securities and the issuance of debt. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations for at least the next twelve months.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

F-6

Note 2 — Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of Mobix Labs, Inc. and its subsidiaries. The Company’s fiscal year ends on September 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended September 30, 2025 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The September 30, 2025 consolidated balance sheet was derived from the Company’s audited financial statements. These unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s condensed consolidated financial position as of June 30, 2026 and its condensed consolidated results of operations and cash flows for the periods ended June 30, 2026 and 2025. The condensed consolidated results of operations for the three months and nine months ended June 30, 2026 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2026 or for any other future annual or interim period.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified for consistency with the current year presentation.

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of net revenue and expenses for the periods covered and certain amounts disclosed in the notes to the condensed consolidated financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	valuation of stock-based compensation awards;
●	impairment assessments of goodwill and long-lived assets;
●	measurement of liabilities carried at fair value, including the earnout liability, liability-classified warrants, bifurcated derivatives, and certain debt instruments; and,
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Significant Accounting Policies

A summary of the Company’s significant accounting policies is included in its Annual Report on Form 10-K for the year ended September 30, 2025, filed with the Securities and Exchange Commission on January 13, 2026. There have been no significant changes to these policies during the nine months ended June 30, 2026, aside from those outlined below.

F-7

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815. The Company values its derivatives using the Black-Scholes option-pricing model or other acceptable valuation models, as applicable, with the assistance of valuation specialists. Derivative instruments accounted for as liabilities are valued at inception and subsequent valuation dates for each reporting period the derivative instrument remains outstanding. The classification of derivative instruments, including whether such instruments should be recorded as liabilities, is reassessed at each reporting period.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company did not recognize any impairment losses for the three and nine months ended June 30, 2026. The Company recognized impairment losses of $725 for the three months and nine months ended June 30, 2025. See Note 8, Leases.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company did not recognize any goodwill impairment losses for the three and nine months ended June 30, 2026 and 2025. There were no changes in the carrying amount of goodwill during the three and nine months ended June 30, 2026 and 2025.

Note 3 — Inventory

Inventory consists of the following:

	June 30, 2026	September 30, 2025

Raw materials	$1,338	$999
Finished goods	124	436
Total inventory	$1,462	$1,435

F-8

Note 4 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful Life (years)	June 30, 2026	September 30, 2025

Equipment and furniture	5 - 7	$400	$400
Laboratory equipment	5	690	681
Leasehold improvements	Shorter of estimated useful life or remaining lease term	41	41
Property and equipment, gross		1,131	1,122
Less: Accumulated depreciation		(923)	(794)
Property and equipment, net		$208	$328

Depreciation expense for the three months ended June 30, 2026 and 2025 was $42 and $60, respectively. Depreciation expense for the nine months ended June 30, 2026 and 2025 was $129 and $306, respectively.

During the nine months ended June 30, 2025, the Company recognized losses of $472 on the disposal of certain assets, principally consisting of equipment and furniture and leasehold improvements, at a leased office the Company vacated. Such losses are principally included in selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

During the nine months ended June 30, 2025, the Company recognized an impairment loss of $725 on long-lived assets.

Note 5 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated	June 30, 2026			September 30, 2025
	Useful Life		Accumulated			Accumulated
	(years)	Gross	Amortization	Net	Gross	Amortization	Net
Developed technology	7 – 10	$5,688	$(3,234)	$2,454	$5,689	$(2,798)	$2,891
Customer relationships	12 – 15	11,900	(2,062)	9,838	11,900	(1,374)	10,526
Trade names	2 – 2.5	300	(268)	32	300	(198)	102
		$17,888	$(5,564)	$12,324	$17,889	$(4,370)	$13,519

Amortization expense related to intangible assets for the three months ended June 30, 2026 and 2025 was $395 and $407, respectively. Amortization expense related to intangible assets for the nine months ended June 30, 2026 and 2025 was $1,195 and $1,285, respectively. The weighted-average remaining lives of intangible assets as of June 30, 2026 were developed technology 4.2 years; customer relationships 10.9 years; and trade names 0.4 years.

Estimated future amortization expense for intangible assets by fiscal year as of June 30, 2026 is as follows:

Years ending September 30,
2026 (remaining three months)	$394
2027	1,510
2028	1,498
2029	1,498
2030	1,454
Thereafter	5,970
Total	$12,324

F-9

Note 6 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	June 30, 2026	September 30, 2025

Accrued compensation and benefits	$884	$1,212
Accrued professional fees	332	694
Accrued interest	64	393
Deferred revenue	1,452	1,047
Committed equity facility fees	1,478	1,478
Unpaid Merger-related transaction costs	1,090	1,090
RaGE Earnout	2,000	2,000
Other	1,814	3,208
Total accrued expenses and other current liabilities	$9,114	$11,122

Note 7 — Debt

Debt consists of the following:

	June 30, 2026	September 30, 2025

Notes payable	$995	$3,934
7% promissory notes – related parties	1,397	2,251
Total debt	2,392	6,185
Less: Amounts classified as current	(2,392)	(5,086)
Noncurrent portion	$—	$1,099

Debt measured at fair value consists of the following:

	June 30, 2026	September 30, 2025

Notes payable – measured at fair value	$3,360	$—
Total debt measured at fair value	3,360	—
Less: Amounts classified as current	(3,360)	—
Noncurrent portion	$—	$—

Exchange Agreements

On March 13, 2026, the Company entered into an exchange agreement pursuant to which certain outstanding indebtedness and other amounts owed were exchanged for shares of the Company’s Class A Common Stock. Under this agreement, outstanding obligations of $1,425 were partially settled through the issuance of shares having an aggregate value of $615, with the remaining balance of $810 to be resolved under a separate agreement.

On June 5, 2026, the Company entered into a final exchange agreement pursuant to which certain outstanding indebtedness and other amounts owed were exchanged for shares of the Company’s Class A Common Stock. Under the agreement, the remaining balance of $810 was settled through the issuance of shares having an aggregate value equal to the remaining outstanding obligation. Upon closing, the applicable exchanged obligations were to be cancelled and extinguished in accordance with the terms of the respective agreements. In connection with these agreements, the Company issued 459,310 shares of the Company’s Class A Common Stock and recognized a loss on the extinguishment of debt of $149, which was recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

F-10

During the nine months ended June 30, 2026, the Company and the holders of four notes agreed to settle the outstanding principal and accrued interest, totaling $3,001, for 1,207,015 shares of the Company’s Class A Common Stock. The Company recognized a loss on the extinguishment of debt of $597, which was recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

During the nine months ended June 30, 2025, the Company and the holders of three notes agreed to settle the outstanding principal and accrued interest, totaling $661, for 79,868 shares of the Company’s Class A Common Stock. The Company recognized a loss on the extinguishment of debt of $300 recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

Convertible Notes

Between February 23, 2026 and March 31, 2026, the Company entered into three securities purchase agreements providing for the issuance of convertible notes.

Bridge Promissory Notes

The first two agreements, entered into on February 23, 2026 and March 16, 2026, provided for bridge promissory notes with an aggregate principal amount of $554, aggregate original issue discount of $72, aggregate purchase price of $482, and one-time interest charges of 12%, resulting in net proceeds to the Company of $445. These bridge notes mature on December 30, 2026 and January 15, 2027, respectively, and require aggregate scheduled payments of $621.

Leviston Senior Convertible Notes

The third agreement, entered into on March 31, 2026, with Leviston Resources, LLC (“Leviston”), provided for a senior secured convertible note with a principal amount of $3,000 (the “Convertible Note”). The holder funded $2,500, reflecting an original issue discount of $500, and $25 was withheld for legal fees, resulting in net proceeds to the Company of $2,475. This note bears interest at 10% per annum, matures on July 31, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. Following an Event of Default (as defined in the Convertible Note), all amounts owing by the Company to the holder shall be increased to an amount equal to 125% of the then outstanding obligations. At any time prior to maturity, the holder may convert all or a portion of the outstanding principal and accrued interest into shares of Class A Common Stock in the manner set forth in the Convertible Note. Subject to adjustment as set forth in the Convertible Note, the conversion price is the lesser of (A) the closing price on March 31, 2026 and (B) 85% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice. With respect to the March 31, 2026 financing, the Company entered into a registration rights agreement and a security agreement.

On May 13, 2026, the Company entered into a First Amendment to the Securities Purchase Agreement and Senior Secured Convertible Note (the “First Amendment”) with Leviston amending the Senior Secured Convertible Note originally issued on March 31, 2026 (the “Original Note”). Pursuant to the First Amendment, Leviston advanced an additional $833 to the Company, increasing the total funded amount under the Original Note to $3,333. The First Amendment increased the aggregate principal amount of the Original Note, inclusive of a 16.667% original issue discount, from $3,000 to $4,000. Interest on the incremental $1,000 of principal created by the First Amendment commenced accruing on May 13, 2026; interest on the original $3,000 principal continues to accrue in accordance with the terms of the Original Note as in effect immediately prior to May 13, 2026.

On May 13, 2026, the Company entered into an Investor Rights Agreement (the “IRA”) with Leviston, in connection with the Senior Secured Convertible Note originally entered into on March 31, 2026 and amended pursuant to the First Amendment described above. Pursuant to the IRA, the Company granted Leviston the right, but not the obligation, to purchase one or more additional senior secured convertible notes (each, an “Additional Note”) from the Company during the seven-month period commencing May 13, 2026 and ending December 13, 2026, in an aggregate principal amount not to exceed $4,000, with a corresponding maximum aggregate cash subscription amount of approximately $3,333, reflecting the same 16.667% original issue discount as the Original Note. Each Additional Note will be issued in minimum tranches of $300 of principal, will bear interest at 10% per annum (18% upon an event of default), will mature four months from its respective issuance date, and will be convertible into shares of the Company’s Class A Common Stock at a price equal to the lesser of (i) the closing price of the Common Stock on the applicable issuance date and (ii) 85% of the lowest 8-day volume-weighted average price immediately prior to and including the date of the applicable conversion notice. Following an Event of Default (as defined in the Additional Note), all amounts owing by the Company to the holder shall be increased to an amount equal to 125% of the then outstanding obligations. Any Additional Notes issued under the IRA will constitute senior secured indebtedness of the Company ranking pari passu with, and secured by the same collateral as, the Original Note.

F-11

On May 18, 2026, the Company satisfied in full the entire $4,000 of outstanding principal under the Original Note, together with all accrued interest thereon, through the conversion of such amounts into an aggregate of 2,500,000 shares of Common Stock. Upon such full satisfaction, the Original Note, the Securities Purchase Agreement, dated March 31, 2026, between the Company and Leviston (as amended by the First Amendment), and the Registration Rights Agreement, dated March 31, 2026, between the Company and Leviston, terminated in accordance with their terms.

Based on the fair value of the shares issued at the time of settlement of $6,827, or $2.73 per share, the Company recognized a loss on extinguishment of debt of $3,328, which was recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

Leviston Senior Convertible Notes Measured at Fair Value

On May 18, 2026, the Company issued to Leviston an Additional Note pursuant to the IRA with a principal amount of $1,200. The holder funded $1,000 reflecting an original issue discount of $200, resulting in net proceeds to the Company of $1,000. This note bears interest at 10% per annum, and matures on September 18, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. At any time prior to maturity, the holder may convert all or a portion of the outstanding principal and accrued interest into shares of Class A Common Stock in the manner set forth in the Additional Note. Subject to adjustment as set forth in the Additional Note, the conversion price is the lesser of (A) the closing price on May 18, 2026 and (B) 85% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice. The Company elected the fair value option to account for this note. See Note 14, Fair Value Measurements.

On June 22, 2026, the Company issued to Leviston a senior secured convertible note with a principal amount of $2,800. The holder funded $2,333, reflecting an original issue discount of $467, and $25 was withheld for legal fees, resulting in net proceeds to the Company of $2,308. This note bears interest at 10% per annum, and matures on October 22, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. Following an Event of Default (as defined in the Additional Note), all amounts owing by the Company to the holder shall be increased to an amount equal to 125% of the then outstanding obligations. At any time prior to maturity, the holder may convert all or a portion of the outstanding principal and accrued interest into shares of Class A Common Stock in the manner set forth in the Additional Note. Subject to adjustment as set forth in the Additional Note, the conversion price is the lesser of (A) the closing price on June 22, 2026 and (B) 85% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice. The Company elected the fair value option to account for this note. See Note 14, Fair Value Measurements.

Maximcash Loan and Security Agreement

On January 15, 2026, the Company amended an existing loan and security agreement, dated August 13, 2025, pursuant to which the Company was provided with a closed-end commercial loan in the original principal amount of $600. Under the amendment, the Company agreed to make an additional interim payment of $33, and make a principal reduction payment of $233. The amendment also provided for an equity-based settlement of the remaining obligations under the loan, subject to the effectiveness of a registration statement covering shares of the Company’s common stock held by or for the benefit of Maximcash Solutions LLC and the Company’s timely payment of the required cash amounts. During the nine months ended June 30, 2026, the Company settled the remaining outstanding indebtedness under the arrangement. In connection with the settlement, indebtedness of $232, consisting of principal of $140 and accrued interest of $92, was settled through the issuance of 169,375 shares of the Company’s Class A Common Stock.

Based on the fair value of the shares issued or delivered at the time of settlement of $376, or $2.22 per share, the Company recognized a loss on extinguishment of debt of $144, which was recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

F-12

Purchase and Sale of Future Receipts

During the nine months ended June 30, 2026, the Company also amended two existing agreements for the purchase and sale of future receipts, pursuant to which the Company agreed to sell to the buyers additional future trade receipts totaling $1,966 (together with amounts already outstanding under these agreements, the “Future Receipts Purchased Amount”) for net proceeds to the Company of $806. Under the agreements, the Company granted the buyers a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Company must repay the Future Receipts Purchased Amount in varying weekly installments through July 2026. In December 2024, the Company entered into an agreement for the purchase and sale of future receipts with an unrelated buyer pursuant to which the Company agreed to sell to the buyer certain future trade receipts in the aggregate amount of $710 for net proceeds to the Company of $480. Under the agreement, the Company granted the buyer a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount.

During the nine months ended June 30, 2025, the Company entered into three agreements for the purchase and sale of future receipts with unrelated buyers, pursuant to which the Company agreed to sell to the buyer certain future trade receipts in the aggregate amount of $2,918 (the “Future Receipts Purchased Amount”) for net proceeds to the Company of $1,930. Under the agreements, the Company granted the buyers a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Company was required to pay the Future Receipts Purchased Amount in varying weekly installments through November 2025.

Notes Payable with Financial Institutions

During the nine months ended June 30, 2025, the Company entered into two notes payable with financial institutions for net proceeds of $545. The notes have terms of seven to eighteen months and require weekly payments totaling $819, including finance charges. The notes are secured by substantially all of the Company’s assets and one note is guaranteed by an officer and director of the Company. The Company also borrowed $100 from an unrelated investor.

Total Principal Payments and Remaining Principal Balances on Non-Related Party Debt

During the nine months ended June 30, 2026 and 2025, the Company made principal payments on notes payable of $2,842 and $655, respectively. As of June 30, 2026, notes payable having an aggregate remaining principal balance of $995 were outstanding and are included in “Notes payable” in the condensed consolidated balance sheet. As of June 30, 2026, notes payable measured at a fair value of $3,360 are included in “Notes payable – measured at fair value” in the condensed consolidated balance sheet.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties which bear interest at 7% per annum and are unsecured. One 7% promissory note, having a principal balance of $229 as of June 30, 2026, is payable in monthly payments of varying amounts through September 2026. The other 7% promissory note, having a principal balance of $1,168 as of June 30, 2026, no longer bears interest; the outstanding principal and previously accrued interest balance is payable in monthly payments of varying amounts through March 2027, with the remaining principal of $979 payable on May 15, 2027. The outstanding principal balance of the 7% promissory notes is included in “Notes payable — related parties, current” and “Notes payable — related parties, noncurrent” in the condensed consolidated balance sheet as of June 30, 2026. During the nine months ended June 30, 2026 and 2025, the Company made principal payments of $854 and $115, respectively, on the 7% promissory notes.

F-13

Note 8 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from five months to 1.1 years and expire at various dates through July 2027. The leases do not contain residual value guarantees or restrictive covenants. The following lease costs are included in the condensed consolidated statements of operations and comprehensive loss:

	Nine months ended June 30,
	2026	2025
Operating lease cost	$239	$454
Short-term lease cost	13	32
Total lease cost	$252	$486

Cash paid for amounts included in the measurement of operating lease liabilities for the nine months ended June 30, 2026 and 2025 was $239 and $458, respectively. As of June 30, 2026, the weighted-average remaining lease term was 0.7 years, and the weighted-average discount rate was 15.6%. There are no other leases that had not yet commenced as of June 30, 2026 that will create significant additional rights and obligations for the Company. The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed consolidated balance sheet as of June 30, 2026:

Years ending September 30,
2026 (remaining three months)	$68
2027	99
Total minimum lease payments	167
Less: imputed interest	(8)
Present value of future minimum lease payments	159
Less: current obligations under leases	(156)
Long-term lease obligations	$3

Note 9 — Commitments and Contingencies

The Company previously engaged a financial advisor to provide services and the financial advisor has asserted that the Company owes additional funds in excess of amounts previously recognized. The Company disputes the financial advisor’s claim. As of the date of these condensed consolidated financial statements, no legal proceeding has been initiated in respect of this matter. The ultimate resolution of this matter may differ from the amount recognized and any such difference could be material to the Company’s consolidated results of operations and cash flows. At this time, the Company is unable to reasonably estimate the possible amount or range of additional loss, if any, that it may incur.

Litigation

On March 13, 2026, Ydens Holdings, LLC and related individual plaintiffs filed a lawsuit in Orange County Superior Court against the Company and its subsidiary EMI Solutions, asserting breach of contract and related claims arising from the September 2022 Agreement and Plan of Merger under which the Company acquired EMI Solutions. The plaintiffs seek damages. The Merger Agreement contains a mandatory arbitration provision, and the Company moved to compel arbitration. The parties thereafter stipulated to arbitrate the claims and the claims will now proceed in arbitration. The Company is unable to predict the final outcome of this matter, but it does not currently believe that it will have a material adverse effect on its results of operations or financial position. Additionally, on March 10, 2026, Robert Ydens (“Ydens”) filed a lawsuit against EMI Solutions, LLC, the Company, Phil Sansone, and Keyvan Samini in Orange County Superior Court, asserting claims for violation of the California Labor Code for failure to pay an alleged retention bonus, failure to pay alleged accrued vacation, breach of his at-will employment agreement, failure to pay final wages, and waiting time penalties. Defendants have filed a Petition to Compel Arbitration, seeking to enforce the mandatory arbitration provision contained in Ydens’ employment agreement, which requires all disputes arising out of or relating to his employment to be resolved through final and binding arbitration before JAMS. The Company is unable to predict the final outcome of this matter, but it does not currently believe that it will have a material adverse effect on its results of operations or financial position.

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any legal proceedings—nor is the Company aware of any other pending or threatened litigation—that the Company believes would have a material adverse effect on its business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of June 30, 2026 or September 30, 2025.

F-14

Note 10 — Income Taxes

The Company recorded an income tax provision of $3 and an income tax benefit of $2 for the three months ended June 30, 2026 and 2025, respectively, and an income tax benefit of $18 and an income tax benefit of $9 for the nine months ended June 30, 2026 and 2025, respectively. The Company calculated the income tax provision (benefit) using the discrete year-to-date method. The Company’s income tax provision (benefit) differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the periods. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

Note 11 — Equity

The Company’s amended and restated certificate of incorporation authorizes the issuance of preferred stock, Class A Common Stock and Class B Common Stock.

The Company assesses its preferred stock instruments at issuance and each reporting period for classification and derivative features requiring bifurcation.

The preferred stock is classified as mezzanine equity due to redemption features not solely within the Company’s control. For preferred stock presented as mezzanine equity that is not currently redeemable, the Company assesses the probability of the event that would lead to redemption. If it is probable that the equity instrument will become redeemable, the Company accretes changes in the redemption value over the period from the date of issuance, or from the date that it becomes probable that the instrument will become redeemable, if later, to the earliest redemption date of the instrument using an appropriate methodology. If an equity instrument classified as mezzanine equity is not probable of redemption, subsequent adjustment of the amounts presented in mezzanine equity is unnecessary.

Issuance of Preferred Stock and Preferred Warrants

On May 19, 2026, the Company entered into a Securities Purchase Agreement (the “Kips Purchase Agreement”) with Kips Bay Select, LP (“Kips”), pursuant to which the Company agreed to sell to Kips (i) 2,000 shares of Series A 10% Convertible Preferred Stock (the “Preferred Shares”) for an aggregate purchase price of $2,000, reflecting an aggregate stated value of $2,400, and (ii) a Preferred Stock Purchase Warrant (the “Preferred Warrant”) to purchase up to an additional 6,000 shares of Series A 10% Convertible Preferred Stock at an exercise price of $1,000 per share. Kips funded $2,000 and $25 was withheld for legal fees, resulting in net proceeds to the Company of $1,975.

The Company has classified the preferred stock as mezzanine equity on the condensed consolidated balance sheet, as the shares have certain redemption features contingent upon the occurrence or non-occurrence of certain events that are not solely in the control of the Company.   The carrying value of the Series A convertible preferred stock, which includes the proceeds received upon issuance, has not been adjusted to liquidation value since the securities are not currently redeemable or probable to become redeemable.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of preferred stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value of $1,200 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation (the “Certificate of Designation”), for each share of Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of preferred stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividend Rights

Dividends are cumulative and accrue at a stated rate of 10.00% of the Stated Value per annum and are payable in cash, or at the Company’s option, shares of Series A 10% Convertible Preferred Stock.

Conversion Rights

The Preferred Shares and any shares issued upon exercise of the Preferred Warrant are convertible into shares of our Class A Common Stock. The Conversion Price is 82% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice, subject to adjustments. The number of shares of Class A Common Stock issuable upon conversion is equal to the aggregate stated value plus accrued and unpaid dividends divided by the Conversion Price. The Company determined that the conversion feature embedded within its preferred stock requires bifurcation under the guidance of ASC 815, Derivatives and Hedging Activities. As shares of Series A 10% Convertible Preferred Stock are convertible at any time at the above terms, the estimated fair value of the preferred stock, the bifurcated conversion feature, and the Preferred Warrant exceeded the amount of proceeds received from the investor. As a result, the Company recognized a loss on issuance of $3,707, included in “Loss on issuance of preferred shares and liability-classified warrants” on the condensed consolidated statements of operations and comprehensive loss. See Note 14, Fair Value Measurements.

Voting Rights

Holders of the redeemable convertible preferred stock generally have no voting rights. However, as long as any shares of redeemable convertible preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of redeemable convertible preferred stock, take certain specified actions such as amending the terms of the preferred shares that would have a material adverse affect on the economics of the preferred stock.

F-15

Registration Rights Agreement

In connection with the transaction, on May 19, 2026, the Company also entered into a Registration Rights Agreement with Kips (the “Registration Rights Agreement”) pursuant to which the Company agreed to register the resale of shares of Class A Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the Preferred Warrant.

On June 18, 2026, the Company and Kips entered into Amendment No. 1 to the Registration Rights Agreement, pursuant to which the filing and effectiveness deadlines were extended and prior remedies were waived. In addition, The Company and Kips agreed to revise the Original Issue Date of the Preferred Shares to be June 18, 2026. As a non-refundable registration-extension fee, fully earned upon execution of the amendment, the Company issued 294,117 shares of Class A Common Stock (the “Extension Shares”) on July 17, 2026, valued at $600 based on a price of $2.04 per share, which exceeded the Nasdaq Listing Rule 5635(d) Minimum Price of $2.036. Our registration statement on Form S-1 (File No. 333-296928) was filed June 22, 2026 and declared effective July 16, 2026. The Company recorded a charge of $600 in the three months ended June 30, 2026 with respect to the Extension Shares, which was recorded in financing costs expensed in the condensed consolidated statements of operations and comprehensive loss.

In addition to the exchange agreements discussed in Note 7, Debt, during the nine months ended June 30, 2025, the Company and the holders of certain of the Company’s accounts payable and accrued expenses and other current liabilities agreed to settle the outstanding balances, totaling $2,122, for 134,062 shares of the Company’s Class A Common Stock. The Company recognized a gain on the settlements of $1,469 recorded in other non-operating (gains) losses, net, in the condensed consolidated statements of operations and comprehensive loss.

During the nine months ended June 30, 2026, in connection with a modification of the RaGE earnout agreement, the Company issued 464,952 shares of the Company’s Class A Common Stock. The Company recognized an additional expense on the issuance of $1,121 recorded in selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

On April 2, 2026, the Company’s board of directors approved a reverse stock split of its Class A Common Stock and Class B Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:00 p.m. Eastern Time on April 6, 2026, and the Company’s Class A Common Stock began trading on a post-split adjusted basis on April 7, 2026. The number of authorized shares and par value per share were not adjusted as a result of the Reverse Stock Split. The shares of common stock underlying outstanding stock options and other equity instruments, other than outstanding warrants, were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities. The number of Public Warrants and Private Warrants outstanding was not reduced as a result of the Reverse Stock Split. Rather, in accordance with the terms of the applicable warrant agreements, the number of shares of common stock issuable upon exercise of each outstanding warrant was proportionately reduced such that each warrant is exercisable for 1/10th of one share of common stock following the Reverse Stock Split, and the applicable exercise prices were proportionately increased, as applicable. Accordingly, the number of warrants outstanding has not been retrospectively adjusted or recast in the condensed consolidated financial statements. No fractional shares were issued in connection with the Reverse Stock Split, and cash was paid in lieu of fractional shares.

Issuance of Class A Common Stock

On January 6, 2026, the Company entered into certain securities purchase agreements with unrelated investors relating to a public offering of 3,000,000 shares of its Class A Common Stock at a price to the public of $2.00 per share (the “Offering”). In connection with the Offering, the Company entered into a placement agency agreement, pursuant to which the Company agreed to pay the placement agent a cash placement fee equal to 8.0% of the aggregate gross proceeds raised in the Offering. Subject to certain conditions, the Company also agreed to reimburse the placement agent up to 1.0% of the gross proceeds raised in the Offering for non-accountable expenses and up to $100 for fees and expenses of legal counsel and other out-of-pocket expenses. The Company also agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the placement agent may be required to make in respect of those liabilities. The net proceeds to the Company from the Offering were approximately $5,360, after deducting placement agent fees and commissions and other estimated offering expenses payable by the Company. As a result of the Offering, the Company issued 220,000 shares of its Class A Common Stock to a lender as make-whole shares, pursuant to the terms of a promissory note.

During the nine months ended June 30, 2025, the Company sold 52,173 shares of its Class A Common Stock to an unaffiliated investor for net proceeds of $600. The Company also issued 61,059 shares of its Class A Common Stock to certain vendors in settlement of $700 of accounts payable. In connection therewith, the Company recognized a gain of $147. Also during the nine months ended June 30, 2025, holders of 12,500 shares of the Company’s Class B Common Stock elected to convert such shares into the same number of shares of the Company’s Class A Common Stock.

F-16

Termination of At the Market Offering Agreement

On October 21, 2025, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with Roth Capital Partners, LLC (“Manager”) under which the Company may offer and sell, from time to time at its sole discretion, up to $15,800 in shares of its Class A Common Stock through the Manager acting in its capacity as its sales agent. On June 26, 2026, the Company terminated its At The Market Offering Agreement and filed a post-effective amendment to deregister approximately 900,000 shares of Class A Common Stock previously registered for potential sale under the facility.

During the nine months ended June 30, 2026, the Company sold 191,449 shares of its Class A Common Stock under the ATM Agreement, for net proceeds (after commissions) of $1,254.

As of June 30, 2026, the number of shares of Class A Common Stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of Class A Common Stock	285,000,000
Less:
Class A Common Stock outstanding	15,001,187
Reserve for conversion of Class B Common Stock	200,491
Reserve for exercise of common stock warrants	2,593,074
Reserve for Earnout shares	350,000
Reserve for Extension shares	294,117
Reserve for conversion of Series A 10% Convertible Preferred Stock and exercise of Preferred Warrant [1]	—
Reserve for conversion of convertible notes payable measured at fair value[2]	—
Stock options and RSUs	711,217
Awards available for grant under 2023 Equity Incentive Plan	357,047
Awards available for grant under 2023 Employee Stock Purchase Plan	68,705
Shares of Class A Common Stock available for issuance	265,424,162

[1]	The amounts issuable upon conversion of the preferred shares or the exercise of the warrants for the preferred shares were not included here as of June 30, 2026, as the number of dilutive shares is not determinable until conversion or exercise. Using the lowest eight-day volume weighted average price of the Class A Common Shares on June 30, 2026, the Company estimates that approximately 6,367,975 shares would be issuable upon conversion of the preferred shares and exercise of the warrants as of June 30, 2026.
[2]

The amounts issuable upon conversion of the convertible notes measured at fair value were not included here as of June 30, 2026, as the number of dilutive shares is not determinable until conversion Using the lowest eight-day volume weighted average price of the Class A Common Shares on June 30, 2026, the Company estimates that approximately 2,570,688 shares would be issuable upon conversion as of June 30, 2026.

The Company has never declared or paid any dividends on any class of its equity securities and does not expect to do so in the near future.

Note 12 — Warrants

Outstanding warrants for the Company’s Class A Common Stock consist of the following:

Range of Exercise Prices Per Share:	June 30, 2026	September 30, 2025
Public Warrants and Private Warrants - $57.90	900,000	900,000
Other Warrants:
$0.00 Extension Shares	294,117	—
$0.10	38,000	38,000
$8.20 to $9.60	632,857	632,857
$10.80 to $11.80	1,002,075	902,075
$17.38 to $20.00	20,142	35,636
Total	2,887,191	2,508,568

Outstanding warrants for the Company’s Series A 10% Convertible Preferred Stock consist of the following:

Range of Exercise Prices Per Share:	June 30, 2026	September 30, 2025
Preferred Warrant - $1,000.00	6,000	—
Total	6,000	—

F-17

Liability-Classified Warrants

The Company evaluated all common stock warrants at the time of issuance and concluded that certain warrants did not meet the derivative scope exception. Specifically, these warrants contained provisions that affected their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants were not considered indexed to the Company’s stock and were classified as liabilities. At their respective dates of issuance, the Company recognized a liability for each of the liability-classified warrants in the amount of its estimated fair value using the Black-Scholes option-pricing or other methodology as appropriate. See Note 14, Fair Value Measurements. The Company subsequently adjusts the carrying amount of the liability for each warrant to its estimated fair value as of the end of each reporting period (or through the warrants’ respective dates of exercise or modification, if earlier).

On October 24, 2025, the Company entered into amendments to certain liability-classified warrants to purchase an aggregate of 1,337,549 shares of its Class A Common Stock. The amendments revised certain terms of the warrants, including terms that could potentially require cash settlement, such that under the guidance in ASC 480 and ASC 815, the warrants are equity-classified financial instruments. The amendments did not affect any terms of the warrants that are inputs into the estimation of the fair value of warrants under the Black-Scholes option pricing model, which the Company uses to estimate the fair value of warrants.

As a result of the amendments to the warrants, the Company remeasured the related liabilities to their estimated fair value of $6,912 as of the date of the amendments and reclassified this amount from “Liability-classified warrants” to “Additional paid-in capital” in the condensed consolidated balance sheet. As consideration for these amendments, the Company issued the warrant holder an additional warrant to purchase 100,000 shares of Class A Common Stock at a price of $10.80 per share. The Company recognized the $514 fair value of the additional warrant as an expense, included in “Other non-operating losses, net” in the condensed consolidated statements of operations and comprehensive loss for the nine months ended June 30, 2026.

As a result of changes in the fair value of liability-classified warrants outstanding during the periods, for the nine months ended June 30, 2026 and 2025, the Company recognized net non-cash losses of $320 and net non-cash gains of $1,237, respectively, which are included in “Change in fair value of warrants” in the condensed consolidated statements of operations and comprehensive loss. As of June 30, 2026 and September 30, 2025, the related liabilities of $3,047 and $6,859, respectively, are included in “Liability-classified warrants” in the condensed consolidated balance sheets.

Note 13 — Stock-Based Compensation

The Company’s 2023 Equity Incentive Plan provides for the issuance of stock options, restricted stock awards, RSUs and other stock-based compensation awards to employees, directors, officers, consultants or others who provide services to the Company. The specific terms of such awards are to be established by the board of directors or a committee thereof. As of June 30, 2026, 357,047 shares of the Company’s Class A Common Stock are available for the grant of awards under the 2023 Equity Incentive Plan.

Restricted Stock Units

During the nine months ended June 30, 2025, the Company and a former employee entered into certain agreements wherein the Company agreed to accelerate the vesting of 99,999 common stock warrants and grant the holder an additional 25,000 warrants to purchase shares of its Class A Common Stock. The warrants are immediately exercisable and have an exercise price of $0.10 per share. Subsequently, the Company agreed to cancel 45,000 of these common stock warrants and replace them with the same number of fully vested RSUs. As a result of the acceleration of vesting and the grant of the warrants, during the nine months ended June 30, 2025 the Company recognized additional stock-based compensation expense of $6,917.

A summary of activity in the Company’s RSUs for the nine months ended June 30, 2026 is as follows:

	Number of units	Weighted-Average Grant Date Fair Value per Unit
Outstanding at September 30, 2025	954,562	$42.10
Granted	194,286	2.67
Forfeited	(18,773)	12.96
Vested	(623,955)	19.06
Outstanding at June 30, 2026	506,120	48.81

F-18

Unrecognized compensation expense related to RSUs was $6,479 as of June 30, 2026 and is expected to be recognized over a weighted-average period of 1.4 years.

Restricted Stock Awards

A summary of activity in the Company’s RSAs for the nine months ended June 30, 2026 is as follows:

	Number of shares	Weighted-Average Grant Date Fair Value per Share

Outstanding at September 30, 2025	487,250	$7.00
Vested	(144,750)	7.00
Outstanding at June 30, 2026	342,500	7.00

Unrecognized compensation expense related to RSAs was $1,545 as of June 30, 2026 and is expected to be recognized over a weighted-average period of 1.4 years.

Stock Options

Stock option activity for the nine months ended June 30, 2026 is as follows:

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (years)
Outstanding at September 30, 2025	245,215	$48.50
Exercised	(32,353)	1.70
Forfeited	(1,436)	68.40
Expired	(6,329)	64.40
Outstanding at June 30, 2026	205,097	55.26	5.2
Exercisable at June 30, 2026	202,669	55.11	5.2

Unrecognized stock-based compensation expense related to stock options, totaling $159 as of June 30, 2026, is expected to be recognized over a weighted-average period of 0.4 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of June 30, 2026 was $13 and $13, respectively. The total intrinsic value of options exercised during the nine months ended June 30, 2026 and 2025 was $165 and $0, respectively. The total fair value of options that vested during the nine months ended June 30, 2026 and 2025 was $528 and $471, respectively. No stock options were granted during the nine months ended June 30, 2026 and 2025.

The condensed consolidated statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Three months ended June 30,		Nine months ended June 30,
	2026	2025	2026	2025

Cost of revenue – product	$32	$64	$116	$122
Cost of revenue – services	34	—	91	—
Research and development	14	66	123	212
Selling, general and administrative	2,270	6,972	9,611	19,922
Total stock-based compensation expense	$2,350	$7,102	$9,941	$20,256

F-19

Note 14 — Fair Value Measurements

The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments. The Company believes the aggregate carrying value of debt not accounted for using the fair value option approximates its fair value as of June 30, 2026 and September 30, 2025 because the notes payable, the 7% promissory notes - related parties and the notes payable - related parties each mature within one year of the respective balance sheet dates.

Fair Value Hierarchy

Liabilities measured at fair value on a recurring basis as of June 30, 2026 are as follows:

	Level 1	Level 2	Level 3	Total
Earnout liability	$—	$—	$280	$280
Bifurcated conversion feature derivative	—	—	927	927
Notes payable measured at fair value	—	—	3,360	3,360
Liability-classified warrants	—	—	3,047	3,047

Total	$—	$—	$7,614	$7,614

The Company classifies the earnout liability, liability-classified warrants, bifurcated conversion feature derivative, and notes payable measured at fair value as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were transferred between levels of the fair value hierarchy during the nine months ended June 30, 2026 or 2025. The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

Nine months ended June 30, 2026:	Earnout Liability	Liability Classified Warrants	Notes Payable Measured at Fair Value	Bifurcated Conversion Feature Derivative
Balance, September 30, 2025	$1,240	$6,859	$—	$—
Reclassification of warrant liabilities to equity	—	(6,912)	—
Issuance of notes payable measured at fair value	—	—	3,333	—
Issuance of Preferred Stock	—	—	—	927
Issuance of Preferred Stock warrants	—	2,780	—	—
Change in fair value included in net loss	(960)	320	27	—

Balance, June 30, 2026	$280	$3,047	$3,360	$927

Nine months ended June 30, 2025:	Earnout Liability	Liability Classified Warrants
Balance, September 30, 2024	$1,680	$2,139
Sale of warrants in private placement	—	2,853
Modification of warrants in connection with private placement	—	721
Exercise of warrants	—	(720)

Change in fair value included in net loss	(490)	(1,237)

Balance, June 30, 2025	$1,190	$3,756

Liability-Classified Warrants

As of June 30, 2026, liability-classified warrants consist of the Private Warrants and the Preferred Warrants. The Company estimates the fair value of the Private Warrants based on quoted market prices for the Public Warrants, which have substantially the same economic characteristics. As of September 30, 2025, the Company estimated the fair value of liability-classified warrants (other than the Private Warrants)—including those amended during the nine months ended June 30, 2026—using the Black-Scholes option pricing model. The following table summarizes the significant assumptions used in estimating the fair value of liability-classified warrants under the Black-Scholes option pricing model:

September 30, 2025
Stock price	$8.06
Expected volatility	79.0%
Risk-free rate	3.7%
Contractual term	4.3 – 4.9 years

Liability-Classified Preferred Warrants and Bifurcated Conversion Feature

The Preferred Shares and the shares of Series A 10% Convertible Preferred Stock underlying the Preferred Warrants are immediately convertible or exercisable into a variable number of common shares based on a fixed dollar amount. The Company estimated the fair value of these warrants and the bifurcated conversion feature associated with the Preferred Shares as equal to the fixed dollar amount associated with each warrant or share of convertible Series A 10% Convertible Preferred Stock. See Note 11, Equity.

F-20

Earnout Liability

The Company estimates the fair value of the earnout liability using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The changes in the assumptions used to estimate the earnout liability were inconsequential for the three months ended June 30, 2026. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates:

	June 30, 2026	September 30, 2025
Stock price	$1.99	$8.06
Expected volatility	90.0%	80.0%
Risk-free rate	3.8%	3.8%
Contractual term	5.7 years	6.2 years

Notes Payable Measured at Fair Value

The Company estimates the fair value of the notes payable measured at fair value using the Black-Scholes option pricing model. The following table summarizes the significant assumptions used in estimating the fair value of notes payable measured at fair value under the Black-Scholes option pricing model:

June 30, 2026
Stock price	$1.99
Expected volatility	125.4 – 136.3%
Risk-free rate	3.8 – 3.9%
Contractual term	0.22 – 0.32 years

Note 15 — Net Loss Per Share

The Company computes net loss per share of Class A and Class B Common Stock using the two-class method. Basic net loss per share is computed using the weighted-average number of shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, warrants, RSAs, RSUs, preferred stock, and other contingently issuable shares. The dilutive effect of outstanding stock options, warrants, RSAs, RSUs and other contingently issuable shares is reflected in diluted earnings per share by application of the more dilutive of (a) the two-class method or (b) the if-converted method and treasury stock method, as applicable. The computation of the diluted net loss per share of Class A Common Stock assumes the conversion of Class B Common Stock, while the diluted net loss per share of Class B Common Stock does not assume the conversion of those shares.

In periods where the Company has a net loss, most potentially dilutive securities are not included in the computation as their impact is anti-dilutive; those potentially dilutive securities whose impact is dilutive are included in the computation. In periods where their effect is dilutive, liability-classified warrants are included in the computation of diluted loss per share as if the underlying shares had been issued as of the later of the beginning of the fiscal period or the date of issuance of those securities. Inclusion of those securities increases both the net loss for the period and the number of shares used in the per share computation and is dilutive to the Company’s net loss per share.

	Three months ended June 30,
	2026		2025
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(16,528)	$(267)	$(7,932)	$(340)
Preferred stock dividends	(8)	—	—	—
Net loss available to common stockholders	$(16,536)	$(267)	$(7,932)	$(340)
Denominator:
Weighted-average shares outstanding	12,439,568	200,491	4,678,039	200,491
Basic net loss per share	$(1.33)	$(1.33)	$(1.70)	$(1.70)

Diluted net loss per share:
Numerator:
Net loss available to common stockholders	$(16,536)	$(267)	$(7,932)	$(340)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(267)	—	(340)	—
Allocation of net loss	$(16,803)	$(267)	$(8,272)	$(340)

Denominator:
Number of shares used in basic earnings per share calculation	12,439,568	200,491	4,678,039	200,491
Conversion of Class B to Class A Common Stock	200,491	—	200,491	—
Number of shares used in per share computation	12,640,059	200,491	4,878,530	200,491
Diluted net loss per share	$(1.33)	$(1.33)	$(1.70)	$(1.70)

F-21

	Nine months ended June 30,
	2026		2025
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(32,094)	$(679)	$(28,944)	$(1,458)
Preferred stock dividends	(8)	—	—	—
Net loss available to common stockholders	$(32,102)	(679)	$(28,944)	$(1,458)
Denominator:
Weighted-average shares outstanding	9,483,444	200,491	4,043,700	203,741
Basic net loss per share	$(3.39)	$(3.39)	$(7.16)	$(7.16)

Diluted net loss per share:
Numerator:
Allocation of net loss	$(32,102)	$(679)	$(28,944)	$(1,458)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(679)	—	(1,458)	—
Allocation of net loss	$(32,781)	$(679)	$(30,402)	$(1,458)

Denominator:
Number of shares used in basic earnings per share calculation	9,483,444	200,491	4,043,700	203,741
Conversion of Class B to Class A Common Stock	200,491	—	203,741	—
Number of shares used in per share computation	9,683,935	200,491	4,247,441	203,741
Diluted net loss per share	$(3.39)	$(3.39)	$(7.16)	$(7.16)

For the purposes of applying the if converted method or treasury stock method for calculating diluted earnings per share, Warrants, RSAs, RSUs, stock options and preferred stock result in anti-dilution. Therefore, these securities are not included in the computation of diluted net loss per share. Shares potentially issuable under earnout arrangements were not included for purposes of calculating the number of diluted shares outstanding because the number of dilutive shares is, in each case, based on a contingency which had not been met during the periods presented herein.

The potential shares of Class A Common Stock that were excluded from the computation of diluted net loss per share for the periods presented because including them would have an antidilutive effect were as follows:

	Nine months ended June 30,
	2026	2025
Warrants	2,555,074	2,107,840
Shares potentially issuable upon conversion of preferred stock or exercise of warrants on preferred stock[3]	—	—
Shares potentially issuable upon conversion of convertible notes payable measured at fair value[4]	—	—
Shares potentially issuable under earnout arrangements	350,000	414,281
RSAs	342,500	510,000
RSUs	506,120	620,414
Stock options	205,097	245,262
Total	3,958,791	3,897,797

[3]	The amounts issuable upon conversion of the preferred shares or the exercise of the warrants for the preferred shares were not included here as of June 30, 2026, as the number of dilutive shares is not determinable until conversion or exercise. Using the lowest eight day volume weighted average price of the Class A Common Shares on June 30, 2026, the Company estimates that approximately 6,367,975 shares would be issuable upon conversion of the preferred shares and exercise of the warrants as of June 30, 2026.
[4]	The amounts issuable upon conversion of the convertible notes measured at fair value were not included here as of June 30, 2026, as the number of dilutive shares is not determinable until conversion Using the lowest eight-day volume weighted average price of the Class A Common Shares on June 30, 2026, the Company estimates that approximately 2,570,688 shares would be issuable upon conversion as of June 30, 2026.

Note 16 — Concentrations

Significant Customers

For the three months ended June 30, 2026, two customers accounted for 62% of the Company’s net revenue. For the three months ended June 30, 2025, one customer accounted for 33% of the Company’s net revenue. For the nine months ended June 30, 2026, two customers accounted for 35% of the Company’s net revenue. For the nine months ended June 30, 2025, one customer accounted for 55% of the Company’s net revenue. No other customer accounted for more than 10% of net revenue in the respective periods.

As of June 30, 2026, two customers had balances due that represented 47% of the Company’s total accounts receivable. As of September 30, 2025, two customers had balances due that represented 30% of the Company’s total accounts receivable.

F-22

Note 17 — Segment Information

The Company operates as a single operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. All significant operating decisions are based upon analysis of the Company as one operating segment to allocate resources, make operating decisions, and evaluate financial performance.

The CODM considers consolidated net income (loss) to be the measure of segment profit and loss for monitoring budget versus actual results, performing variance analysis, and forecasting future performance. The CODM considers the impact of significant segment expenses on net income, which are the same expenses presented on the condensed consolidated statements of operations and comprehensive loss when making operating decisions.

The measure of segment assets is reported on the condensed consolidated balance sheets as total assets. The CODM does not review segment assets at a level other than that presented in the Company’s condensed consolidated balance sheets.

Revenues by Geographic Region

The Company’s net revenue by geographic region, based on ship-to location, is summarized as follows:

	Three months ended June 30,		Nine months ended June 30,
	2026	2025	2026	2025

United States	$761	$2,108	$3,408	$7,421
Other	28	242	226	609
Total net revenue	$789	$2,350	$3,634	$8,030

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

Note 18 — Subsequent Events

Agreement and Plan of Merger — Vision Aerial

On July 24, 2026, the Company entered into an Agreement and Plan of Merger (the “Vision Aerial Merger Agreement”) with Vision Aerial, Inc. (“Vision Aerial”), a U.S.-based designer and manufacturer of unmanned aerial systems, providing for the acquisition of Vision Aerial through a two-step merger, following which Vision Aerial will be a wholly owned subsidiary of the Company. The consideration for the transaction consists of (i) a number of shares of the Company’s Class A Common Stock equal to $12,000 divided by the volume-weighted average price per share of the Class A Common Stock for the 20 trading days ending on (and including) the third trading day preceding the closing, which price shall not be less than $2.00 nor greater than $3.00 per share (subject to equitable adjustment), and (ii) $3,000 in cash, in each case subject to customary post-closing purchase price adjustments and indemnification holdbacks. The closing is subject to customary closing conditions, and the Vision Aerial Merger Agreement may be terminated under specified circumstances, including payment of a termination fee by Vision Aerial in certain cases. Because the transaction has not been consummated, the Company is unable to estimate the financial effect of the acquisition on its condensed consolidated financial statements at this time.

 Agreement and Plan of Merger — Special Project Delivery

On August 13, 2026, the Company entered into an Agreement and Plan of Merger with Special Project Delivery, Inc. (“SPD”), two wholly owned merger subsidiaries of the Company, and the stockholder representative named therein, providing for the acquisition of SPD through a two-step merger. The merger consideration consists solely of 4,800,000 shares of the Company’s Class A Common Stock, with no cash consideration, escrow or holdback. No shares will be issued unless and until the Company’s stockholders have approved the issuance in accordance with Nasdaq Listing Rule 5635, and the closing is subject to that approval and other customary conditions. Because the transaction has not been consummated, no shares have been issued and the Company is unable to estimate the financial effect of the acquisition on its condensed consolidated financial statements at this time.

Kips Warrant Exercise and Preferred Stock Conversion

On August 5, 2026, Kips exercised the Preferred Warrant in part, purchasing 1,000 shares of Series A 10% Convertible Preferred Stock for aggregate gross proceeds to the Company of $1,000, and converted those Preferred Shares into 585,365 shares of Class A Common Stock at a conversion price of $2.05 per share in accordance with the terms of the Certificate of Designation. The conversion price is equal to the Nasdaq Minimum Price of the Class A Common Stock on May 19, 2026, the date of the Kips Purchase Agreement. Following the partial exercise, 5,000 Preferred Shares remain issuable under the Preferred Warrant.

On August 13, 2026, Kips converted 1,000 shares of Series A 10% Convertible Preferred Stock into 585,365 shares of Class A Common Stock at a conversion price of $2.05 per share in accordance with the terms of the Certificate of Designation.

Partial Conversion of Notes Payable

On August 13, 2026, an unrelated investor converted $150 of outstanding principal and accrued interest into 126,957 shares of Class A Common Stock at a conversion price of $1.18 per share.

F-23

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Mobix Labs, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mobix Labs, Inc. and its subsidiaries (the “Company”) as of September 30, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, of redeemable convertible preferred stock and stockholders’ equity (deficit) and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Irvine, California

January 12, 2026, except for the effects of the reverse stock split discussed in Note 21 to the consolidated financial statements, as to which the date is April 27, 2026

We have served as the Company’s auditor since 2022.

F-24

MOBIX LABS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,
	2025	2024
ASSETS
Current assets
Cash	$3,273	$266
Accounts receivable, net	1,414	2,813
Inventory	1,435	1,725
Prepaid expenses and other current assets	593	467
Total current assets	6,715	5,271

Property and equipment, net	328	1,177
Intangible assets, net	13,519	15,211
Goodwill	16,066	16,066
Operating lease right-of-use assets	370	1,022
Other assets	115	341
Total assets	$37,113	$39,088

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$8,981	$10,833
Accrued expenses and other current liabilities	11,122	10,325
Deferred purchase consideration	2,323	2,380
Notes payable, current	3,934	398
Notes payable – related parties, current	1,152	1,743
Operating lease liabilities, current	274	428
Total current liabilities	27,786	26,107

Notes payable, noncurrent	—	200
Notes payable – related parties, noncurrent	1,099	1,082
Earnout liability	1,240	1,680
Deferred tax liability	321	320
Operating lease liabilities, noncurrent	96	1,024
Liability-classified warrants	6,859	2,139
Other noncurrent liabilities	48	1,006
Total liabilities	37,449	33,558

Commitments and contingencies (Note 13)

Stockholders’ equity (deficit)
Class A Common Stock, $0.00001 par value, 285,000,000 shares authorized; 5,883,842 and 3,282,423 shares issued and outstanding at September 30, 2025 and 2024, respectively	—	—
Class B Common Stock, $0.00001 par value, 5,000,000 shares authorized; 200,491 and 212,991 shares issued and outstanding at September 30, 2025 and 2024, respectively	—	—
Additional paid-in capital	150,252	109,987
Accumulated deficit	(150,588)	(104,457)
Total stockholders’ equity (deficit)	(336)	5,530
Total liabilities and stockholders’ equity (deficit)	$37,113	$39,088

See accompanying notes to consolidated financial statements.

F-25

MOBIX LABS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Year ended September 30,
	2025	2024

Net revenue:
Products	$5,996	$5,890
Services	3,916	552
Total net revenue	9,912	6,442

Cost of revenue:
Products	3,563	3,752
Services	1,342	138
Total cost of revenue	4,905	3,890
Gross profit	5,007	2,552

Operating expenses:
Research and development	2,419	5,779
Selling, general and administrative	39,556	41,835
Impairment of long-lived assets	725	1,333
Loss from operations	(37,693)	(46,395)

Interest expense	2,325	1,582
Change in fair value of earnout liability	(440)	(31,879)
Change in fair value of warrants	(804)	(1,415)
Change in fair value of PIPE make-whole liability	—	(830)
Merger-related transaction costs expensed	—	4,009
Financing costs expensed	7,266	2,894
Other non-operating losses, net	84	1,707
Loss before income taxes	(46,124)	(22,463)
Provision (benefit) for income taxes	7	(2,429)
Net loss and comprehensive loss	(46,131)	(20,034)
Deemed dividend from warrant price adjustment	—	661
Net loss available to common stockholders	$(46,131)	$(20,695)

Net loss per share of Class A and Class B Common Stock:
Basic	$(10.15)	$(7.28)
Diluted	$(10.15)	$(7.53)
Weighted-average common shares outstanding:
Basic	4,546,509	2,841,958
Diluted	4,546,509	2,948,302

See accompanying notes to consolidated financial statements.

F-26

MOBIX LABS, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE

PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands)

	Founders Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Contingently Redeemable Common Stock		Legacy Common Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at September 30, 2023	58,823	$—	166,666	$2,300	—	$—	1,669,217	$—	—	$—	—	$—	$78,421	$(83,762)	$(5,341)
Issuance of common stock	—	—	—	—	—	—	48,217	—	43,783	—		—	3,607	—	3,607
Issuance of contingently redeemable common stock for acquisition of EMI Solutions, Inc.	—	—	—	—	96,491	8,856	—	—	—	—	—	—	—	—	—
Lapse of redemption feature on common stock	—	—	—	—	(96,491)	(8,856)	96,491	—	—	—	—	—	8,856	—	8,856
Reverse recapitalization transactions, net (Note 3)	(58,823)	—	(166,666)	(2,300)	—	—	(1,813,925)	—	2,290,180	—	225,490	—	(16,083)	—	(16,083)
Issuance of common stock for acquisition of RaGE Systems, Inc.	—	—	—	—	—	—	—	—	321,404	—	—	—	7,682	—	7,682
Issuance of warrants in connection with notes payable	—	—	—	—	—	—	—	—	—	—	—	—	515	—	515
Issuance of placement agent warrants	—	—	—	—	—	—	—	—	—	—	—	—	82	—	82
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	152,163	—	—	—	225	—	225
Issuance of common stock upon exercise of warrants	—	—	—	—	—	—	—	—	341,035	—	—	—	3,397	—	3,397
Issuance of common stock upon vesting of RSUs	—	—	—	—	—	—	—	—	16,146	—	—	—	—	—	—
Issuance of PIPE make-whole shares	—	—	—	—	—	—	—	—	105,202	—	—	—	1,241	—	1,241
Conversion of Class B Common Stock to Class A Common Stock	—	—	—	—	—	—	—	—	12,500		(12,500)	—	—	—	—
Deemed dividend from warrant price adjustment	—	—	—	—	—	—	—	—	—	—	—	—	661	(661)	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	21,383	—	21,383
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(20,034)	(20,034)
Balance at September 30, 2024	—	—	—	—	—	—	—	$—	3,282,423	$—	212,991	$—	$109,987	$(104,457)	$5,530
Issuance of Class A Common Stock and warrants in private placement	—	—	—	—	—	—	—	—	385,000	—	—	—	342	—	342
Issuance of common stock	—	—	—	—	—	—	—	—	205,821	—	—	—	2,199	—	2,199
Issuance of Class A Common Stock for RaGE earnout	—	—	—	—	—	—	—	—	64,280	—	—	—	1,808	—	1,808
Issuance of Class A Common Stock in settlement of liabilities	—	—	—	—	—	—	—	—	143,540	—	—	—	1,535	—	1,535
Issuance of common stock upon exercise of warrants	—	—	—	—	—	—	—	—	903,852	—	—	—	8,762	—	8,762
Issuance of common stock upon vesting of RSUs	—	—	—	—	—	—	—	—	226,425	—	—	—	—	—	—
Issuance of restricted stock awards	—	—	—	—	—	—	—	—	510,000	—	—	—	—	—	—
Common stock pledged as collateral	—	—	—	—	—	—	—	—	150,000	—	—	—	—	—	—
Conversion of Class B Common Stock to Class A Common Stock	—	—	—	—	—	—	—	—	12,500	—	(12,500)	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	25,619	—	25,619
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(46,131)	(46,131)
Balance at September 30, 2025	—	—	—	—	—	—	—	$—	5,883,842	$—	200,491	$—	$150,252	$(150,588)	$(336)

See accompanying notes to consolidated financial statements.

F-27

MOBIX LABS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended September 30,
	2025	2024
Operating activities
Net loss	$(46,131)	$(20,034)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	366	472
Amortization of intangible assets	1,692	1,543
Impairment of long-lived assets	725	1,333
Issuance of warrants in connection with financing activities, charged to expense	6,458	1,023
Change in fair value of earnout liability	(440)	(31,879)
Change in fair value of warrants	(804)	(1,415)
Change in fair value of PIPE make-whole liability	—	(830)
Merger-related transaction costs expensed	—	4,009
Private placement costs expensed	280	2,894
Stock-based compensation	25,619	21,383
Deferred income taxes	1	(2,432)
Other non-cash items	751	693
Changes in operating assets and liabilities, net of acquisitions of businesses:
Accounts receivable	1,430	(1,817)
Inventory	290	(105)
Prepaid expenses and other assets	11	60
Accounts payable	(1,283)	3,862
Accrued expenses and other current liabilities	922	2,852
Net cash used in operating activities	(10,113)	(18,388)

Investing activities
Proceeds from sale of property and equipment	27	—
Acquisition of property and equipment	(26)	(44)
Acquisitions of businesses, net of cash acquired	—	(1,064)
Net cash provided by (used in) investing activities	1	(1,108)

Financing activities
Proceeds from sale of common stock and warrants in private placements	3,645	3,585
Proceeds from issuance of common stock	1,600	3,529
Proceeds from exercise of common stock warrants	4,520	4
Proceeds from exercise of stock options	—	225
Proceeds from issuance of notes payable	5,317	1,198
Proceeds from issuance of notes payable – related parties	—	450
Principal payments on notes payable	(1,215)	(1,749)
Principal payments on notes payable – related parties	(574)	(1,463)
Deferred consideration paid for acquisitions of businesses	(174)	(174)
Proceeds from the Merger and PIPE	—	21,014
Merger-related transaction costs paid	—	(6,946)
Net cash provided by financing activities	13,119	19,673

Net increase in cash	3,007	177
Cash, beginning of period	266	89
Cash, end of period	$3,273	$266

Supplemental cash flow information
Cash paid for interest	$1,814	$521
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Settlement of notes payable and other liabilities in Class A Common Stock	$1,379	$—
Class A Common Stock issued for RaGE earnout	1,808	—
Unpaid Merger-related transaction costs	—	1,423
Contingently redeemable convertible stock issued for acquisition of EMI Solutions, Inc.	—	8,856
Class A Common Stock issued for acquisition of RaGE Systems, Inc.	—	7,682
Deferred purchase consideration for acquisitions of businesses	—	3,522
Conversion of SAFEs to common stock	—	1,522
Deemed dividend from warrant price adjustment	—	661
Issuance of warrants in connection with notes payable, recorded as debt discount	—	183

See accompanying notes to consolidated financial statements.

F-28

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 1 — Company Information

Mobix Labs, Inc. (“Mobix Labs” or the “Company”), a Delaware corporation based in Irvine, California, designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies used in the defense, aerospace, commercial, industrial and other markets. The Company’s wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the defense, aerospace, commercial and industrial sectors. The Company’s interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, (the “Closing Date”), Chavant Capital Acquisition Corp. (“Chavant”) consummated the merger pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” As a result of the Merger, the Company raised gross proceeds of $21,014, including the contribution of $1,264 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Chavant’s Class A Common Stock. The common stock and public warrants of the combined company began trading on The Nasdaq Stock Market LLC under the symbols “MOBX” and “MOBXW,” respectively, on December 22, 2023.

Throughout the notes to the consolidated financial statements, unless otherwise noted or otherwise suggested by context, the “Company” refers to Legacy Mobix prior to the consummation of the Merger, and to the Company after the consummation of the Merger.

Going Concern

The consolidated financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows from operations, as a result of its ongoing investment in product development and other operating expenses. For the years ended September 30, 2025 and 2024, the Company incurred losses from operations of $37,693 and $46,395, respectively, and as of September 30, 2025, the Company had an accumulated deficit of $150,588. The Company has historically financed its operations through the issuance and sale of equity securities and the issuance of debt. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations for at least the next twelve months.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

F-29

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The Merger was accounted for as a reverse recapitalization of the Company because Legacy Mobix has been determined to be the accounting acquirer under ASC Topic 805 – Business Combinations. Under this method of accounting, Chavant is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Legacy Mobix capital stock comprising a relative majority of the voting power of the Company upon consummation of the Merger and having the ability to nominate the majority of the governing body of the Company, Legacy Mobix senior management comprising the senior management of the Company, and Legacy Mobix operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Legacy Mobix with the Merger being treated as the equivalent of Legacy Mobix issuing shares for the net assets of Chavant, accompanied by a recapitalization. The net assets of Chavant were recognized as of the Closing at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Legacy Mobix and the accumulated deficit of Legacy Mobix has been carried forward after Closing. All issued and outstanding securities of Chavant upon Closing were treated as issuances of securities of the Company upon the consummation of the Merger.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Mobix Labs, Inc. and its subsidiaries. The Company’s fiscal year ends on September 30.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified for consistency with the current year presentation.

Use of Estimates

The preparation of the Company’s consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of net revenue and expenses for the periods covered and certain amounts disclosed in the notes to the consolidated financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	valuation of stock-based compensation and equity-based awards;

●	valuation of common stock for periods prior to the Merger;

F-30

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

●	impairment assessments of goodwill and long-lived assets;

●	measurement of liabilities carried at fair value, including the earnout liability, the PIPE make-whole liability and liability-classified warrants;

●	purchase price allocations and valuations of net assets acquired in business combinations; and,

●	provisions for income taxes and related valuation allowances and tax uncertainties.

Cash

As of September 30, 2025 and 2024, the Company’s cash balance consisted of demand deposits held at large financial institutions. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2025 or 2024. The amount of deposits maintained at any financial institution may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Accounts Receivable, net

Accounts receivable are recorded at the invoiced amount and do not bear interest. For trade accounts receivable from customers, the Company performs ongoing credit evaluations of its customers and maintains an allowance for expected credit losses. The allowance for expected credit losses represents the Company’s best estimate based on current and historical information, and reasonable and supportable forecasts of future events and circumstances. Accounts receivable deemed uncollectible are charged against the allowance for expected credit losses when identified. The allowance for expected credit losses as of September 30, 2025 and 2024 and bad debt expense for the years ended September 30, 2025 and 2024 were not material.

Inventory

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or net realizable value. Inventory costs consist of purchased materials, outside manufacturing costs, inbound freight and receiving costs, and capitalized overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, based on available information and the Company’s current expectations of future demand, product obsolescence and market conditions. Any provision for excess and obsolete inventory is charged to cost of revenue and is a permanent reduction of the carrying value of inventory. The reserve for excess and obsolete inventory as of September 30, 2025 and 2024 and write-downs of obsolete inventory for the years ended September 30, 2025 and 2024 were not material.

Property and equipment, net

The Company’s property and equipment primarily consists of laboratory equipment, computer hardware, equipment, furniture and fixtures and leasehold improvements. Property and equipment are recorded at cost less accumulated depreciation and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. Major improvements are capitalized, while routine maintenance and repairs which do not significantly improve or extend the useful life of an asset are expensed when incurred. Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive loss. See Note 6, Property and Equipment, net.

Intangible Assets, net

The Company’s intangible assets principally consist of acquired developed technology and customer relationships and have finite lives ranging from one to fifteen years. The Company amortizes intangible assets over their useful lives on a straight-line basis, which the Company believes approximates the pattern in which the economic benefits of the intangible assets are expected to be utilized. To the extent that an acquired developed technology is incorporated in, or used to produce, a product the Company currently produces and sells, the related amortization expense is included in cost of revenue in the consolidated statements of operations and comprehensive loss. Amortization expense on other acquisition-related intangible assets is included in operating expenses.

F-31

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company recognized impairment losses on long-lived assets of $725 and $1,333, respectively, for the years ended September 30, 2025 and 2024. See Note 7, Intangible Assets, net and Note 11, Leases.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Significant judgment may be required when goodwill is assessed for impairment. Qualitative factors may be assessed to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company will perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, the Company will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit. Application of the impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units and the determination of fair value of each reporting unit. The Company performed its annual qualitative impairment test and determined it was not more likely than not that the fair value of its reporting unit was less than its carrying amount. The Company did not record any goodwill impairment losses for the years ended September 30, 2025 and 2024.

Business Combinations

The Company allocates the purchase price of an acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired, based on their estimated fair values. The excess of the purchase price over the fair values of the net assets acquired is recorded as goodwill.

Accounting for business combinations requires that management make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although management believes the assumptions and estimates to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets may include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, expected costs to develop acquired technology into commercially viable products, estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve and expected selling, general and administrative costs. The discount rates used to discount expected future cash flows to present value are typically derived from a weighted-average cost of capital analysis and are adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of such assumptions, estimates or actual results.

F-32

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing an asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 — Observable inputs that include quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company’s non-financial assets, including property and equipment, intangible assets and goodwill, are measured at estimated fair value on a nonrecurring basis. These assets are adjusted to fair value only when an impairment is recognized, or in the event an asset is held for sale.

Fair Value of Common Stock

The Company determines the fair value of shares of its common stock by reference to quoted market prices. Prior to the Closing, there was no public market for the Company’s common stock, and the Company determined the fair value of shares of its common stock considering a number of objective and subjective factors, including: third-party valuations of its common stock, the valuation of comparable companies, sales of the Company’s common stock to outside investors in arms-length transactions, the Company’s forecasted financial performance, operational developments and milestones, the lack of marketability, the likelihood of achieving a liquidity event and the general and industry specific economic outlook.

Classification of Warrants

The Company accounts for warrants to purchase its common stock as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the liability classification requirements pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted when warrants are issued or modified and as of each subsequent period end date while the warrants are outstanding.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented using the two-class method required for participating securities. Under the two-class method, net loss is attributed to the Class A and Class B Common Stock and other participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. For a period in which the Company reports a net loss, diluted net loss per share is similar to basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is antidilutive. See Note 18, Net Loss Per Share.

F-33

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Stock-Based Compensation

Stock-based compensation awards principally consist of restricted stock units (“RSUs”) or restricted stock awards (“RSAs”). RSUs entitle the holder to receive a number of shares of the Company’s Class A Common Stock, subject to service-based vesting conditions or, in some cases, other conditions. RSAs consist of shares of the Company’s common stock which are contingently returnable to the Company (i.e., subject to “clawback”) in the event that specified service-based vesting conditions or other conditions are not met. The Company establishes the fair value of each RSU or RSA based on the grant-date fair value of the underlying shares of its common stock. The Company recognizes stock-based compensation expense for RSUs and RSAs over the requisite service period, as applicable, or upon determination that the satisfaction of performance-based conditions is probable.

Stock-based compensation awards also include stock option awards. The Company estimates the fair value of stock option awards using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The fair value of each stock option award is recognized as compensation expense on a straight-line basis over the requisite service period, which is typically four years. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

●	the per share fair value of the underlying common stock;

●	the exercise price;

●	the risk-free interest rate;

●	the expected term;

●	expected stock price volatility over the expected term; and,

●	the expected annual dividend yield.

The expected term represents the period over which the stock-based award is expected to remain outstanding and is estimated based on historical experience of similar awards, vesting schedules and expectations of future employee behavior. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. Because there is a limited trading history for the Class A Common Stock, the Company estimates expected stock price volatility based on the historical price volatility of its common stock as well as the historical stock price volatility of similar publicly traded peer companies. The Company estimates the expected annual dividend yield will be zero because the Company does not currently expect to declare dividends on its common stock.

The Company has elected to account for forfeitures as they occur and initially records stock-based compensation expense assuming all holders of RSUs, RSAs or stock option awards will complete the requisite service period. If the holder forfeits an award because they fail to complete the requisite service period, the Company reverses any previously recognized stock-based compensation expense in the period the award is forfeited.

Comprehensive Loss

Comprehensive loss includes the Company’s net loss as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. There were no differences between the Company’s net loss and comprehensive loss for the years ended September 30, 2025 and 2024.

Revenue Recognition

The Company accounts for revenue from contracts with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company derives its revenues primarily from product sales to equipment manufacturers. The Company recognizes product revenue when it satisfies performance obligations under the terms of its contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the terms of the contract) net of accruals for estimated sales returns and allowances. Such sales returns and allowances were not material for the years ended September 30, 2025 and 2024.

F-34

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Company also derives revenue from engineering services. Contracts with customers generally contain a single distinct performance obligation, to provide research or design services for products based on the customer’s specifications. The Company recognizes services revenue over time as the services are delivered on an input basis, using costs incurred as the measure of progress.

The Company does not have material variable consideration, and the Company’s revenue arrangements do not contain significant financing components. Payment terms are principally net 30 days to net 45 days.

The Company generally offers a limited warranty to customers covering a period of twelve months which obligates the Company to repair or replace defective products. The warranty is not sold separately and does not represent a separate performance obligation. Therefore, the Company accounts for such warranties under ASC Topic 460, Guarantees, and the estimated costs of warranty claims are accrued as cost of revenue in the period the related revenue is recorded. The Company accrues for warranty and indemnification issues if a loss is probable and can be reasonably estimated. Warranty and indemnification expenses have historically been insignificant.

The Company includes shipping and handling fees billed to customers as part of net revenue. The Company includes shipping and handling costs associated with outbound freight in cost of revenue. Sales and other taxes the Company collects, if any, are excluded from revenue.

There were no significant contract assets recorded on the consolidated balance sheets as of September 30, 2025 or 2024. In some instances, the Company receives a partial payment of the sales price from the customer at the time an order is placed. Any such prepayments are recorded as a liability included in “Accrued expenses and other current liabilities” on the consolidated balance sheets and are recognized in net revenue when the Company satisfies the related performance obligations, typically as products are shipped. All incremental customer contract acquisition costs are expensed as incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

Cost of Revenue

Cost of product revenue consists of materials, direct labor, contract manufacturing services, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of product revenue also includes overhead costs for the manufacture or sourcing of products, including facility costs and depreciation. Cost of services revenue principally consists of employee compensation and benefits of employees engaged in the delivery of engineering services, along with any related materials, equipment, supplies or other costs to perform a contract.

Advertising Expense

Advertising costs include spending for items such as marketing and promotional items, trade shows, sponsorships, and other programs. The Company expenses advertising costs as incurred. Advertising expenses were $31 and $91 for the years ended September 30, 2025 and 2024, respectively.

Research and Development Expense

Research and development expenses consist of costs incurred to perform product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. The Company expenses all research and development costs as incurred.

F-35

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest amount that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. Subsequent changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available.

Accounting Pronouncements Recently Adopted

The Company is an “emerging growth company,” as defined in the Securities Act. Under the Jumpstart Our Business Startups Act of 2012, an emerging growth company has the option to adopt new or revised accounting guidance either (i) within the same periods as otherwise applicable to public business entities, or (ii) within the same time periods as non-public business entities, including early adoption when permissible. With the exception of accounting guidance the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time periods as non-public business entities.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The disclosures required under ASU 2023-07 are also required for public entities with a single reportable segment. The Company adopted ASU 2023-07 for its fiscal year ended September 30, 2025, with no material impact on its financial position or results of operations. See Note 20, Segment Information.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for the Company’s fiscal year beginning October 1, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company does not expect adoption of ASU 2023-09 will have a material impact on its financial position or results of operations.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires disclosure in the notes to the financial statements of specified information about certain costs and expenses. The ASU is effective for the Company’s fiscal year beginning October 1, 2027, and for interim periods within the Company’s fiscal year beginning October 1, 2028, with early adoption permitted. The Company is currently evaluating the ASU to determine the impact it will have on the Company’s financial statements and related disclosures.

F-36

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 3 — Reverse Recapitalization

As discussed in Note 1, Company Information, the Closing of the Merger occurred on December 21, 2023. In the Merger, as provided for in the Business Combination Agreement:

●	All of Legacy Mobix’s 1,813,925 issued and outstanding shares of common stock were cancelled and converted into the same number of shares of the Company’s Class A Common Stock;

●	All of Legacy Mobix’s Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock, totaling 225,490 shares, was converted into the same number of shares of the Company’s Class B Common Stock;

●	All of Legacy Mobix’s convertible notes were converted into shares of Legacy Mobix common stock immediately prior to Closing and pursuant to their terms, totaling 3,004 shares, which were then cancelled and converted into the same number of shares of the Company’s Class A Common Stock;

●	All of Legacy Mobix’s simple agreements for future equity (“SAFEs”) were converted into 15,095 shares of the Company’s Class A Common Stock;

●	All of Legacy Mobix’s stock options and warrants were assumed by the Company and converted into the same number of stock options or warrants to purchase shares of the Company’s Class A Common Stock, with no change to their exercise prices, vesting conditions or other terms; and

●	All of Legacy Mobix’s RSUs were assumed by the Company and converted into RSUs covering the same number of shares of the Company’s Class A Common Stock.

The other related events that occurred in connection with the Closing include the following:

●	The Company entered into the PIPE Subscription Agreements, as described below;

●	The Company entered into the Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement, as described below;

●	The Company entered into a non-redemption agreement with a stockholder, as described below;

●	The Company entered into an amendment to its Business Combination Marketing Agreement, as described below;

●	The Company assumed the 6,000,000 public warrants (“Public Warrants”) and 3,400,000 private placement warrants (“Private Warrants”) originally issued by Chavant in 2021 in connection with its initial public offering, as described in Note 15, Warrants;

●	The Company adopted the 2023 Employee Stock Purchase Plan and the 2023 Equity Incentive Plan, as described in Note 16, Stock-Based Compensation;

●	The Company adopted an amended and restated certificate of incorporation and amended and restated bylaws; and

●	The Company entered into indemnification agreements with each of its directors and officers.

PIPE Subscription Agreements

In connection with the Merger, Chavant entered into the PIPE Subscription Agreements with certain accredited investors and pursuant to which the investors agreed to purchase an aggregate of 197,500 shares of Class A Common Stock of Chavant at a price of $100.00 per share for an aggregate amount of $19,750 in cash. Subsequent to the Closing, the number of shares purchased by the PIPE investors was adjusted through the issuance of additional shares of Class A Common Stock. See “Make-Whole Shares,” below.

F-37

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The PIPE investors also received warrants to purchase 195,000 shares of Class A Common Stock at an exercise price of $0.10 per share, of which warrants to purchase 20,000 shares are immediately exercisable and warrants to purchase 175,000 shares became exercisable upon approval by the Company’s stockholders, which was obtained on January 3, 2025. During the year ended September 30, 2025, warrants to purchase 150,000 shares of Class A Common Stock were exercised, for net proceeds to the Company of $15.

Sponsor PIPE Subscription Agreements, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the Sponsor PIPE Subscription Agreement with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 19,973 shares of Class A Common Stock at a price of $100.00 per share. The aggregate purchase price of $1,997 was paid through the forgiveness of certain obligations of Chavant. Subsequent to the Closing, the number of shares purchased by the Sponsor was adjusted through the issuance of additional shares of Class A Common Stock. See “Make-Whole Shares,” below.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Legacy Mobix issued to the Sponsor a warrant to purchase 27,245 shares of Legacy Mobix common stock at an exercise price of $0.10 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 27,218 shares of Legacy Mobix common stock, converted into 27,218 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor pursuant to which, as consideration for the 19,973 shares issued pursuant to the Sponsor PIPE Subscription Agreement described above, the Sponsor agreed to forgive approximately $1,997 of aggregate outstanding obligations of Chavant. In addition, the Sponsor agreed to forfeit 65,863 Founder Shares and 40,000 Private Warrants that it held, in each case upon the Closing.

Non-Redemption Agreement

On December 20, 2023, Chavant and Mobix Labs entered into a non-redemption agreement with a stockholder of Chavant, pursuant to which the stockholder agreed to withdraw its redemption of 7,370 ordinary shares of Chavant (“Ordinary Shares”) prior to the Merger. In consideration therefor, Mobix Labs issued the stockholder a warrant to purchase 20,269 shares of Legacy Mobix common stock at an exercise price of $0.10 per share, exercisable upon the Closing. The warrant was exercised at the Closing and, following net settlement into 20,248 shares of Legacy Mobix common stock, converted into 20,248 shares of Class A Common Stock of the Company in connection with the Closing.

Amendment to Business Combination Marketing Agreement

On December 21, 2023, Chavant entered into an amendment to the Business Combination Marketing Agreement, dated as of July 19, 2021 between Chavant and certain advisors wherein the parties agreed to resolve their differences with respect to marketing fees contemplated by the agreement and the advisors agreed to receive, in lieu of any cash payment of fees or reimbursement of expenses, an aggregate of 28,000 shares of Class A Common Stock. Subsequent to the Closing, the number of shares the advisors received was adjusted through the issuance of additional shares of Class A Common Stock. See “Make-Whole Shares,” below.

Earnout Shares

In addition to the consideration paid at Closing, certain Legacy Mobix stockholders and certain holders of Legacy Mobix stock options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 350,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement. The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing, pursuant to which up to 175,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the volume-weighted average price (“VWAP”) of the Class A Common Stock exceeds $125.00 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period and an additional 175,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $150.00 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period.

F-38

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Earnout Shares are accounted for as liability-classified instruments because the events that determine the number of Earnout Shares to which the Earnout Recipients will be entitled include events that are not solely indexed to the Company’s common stock. At the time of Closing, the Company estimated the aggregate fair value of its liability for the Earnout Shares using a Monte Carlo simulation model and recorded a liability of $33,559. As of September 30, 2025 and 2024, none of the conditions for the issuance of any Earnout Shares had been achieved and the Company adjusted the carrying amount of the liability to its estimated fair value of $1,240 and $1,680, respectively. As a result of decreases in the fair value of the liability, which were primarily the result of decreases in the price of the Company’s Class A Common Stock subsequent to the Closing, the Company recognized non-cash gains of $440 and $31,879 for the years ended September 30, 2025 and 2024, respectively, which are included in “Change in fair value of earnout liability” in the consolidated statements of operations and comprehensive loss.

Make-Whole Shares

Pursuant to the PIPE Subscription Agreements, the Sponsor PIPE Subscription Agreement and the Amendment to Business Combination Marketing Agreement described above, Chavant agreed to issue additional shares of its Class A Common Stock (the “Make-Whole Shares”) to the PIPE Investors, the Sponsor and certain advisors with respect to 245,473 shares of the Company’s Class A Common Stock in the event that the VWAP per share of the Class A Common Stock during a specified period (the “Adjustment Period VWAP”) is less than $100.00 per share. In such case, the PIPE Investors were entitled to receive a number of Make-Whole Shares equal to the number of shares of Class A Common Stock issued to the PIPE Investor multiplied by a fraction, the numerator of which is $100.00 minus the Adjustment Period VWAP and the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $70.00, the Adjustment Period VWAP was deemed to be $70.00. The adjustment period ended on August 30, 2024. The Company issued 105,202 shares of its Class A Common Stock to the PIPE Investors, the Sponsor and certain advisors in settlement of the liability for the Make-Whole Shares.

The Make-Whole Shares were accounted for as liability-classified instruments because the events that determine the number of Make-Whole Shares issuable include events that are not solely indexed to the Company’s common stock. At the time of Closing, the Company estimated the aggregate fair value of its liability for the Make-Whole Shares using a Monte Carlo simulation model and recorded a liability of $2,071. The fair value of the 105,202 shares of Class A Common Stock issued in settlement of the liability for the Make-Whole Shares was $1,241. As a result of the decrease in the fair value of the liability, the Company recorded a non-cash gain of $830 for the year ended September 30, 2024, which is included in “Change in fair value of PIPE make-whole liability” in the consolidated statements of operations and comprehensive loss.

See Note 17, Fair Value Measurements, for additional information on the Company’s measurements with respect to the financial instruments issued in connection with the foregoing agreements.

Legacy Mobix incurred $6,363 of transaction costs in connection with the Merger, which was determined to be a capital-raising transaction for Legacy Mobix. At the time of the Closing, the Company allocated this amount between the equity-classified instruments and liability-classified instruments, based on their relative fair values, and recorded the $2,354 of costs associated with equity-classified instruments as a reduction of additional paid-in capital and charged the remaining $4,009 of costs associated with liability-classified instruments to expense. The Company also recognized a liability for unpaid transaction costs of Chavant totaling $3,090, which the Company recorded as a reduction of the proceeds of the Merger at the time of the Closing.

F-39

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The following tables reconcile elements of the Merger to the Company’s consolidated financial statements, and should be read in conjunction with the footnotes referenced above:

Shares

Chavant public shares, net of redemptions	11,100
Chavant founder shares, net of shares forfeited	134,137
PIPE investors’ shares	197,500
Settlement of PIPE warrant	19,980
Sponsor PIPE subscription	19,973
Settlement of Sponsor Warrant	27,218
Settlement of warrant to non-redeeming shareholder	20,248
Amendment to Business Combination Marketing Agreement	28,000
Total Chavant shares outstanding immediately prior to the Merger	458,156

Legacy Mobix rollover shares	1,813,925
Conversion of Legacy Mobix convertible notes	3,004
Conversion of Legacy Mobix SAFEs	15,095
Total number of Class A common shares issued in the Merger	2,290,180

Closing proceeds:
Proceeds from Chavant trust fund	$1,264
Proceeds from PIPE investment	19,750

Closing disbursements:
Legacy Mobix Merger-related transaction costs	(3,747)
Chavant Merger-related transaction costs	(2,219)
Net cash proceeds from the Merger at Closing	15,048

Legacy Mobix Merger-related transaction costs paid prior to closing	(983)
Net cash proceeds	14,065

Non-cash activity:
Conversion of Legacy Mobix convertible notes to Class A Common Stock	206
Conversion of Legacy Mobix SAFEs to Class A Common Stock	1,522
Conversion of Legacy Mobix redeemable convertible preferred stock to Class B Common Stock	2,300
Unpaid Merger-related transaction costs assumed from Chavant	(871)
Unpaid Merger-related transaction costs of Legacy Mobix	(1,633)
Merger-related transaction costs expensed	4,009

Liability-classified instruments at closing:
Fair value of earnout liability	(33,559)
Fair value of PIPE make-whole liability	(2,071)
Fair value of Private Warrants	(150)
Net equity impact of the Merger	$(16,182)

Subsequent to the Closing, the Company paid $982 of the Merger-related transaction costs and negotiated a $99 reduction of the unpaid transaction costs.

F-40

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 4 — Acquisitions

The Company acquired EMI Solutions, Inc. (“EMI Solutions”) in December 2023 and RaGE Systems, Inc. (“RaGE Systems”) in May 2024. The Company accounted for each of the acquisitions as a business combination. The following table summarizes the amount of the aggregate purchase consideration and the allocation to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values.

	EMI Solutions	RaGE Systems

Purchase consideration:
Contingently redeemable common stock	$8,856	$—
Class A Common Stock	—	7,682
Cash consideration (at present value)	2,041	1,836
	$10,897	$9,518
Allocation:
Cash	$45	$420
Accounts receivable	387	558
Inventory	155	1,146
Other current assets	7	5
Property and equipment	107	275
Intangible asset—customer relationships	4,500	7,400
Intangible asset—developed technology	—	300
Intangible asset—backlog	300	—
Intangible asset—trade name	100	200
Goodwill	6,841	4,008
Operating lease right-of-use asset	—	192
Other assets	30	57
Accounts payable	(228)	(1,647)
Accrued expenses	(263)	(1,622)
Operating lease liability	—	(192)
Deferred tax liability	(1,084)	(1,582)
	$10,897	$9,518

EMI Solutions, Inc.

On December 18, 2023, the Company completed the acquisition of EMI Solutions when the Company acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. Consideration for the acquisition consisted of 96,491 shares of the Company’s common stock with an estimated fair value of $8,856 and $2,200 in cash. Of the cash portion of the consideration, the Company paid $155 at the time of the consummation of the acquisition and through September 30, 2025 the Company paid an additional $1,522. The remaining $523 cash portion of the consideration is currently payable.

The merger agreement with EMI Solutions provided that in the event that Legacy Mobix did not complete an initial public offering (including the Merger) within twenty-four months following the completion of the acquisition of EMI Solutions, the sellers could require the Company to pay all unpaid cash consideration and provided the sellers a “put right” wherein the sellers could require that the Company repurchase the 96,491 shares of common stock for a cash amount equal to $68.40 per share. The Company evaluated the terms of the related agreement and concluded that the shares of common stock issued as consideration were contingently redeemable common stock, and required recognition as temporary equity, because the events that determine whether the Company will be required to repurchase the 96,491 shares of its common stock for cash were not within the Company’s control. At the time of completion of the acquisition, the Company estimated the fair value of the contingently redeemable common stock at $8,856, based upon the fair value of the Legacy Mobix common stock, adjusted to include the fair value of the put right. The Company estimated the fair value of the put right using the Black-Scholes option pricing model with the following assumptions: expected volatility of 55.0%; no expected dividend yield; risk-free interest rate of 4.5%; and a contractual term of two years. The Company included this amount as part of the value of the purchase consideration. After the Closing of the Merger with Chavant on December 21, 2023, the common stock was no longer contingently redeemable, and the Company reclassified the value of the contingently redeemable common stock to permanent equity at its carrying value of $8,856, with no gain or loss recognized.

F-41

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Company estimated the useful lives of the customer relationships, trade name and backlog intangible assets are fifteen years, two years and one year, respectively. The goodwill is primarily attributed to expected synergies for the combined operations and is not deductible for income tax purposes.

The operating results of EMI Solutions are included in the Company’s consolidated financial statements for periods subsequent to the acquisition date. The amounts of net revenue and net loss of EMI Solutions included in the Company’s consolidated statements of operations and comprehensive loss were $3,937 and $(312), respectively, for the year ended September 30, 2025 and $2,774 and $(887), respectively, for the year ended September 30, 2024.

RaGE Systems, Inc.

On May 21, 2024, the Company completed the acquisition of RaGE Systems when the Company acquired all of the issued and outstanding common shares of RaGE Systems pursuant to a business combination agreement (the “RaGE Business Combination Agreement”). RaGE Systems specializes in developing products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. Aggregate consideration for the acquisition was $9,518, consisting of 321,404 shares of the Company’s Class A Common Stock having a fair value of $7,682 and $2,000 in cash, of which the Company paid $200 during the year ended September 30, 2024 and as of September 30, 2025 the remaining $1,800 is currently payable. The Company also entered into employment agreements with each of the RaGE stockholders.

The Company estimated the useful lives of the customer relationships, developed technology and trade name intangible assets are twelve years, seven years, and two and one-half years, respectively. The goodwill is primarily attributed to expected synergies for the combined operations and is not deductible for income tax purposes.

Pursuant to the RaGE Business Combination Agreement, the RaGE stockholders are entitled to receive possible earnout payments of up to $8,000, payable in a combination of cash and shares of the Company’s Class A Common Stock, based upon both (i) the attainment of certain financial targets measured over calendar years 2024 and 2025 and (ii) continued employment with the Company (the “RaGE Earnout”). Because the RaGE Earnout arrangement is linked to continued employment with the Company in the post-acquisition period, the Company determined that the related cost must be recognized as an operating expense in the post-acquisition period, and no portion was accounted for as part of the purchase consideration. As of September 30, 2025 and 2024, the Company estimated the amount of the payments it expects to make under the RaGE Earnout, based upon its expectation of the level of achievement of the financial targets over the measurement periods and for the years ended September 30, 2025 and 2024, the Company recognized expense of $767 and $2,985, respectively, which is included in selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss. During the year ended September 30, 2025, the Company issued the RaGE stockholders 64,280 shares of the Company’s Class A Common Stock in partial settlement of its liability under the RaGE Earnout.

The operating results of RaGE Systems are included in the Company’s consolidated financial statements for periods subsequent to the acquisition date. The amounts of net revenue and net income of RaGE Systems included in the Company’s consolidated statements of operations and comprehensive loss were $5,836 and $586, respectively, for the year ended September 30, 2025 and $2,739 and $201, respectively, for the year ended September 30, 2024.

F-42

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Pro forma information

The following table shows unaudited pro forma net revenue and net loss of the Company, as if the acquisitions of EMI Solutions and RaGE Systems had each been completed as of October 1, 2022. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of future operations or results had the acquisitions occurred on October 1, 2022.

Year ended September 30, 2024

Net revenue	$10,268
Net loss	(21,436)

Note 5 — Inventory

Inventory consists of the following:

	September 30,
	2025	2024

Raw materials	$999	$1,550
Finished goods	436	175
Total inventory	$1,435	$1,725

Note 6 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful Life	September 30,
	(years)	2025	2024

Equipment and furniture	5 - 7	$400	$948
Laboratory equipment	5	681	687
Leasehold improvements	Shorter of estimated useful life or remaining lease term	41	891
Property and equipment, gross		1,122	2,526
Less: Accumulated depreciation		(794)	(1,349)
Property and equipment, net		$328	$1,177

Depreciation expense for the years ended September 30, 2025 and 2024 was $366 and $472, respectively.

During the year ended September 30, 2025, the Company recognized losses of $472 on the disposal of certain assets, principally consisting of equipment and furniture and leasehold improvements, at a leased office the Company vacated. Such losses are principally included in selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss. During the year ended September 30, 2024, the Company wrote off certain tooling having a carrying value of $584 which management determined it would not use in production. The charge is included in “Research and development” in the consolidated statements of operations and comprehensive loss.

F-43

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 7 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated	September 30, 2025			September 30, 2024
	Useful Life (years)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net

Developed technology	7 – 10	$5,689	$(2,798)	$2,891	$5,689	$(2,216)	$3,473
Customer relationships	12 – 15	11,900	(1,374)	10,526	11,900	(458)	11,442
Trade names	2 – 2.5	300	(198)	102	300	(68)	232
Backlog	1	—	—	—	300	(236)	64
		$17,889	$(4,370)	$13,519	$18,189	$(2,978)	$15,211

The Company recorded amortization expense related to intangible assets of $1,692 and $1,543 during the years ended September 30, 2025 and 2024, respectively. The weighted-average remaining lives of intangible assets as of September 30, 2025 were developed technology 5.0 years; customer relationships 11.6 years; and trade names 1.0 years.

During the year ended September 30, 2024, as a result of declining sales of AOCs and strategic decisions on investment across the Company’s product groups, the Company tested the related long-lived assets for possible impairment. Based on this test, the Company concluded that the carrying value of the AOCs asset group exceeded its estimated fair value, and the Company recorded an impairment charge of $1,333 to write down the carrying value of the long-lived assets (consisting of developed technology and customer relationships). The Company estimated the fair value of the AOCs asset group using a discounted cash flow model.

Estimated future amortization expense for intangible assets by fiscal year as of September 30, 2025 is as follows:

Years ending September 30,
2026	$1,590
2027	1,510
2028	1,498
2029	1,498
2030	1,454
Thereafter	5,969
Total	$13,519

Note 8 — Goodwill

The following table summarizes changes in the carrying amount of goodwill during the years ended September 30, 2024. There were no changes in the carrying amount of goodwill during the year ended September 30, 2025.

Balance at September 30, 2023	$5,217
Acquisition of EMI Solutions	6,841
Acquisition of RaGE Systems	4,008
Balance at September 30, 2024 and 2025	$16,066

The Company performed its annual goodwill assessment as of July 31. The Company assessed all relevant qualitative factors to determine whether it was more likely than not that the fair value of a reporting unit was less than its carrying amount. Based on this assessment, the Company concluded that it was more likely than not that the fair value of each reporting unit was greater than its carrying amount, and that a quantitative goodwill impairment test was not necessary. The Company recorded no impairment charges on goodwill for the years ended September 30, 2025 and 2024.

F-44

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 9 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30,
	2025	2024

Accrued compensation and benefits	$1,212	$1,770
Accrued professional fees	694	340
Accrued interest	393	177
Deferred revenue	1,047	1,076
Committed equity facility fees	1,478	1,553
Unpaid Merger-related transaction costs	1,090	1,090
RaGE Earnout	2,000	2,098
Other	3,208	2,221
Total accrued expenses and other current liabilities	$11,122	$10,325

Note 10 — Debt

Debt consists of the following:

	September 30,
	2025	2024

Notes payable	$3,934	$598
7% promissory notes – related parties	2,251	2,495
Notes payable – related parties	—	330
Total debt	6,185	3,423
Less: Amounts classified as current	(5,086)	(2,141)
Noncurrent portion	$1,099	$1,282

Notes Payable

During the year ended September 30, 2025, the Company entered into three notes payable with financial institutions for net proceeds of $1,734. The notes have terms of seven to eighteen months and require weekly payments, including finance charges, totaling $2,791. The notes are secured by substantially all of the Company’s assets and one note is guaranteed by an officer and director of the Company.

The Company also entered into four additional notes payable having an aggregate principal amount of $1,275 with unrelated investors to meet its working capital needs. Net proceeds from the issuance of the notes were $1,152. Two of the notes bear interest at rates ranging from 7% to 12% per annum; the remaining notes were issued at a discount and bear no interest. The notes mature at various dates from February 2025 to August 2026. One note requires monthly principal payments of $103 commencing in March 2026; the remainder of the notes require payment of the principal balance upon maturity. One note, having a principal amount of $550, provides that the principal and accrued interest thereon, totaling $616, may at the option of the investor be converted into shares of the Company’s Class A Common Stock at any time prior to maturity in August 2026. The Company also entered into a stock pledge agreement with an investor, pursuant to which the Company issued 150,000 shares of its Class A Common Stock as security for the Company’s payment of amounts owed under the note. While such shares are held as collateral the investor is entitled to voting and other rights relating to the shares and, in the event of a default by the Company, the investor would be entitled to sell the pledged shares and apply the proceeds to the balance due under the note. Upon the Company’s repayment of the note, all interest in the pledged shares will revert to the Company.

F-45

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

In connection with the issuance of two notes payable, during the year ended September 30, 2025, the Company issued 34,375 shares of its Class A Common Stock to the investors. The Company accounted for the shares at their fair value of $212 which was recorded as an increase to additional paid-in capital and as a discount to notes payable on the consolidated balance sheet.

During the year ended September 30, 2025, the Company entered into three agreements for the purchase and sale of future receipts with unrelated buyers, pursuant to which the Company agreed to sell to the buyers certain future trade receipts in the aggregate amount of $4,417 (the “Future Receipts Purchased Amount”) for net proceeds to the Company of $2,430. Under the agreements, the Company granted the buyers a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Company must repay the Future Receipts Purchased Amount in varying weekly installments through March 2026.

During the year ended September 30, 2024, the Company entered into six promissory notes having an aggregate principal amount of $1,069 with unrelated investors to meet its working capital needs. The Company also issued convertible notes with an aggregate principal amount of $200 to unrelated investors. Net proceeds from the issuance of the notes were $1,198. The notes bear interest at rates ranging from 6% to 76% per annum; one note was issued at a discount and bears no interest. The notes mature at various dates through December 2024 and are unsecured. One note required weekly payments of $4. In connection with the Merger, all outstanding convertible notes were converted into 3,004 shares of the Company’s Class A Common Stock and the $206 carrying amount of the notes and accrued interest thereon was credited to equity, with no gain or loss recognized.

During the year ended September 30, 2024, the Company issued immediately exercisable warrants to purchase an aggregate of 20,196 shares of its common stock in connection with the issuance of certain notes. The warrants had exercise prices ranging from $0.10 to $20.00 per share and terms of one to two years. The Company evaluated the warrants and determined that they met all the requirements for equity classification under ASC 815. The Company accounted for each of the warrants as detachable warrants at their fair value, using the relative fair value method, and allocated $155 of the proceeds to the warrants. This amount was recorded as an increase to additional paid-in capital and as a discount to notes payable on the consolidated balance sheets. The Company amortized the discount over the term of the related notes using the effective interest method. The Company valued the warrants at the time of issuance using the Black-Scholes option pricing model with the following assumptions: expected volatility of 55.0-55.6%; no expected dividend yield; risk-free interest rate of 4.7-5.3%; and expected term of one to two years.

During the year ended September 30, 2025, the Company and the holders of three notes agreed to settle the outstanding principal and accrued interest, totaling $661, in exchange for 79,868 shares of the Company’s Class A Common Stock. The Company recognized a loss on the extinguishment of debt of $300, which is included in “Other non-operating losses, net” in the consolidated statements of operations and comprehensive loss.

During the years ended September 30, 2025 and 2024 the Company made principal payments of $1,215 and $1,749, respectively, on notes payable. As of September 30, 2025, notes payable having a remaining principal balance of $4,264 were outstanding and are included in “Notes payable, current” at a carrying amount of $3,934 (net of unamortized discount of $330) in the consolidated balance sheet.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties which the Company assumed in 2020 as part of an asset acquisition. The promissory notes bear interest at 7% per annum and are unsecured. During the year ended September 30, 2025, the Company and the holders of the 7% promissory notes each agreed to extend the payment terms, such that the outstanding principal and accrued interest will be repaid in monthly payments of varying amounts through March 2027, with the remaining principal balance of $979 payable on May 15, 2027. As a result of these agreements, the Company has reclassified $1,099 of the outstanding principal balance of the 7% promissory notes to “Notes payable — related parties, noncurrent” in the consolidated balance sheet as of September 30, 2025. The portion of the 7% promissory notes due within one year is included in “Notes payable — related parties, current” in the consolidated balance sheets. During the years ended September 30, 2025 and 2024, the Company made principal payments of $244 and $854 on the 7% promissory notes.

F-46

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Notes Payable — Related Parties

During the year ended September 30, 2024, the Company entered into two promissory notes having an aggregate principal amount of $495 with a related party to meet its working capital needs. Net proceeds from the issuance of the notes were $450. The notes bear no interest, are unsecured and matured at various dates through November 2024. The Company repaid one of the notes, having a principal balance of $165, during the year ended September 30, 2024 and repaid the remaining note, having a principal balance of $330, during the year ended September 30, 2025.

Note 11 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from three months to 1.8 years and expire at various dates through July 2027. The leases do not contain residual value guarantees or restrictive covenants.

During the year ended September 30, 2025, the Company entered into new or amended leases relating to four properties. In connection with these leases, the Company recognized additional right-of-use assets and operating lease liabilities of $528. The Company also modified the lease on one property it occupies in Lowell, Massachusetts to reduce the remaining lease term. As a result of the modification, the Company recognized an $86 reduction in the related ROU asset and operating lease liability. There were no leases that had not yet commenced as of September 30, 2025 that will create significant additional rights and obligations for the Company.

In March 2025, the Company vacated a leased 19,436 square foot office in Irvine, California, having a remaining lease term of 2.4 years and in April 2025 the lease was terminated. As a result of the termination of the lease, the Company recognized an impairment loss of $725 to reduce the carrying value of this asset group to its estimated fair value. The resulting impairment loss is included in “Impairment of long-lived assets” in the condensed consolidated statements of operations and comprehensive loss.

The following lease costs are included in the consolidated statements of operations and comprehensive loss:

	Year ended September 30,
	2025	2024

Operating lease cost	$546	$429
Short-term lease cost	42	135
Total lease cost	$588	$564

Cash paid for amounts included in the measurement of operating lease liabilities for the years ended September 30, 2025 and 2024 was $549 and $563, respectively. As of September 30, 2025, the weighted-average remaining lease term was 1.3 years, and the weighted-average discount rate was 15.6%.

F-47

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the consolidated balance sheet as of September 30, 2025:

Years ending September 30,

2026	$308
2027	99
Total minimum lease payments	407
Less: imputed interest	(37)
Present value of future minimum lease payments	370
Less: current obligations under leases	(274)
Long-term lease obligations	$96

Note 12 — Income Taxes

Substantially all of the Company’s pretax loss was generated in the United States. The provision (benefit) for income taxes consists of the following:

	Year ended September 30,
	2025	2024

Current
Federal	$—	$—
State	6	3
Total current	6	3

Deferred
Federal	1	(2,198)
State	—	(234)
Total deferred	1	(2,432)
Provision (benefit) for income taxes	$7	$(2,429)

The provision (benefit) for income taxes differs from the amount computed by applying the U.S. federal statutory rate of 21% to the Company’s loss before income taxes as follows:

	Year ended September 30,
	2025	2024

Income tax benefit computed at the U.S. federal statutory rate	$(9,685)	$(4,717)
State and local income tax benefits, net of federal benefit	(689)	(731)
Change in valuation allowance	5,758	4,865
Non-deductible transaction costs	—	1,181
Fair value of warrants issued to investors	1,342	154
State tax rate change	(26)	(14)
Change in fair value of earnout liability	(92)	(6,695)
Stock-based compensation	1,996	1,107
Non-deductible executive compensation	1,232	1,916
Other	171	505
Provision (benefit) for income taxes	$7	$(2,429)

F-48

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Deferred tax liabilities, net consist of the following:

	September 30,
	2025	2024

Deferred tax assets:
Net operating losses	$18,686	$14,312
Stock-based compensation	6,195	4,190
Section 174 capitalized costs	2,303	2,843
Accrued liabilities	194	190
Lease liabilities	88	340
Other	639	919
Total gross deferred tax assets	28,105	22,794
Valuation allowance	(25,095)	(19,152)
Net deferred tax assets	3,010	3,642

Deferred tax liabilities:
Intangible asset amortization	(3,218)	(3,566)
Fixed asset depreciation	(25)	(156)
Operating lease ROU assets	(88)	(240)
Total gross deferred tax liabilities	(3,331)	(3,962)
Deferred tax liabilities, net	$(321)	$(320)

In connection with the acquisitions of EMI Solutions and RaGE Systems, the Company recognized additional deferred tax liabilities totaling $2,666 associated with acquired intangible assets. Based on the availability of these tax attributes, the Company determined that it expects to realize a greater portion of its existing deferred tax assets and for the year ended September 30, 2024 the Company recognized a deferred income tax benefit of $2,432, principally resulting from reductions of the valuation allowance on its deferred tax assets.

During the years ended September 30, 2025 and 2024, the Company increased the valuation allowance against its deferred tax assets by $5,943 and $7,297, respectively, which primarily related to increases in net deferred tax assets from current year activity that the Company expects will not be realized in the future. During the year ended September 30, 2024, the Company also reduced the valuation allowance and recognized a deferred tax benefit of $2,432 as a result of the deferred tax liabilities it recognized in connection with the acquisitions of EMI Solutions and RaGE Systems. As of September 30, 2025, the Company has accumulated federal and state net operating losses (“NOLs”) of $74,090 and $48,943, respectively. The federal NOLs may be carried forward indefinitely and the state NOLs begin to expire in 2031.

The Company’s ability to carry forward its NOLs and research credits may be subject to significant limitations under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”). The federal net operating losses have an indefinite carryforward period but are available to offset only 80% of future taxable income. The Company’s ability to use its federal NOL carryforwards may be further limited if it experiences an “ownership change” as defined in Section 382.

The Company has unrecognized tax benefits of $2,080 as of September 30, 2025 and 2024. There were no changes in the Company’s unrecognized tax benefits during the fiscal years ended September 30, 2025 and 2024. The Company records interest and penalties related to unrecognized tax benefits in the provision (benefit) for income taxes in the consolidated statements of operations and comprehensive loss. As of September 30, 2025 and 2024, no accrued interest or penalties are recorded on the consolidated balance sheets, and the Company has not recorded any related expenses. The Company does not expect a significant change in its uncertain tax positions within the next twelve months.

The Company files U.S. federal and various state income tax returns. As of September 30, 2025, the U.S. federal and state tax returns are open to examination for calendar years 2021 through 2024.

F-49

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Tax Cuts and Jobs Act (“TCJA”) requires that taxpayers capitalize expenditures that qualify as Section 174 costs and recover them over five years for domestic expenditures, and fifteen years for expenditures attributed for foreign research. As of September 30, 2025, the Company has capitalized $20,958 of costs under this provision.

On July 4, 2025, United States President Donald J. Trump signed the One Big Beautiful Bill Act (“OBBBA”) into law. The OBBBA includes significant provisions, such as the permanent extension of certain expiring provisions of the TCJA, modifications to the international tax framework and the restoration of favorable tax treatment for certain business provisions. The OBBBA has multiple effective dates, with certain provisions effective in 2025 and others implemented through 2027. The Company has evaluated the provisions of the OBBBA and determined they do not have a significant impact on its operations and consolidated financial statements.

Note 13 — Commitments and Contingencies

The Company previously engaged a financial advisor to provide services and the financial advisor has asserted that the Company owes additional funds in excess of amounts previously recognized. The Company disputes the financial advisor’s claim. As of the date of these consolidated financial statements, no legal proceeding has been initiated in respect of this matter. The ultimate resolution of this matter may differ from the amount recognized and any such difference could be material to the Company’s consolidated results of operations and cash flows. At this time, the Company is unable to reasonably estimate the possible amount or range of additional loss, if any, that it may incur.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any legal proceedings—nor is the Company aware of any other pending or threatened litigation—that the Company believes would have a material adverse effect on its business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of September 30, 2025 or 2024.

Note 14 — Equity

In connection with the Merger, the Company adopted its amended and restated certificate of incorporation and amended and restated bylaws. The amended and restated certificate of incorporation authorizes the issuance of preferred stock, Class A Common Stock and Class B Common Stock.

Preferred Stock

In connection with the Merger, all outstanding shares of Legacy Mobix Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock were cancelled and converted into 225,490 shares of the Company’s Class B Common Stock.

The amended and restated certificate of incorporation authorizes the Company to issue 10,000,000 shares of preferred stock, par value $0.00001, and the Company’s board of directors is authorized to designate one or more series of preferred stock, to fix the number of shares constituting any such series of preferred stock, and the powers, preferences and rights of any such series of preferred stock. Through September 30, 2025, the board of directors had not designated any such series of preferred stock and as of September 30, 2025 no shares of preferred stock were issued or outstanding.

F-50

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Common Stock

The Company is authorized to issue 285,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock. Holders of Class A and Class B Common Stock are each entitled to receive ratably any dividends or distributions as may be declared from time to time by the board of directors. Each class of common stock is subordinate to the Company’s preferred stock with respect to rights upon liquidation of the Company. Neither class of common stock is redeemable at the option of the holders. The holders of Class A and Class B Common Stock are entitled to vote together as a single class, with each holder of outstanding shares of Class A Common Stock entitled to one vote for each share of Class A Common Stock and each holder of outstanding shares of Class B Common Stock entitled to ten votes for each share of Class B Common Stock. Holders of shares of Class B Common Stock may elect at any time to convert each outstanding share of Class B Common Stock into one share of Class A Common Stock. Shares of Class B Common Stock are also subject to automatic conversion into shares of Class A Common Stock upon the occurrence of certain events or, if not previously converted, upon the seventh anniversary of the Closing.

During the year ended September 30, 2025, the Company sold 157,446 shares of its Class A Common Stock in private placements for net proceeds of $1,600. In connection with the issuance of these shares, the Company also granted one investor a warrant to purchase 50,004 shares of common stock at a price of $9.60 per share. The warrant is immediately exercisable and has a term of three years. The Company determined the warrant to be a freestanding equity instrument with no subsequent remeasurement. The Company also issued 385,000 shares of its Class A Common Stock in connection with the April 2025 Offering. See Note 15, Warrants.

During the year ended September 30, 2024, Legacy Mobix sold 48,217 shares of its common stock at various dates in private placements for net proceeds of $3,286. In connection with the issuance of these shares, Legacy Mobix also granted one investor a warrant to purchase 2,741 shares of common stock at a price of $0.10 per share. The warrant is immediately exercisable and has a term of one year. The Company determined the warrant to be a freestanding equity instrument with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values. Subsequent to the Merger, the Company sold 37,000 shares of its Class A Common Stock to an unaffiliated investor for proceeds of $192. The Company also issued the investor a warrant to purchase an aggregate of 40,700 shares of its Class A Common Stock at a price of $11.80 per share. The warrant is immediately exercisable and has a five-year term.

As of September 30, 2025, the number of shares of Class A Common Stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of Class A Common Stock	285,000,000
Less:
Class A Common Stock outstanding	5,883,842
Reserve for conversion of Class B Common Stock	200,491
Reserve for exercise of common stock warrants	2,508,573
Reserve for Earnout Shares	350,000
Reserve for RaGE Earnout	64,280
Stock options and RSUs	1,564,028
Awards available for grant under 2023 Equity Incentive Plan	256,089
Reserve for issuance under 2023 Employee Stock Purchase Plan	68,705
Class A Common Stock available for issuance	274,103,993

The Company has never declared or paid any dividends on any class of its equity securities and does not expect to do so in the near future.

F-51

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Committed Equity Facility

In March 2024, the Company entered into a Purchase Agreement (“Purchase Agreement”) and a related Registration Rights Agreement with B. Riley Principal Capital II (“B. Riley”) which provides the Company the right, in its sole discretion, and subject to the satisfaction of the conditions set forth therein, to sell to B. Riley up to 950,000 newly issued shares of its Class A Common Stock (subject to certain limitations) from time to time. Any sales of Class A Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the Company’s option, and the Company is under no obligation to sell any securities to B. Riley. The per share purchase price that B. Riley will pay for shares of Class A Common Stock is determined by reference to the volume weighted average price of the Class A Common Stock measured over the regular trading session or intraday period of the trading session on Nasdaq on the date of each purchase, in each case as defined in the Purchase Agreement, less a three percent discount.

As consideration for B. Riley’s commitment to purchase shares of the Company’s Class A Common Stock, the Company agreed to pay a cash commitment fee in the amount of $1,500 and reimburse certain legal fees. B. Riley will withhold 30% in cash from the total aggregate purchase price until B. Riley has received the entire cash commitment fee. As of September 30, 2025, $1,478 of the commitment fee remains unpaid, and is currently due. In April 2024, the Company filed a registration statement with the Securities and Exchange Commission to register under the Securities Act, the offer and resale by B. Riley of up to 950,000 shares of Class A Common Stock that the Company may elect to sell to B. Riley pursuant to the Purchase Agreement. The registration statement was declared effective on May 13, 2024.

During the year ended September 30, 2024, the Company sold 3,636 shares of its Class A Common Stock to B. Riley under the Purchase Agreement for gross proceeds of $73; no shares were sold under the Purchase Agreement during the year ended September 30, 2025. The amount and timing of the proceeds the Company receives from the sale of shares of Class A Common Stock pursuant to the Purchase Agreement, if any, will depend on a number of factors, including the numbers of shares the Company may elect to sell, the timing of such sales, the future market price of the Company’s Class A Common stock and the payment of the cash commitment fee. For the year ended September 30, 2024, cash commitment and other fees under the Purchase Agreement totaling $1,577 are included in “Other non-operating losses, net” in the consolidated statements of operations and comprehensive loss.

Note 15 — Warrants

Outstanding warrants consist of the following:

	September 30,
	2025	2024
Public Warrants	6,000,000	6,000,000
Private Warrants	3,000,000	3,000,000
PIPE Warrants	250,000	1,750,000
PIPE Common Warrants (July 2024 Private Placement)	2,785,491	5,755,396
Common Warrants (April 2025 Offering)	2,360,298	—
Inducement Warrants	8,229,701	—
Other warrants	2,460,242	2,170,403
Total	25,085,732	18,675,799

April 2025 Offering

In April 2025, the Company entered into a securities purchase agreement (the “2025 Securities Purchase Agreement”) with an institutional accredited investor, pursuant to which it issued 385,000 shares of Class A Common Stock, a pre-funded warrant to purchase up to 102,686 shares of Class A Common Stock and common stock warrants (the “Common Warrants”) to purchase up to 487,686 shares of the Company’s Class A Common Stock (together, the “April 2025 Offering”). The pre-funded warrant has an exercise price of $0.0001 per share and was immediately exercisable. The Common Warrants have an exercise price of $8.20, are currently exercisable and will expire on May 30, 2030. The net proceeds to the Company from the April 2025 Offering were $3,645, after payment of the placement agent’s fees of $355. During the year ended September 30, 2025, the investor fully exercised the pre-funded warrant for net proceeds to the Company of $0.

F-52

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

In connection with the April 2025 Offering, the Company also amended the PIPE Common Warrants (see “July 2024 Private Placement,” below). The Company allocated the proceeds of the April 2025 Offering among the liability-classified warrants issued and amended based on their estimated fair values, with the remainder of the proceeds allocated to the shares of Class A Common Stock issued.

The Company also issued the placement agent warrants to purchase an aggregate of 68,276 shares of Class A Common Stock. These warrants have an exercise price of $8.202 per share, are currently exercisable and will expire on April 4, 2030. The Company allocated the transaction costs, including the fair value of the placement agent warrants, among the liability-classified and equity-classified securities issued in the April 2025 Offering. The portion of such costs allocated to liability-classified securities of $443 is included in “Financing costs expensed” in the consolidated statements of operations and comprehensive loss.

July 2024 Private Placement

In July 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional accredited investor, pursuant to which it issued a pre-funded warrant to purchase up to 287,769 shares of the Company’s Class A Common Stock and warrants to purchase an aggregate of 575,538 shares of the Company’s Class A Common Stock (“PIPE Common Warrants”). The Pre-Funded Warrant has an exercise price of $0.10 per share, is immediately exercisable upon issuance and will expire when exercised in full. The PIPE Common Warrants are comprised of Series A warrants to purchase up to 287,769 shares of Class A Common Stock (the “Series A Warrants”) and Series B warrants to purchase up to 287,769 shares of Class A Common Stock (the “Series B Warrants”). The PIPE Common Warrants initially had an exercise price of $13.90 per share, were exercisable beginning on the effective date of stockholder approval of the issuance of the shares of common stock upon exercise of the PIPE Common Warrants. The Series A Warrants will expire five years from the date of such stockholder approval and the Series B warrants will expire twelve months from the date of stockholder approval. Gross proceeds from the Private Placement were $4,000, before payment of fees and expenses to the placement agent of $415. During the year ended September 30, 2024, the investor fully exercised the pre-funded warrant, for net proceeds to the Company of $3.

In connection with the Private Placement, the Company issued the placement agent warrants to purchase an aggregate of 20,143 shares of its Class A Common Stock. The placement agent warrants have an exercise price of $17.375 per share, are exercisable upon stockholder approval and expire five years thereafter. Moreover, upon any exercise for cash of the PIPE Common Warrants, the Company is obligated to pay the placement agent cash fees aggregating 8% of the gross exercise price and issue to the placement agent warrants to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of such shares of Class A Common Stock underlying the PIPE Common Warrants.

As a result of these transactions, during the year ended September 30, 2024 the Company recognized a loss of $2,894, representing the excess of the fair value of Pre-Funded Warrants and the PIPE Common Warrants over the proceeds received, the fair value of the warrants issued to the placement agent and the fees and expenses paid to the placement agent, which is included in “Financing costs expensed” in the consolidated statements of operations and comprehensive loss. In connection with the April 2025 Offering, the Company amended the 575,538 then outstanding PIPE Common Warrants to reduce the exercise price from $13.90 per share to $8.202 per share. The Company also extended the term of the Series B warrants from January 3, 2026 to April 3, 2026. The term of the Series A Warrants remains unchanged and will expire on January 3, 2030. In September 2025, the Company further amended the remaining Series B Warrants, extending their expiration date to April 3, 2030 (see “Warrant Exercise Inducement,” below).

Warrant Exercise Inducement

In September 2025, the Company entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with a holder of outstanding warrants to purchase shares of the Company’s Class A Common Stock. Pursuant to the Inducement Letter, the holder exercised for cash warrants to purchase 548,646 shares of Class A Common Stock, consisting of (i) 148,495 shares underlying Series A Warrants, (ii) 148,495 shares underlying Series B Warrants and (iii) 251,656 shares underlying Common Warrants, each at the current exercise price of $8.202 per share. The Company received gross proceeds of approximately $4,500 from the exercise of these warrants. In connection with the warrant exercise inducement, the Company paid its financial advisor a cash placement fee of $315 and issued the financial advisor warrants to purchase up to 38,405 shares of its Class A Common Stock at an exercise price of $10.80 per share.

F-53

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

In consideration for the holder’s agreement to exercise the warrants for cash, the Company agreed to issue to the holder new warrants (the “Inducement Warrants”) to purchase up to an aggregate of 822,970 shares of its Class A Common Stock at an exercise price of $10.80 per share. The Inducement Warrants will become exercisable upon stockholder approval and will expire five years thereafter. The Company also amended the remaining Series B Warrants, extending their expiration date to April 3, 2030. As a result of these transactions, during the year ended September 30, 2025 the Company recognized a non-cash loss of $6,458, representing the estimated fair value of the Inducement Warrants as of the date of issuance, the increase in the estimated fair value of the remaining Series B Warrants resulting from their amendment and the fair value of the warrants issued to the financial advisor, which is included in “Financing costs expensed” in the consolidated statements of operations and comprehensive loss.

The Company determined that the warrants issued to the placement agent and the financial advisor for services rendered in the transactions discussed above met the criteria for classification as equity. The grant date fair value of each of these warrants was accounted for as part of the costs of the respective transactions.

Public Warrants and Private Warrants

In connection with the Merger, the Company assumed 6,000,000 Public Warrants and 3,000,000 Private Warrants issued by Chavant in connection with its initial public offering, each of which entitles the holder to purchase one share of the Company’s Class A Common Stock. The Public Warrants and Private Warrants are exercisable at any time through December 21, 2028. The Company may redeem the Public Warrants at a price of $0.01 per warrant if the last reported sale of the Company’s Class A Common Stock equals or exceeds $180.00 per share for any twenty trading days within a thirty-day period. The Private Warrants are identical to the Public Warrants, except that the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. At the time of Closing, the Company estimated the aggregate fair value of the Private Warrants and recognized a liability of $150.

Both the Public Warrants and Private Warrants were subject to adjustment if the Company issued additional equity securities below specified levels in connection with the Merger. As a result of the issuances of shares under the PIPE Subscription Agreement and other agreements in connection with the Merger, the Company adjusted the exercise price of the warrants from $115.00 to $57.90 per share and adjusted the redemption trigger price from $180.00 to $90.60 per share. During the year ended September 30, 2024, the Company recognized a noncash deemed dividend of $661 as a result of the warrant price adjustment.

PIPE Warrants

In connection with the PIPE Subscription Agreements, the Company issued the investors warrants to purchase shares of Class A Common Stock at an exercise price of $0.10 per share. The Company evaluated these warrants and concluded that they meet the derivative scope exception for contracts in the Company’s own stock. Consequently, the PIPE warrants were recorded in stockholders’ equity. During the year ended September 30, 2025, 1,500,000 PIPE warrants were exercised, for net proceeds of $15.

Other Warrants

During the year ended September 30, 2024, the Company issued warrants to purchase 13,000 shares of its Class A Common Stock at $0.10 per share to a service provider, in respect of services rendered to Legacy Mobix prior to the Merger. In addition, as described in Note 10, Debt, during the year ended September 30, 2024 Legacy Mobix failed to repay the principal amount of a note payable by its maturity date and was obligated to issue warrants to purchase 10,300 shares of its Class A Common Stock at $0.10 per share to the lender as additional consideration. The Company initially recorded a liability of $732 in the consolidated balance sheets for the estimated fair value of the warrants. For the year ended September 30, 2024, the Company recognized a non-cash gain of $400 from the change in the fair value of the liability, which is included in “Other non-operating losses, net” in the consolidated statements of operations and comprehensive loss. The Company valued the warrants using a probability-weighted expected return model. In April 2024, the Company issued the warrants to the lender, and the lender exercised the warrants.

F-54

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Legacy Mobix Warrants

In connection with the Merger, all of Legacy Mobix’s outstanding warrants were assumed by the Company and converted into the same number of warrants to purchase shares of the Company’s Class A Common Stock, with no change to their exercise prices or other terms. Subsequent to the Merger, warrants to purchase an aggregate of 37,303 shares were exercised and converted into 36,967 shares of Class A Common Stock, with no cash proceeds to the Company. During the year ended September 30, 2024, Legacy Mobix granted warrants to purchase an aggregate of 2,741 shares of common stock at a price of $0.10 per share to investors in connection with the sale of shares of its common stock. See Note 14, Equity.

Accounting for Liability-Classified Warrants

The Company evaluated all common stock warrants at the time of issuance (or at the Closing) and concluded that the Private Warrants, Pre-Funded Warrants, PIPE Common Warrants, Common Warrants, Inducement Warrants and do not meet the derivative scope exception. Specifically, these warrants contain provisions that affect their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants are not considered indexed to the Company’s stock and must be classified as liabilities. At their respective dates of issuance (or, in the case of the Private Warrants, at the time of the Merger), the Company recognized a liability for each of the warrants in the amount of their estimated fair value using the Black-Scholes option-pricing model. The Company subsequently adjusted the carrying amount of the liability for each warrant to its estimated fair value as of September 30, 2025 and 2024 (or through the warrants’ respective dates of exercise, if earlier). As a result of changes in the fair value of the warrants, for the years ended September 30, 2025 and 2024, the Company recognized net non-cash gains of $804 and $1,415, respectively, which are included in “Change in fair value of warrants” in the consolidated statements of operations and comprehensive loss. As of September 30, 2025 and 2024, the related liabilities of $6,859 and $2,139, respectively, are included in “Other noncurrent liabilities” in the consolidated balance sheets.

See Note 17, Fair Value Measurements, for additional information on the Company’s measurements with respect to liability-classified warrants.

Note 16 — Stock-Based Compensation

In connection with the Merger, the Company adopted the 2023 Equity Incentive Plan, which provides for the issuance of stock options, restricted stock awards, RSUs and other stock-based compensation awards to employees, directors, officers, consultants or others who provide services to the Company. The specific terms of such awards are to be established by the board of directors or a committee thereof. As of September 30, 2025, 256,089 shares of the Company’s Class A Common Stock are available for the grant of awards under the 2023 Equity Incentive Plan.

Also in connection with the Merger, the Company adopted the 2023 Employee Stock Purchase Plan to assist eligible employees in acquiring stock ownership in the Company and the Company reserved 68,705 shares of its Class A Common Stock for issuance under the plan. As of September 30, 2025, the Company had not commenced any offering period nor sold any shares under this plan.

Restricted Stock Units

In connection with the Merger, all of Legacy Mobix’s RSUs were assumed by the Company and converted into an RSU covering the same number of shares of the Company’s Class A Common Stock.

F-55

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

As of September 30, 2023, the Company had committed to issue to certain officers and key employees, contingent upon closing of the Merger, an aggregate of 500,000 RSUs (of which 100,000 were modified to warrants to purchase shares of the Company’s Class A Common Stock upon the holder’s termination of employment) over three years, beginning on the first anniversary of the Closing of the Merger. Because the vesting of these awards was subject to both a service condition and a performance condition (the completion of the Merger), the Company initially determined that vesting of the awards was not probable and did not recognize any stock-based compensation expense for these awards prior to the Closing. Upon Closing, the performance condition was satisfied, and vesting of the awards is subject only to a service condition. As a result, the Company is required to recognize the value of these awards over the requisite service period. During the year ended September 30, 2024, the Company recognized a catch-up for the portion of the service period completed prior to the performance condition being satisfied and is recognizing the remainder of the cost over the remaining service period.

Also during the year ended September 30, 2024, in connection with a separation of employment, the Company modified 100,000 RSUs held by an employee such that the RSUs—which were subject to forfeiture under their original terms—would continue to vest over their original service period. Because the fair value of the modified awards was lower than the grant-date fair value of the original awards, the Company recognized a $2,242 reduction of stock-based compensation expense during the year ended September 30, 2024.

During the year ended September 30, 2025, the Company and a former employee entered into certain agreements wherein the Company agreed to accelerate the vesting of 99,999 common stock warrants and grant the holder an additional 25,000 common stock warrants. The warrants are immediately exercisable and have an exercise price of $0.10 per share. Subsequently, the Company agreed to cancel 45,000 of these common stock warrants and replace them with the same number of fully vested RSUs. As a result of the acceleration of vesting and the grant of the warrants, during the year ended September 30, 2025 the Company recognized additional stock-based compensation expense of $6,917.

A summary of activity in the Company’s RSUs for the year ended September 30, 2025 is as follows:

	Number of units	Weighted- Average Grant Date Fair Value per Unit

Outstanding at September 30, 2024	446,318	$79.30
Issued	1,103,679	9.64
Forfeited	(4,813)	33.59
Vested	(590,622)	9.58
Outstanding at September 30, 2025	954,562	42.11

Unrecognized compensation expense related to RSUs was $14,066 as of September 30, 2025 and is expected to be recognized over a weighted-average period of 2.0 years.

Restricted Stock Awards

During the year ended September 30, 2025, the Company granted restricted stock awards (“RSAs”) for a total of 510,000 shares of the Company’s Class A Common Stock to two officers and directors of the Company. The restricted stock awards were made pursuant to separate award agreements between the Company and each of the recipients. One RSA will vest in specified quarterly amounts from July 2025 through July 2028; the other RSA will vest over a two-year period and can be accelerated if certain stock price thresholds are met.

F-56

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

A summary of activity in the Company’s RSAs for the year ended September 30, 2025 is as follows:

	Number of units	Weighted- Average Grant Date Fair Value per Share

Outstanding at September 30, 2024	—	$—
Issued	510,000	7.00
Vested	(22,750)	7.00
Outstanding at September 30, 2025	487,250	7.00

Unrecognized compensation expense related to RSAs was $2,855 as of September 30, 2025 and is expected to be recognized over a weighted-average period of 2.0 years.

Stock Options

Stock options granted under the Company’s equity incentive plan may be Incentive Stock Options (“ISOs”) or Non-Statutory Stock Options (“NSOs”). ISOs may be granted only to employees and NSOs may be granted to employees and consultants. The types of awards granted to consultants do not vary in characteristics from those granted to employees. The term of each option, which is stated in each option agreement, cannot exceed ten years from the date of grant. The exercise price is determined by the Company’s board of directors. If granted to an employee (other than employee who owns stock representing more than 10% of the voting power of all classes of stock), the option exercise price cannot be less than the fair market value of the stock on the date of grant as determined by the Company’s board of directors. Vesting requirements for options granted under the plans are determined by the board of directors. Stock option awards generally vest over periods of one to four years. Certain awards require the performance of one year of service before vesting commences, with a specified percentage of the award vesting after one year of service, and the remainder vesting ratably over the remaining vesting period.

In connection with the Merger, all Legacy Mobix stock options were assumed by the Company and converted into the same number of stock options of the Company, with no change to their exercise prices, vesting conditions or other terms.

Stock option activity for the year ended September 30, 2025 is as follows:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (years)
Outstanding at September 30, 2024	274,063	$48.90
Forfeited	(7,154)	60.30
Expired	(21,691)	49.20
Outstanding at September 30, 2025	245,218	48.50	5.9
Exercisable at September 30, 2025	233,102	47.50	5.8

Unrecognized stock-based compensation expense related to stock options, totaling $399 as of September 30, 2025, is expected to be recognized over a weighted-average period of 1.1 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of September 30, 2025 was $414 and $414, respectively. The total intrinsic value of options exercised during the year ended September 30, 2024 was $4,709. The total fair value of options that vested during the years ended September 30, 2025 and 2024 was $593 and $1,726, respectively.

F-57

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The weighted-average grant date fair value of options granted during the year ended September 30, 2024 was $35.00. The fair value of stock options granted was estimated with the following assumptions:

	Year ended September 30, 2024
	Range
	Low	High

Expected volatility	54.8%	55.6%
Expected dividend yield	0%	0%
Risk-free interest rate	3.9%	4.4%
Expected term (years)	4.5	5.3

The consolidated statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Year ended September 30,
	2025	2024

Cost of revenue – product	$174	$15
Cost of revenue – services	9	—
Research and development	338	1,124
Selling, general and administrative	25,098	20,244
Total stock-based compensation expense	$25,619	$21,383

Note 17 — Fair Value Measurements

The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments. The Company believes the aggregate carrying value of debt approximates its fair value as of September 30, 2025 and 2024 due to the relatively short duration of the notes payable, the 7% promissory notes - related parties and the notes payable - related parties.

Fair Value Hierarchy

Liabilities measured at fair value on a recurring basis as of September 30, 2025 are as follows:

	Level 1	Level 2	Level 3	Total

Earnout liability	$—	$—	$1,240	$1,240
Liability-classified warrants	—	—	6,859	6,859
Total	$—	$—	$8,099	$8,099

The Company classifies the earnout liability, the PIPE make-whole liability and the liability-classified warrants and the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were transferred between levels of the fair value hierarchy during the years ended September 30, 2025 or 2024.

F-58

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

	Earnout Liability	Liability Classified Warrants	PIPE Make-Whole Liability	SAFEs
Balance, September 30, 2023	$—	$—	$—	$1,512
Liabilities recognized in the Merger	33,559	150	2,071	—
Sale of warrants in the July 2024 Private Placement	—	6,397	—	—
Other warrants issued	—	732	—	—
Conversion to Class A Common Stock in the Merger	—	—	—	(1,522)
Exercise of warrants	—	(3,393)	—
Settlement of liability	—	(332)	(1,241)	—
Change in fair value included in net loss	(31,879)	(1,415)	(830)	10
Balance, September 30, 2024	$1,680	$2,139	$—	$—
Sale of warrants in the April 2025 Offering	—	2,853
Issuance of inducement warrants	—	5,699
Modification of warrants	—	1,214
Exercise of warrants	—	(4,242)
Change in fair value included in net loss	(440)	(804)
Balance, September 30, 2025	$1,240	$6,859

Liability-Classified Warrants

The Company estimates the fair value of liability classified warrants, other than the Private Warrants, using the Black-Scholes option pricing model, as described above under Note 2 — Summary of Significant Accounting Policies—Stock-Based Compensation. The following table summarizes the assumptions used in estimating the fair value of liability-classified warrants at the respective dates:

	September 30,
	2025	2024

Stock price	$8.06	$10.60
Expected volatility	79.0%	55.7%
Risk-free rate	3.7%	3.5 – 3.9%
Contractual term	4.3 – 4.9 years	1.1 – 5.1 years

The Company estimates the fair value of the Private Warrants based on quoted market prices for the Public Warrants, which have substantially the same economic characteristics.

F-59

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Earnout Liability

The Company estimates the fair value of the earnout liability using a Monte Carlo simulation model that utilizes assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates:

	September 30,
	2025	2024

Stock price	$8.06	$10.60
Expected volatility	80%	70%
Risk-free rate	3.8%	3.6%
Contractual term	6.2 years	7.2 years

Note 18 — Net Loss Per Share

The Company computes net loss per share of Class A and Class B Common Stock using the two-class method. Basic net loss per share is computed using the weighted-average number of shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, warrants, RSAs, RSUs and other contingently issuable shares. The dilutive effect of outstanding stock options, warrants, RSAs, RSUs and other contingently issuable shares is reflected in diluted earnings per share by application of the more dilutive of (a) the two-class method or (b) the if-converted method and treasury stock method, as applicable. The computation of the diluted net loss per share of Class A Common Stock assumes the conversion of Class B Common Stock, while the diluted net loss per share of Class B Common Stock does not assume the conversion of those shares.

In periods where the Company has a net loss, most potentially dilutive securities are not included in the computation as their impact is anti-dilutive; those potentially dilutive securities whose impact is dilutive are included in the computation. In periods where their effect is dilutive, the PIPE make-whole liability and the liability-classified warrants are included in the computation of diluted loss per share as if the underlying shares had been issued as of the later of the beginning of the fiscal period or the date of issuance of those securities. Inclusion of those securities increases both the net loss for the period and the number of shares used in the per share computation and is dilutive to the Company’s net loss per share.

F-60

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

	Year ended September 30,
	2025		2024
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(44,072)	$(2,059)	$(18,452)	$(1,582)
Deemed dividend from warrant price adjustment	—	—	(609)	(52)
Net loss available to common stockholders	$(44,072)	$(2,059)	$(19,061)	$(1,634)
Denominator:
Weighted-average shares outstanding	4,343,588	202,921	2,617,527	224,431
Basic net loss per share	$(10.15)	$(10.15)	$(7.28)	$(7.28)

Diluted net loss per share:
Numerator:
Net loss available to common stockholders	$(44,072)	$(2,059)	$(19,061)	$(1,634)
Change in fair value of PIPE make-whole liability	—	—	(764)	(66)
Change in fair value of liability-classified warrants	—	—	(634)	(54)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(2,059)	—	(1,754)	—
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	—	—	—	63
Allocation of net loss	$(46,131)	$(2,059)	$(22,213)	$(1,691)
Denominator:
Number of shares used in basic earnings per share calculation	4,343,588	202,921	2,617,527	224,431
Shares issuable in satisfaction of PIPE make-whole liability	—	—	72,722	—
Shares issuable under liability-classified warrants	—	—	33,620	—
Conversion of Class B to Class A Common Stock	202,921	—	224,431	—
Number of shares used in per share computation	4,546,509	202,921	2,948,302	224,431
Diluted net loss per share	$(10.15)	$(10.15)	$(7.53)	$(7.53)

For the purposes of applying the if converted method or treasury stock method for calculating diluted earnings per share, the Public Warrants, Private Warrants, PIPE Common Warrants, Placement Agent Warrants, RSAs, RSUs and stock options result in anti-dilution. Therefore, these securities are not included in the computation of diluted net loss per share. The Earnout Shares and shares issuable under the Rage Earnout were not included for purposes of calculating the number of diluted shares outstanding because the number of dilutive shares is, in each case, based on a contingency which had not been met during the periods presented herein. The potential shares of Class A Common Stock that were excluded from the computation of diluted net loss per share for the periods presented because including them would have an antidilutive effect were as follows:

F-61

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

	Year ended September 30,
	2025	2024

Public Warrants and Private Warrants	900,000	900,000
Other common stock warrants	1,570,568	751,878
Earnout Shares	350,000	350,000
Shares potentially issuable under Rage Earnout	64,280	128,560
RSAs	487,250	—
RSUs	954,599	446,318
Stock options	245,218	274,063
Total	4,571,915	2,850,819

Note 19 — Concentrations

Significant Customers

For the year ended September 30, 2025, one customer accounted for 50% of the Company’s net revenue. For the year ended September 30, 2024, one customer accounted for 40% of the Company’s net revenue. No other customer accounted for more than 10% of net revenue in the respective periods.

As of September 30, 2025, two customers had balances due that represented 30% of the Company’s total accounts receivable. As of September 30, 2024, two customers had balances due that represented 71% of the Company’s total accounts receivable.

Note 20 — Segment Information

The Company operates as a single operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. All significant operating decisions are based upon analysis of the Company as one operating segment to allocate resources, make operating decisions, and evaluate financial performance.

The CODM considers consolidated net income (loss) to be the measure of segment profit and loss for monitoring budget versus actual results, performing variance analysis, and forecasting future performance. The CODM considers the impact of significant segment expenses on net income, which are the same expenses presented on the consolidated statements of operations and comprehensive loss when making operating decisions.

The measure of segment assets is reported on the consolidated balance sheets as total assets. The CODM does not review segment assets at a level other than that presented in the Company’s consolidated balance sheets.

Revenues by Geographic Region

The Company’s net revenue by geographic region, based on ship-to location, are summarized as follows:

	Year ended September 30,
	2025	2024

United States	$9,152	$5,699
China	—	288
Other	760	455
Total net revenue	$9,912	$6,442

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

F-62

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 21 — Subsequent Events

At the Market Offering Agreement

On October 21, 2025, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with Roth Capital Partners, LLC (“Manager”) under which the Company may offer and sell, from time to time at its sole discretion, up to $15,800 in shares of its Class A Common Stock through the Manager acting in its capacity as its sales agent.

Pursuant to the ATM Agreement, sales of the Common Stock, if any, will be made under the Company’s effective Registration Statement on Form S-3 (File No. 333-284351), previously filed with the Securities and Exchange Commission on January 17, 2025 and declared effective on January 24, 2025, and the prospectus supplement relating to this offering for up to $15,800 in shares of its Common Stock, filed on October 21, 2025 by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including privately negotiated and block transactions. The Manager will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Manager a commission of three percent of the gross sales proceeds of any Common Stock sold through the Manager under the ATM Agreement, and also has provided the Manager with customary indemnification rights. The Company also reimbursed the Manager for certain expenses in connection with entering into the ATM Agreement.

The Company intends to use the net proceeds from the offering for working capital purposes. The amount and timing of the proceeds the Company receives from the sale of its Class A Common Stock pursuant to the ATM Agreement, if any, will depend on a number of factors, including the numbers of shares the Company may elect to sell, the timing of such sales and the future market price of the Company’s Class A Common stock.

Modification of Warrants

On October 24, 2025, the Company entered into amendments to the PIPE Common Warrants, the Common Warrants and the Inducement Warrants, which comprise warrants to purchase an aggregate of 1,337,547 shares of the Company’s Class A Common Stock. The amendments revise certain terms of the warrants with the objective that, under the applicable guidance in ASC 480 and ASC 815, the warrants are expected to be equity-classified financial instruments. The amendments did not affect any terms of the warrants that are inputs into the estimation of the fair value of warrants under the Black-Scholes option pricing model, which the Company uses to estimate the fair value of warrants. As part of these amendments, the Company issued the warrant holder an additional warrant to purchase 100,000 shares of Class A Common Stock on the same terms as the Inducement Warrant, including an exercise price of $10.80 per share.

Settlement of Liabilities

In October 2025, the Company executed exchange agreements with two vendors, pursuant to which the Company issued 47,795 shares of its Class A Common Stock in exchange for the cancellation of $405 of obligations.

Also in October 2025, the Company executed an exchange agreement with the holder of a note payable, pursuant to which the Company issued 68,789 shares of its Class A Common Stock in exchange for the cancellation of the note payable and accrued interest of $511.

Borrowings

In November 2025, the Company amended a note payable with an unaffiliated investor to increase the borrowings thereunder, for net proceeds of $112. Amounts owed under this note are payable in weekly installments through May, 2027.

In November and December 2025, the Company entered into two amended agreements for the sale of future receipts, wherein the Company sold future receipts totaling $1,966 for net proceeds of $806. Amounts owed under these agreements are payable in weekly installments through July, 2026.

In December 2025, the Company issued a $1,100 promissory note for net proceeds of $800. The $1,100 principal amount of the promissory note will be payable, without interest, in June 2027.

Issuance of Class A Common Stock

On January 6, 2026, the Company entered into certain securities purchase agreements with unrelated investors relating to a public offering of 3,000,000 shares of its Class A Common Stock at a price to the public of $2.00 per share (the “Offering”). In connection with the Offering, the Company entered into a placement agency agreement, pursuant to which the Company agreed to pay the placement agent a cash placement fee equal to 8.0% of the aggregate gross proceeds raised in the Offering. Subject to certain conditions, the Company also agreed to reimburse the placement agent up to 1.0% of the gross proceeds raised in the Offering for non-accountable expenses and up to $100 for fees and expenses of legal counsel and other out-of-pocket expenses. The Company also agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the placement agent may be required to make in respect of those liabilities. The net proceeds to the Company from the Offering were approximately $5,135, after deducting placement agent fees and commissions and other estimated offering expenses payable by the Company.

Reverse Stock Split

On April 2, 2026, the Company’s board of directors approved a reverse stock split of its Class A common stock and Class B common stock at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:00 p.m. Eastern Time on April 6, 2026, and the Company’s Class A common stock began trading on a post-split adjusted basis on April 7, 2026. The number of authorized shares and par value per share were not adjusted as a result of the Reverse Stock Split. All references to shares, options to purchase common stock, share amounts, per share amounts, and related information contained in the consolidated financial statements have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented. The shares of common stock underlying outstanding stock options and other equity instruments, other than outstanding warrants, were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities. As the Legacy Mobix shares converted on a one for one basis to Class A Common Stock of the Company during the Merger, the number of Chavant shares outstanding immediately prior to the Merger have also been recast such that the total shares of Class A Common Stock disclosed at the time of the Merger close reflects the impact of the Reverse Stock Split on a consistent basis. The number of warrants outstanding was not reduced as a result of the Reverse Stock Split. Rather, in accordance with the terms of the applicable warrant agreements, the number of shares of common stock issuable upon exercise of each outstanding warrant was proportionately reduced such that each warrant is exercisable for 1/10th of one share of common stock following the Reverse Stock Split, and the applicable exercise prices were proportionately increased, as applicable. Accordingly, the number of warrants outstanding has not been retrospectively adjusted or recast in the consolidated financial statements. No fractional shares were issued in connection with the Reverse Stock Split, and cash was paid in lieu of fractional shares.

F-63

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Company.

SEC registration fee	$776.81
Accounting fees and expenses	$50,000	*
Legal fees and expenses	$20,000	*
Miscellaneous expenses	$20,000	*
Total expenses	$120,776.81	*

*	These fees are estimates and accordingly are subject to change.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

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Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the Bylaws. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information as to all of our securities sold in the last three years that were not registered under the Securities Act.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, the Company entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 150,000 shares of Class A Common Stock in cash at a price of $100.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. Pursuant to the Sage Hill Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to Sage Hill in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which a resale registration statement is declared effective (the “Adjustment Period VWAP”) is less than $100.00 per share. In such case, Sage will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to Sage Hill at the closing of the subscription and held by Sage Hill through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $100.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $70.00, the Adjustment Period VWAP will be deemed to be $70.00.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 150,000 shares of Mobix Labs Stock at an exercise price of $0.10 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). Our stockholders approved the exercise of the Sage Hill Warrant at the special meeting held on January 3, 2025 and was exercised on February 25, 2025.

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Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 19,973 shares of Class A Common Stock at a price of $100.00 per share for an aggregate purchase price of $1,997,370 paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. Pursuant to the Sponsor PIPE Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to the Sponsor or its permitted transferees in the event that the Adjustment Period VWAP during the Adjustment Period is less than $100.00 per share. In such case, the Sponsor or its permitted transferees will be entitled to receive a number of shares equal to the product of (x) the number of issued to the Sponsor at the closing of the subscription and held by the Sponsor or its permitted transferees through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $100.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $70.00, the Adjustment Period VWAP will be deemed to be $70.00.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 27,245 shares of Mobix Labs Stock at an exercise price of $0.10 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 27,218 shares of Mobix Labs Stock, converted into 27,218 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 19,973 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor (the accrued interest under which was forgiven), (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described above under the heading “Certain Chavant Relationships and Related Person Transactions - Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma, the Chief Executive Officer of Chavant, by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 65,863 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 40,000 Private Placement Warrants that it held (“Sponsor Forfeited Private Placement Warrants”), in each case upon the Closing.

The forfeiture of the Sponsor Forfeited Founder Shares reduced the number of Founder Shares held by the Sponsor, which are subject to the lock-up agreement applicable to the Founder Equityholders as set forth in the Amended and Restated Registration Rights and Lock-Up Agreement (the “Founder Share Lock-Up”), to 92,218 Founder Shares. The Sponsor has distributed these Founder Shares to its members, subject to the Founder Share Lock-Up. In such distributions, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, received 72,460 representing Founder Shares, and (2) STAR SCI, a controlled affiliate of Dr. André-Jacques Auberton-Hervé, Chavant’s Chairman, received 19,758 representing Founder Shares. The forfeiture of the Sponsor Forfeited Private Placement Warrants reduced the number of Private Placement Warrants held by the Sponsor to 239,433 Private Placement Warrants. None of the Private Placement Warrants are subject to the Founder Share Lock-Up, and the Sponsor distributed these Private Placement Warrants to its members following the Closing. In such distribution, (i) Chavant Family Office, a controlled affiliate of Dr. Ma, received 124,155 Private Placement Warrants, and (ii) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, received 35,832 Private Placement Warrants. In addition, the shares of Class A Common Stock the Sponsor received upon the Closing pursuant to the Sponsor PIPE Subscription Agreement and the conversion of the Sponsor Warrant, as described above, are not subject to the Founder Share Lock-Up. The Sponsor distributed these PIPE Shares to its members in April 2024. In such distribution, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, is expected to receive approximately 7,139 shares of Class A Common Stock (reflecting $140,000 of non-convertible debt that Dr. Ma had funded to the Sponsor in respect of working capital loans to Chavant, Dr. Ma’s pro rata share in the amount of approximately $130,000 of the outstanding reimbursement obligations owed to the Sponsor for administrative services, and the outstanding reimbursement obligations of $32,370 owed to Dr. Ma, as described above, each forgiven pursuant to the Sponsor Letter Agreement) and (2) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, is expected to receive approximately 34,338 shares of Class A Common Stock (reflecting $1.4 million of convertible and non-convertible debt that Dr. Auberton-Hervé had funded to the Sponsor in respect of working capital loans to Chavant and Dr. Auberton-Hervé’s pro rata share of the outstanding reimbursement obligations owed to the Sponsor for administrative services, each forgiven pursuant to the Sponsor Letter Agreement).

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Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, Chavant had entered into additional subscription agreements (the “Additional PIPE Subscription Agreements and, together with the Sage Hill PIPE Subscription Agreement and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in private placements that closed substantially concurrently with the Closing, a total of 47,500 shares of Class A Common Stock in cash at a price of $100.00 per share for an aggregate purchase price of $4,750,000, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and Sage Hill and the Sponsor, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $100.00, as discussed above.

In connection with the execution of the Additional PIPE Subscription Agreements, Mobix Labs issued to the Other Investors warrants to purchase 45,000 shares of Mobix Labs Stock at an exercise price of $0.10 per share (the “Additional Warrants”), of which Additional Warrants convertible into 19,980 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 25,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”; the shares of Class A Common Stock underlying the Non-Converted Additional Warrants and the Sage Hill Warrant, the “Unregistered Warrant Shares”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 19,980 shares of Mobix Common Stock, converted into 19,980 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

The Company issued, or will issue, the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Sales Under the Committed Equity Facility

On March 18, 2024, we entered into the B. Riley Purchase Agreement with B. Riley Principal Capital, pursuant to which we have the right to sell to B. Riley Principal Capital up to $100 million in shares of Class A Common Stock, subject to certain limitations and the satisfaction of specified conditions in the B. Riley Purchase Agreement, from time to time over the 24-month period commencing on the date that a registration statement covering the resale of the shares is declared effective by the SEC. Such registration statement, which registered 950,000 shares of Class A Common Stock, became effective on May 13, 2024. As of the date of this prospectus, we sold 3,636 shares of our Class A Common Stock to B. Riley Principal Capital for proceeds of $73, net of discounts. We intend to use the net proceeds for general corporate purposes, including funding capital expenditures, future acquisitions and working capital. The issuance of the shares was deemed to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

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Acquisition of RaGE Systems Inc.

On May 21, 2024, we consummated the transactions pursuant to the RaGE Business Combination Agreement.

Pursuant to the RaGE Business Combination Agreement, we issued 321,404 shares of Class A Common Stock to the RaGE Systems stockholders. In addition, RaGE Systems stockholders will be paid an aggregate cash amount of $2.0 million as follows: (a) $0.2 million was paid on May 21, 2024; (b) $1.0 million will be paid on November 15, 2024 and (c) $0.8 million will be paid on April 15, 2025. Moreover, subject to achievement of certain milestones, the RaGE Systems stockholders will also be entitled to receive the RaGE EarnOut of up to $8.0 million over eight fiscal quarters in a combination of cash and stock.

On June 2, 2026, we issued 464,952 earnout shares shares in connection with our acquisition of RaGE Systems.

The Class A Shares will be issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Sales of Shares under Confidential Settlement and Release Agreement

On June 4, 2024, we entered into a Confidential Settlement and Release Agreement pursuant to which we issued 2,499 shares of Class A Common Stock to a former employee.

The Class A Shares were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Sales of Shares under the July 2024 Purchase Agreement

On July 22, 2024, we entered into the July 2024 Purchase Agreement with Master Fund in connection with the 2024 Private Placement. Pursuant to the July 2024 Purchase Agreement, we issued the Pre-Funded Warrant to purchase up to 287,769 shares of Class A Common Stock. We also issued the Existing Warrants to purchase an aggregate of 575,539 shares of our Class A Common Stock. In August 2024, the Master Fund exercised the Pre-Funded Warrant in full and hence has now expired. The Existing Warrants had an original exercise price of $13.90 per share, which was amended in the 2025 Offering to have a new exercise price of $8.20. The Existing Warrants are exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Class A Common Stock issuable upon exercise of the Existing Warrants. The gross proceeds in connection with the 2024 Private Placement was approximately $4 million. The Pre-Funded Warrants and the Existing Warrants and the shares of Class A Common Stock issuable thereunder were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder and HCW acted as the exclusive placement agent for the Company in connection with the 2024 Private Placement.

Sales of Shares under the Stock Purchase Agreement

Effective August 30, 2024, we entered into a Stock Purchase Agreement with an unaffiliated investor, pursuant to which we sold 37,641 shares of our Class A Common Stock and issued the investor a warrant to purchase up to 40,700 shares of our Class A Common Stock. The warrant has an exercise price of $11.80, is immediately exercisable upon issuance, and has a five year term. The gross proceeds in connection with this Stock Purchase Agreement were $192. The shares of our Class A Common Stock, the warrants and the shares of Class A Common Stock issuable thereunder were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder.

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In connection with the settlement of litigation, on October 11, 2024, we agreed to issue a warrant to purchase 25,000 shares of Class A Common Stock to a former employee. Such warrants have an exercise price of $0.10 per share.

On November 25, 2024 and December 20, 2024, we agreed that two outstanding notes payable with an aggregate principal balance of $500,000, plus accrued interest of $45,896, would be converted into an aggregate of 631,805 shares of Class A Common Stock.

On December 4, 2024, we agreed to issue 4,000 shares of Class A Common Stock to two of our vendors in exchange for services rendered to us.

On December 26, 2024, we agreed to sell 52,173 shares of Class A Common Stock to an accredited investor for an aggregate of $600,000.

On January 1, 2025, we issued 24,818 shares of Class A Common Stock to one of the holders of our outstanding warrants upon that holder’s exercise pursuant to a cashless exercise provision. The warrant had an exercise price of $0.10 per share.

On January 1, 2025, we issued 56,310 shares of Class A Common Stock to RaGE Systems stockholders under the first tranche of the RaGE Earnout.

On January 2, 2025, we issued 1,000 shares of Class A Common Stock upon the vesting of RSUs.

On February 6, 2025, we issued 150,000 shares of Class A Common Stock to one of the holders of our outstanding warrants upon the exercise of warrant for cash of $15,000.

We issued an aggregate of 61,058 shares of Class A Common Stock, with (i) 7,723 shares issued on January 25, 2025, (ii) 3,335 shares issued on March 17, 2025, and (iii) 50,000 shares issued on March 21, 2025, to three of our vendors in settlement of unpaid accounts payable of $700,000.

Sale of shares under the April 2025 Offering

In April 2025, concurrent with the Registered Direct Offering, the Company conducted a private placement and offered unregistered Common Warrants to purchase up to 487,686 shares of Company’s Class A Common Stock. Roth acted as the exclusive placement agent for the Company in connection with the 2025 Offering. Furthermore, the Company agreed to issue Placement Agent Warrants to Roth (or its designees) to purchase up to 68,276 shares of Class A Common Stock at an exercise price of $8.20. The Placement Agent Warrants issued to Roth are exercisable upon receipt of stockholder approval, will expire on April 4, 2030, and are not transferable for 180 days beginning April 4, 2025 (the date of entering into the April 2025 Purchase Agreement). The net proceeds from the 2025 Offering were $3.2 million, after payment of Roth’s fees and expenses.

The Common Warrants and Placement Agent Warrants issued to Roth and the shares of Class A Common Stock issuable thereunder were issued in reliance upon the exemption from the registration requirements provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

April 2025 Warrant Exercise

On April 1, 2025, we issued 29,700 shares of Class A Common Stock to one of the holders of our outstanding warrants upon that holder’s exercise pursuant to a cashless exercise provision. The warrant had an exercise price of $0.10 per share. No underwriting discounts and commissions were paid with respect to the foregoing transaction. We believe the sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 3(a)(9) of the Securities Act because the warrants were exercised pursuant to a cashless exercise.

April 2025 Debt Exchange

On April 10, 2025, we issued 16,687 shares of Class A Common Stock to one of our creditors in exchange for satisfaction of the Company’s debt owed to such creditor in the amount of $115,500. On May 9, 2025, we issued 7,970 shares of Class A Common Stock to RaGE Systems stockholders as partial settlement of liability under the RaGE Earnout.

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No underwriting discounts and commissions were paid with respect to the foregoing transactions. We believe the sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule.

Second Half of 2025 Financings

On August 13, 2025, we entered into a Securities Purchase Agreement with Lendspark Corporation, pursuant to which it issued a secured promissory note (the “Lendspark Note”) in the principal amount of $550,000. The Note bears a fixed annual interest rate and matures 12 months from issuance. As part of the financing, the Company issued 15,000 shares of Class A Common Stock as commitment shares, granted customary registration rights, and provided a first-priority security interest in substantially all of our assets, subject to permitted liens. The Note is convertible at the option of Lendspark, into up to 250,000 shares of our Class A Common Stock at a fixed conversion price of $7.00 per share. In addition, the Note contains “make-whole” provisions that require us to issue a limited number of additional shares or make cash payments under certain circumstances.

On August 13, 2025, we also entered into a Business Loan and Security Agreement with Maximcash Solutions LLC (“Maxim”), pursuant to which the Company received $600,000 of loan proceeds secured by all of our assets. In connection with this financing, we issued 19,375 shares of Class A Common Stock as commitment shares and issued 150,000 shares of Class A Common Stock to Maxim which were pledged as additional collateral, which may only be utilized by Maxim in the event of default. Maxim was also granted customary registration rights.

Additionally, on August 15, 2025, we entered into a Stock Purchase Agreement with an accredited investor for the sale of 105,272 shares of Class A Common Stock at a price of $9.50 per share, resulting in gross proceeds of approximately $1.0 million. The investor also received a warrant to purchase 50,004 shares of Class A Common Stock at $9.60 per share, which is exercisable for three years.

On September 3, 2025, we entered into the Inducement Letter with a warrant holder pursuant to which the holder agreed to exercise for cash previously issued warrants to purchase up to 548,646 shares of our common stock at a price of $8.20 per share, resulting in gross proceeds of approximately $4.5 million. In consideration for the exercise, the holder received inducement warrants to purchase up to 822,970 shares of our common stock at $10.80 per share, which are exercisable for five years following stockholder approval. Roth Capital Partners acted as our financial advisor and received a cash placement fee equal to 7.0% of the gross proceeds, as well as warrants to purchase up to 38,405 shares of our common stock at $10.80 per share.

Additionally, on October 24, 2025, we issued an additional warrant to purchase 100,000 shares of Class A Common Stock to the Master Fund as consideration for revising certain terms of the Armistice Warrants.

From October 15, 2025 through October 23, 2025, we issued an aggregate of 116,284 shares of Class A Common Stock to three of our creditors in exchange for satisfaction of the Company’s debt owed to such creditors in the aggregate amount of $916 thousand.

On November 7, 2025, we issued 35,000 shares of Class A Common Stock to an accredited investor in exchange for advisory services.

Additionally, on December 15, 2025, we issued 2,500 shares of Class A Common Stock in connection with the settlement of litigation.

2026 Financings

On March 13, 2026, we issued an aggregate of 206,876 shares of Class A Common Stock to three of our creditors in exchange for satisfaction of the Company’s debt owed to such creditors in the aggregate amount of $3 million.

Between February 23, 2026 and March 16, 2026, we entered into two securities purchase agreements providing for the issuance of convertible notes. The agreements were entered into on February 23, 2026 and March 16, 2026, respectively, and provided for bridge promissory notes with an aggregate principal amount of $554 thousand, aggregate original issue discount of $72 thousand, aggregate purchase price of $482 thousand, and one-time interest charges of 12%. These bridge notes mature on December 30, 2026 and January 15, 2027, respectively, and require aggregate scheduled payments of $621 thousand. The promissory notes are convertible into shares of our Class A Common Stock at the election of the holder at a conversion price equal to 75% multiplied by the lowest trading price of the Class A Common Stock during the 10 trading days prior to the conversion date.

On March 31, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Leviston Resources, LLC (“Leviston”), pursuant to which we agreed to issue a convertible promissory note. The $3 million principal amount of the promissory note was payable with interest in July 2026. We used the net proceeds from the sale of the Promissory Note for working capital and general corporate purposes. The promissory note bears an interest rate of 10% per annum. The promissory note is convertible into shares of our Class A Common Stock at the election of Leviston at a conversion price that is the lesser of (i) the closing price on March 31, 2026, which was $3.34 and (ii) 85% of the lowest 8-day VWAP immediately prior to and including the date of the notice of conversion.

On May 13, 2026, we agreed to issue 488,506 shares of Class A Common Stock to Rocket in exchange for satisfaction of a portion of the debt owed to them in the amount of $850 thousand. On June 8, 2026 we agreed to issue 344,431 shares to Rocket in satisfaction of the remaining debt owed to them in the amount of $779 thousand.

On June 5, 2026, we entered into a final exchange and release agreement with Fuji West Funding, LLC, pursuant to which issued 375,005 shares of Class A Common Stock.

On May 13, 2026, we entered into the Investor Rights Agreement (the “Investor Rights Agreement”) that grants Leviston the right, but not the obligation, to acquire, over a seven-month period, additional secured convertible notes of up to $4 million in aggregate principal amount on terms substantially similar to the Promissory Note and secured on a pari passu basis.

Between May 12, 2026 and May 18, 2026, Leviston converted the entire $4.0 million of outstanding principal under the Promissory Note, as amended, together with all accrued interest thereon, into an aggregate of 2,500,000 shares of Class A Common Stock, satisfying the promissory note in full. The issuance of the shares of Class A Common Stock was exempt from registration under Section 3(a)(9) of the Securities Act. Any shares issuable pursuant to the Investor Rights Agreement upon conversion of additional secured convertible notes will be effected in reliance upon Section 3(a)(9) of the Securities Act.

On May 18, 2026, we issued to Leviston an additional senior secured convertible promissory note in the original principal amount of $1.2 million, for gross proceeds to us of approximately $1 million. On June 22, 2026, we entered into an amendment to the Investor Rights Agreement, pursuant to which we issued an additional senior secured convertible promissory note with a principal amount of $2.8 million in favor of Leviston. On August 28, 2026, we entered into an amendment to the securities purchase agreement entered into on March 31, 2026 with Leviston, pursuant to which we issued an additional senior secured convertible promissory note with a principal amount of $1.2 million in favor of Leviston. We intend to use any proceeds from the additional notes for working capital and general corporate purposes Any shares issuable upon conversion of the additional secured convertible notes will be effected in reliance upon Section 3(a)(9) of the Securities Act.

On May 19, 2026, we entered into a Securities Purchase Agreement with Kips (the “May 2026 Purchase Agreement”), pursuant to which we agreed to sell to Kips (i) 2,000 shares of Series A Preferred Stock for aggregate gross proceeds of $2.4 million and (ii) the May 2026 Preferred Warrant to purchase up to an additional 6,000 Preferred Shares at an exercise price of $1,000 per share. Dividends are payable in cash, or at our option, in additional shares of Series A Preferred Stock. The Preferred Shares are convertible into shares of our Class A Common Stock at a conversion price equal to 82% of the lowest 8-day VWAP of the Class A Common Stock, immediately prior to and including the conversion date, subject to adjustments provided in the Certificate of Designation of Preferences, Rights and Limitations of Series A 10% Convertible Preferred Stock, including for stock dividends, stock splits, subsequent equity sales and similar events. The Preferred Warrant is exercisable beginning May 19, 2026 and expires no later than twelve months thereafter. In connection with the transaction, on May 19, 2026, we also entered into a registration rights agreement, as amended on June 18, 2026, with Kips (the “May 2026 Registration Rights Agreement”) pursuant to which we agreed to register the resale of shares of Class A Common Stock issuable upon conversion of the Preferred Shares. We agreed to issue $600,000 of shares of Class A Common Stock (or 294,117 shares) to Kips as consideration for extending the filing deadlines in the May 2026 Registration Rights Agreement.

On August 28, 2026, we amended the May 2026 Registration Rights Agreement and the May 2026 Purchase Agreement to issue and sell to Kips an additional 1,000 shares of Series A Preferred Stock and the August 2026 Preferred Warrant to purchase 6,000 additional shares of Series A Preferred Stock at an exercise price of $1,000 per share. The additional shares of Series A Preferred Stock issued pursuant to this transaction are subject to the same terms as those shares issued pursuant to the May 2026 Purchase Agreement.

No underwriting discounts and commissions were paid with respect to the foregoing transactions. We believe the sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder because the issuance of securities to the recipients did not involve a public offering.

On August 5, 2026, we issued 585,365 shares to Kips upon conversion of 1,000 shares of Series A 10% Convertible Preferred Stock at a conversion price of $2.05. On August 13, 2026, Kips converted 1,000 shares of Series A 10% Convertible Preferred Stock into 585,365 shares of Class A Common Stock at a conversion price of $2.05. The issuance of the shares of Class A Common Stock was exempt from registration under Section 3(a)(9) of the Securities Act.

On August 13, 2026, an unrelated investor converted $150,000 of outstanding principal and accrued interest into 126,957 shares of Class A Common Stock at a conversion price of $1.18 per share. The issuance of the shares of Class A Common Stock was exempt from registration under Section 3(a)(9) of the Securities Act.

Merger Consideration

On July 24, 2026, we entered into a definitive merger agreement to acquire Vision Aerial, Inc. for (i) a number of shares of the Company’s Class A common stock equal to $12 million divided by the Rollover Share Price (as defined below) and (ii) $3,000,000 cash, subject to customary post-closing purchase price adjustments and indemnification holdbacks. The Rollover Share Price is equal to the volume-weighted average price per share of the Class A common stock for the 20 trading days ending on (and including) the third trading day preceding the closing of the transaction, provided the Rollover Share Price shall not be less than $2.00 nor greater than $3.00 (subject to adjustment for any stock split, stock dividend, recapitalization or similar event). No shares will be issued unless and until our stockholders approve the issuance under Nasdaq Listing Rule 5635, and the closing is subject to that approval and other customary conditions.

On August 13, 2026, we entered into a definitive merger agreement to acquire Special Project Delivery, Inc. for 4,800,000 shares of our Class A Common Stock. No shares will be issued unless and until our stockholders approve the issuance under Nasdaq Listing Rule 5635, and the closing is subject to that approval and other customary conditions.

The above issuances of shares will be effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

Settlement of Litigation

On June 5, 2026, we entered into a settlement agreement and mutual release pursuant to which we issued 49,702 shares to Green Flash Media LLC and 21,565 shares to Wolff Moscaro LLP in connection with the settlement of litigation.

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Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit Number	Description
2.1^	Business Combination Agreement, dated as of November 15, 2022, by and among Chavant, Merger Sub and Mobix Labs, Inc. (included as Annex A-1 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of April 7, 2023, by and among Chavant, Merger Sub and Mobix Labs, Inc. (included as Annex A-2 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of November 26, 2023, by and among Chavant, Merger Sub and Mobix Labs, Inc. (incorporated by reference to Exhibit 2.1 to Chavant’s Current Report on Form 8-K filed on November 30, 2023).
2.4	Amendment No. 3 to the Business Combination Agreement, dated as of February 12, 2024, by and among Mobix Labs, Inc. and Mobix Labs Operations, Inc. (incorporated by reference to Exhibit 2.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333.278451), filed with the SEC on April 2, 2024).
2.5	Agreement and Plan of Merger, dated as of September 26, 2022, by and among Mobix Labs, Inc., Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI Solutions, Inc., Yden Holdings, LLC, Robert Ydens and Julie Ydens (incorporated by reference to Exhibit 2.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
2.6	Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 28, 2023, by and among Mobix Labs, Inc., Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI Solutions, Inc., Yden Holdings, LLC, Robert Ydens and Julie Ydens (incorporated by reference to Exhibit 2.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-278451), filed with the SEC on April 2, 2024).
3.3	Bylaws of Mobix Labs, Inc. (incorporated by reference to Exhibit 3.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.3	Warrant Agreement, dated July 19, 2021, by and between Chavant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Chavant’s Current Report on Form 8-K filed on July 23, 2021).
4.4	Amendment to the Warrant Agreement, dated December 21, 2023, by and between Chavant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.5	Form of Pre-Funded Warrant, dated July 24, 2024 (incorporated by reference to Exhibit 4.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
4.6	Form of Placement Agent Warrant, dated July 24, 2024 (incorporated by reference to Exhibit 4.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
4.7	Form of Pre-Funded Warrant, dated April 7, 2025 (incorporated by reference to Exhibit 4.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).
4.8	Form of Placement Agent Warrant, dated April 7, 2025 (incorporated by reference to Exhibit 4.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).

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4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on September 4, 2025).
4.10	Form of Accredited Investor Warrant (incorporated by reference to Exhibit 4.15 to the Registrant’s Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287493), filed with the SEC on October 14, 2025).
4.11	Form of Amended and Restated Series A Warrant (incorporated by reference to Exhibit 4.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on October 30, 2025).
4.12	Form of Amended and Restated Series B Warrant (incorporated by reference to Exhibit 4.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on October 30, 2025).
4.13	Form of Amended and Restated Common Warrant (incorporated by reference to Exhibit 4.13 to Mobix Labs, Inc.’s Annual Report on Form 10-K filed on January 13, 2026).
4.14	Form of Amended and Restated Inducement Warrant (incorporated by reference to Exhibit 4.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on October 30, 2025).
4.15	Form of Warrant (incorporated by reference to Exhibit 4.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on October 30, 2025).
4.16	Description of Securities (incorporated by reference to Exhibit 4.9 to Mobix Labs, Inc.’s Annual Report on Form 10-K filed on December 26, 2024).
4.17	Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of March 31, 2026 (incorporated by reference to Exhibit 4.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-295357), filed with the SEC on April 27, 2026).
4.18	First Amendment to Securities Purchase Agreement and Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of May 13, 2026 (incorporated by reference to Exhibit 4.2 of Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 20, 2026).
4.19	Preferred Stock Purchase Warrant, dated May 19, 2026, in favor of Kips Bay Select, LP (incorporated by reference to Exhibit 4.3 of Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 20, 2026).
4.20	Preferred Stock Purchase Warrant, dated August 28, 2026, in favor of Kips Bay Select, LP (incorporated by reference to Exhibit 4.2 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on August 28, 2026).
4.21	Certificate of Designation of Series A 10% Convertible Preferred Stock (incorporated by reference to Exhibit 4.20 to the Registrant’s Registration Statement on Form S-1 (File No. 333-296928) filed with the SEC on June 22, 2026).
4.22	Amended and Restated Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of June 22, 2026 (incorporated by reference to Exhibit 4.1 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on June 26, 2026).
4.23	Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of August 28, 2026 (incorporated by reference to Exhibit 4.1 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on August 28, 2026).
5.1*	Opinion of Greenberg Traurig, P.A. as to the validity of shares of Mobix Labs, Inc. Class A Common Stock.
10.1	Letter Agreement, dated July 19, 2021, by and among Chavant, its executive officers, its directors, Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and their respective permitted designees and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.1 to Chavant’s Current Report on Form 8-K filed on July 23, 2021).
10.2	Amended and Restated Registration Rights and Lock-Up Agreement, dated December 21, 2023, by and among Mobix Labs, Inc. and the other parties thereto (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.3#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.4#	Mobix Labs, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.5#	Mobix Labs, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.6#	Amended and Restated Executive Employment Agreement between Fabrizio Battaglia and Mobix Labs, Inc. (included as Exhibit 10.14 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.7#	Amended and Restated Executive Employment Term Sheet between Fabrizio Battaglia and Mobix Labs, Inc. (included as Exhibit 10.15 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.8#	Amended and Restated Executive Employment Agreement between Keyvan Samini and Mobix Labs, Inc. (included as Exhibit 10.16 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.9#	Amended and Restated Executive Employment Term Sheet between Keyvan Samini and Mobix Labs, Inc. (included as Exhibit 10.17 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.10#	Employment Agreement between James Aralis and Mobix Labs, Inc. (included as Exhibit 10.18 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.11	Form of Cancellation and Termination Agreement between Mobix Labs, Inc. and certain RSU holders (included as Exhibit 10.20 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

II-9

10.12#	Board of Directors Agreement, dated March 12, 2021, between Mobix Labs, Inc. and Kurt Busch (included as Exhibit 10.21 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.13#	Board of Directors Agreement, dated March 12, 2021, between Mobix Labs, Inc. and William Carpou (included as Exhibit 10.22 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.14#	Board of Directors Agreement, dated March 2, 2021, between Mobix Labs, Inc. and David Aldrich (included as Exhibit 10.23 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.15#	Board of Directors Agreement, dated February 1, 2021, between Mobix Labs, Inc. and James Peterson (included as Exhibit 10.24 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.16#	Board of Directors Agreement, dated February 1, 2021, between Mobix Labs, Inc. and Frederick Goerner (included as Exhibit 10.25 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.17#	First Amendment to Board of Directors Agreement, dated March 26, 2023, between Mobix Labs, Inc. and James Peterson (included as Exhibit 10.26 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.18#	First Amendment to Board of Directors Agreement, dated March 26, 2023, between Mobix Labs, Inc. and Frederick Goerner (included as Exhibit 10.27 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.19	Subscription Agreement, effective as of December 18, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Sage Hill Investors, LLC (incorporated by reference to Exhibit 10.1 to Chavant’s Current Report on Form 8-K filed on December 19, 2023).
10.20	Warrant to Purchase Shares of Common Stock, dated December 14, 2023, by and between Mobix Labs, Inc. and Sage Hill Investors, LLC (incorporated by reference to Exhibit 10.2 to Chavant’s Current Report on Form 8-K filed on December 19, 2023).
10.21	Subscription Agreement, dated December 19, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K on December 26, 2023).
10.22	Warrant to Purchase Shares of Common Stock, dated December 20, 2023, by and between Mobix Labs, Inc. and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.23	Sponsor Letter Agreement, dated December 20, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Chavant Capital Partners (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.24	Form of Additional PIPE Subscription Agreement (incorporated by reference to Exhibit 10.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.25	Form of Converted Additional Warrant to Purchase Shares of Common Stock of Mobix Labs, Inc. (incorporated by reference to Exhibit 10.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.26	Form of Non-Converted Additional Warrant to Purchase Shares of Common Stock of Mobix Labs, Inc. (incorporated by reference to Exhibit 10.6 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.27	Non-Redemption Agreement, dated December 20, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and a shareholder of Chavant (incorporated by reference to Exhibit 10.7 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

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10.28	Non-Redemption Warrant, dated December 20, 2023, between Mobix Labs, Inc. and a shareholder of Chavant (incorporated by reference to Exhibit 10.8 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.29	Amendment to Business Combination Marketing Agreement, dated December 21, 2023, by and among Chavant, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 10.29 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.30	Common Stock Purchase Agreement, dated as of March 18, 2024, by and between Mobix Labs, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on March 19, 2024).
10.31	Registration Rights Agreement, dated as of March 18, 2024, by and between Mobix Labs, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on March 19, 2024).
10.32	Business Combination Agreement, dated as of May 8, 2024, by and among Mobix Labs, Inc, RaGE Systems, Inc and Mobix Merger Sub III, LLC (incorporated by reference to Exhibit 99.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on May 14, 2024).
10.33^	Form of Securities Purchase Agreement, dated as of July 22, 2024 (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
10.34	Form of Registration Rights Agreement, dated as of July 22, 2024 (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
10.35	Form of Lock-Up Agreement, dated as of July 24, 2024 (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
10.36	Form of Placement Agency Agreement, dated as of April 4, 2025 (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).
10.37	Form of Securities Purchase Agreement, dated as of April 4, 2025 (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).
10.38#	Amended and Restated Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and James Peterson dated as of April 11, 2025 (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2025).
10.39#	Amended and Restated Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and Frederick Goerner dated as of April 11, 2025 (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2025)
10.40#	Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and David Aldrich dated as of April 10, 2025 (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-286200), filed with the SEC on March 28, 2025).
10.41#	Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and Kurt Busch dated as of April 10, 2025 (incorporated by reference to Exhibit 99.4 of the Registrant’s Registration Statement on Form S-8 (File No. 333-286200), filed with the SEC on March 28, 2025).
10.42#	Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and William Carpou dated as of April 10, 2025 (incorporated by reference to Exhibit 99.5 of the Registrant’s Registration Statement on Form S-8 (File No. 333-286200), filed with the SEC on March 28, 2025).
10.43#	Amended and Restated Restricted Stock Award Agreement by and between Mobix Labs, Inc. and Fabrizio Battaglia dated as of May 5, 2025 (incorporated by reference to Exhibit 10.6 to Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2025).
10.44#	Amended and Restated Restricted Stock Award Agreement by and between Mobix Labs, Inc. and Keyvan Samini dated as of May 5, 2025 (incorporated by reference to Exhibit 10.7 to Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2025).
10.45#	2023 Equity Incentive Plan (As Amended) (incorporated by reference to Exhibit 99.11 of the Registrant’s Registration Statement on Form S-8 (File No. 333-286200), filed with the SEC on March 28, 2025).
10.46#	Retirement and Release Agreement, by and among Mobix Labs, Inc. and Fabrizio Battaglia, dated as of July 25, 2025 (incorporated by reference to Exhibit 10.46 to the Registrant’s Amendment No. 1 to the Registrant’s Registration on Form S-1).
10.47	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on September 4, 2025).
10.48	Senior Secured Promissory Note in favor of Lendspark Corporation, dated as of August 13, 2025 (incorporated by reference to Exhibit 10.48 to the Registrant’s Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287493), filed with the SEC on October 14, 2025).

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10.49^	Securities Purchase Agreement, by and between Mobix Labs, Inc. and Lendspark Corporation, dated as of August 13, 2025 (incorporated by reference to Exhibit 10.49 to the Registrant’s Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287493), filed with the SEC on October 14, 2025).
10.50^+	Business Loan and Security Agreement, by and between Mobix Labs, Inc. and Maximcash Solutions LLC, dated as August 13, 2025 (incorporated by reference to Exhibit 10.50 to the Registrant’s Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287493), filed with the SEC on October 14, 2025).
10.51+	Stock Pledge Agreement, by and between Mobix Labs, Inc. and Maximcash Solutions LLC, dated as August 13, 2025 (incorporated by reference to Exhibit 10.51 to the Registrant’s Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287493), filed with the SEC on October 14, 2025).
10.52^+	Stock Purchase Agreement, by and between Mobix Labs, Inc. and Charles William Jacobson, dated as of August 15, 2025 (incorporated by reference to Exhibit 10.52 to the Registrant’s Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287493), filed with the SEC on October 14, 2025).
10.53	Side Letter, by and between Mobix Labs, Inc. and Maximcash Solutions LLC, dated as of September 2, 2025 (incorporated by reference to Exhibit 10.53 to the Registrant’s Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287493), filed with the SEC on October 14, 2025).
10.54	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on January 7, 2026).
10.55	Form of Purchase Agreement (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on January 7, 2026).
10.56	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on January 7, 2026).
10.57	Securities Purchase Agreement, by and between Mobix Labs, Inc and Leviston Resources, LLC, dated as of March 31, 2026 (incorporated by reference to Exhibit 10.57 to the Registrant’s Registration Statement on Form S-1 (File No. 333-295357), filed with the SEC on April 27, 2026).
10.58	Registration Rights Agreement by and between Mobix Labs, Inc and Leviston Resources, LLC, dated as of March 31, 2026 (incorporated by reference to Exhibit 10.58 to the Registrant’s Registration Statement on Form S-1 (File No. 333-295357), filed with the SEC on April 27, 2026).
10.59	Investor Rights Agreement by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of May 13, 2026 (incorporated by reference to Exhibit 10.3 of Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 20, 2026).
10.60	Securities Purchase Agreement, dated May 19, 2026, by and between Mobix Labs, Inc. and Kips Bay Select, LP (incorporated by reference to Exhibit 10.4 of Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 20, 2026).
10.61	Registration Rights Agreement, dated May 19, 2026 by and between Mobix Labs, Inc. and Kips Bay Select, LP (incorporated by reference to Exhibit 10.5 of Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 20, 2026).
10.62	Amendment No. 1 to Registration Rights Agreement, dated June 18, 2026 by and between Mobix Labs, Inc. and Kips Bay Select, LP (incorporated by reference to Exhibit 10.62 to the Registrant’s Registration Statement on Form S-1 (No. 333-296928), filed on June 22, 2026).
10.63	Second Amendment to Registration Rights Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of June 22, 2026 (incorporated by reference to Exhibit 10.1 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on June 26, 2026).
10.64^+	Agreement and Plan of Merger dated July 24, 2026 by and between Mobix Labs, Inc., Mobix Merger Sub X, Inc., Mobix Merger Sub XI, LLC, Vision Aerial, Inc. and the shareholder representative named therein (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 18, 2026).
10.65^+	Agreement and Plan of Merger dated August 13, 2026 by and between Mobix Labs, Inc., Mobix Merger Sub XIV, Inc., Mobix Merger Sub XV, LLC, Special Project Delivery, Inc. and the shareholder representative named therein (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed on August 18, 2026).
10.66	Amendment No. 2 to Registration Rights Agreement, by and between Mobix Labs, Inc. and Kips Bay Select, LP, dated as of August 28, 2026 (incorporated by reference to Exhibit 10.5 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on August 28, 2026).
10.67	Amendment No. 2 to Securities Purchase Agreement, by and between Mobix Labs, Inc. and Kips Bay Select, LP, dated as of August 28, 2026 (incorporated by reference to Exhibit 10.4 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on August 28, 2026).
10.68	Third Amendment to Securities Purchase Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of August 28, 2026 (incorporated by reference to Exhibit 10.2 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on August 28, 2026).
10.69	Third Amendment to Registration Rights Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of August 28, 2026 (incorporated by reference to Exhibit 10.1 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on August 28, 2026).
10.70	Investor Rights Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of August 28, 2026 (incorporated by reference to Exhibit 10.3 of Mobix Labs, Inc.’s Current Report on Form 8-K filed on August 28, 2026).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Mobix Labs, Inc.’s Annual Report on Form 10-K filed on January 13, 2026).
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Mobix Labs, Inc.
23.2	Consent of Greenberg Traurig P.A. (included as part of Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page of the registration statement).
101.INS	XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101).
107*	Filing Fee Table.

*	Filed herewith.
#	Indicates management contract or compensatory plan, contract or arrangement.
^	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.
+	Certain portions of this exhibit, indicated by brackets and asterisks, have been omitted because they (i) are not material and (ii) are the type that the Company treats as private or confidential.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 28, 2026.

MOBIX LABS, INC.

/s/ Philip Sansone
Philip Sansone
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip Sansone and Keyvan Samini, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Sansone	Chief Executive Officer and Director	August 28, 2026
Philip Sansone	(Principal Executive Officer)

/s/ Keyvan Samini	President, Chief Financial Officer and Director	August 28, 2026
Keyvan Samini	(Principal Financial Officer and Principal Accounting Officer)

/s/ James Peterson	Director	August 28, 2026
James Peterson

/s/ David Aldrich	Director	August 28, 2026
David Aldrich

/s/ Kurt Busch	Director	August 28, 2026
Kurt Busch

/s/ William Carpou	Director	August 28, 2026
William Carpou

/s/ Frederick Goerner	Director	August 28, 2026
Frederick Goerner

/s/ Michael Long	Director	August 28, 2026
Michael Long

/s/ Keyvan Samini		August 28, 2026
Attorney-in-fact

*Pursuant to power of attorney

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